UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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GLOBAL BUSINESS TRAVEL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders of Global Business Travel Group, Inc., a Delaware corporation (the “Company”), which will be held virtually on August 3, 2026 at 10:00 a.m., Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. Please note that the accompanying proxy statement is dated July 6, 2026 and the form of proxy is first being mailed to holders (the “Company stockholders”) of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) on or about July 6, 2026.
At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 2, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) on the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub were formed by Long Lake Management Holdings Inc. (“Long Lake”).
If the Merger is completed, you will be entitled to receive $9.50 in cash, without interest thereon (the “Merger Consideration”), for each issued and outstanding share of Company Common Stock that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory rights of appraisal under Delaware law, and specifically, the DGCL.
In connection with the execution of the Merger Agreement, Parent, Merger Sub and the Company entered into voting agreements (collectively, the “Voting Agreements”) with each of: (a) American Express International, Inc.; (b) EG Corporate Travel Holdings LLC; (c) QIA Retail Holding LLC; and (d) BR Investors Juweel, L.P, in each case, pursuant to which the Company has certain third-party beneficiary rights. Under the Voting Agreements, the Company stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal (as defined in the Merger Agreement), subject to certain terms and conditions contained therein. As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements.
The board of directors of the Company (the “Company Board”) previously established a special committee of the Company Board consisting only of independent and disinterested directors (the “Special Committee”) for the purpose of negotiating, overseeing the negotiation of and/or rejecting any potential strategic transactions outside the ordinary course of business and all matters pertaining thereto on behalf of the Company, including recommending in favor of or against any such strategic transaction to the Company Board and/or the Company stockholders and exploring potential alternative transactions. The Company Board delegated to the Special Committee the power and authority of the Company Board, to the fullest extent permitted by applicable law and the Company’s bylaws, with respect to matters relating to, or arising from, any such strategic transaction or potential alternative transaction. The Special Committee reviewed, evaluated and determined whether to recommend to the Company Board that the Merger Agreement, the Voting Agreements and the other agreements and documents contemplated by the Merger Agreement and the Voting Agreements (collectively, the “Transaction Documents”) and the transactions contemplated thereby, including the Merger (collectively such transactions, the “Transactions”) and unanimously (a) determined that the Merger Agreement, the Transaction Documents and the Transactions on the terms and subject to the conditions set forth therein are fair to, advisable and in the best interests of the Company and the Company stockholders and (b) recommended that the Company Board (i) approve and declare advisable the Merger Agreement, the Transaction Documents and the Transactions and (ii) recommend that the Company stockholders adopt the Merger Agreement.
Acting upon the unanimous recommendation of the Special Committee, the Company Board (a) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements (including the Voting Agreements) by the Company, the performance by the Company of the covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (c) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement.
Accordingly, the Company Board recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.
The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of each of the Special Committee and the Company Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.
Your vote is important, regardless of the number of shares of Company Common Stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. Only stockholders of shares of Company Common Stock of record as of the close of business on July 6, 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.proxyvote.com or by submitting a proxy via telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
On behalf of the Company Board, I thank you for your ongoing support and appreciate your consideration of these matters.

Very truly yours,
/s/ Paul Abbott
Paul Abbott Chief Executive Officer

The accompanying proxy statement is dated July 6, 2026, and is first being mailed to Company stockholders on or about July 6, 2026.
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document (including the proxy statement) and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

GLOBAL BUSINESS TRAVEL GROUP, INC.
666 3rd Avenue, 4th Floor
New York, NY 10017
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m., Eastern Time, on August 3, 2026
To the stockholders of Global Business Travel Group, Inc.:
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Global Business Travel Group, Inc., a Delaware corporation (the “Company”), will be held virtually on August 3, 2026, at 10:00 a.m., Eastern Time, for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 2, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”);

2.
To consider and vote on a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

3.
To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, from time to time, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Only holders (the “Company stockholders”) of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), as of the close of business on July 6, 2026, are entitled to notice of, and to vote at, the Special Meeting.
All Company stockholders are cordially invited to attend the Special Meeting. Similar to the Company’s annual stockholder meetings, the Company is pleased to conduct the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
The board of directors of the Company (the “Company Board”) recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.
Under Delaware law, Company stockholders that are holders of record and beneficial owners of Company Common Stock (and record and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such persons) who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with the requirements under Section 262 of the Delaware General Corporation Law (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement), as determined by Section 262 of the DGCL. To do so, a Company stockholder that is a holder of record or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the section of the accompanying proxy statement titled “Appraisal Rights.” A copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.
Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.proxyvote.com or submit a proxy by telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

By order of the Board of Directors,
/s/ Eric J. Bock
Eric J. Bock
Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary
July 6, 2026

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a holder of record of Company Common Stock, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” to vote in person at the Special Meeting.
If you fail to (a) return your proxy card; (b) grant your proxy electronically over the Internet or by telephone; or (c) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the other proposals.
You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you.

ANNEX A	MERGER AGREEMENT
ANNEX B	OPINION OF ROTHSCHILD & CO US INC.
ANNEX C	FORM OF VOTING AGREEMENT

i

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”
In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company,” and similar words refer to Global Business Travel Group, Inc.; (2) the term “Parent” refers to Gaia Purchaser, Inc.; (3) the term “Merger Sub” refers to Gaia Merger Sub, Inc.; (4) the term “Long Lake” refers to Long Lake Management Holdings Inc.; (5) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of May 2, 2026, by and among the Company, Parent and Merger Sub, as it may be amended, supplemented or otherwise modified from time to time; (6) the term “Merger” refers to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement; (7) the term “Transactions” refers to the Merger and the other transactions contemplated by the Merger Agreement; (8) the term “Closing” refers to the consummation of the Merger and the term “Closing Date” refers to the date on which the Closing occurs; (9) the term “Company Common Stock” refers to the vested Class A common stock, par value $0.0001 per share, of the Company; (10) the term “Company stockholder” means a holder of Company Common Stock; (11) the term “Company Board” refers to the board of directors of the Company; (12) the term “Special Committee” refers to the special committee consisting only of independent and disinterested directors previously established by the Company Board for the purpose of negotiating, overseeing the negotiation of and/or rejecting any potential strategic transactions outside the ordinary course of business and all matters pertaining thereto on behalf of the Company, including recommending in favor of or against any such strategic transaction to the Company Board and/or the Company stockholders and exploring potential alternative transactions; and (13) the term “Special Meeting” refers to the special meeting of the Company stockholders described in this proxy statement, including any adjournments or postponements thereof.
The Parties (page 23)
Global Business Travel Group, Inc.
The Company is a leading technology and services company for travel, expense, and meetings & events. We are committed to offering companies and their travelers access to the most valuable marketplace in business travel for one simple reason: when people come together, great ideas come to life. We believe business travel is a fundamental driver of progress and innovation that can be both transactional and transformational. Our comprehensive and competitive marketplace, industry-leading software, artificial intelligence-powered efficiencies and 24/7 global support team offer solutions, savings, and flexibility for companies of every size. We believe this is why the Company is one of the most trusted brands in the industry, dedicated to enabling better business travel. At the Effective Time (as defined herein), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement. The Company is a Delaware corporation and the Company Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GBTG.” The Company’s corporate offices are located at 666 3rd Avenue, 4th Floor, New York, NY 10017 and our telephone number is (646) 344-1290.
Gaia Purchaser, Inc.
Parent is a privately held Delaware corporation affiliated with Long Lake. Parent was formed solely for the purposes of engaging in the Merger. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Parent’s principal executive offices are located at 32 Avenue of the Americas, New York, NY 10013, telephone number (352) 234-4837.
Gaia Merger Sub, Inc.
Merger Sub is a privately held Delaware corporation and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 32 Avenue of the Americas, New York, NY 10013, telephone number (352) 234-4837.
The Merger (page 33)
The Company, Parent and Merger Sub entered into the Merger Agreement on May 2, 2026. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the Merger as the “surviving corporation.”
At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock, Class A-1 Preferred Stock, par value $0.00001 per share, of the Company (“Class A-1 Preferred Stock”) (if any) or Class B-1 Preferred Stock, par value $0.00001 per share, of the Company (“Class B-1 Preferred Stock”) (if any) that is issued and outstanding as of immediately prior to the Effective Time (other than (a) any shares of Company Common Stock, Class A-1 Preferred Stock (if any) and Class B-1 Preferred Stock (if any) that are (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub or (iii) considered issued and outstanding but unvested and in order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter (as defined in the Merger Agreement), (b) any shares of Company Common Stock owned by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub), or (c) any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $9.50 without interest thereon (the “Merger Consideration”).
The Special Meeting (page 24)
Date, Time and Place
The Special Meeting will be held virtually on August 3, 2026, at 10:00 a.m., Eastern Time (unless adjourned or postponed to a different date and time). At the Special Meeting, Company stockholders will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend the Special Meeting. The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and by using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
Purpose
At the Special Meeting, we will ask Company stockholders of record as of the record date for the Special Meeting to vote on proposals to: (a) adopt the Merger Agreement; (b) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger; and (c) approve the adjournment of the Special Meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.
Record Date and Company Stockholders Entitled to Vote
Only Company stockholders of record as of the close of business on July 6, 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date, 522,373,443 shares of Company Common Stock were issued and outstanding and entitled to vote at the Special Meeting.

Quorum
Company stockholders holding a majority of the outstanding shares of Company Common Stock issued and outstanding and entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.
The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine.
Vote Required
On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such Company stockholder on the record date. Assuming a quorum is present, the proposal to adopt the Merger Agreement (the “Merger Proposal”) requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements (as defined herein) collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements. Assuming a quorum is present, the approval of the Advisory Compensation Proposal (as defined herein), on an advisory, non-binding basis, requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. The approval of the Advisory Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger. Assuming a quorum is present, the approval of the Adjournment Proposal (as defined herein), requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Pursuant to our bylaws (the “Bylaws”), if a quorum is not present at the Special Meeting, the chair of the Special Meeting may also adjourn the Special Meeting from time to time without the approval of the Company stockholders, subject to the terms of the Merger Agreement.
Voting Agreements (page 107)
In connection with the execution of the Merger Agreement, Parent, Merger Sub and the Company entered into voting and support agreements (the “Voting Agreements”) with each of (i) American Express International, Inc., (ii) EG Corporate Travel Holdings LLC, (iii) QIA Retail Holding LLC and (iv) BR Investors Juweel, L.P. (each, a “Stockholder”). Under the Voting Agreements, the stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any acquisition proposal, subject to certain terms and conditions contained therein. Each such stockholder has also agreed not to transfer any of its shares of Company Common Stock or any related equity interests of the Company during the term of such Voting Agreement, subject to certain exceptions. The Voting Agreements also restrict each such stockholder and its controlled affiliates from taking any action that the Company or its subsidiaries would be prohibited from taking under the non-solicitation provisions of the Merger Agreement, subject to certain exceptions. As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements.
This summary is qualified in its entirety by reference to the complete text of the form of Voting Agreement, a copy of which is attached to this proxy statement as Annex C and which is incorporated by reference into this proxy statement. See the section of this proxy statement titled “Voting Agreements.”
Reasons for the Merger; Recommendation of the Special Committee and the Company Board (page 48)
In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee, comprised solely of independent and disinterested directors, consulted with members of Company management, Kirkland & Ellis LLP (“Kirkland”) and Rothschild & Co US Inc. (“Rothschild & Co”). After careful and thorough consideration, at a meeting held on May 1, 2026, the Special Committee unanimously determined that the Merger Agreement, the Voting Agreements and the other agreements and documents contemplated by the Merger

Agreement and the Voting Agreements (collectively, the “Transaction Documents”) and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, are fair to, advisable and in the best interests of the Company and the Company stockholders, and recommended that the Company Board (a) approve and declare advisable the Merger Agreement, the Transaction Documents and the transactions contemplated thereby and (b) recommend adoption of the Merger Agreement to the Company stockholders.
In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with members of Company management, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Kirkland and Rothschild & Co, and considered the recommendations of the Special Committee. After careful and thorough consideration, at a meeting held on May 1, 2026, the Company Board, acting upon the unanimous recommendation of the Special Committee: (a) determined that it is in the best interests of the Company and the Company stockholders, and declares it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (b) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (c) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement. Accordingly, the Company Board recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.
For a discussion of the material factors that the Special Committee and Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Company Board.”
Opinion of Rothschild & Co US Inc. (page 54)
The Special Committee engaged Rothschild & Co to provide financial advice in connection with the proposed Merger based on, among other things, Rothschild & Co’s qualifications, experience, reputation, and independence. At a meeting of the Special Committee on May 1, 2026, Rothschild & Co delivered to the Special Committee its opinion, which was subsequently confirmed in writing, to the effect that, as of May 1, 2026 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the Merger Consideration payable to the Company stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Rothschild & Co, dated as of May 1, 2026, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Rothschild & Co in rendering its opinion. You should read the opinion carefully in its entirety.
Rothschild & Co’s opinion was provided to, and for the benefit of, the Special Committee and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the Merger Consideration payable to the Company stockholders in the Merger pursuant to the terms of the Merger Agreement. It does not address any other aspect of the Merger. It does not constitute a recommendation as to whether or not any Company stockholder should vote or otherwise act with respect to the Merger or any other matter and does not in any manner address the price at which the shares of Company Common Stock will trade at any future time.
Certain Company Management Projections (page 62)
A summary of the unaudited prospective financial information prepared by the Company’s management that was made available to Rothschild & Co and prospective bidders in connection with its analyses is provided in the section of this proxy statement titled “The Merger — Certain Unaudited Prospective Financial Information” beginning on page 62.
Certain Effects of the Merger (page 66)
Upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Following the Closing, all shares of Company Common Stock will be delisted from the NYSE, and the registration of shares of Company Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.
Effects on the Company if the Merger Is Not Completed (page 67)
In the event that the Merger Proposal does not receive the required approval from the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will continue to own their shares and will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, with Company Common Stock listed and traded on the NYSE. In addition, if the Merger is not completed, the Company stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $200,000,000 (the “Company Termination Fee”) or Parent may be obligated to pay to the Company a termination fee of $270,000,000 (the “Parent Termination Fee”), as applicable. See the section of this proxy statement titled “The Merger Agreement — Termination Fees.”
Treatment of Company Equity Awards in the Merger (page 84)
Company Options. At the Effective Time, each option to purchase shares of Company Common Stock (a “Company Option”) with an exercise price per share of Company Common Stock that is less than the per share price of $9.50 (each such Company Option, an “In-the-Money Company Option”) that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option.
At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.
Company RSUs. At the Effective Time, each award of restricted stock units of the Company (a “Company RSU”) that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.
Company PSUs. At the Effective Time, each award of performance stock units of the Company (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.
Treatment of the Company Employee Stock Purchase Plan
The Merger Agreement provides that, with respect to the Company Employee Stock Purchase Plan (the “ESPP”), as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee of the Company Board administering the ESPP) will adopt such resolutions or take such other actions as may be required to provide that: (a) participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement, except as may be required under applicable law; (b) participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement; (c) the final exercise date for the purchase period in effect on the date of the Merger Agreement will be the earlier of the regularly scheduled final exercise date for the purchase period and a date that is no later than five (5) calendar days prior to the

Effective Time (the “Final Exercise Date”); (d) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (e) no further purchase period will commence pursuant to the ESPP after the date of the Merger Agreement; and (f) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights will be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the per share price of $9.50 in accordance with the terms and conditions of this Agreement.
Please also see the section of this proxy statement titled “The Merger — Treatment of the Company’s Equity Awards — Treatment of the Company Employee Stock Purchase Plan.”
Interests of the Company’s Directors and Executive Officers in the Merger (page 70)
When considering the recommendation of the Company Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Company Board was aware of and considered these interests (a) in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of the Company and the Company stockholders, and (b) in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:
•
the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described under the section of this proxy statement titled “The Merger Agreement — Treatment of Company Equity Awards in the Merger”;

•
the Company’s executive officers are eligible to receive severance payments and benefits under their respective employment agreements and severance agreements, as applicable, with the Company if they experience a qualifying termination of employment in connection with the closing of the Merger;

•
certain of the Company’s executive officers are eligible to receive a retention award, as described in more detail in the section of this proxy statement titled “The Merger — Treatment of the Company’s Equity Awards — Retention Awards with the Company”;

•
the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance”;

•
certain of the Company’s executive officers participate in the Company’s ESPP that will be afforded the treatment described under the section of this proxy statement titled “The Merger — Treatment of the Company’s Equity Awards — Treatment of the Company Employee Stock Purchase Plan”; and

•
bona fide debt fund affiliates of Apollo Global Management, Inc. (“Apollo”) have agreed to purchase a portion of the term loans and bonds as market participants in connection with the broadly syndicated Debt Financing, as defined in, and contemplated by, the Merger Agreement. Itai Wallach is a director of the Company and a partner in the Private Equity Group of Apollo, but has no direct involvement or influence over investment decisions made by such bona fide debt fund affiliates.

For additional information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 70.
Company Common Stock Ownership of Directors and Executive Officers (page 28)
As of the close of business on July 6, 2026, the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate approximately 23,479,138 shares of Company Common Stock, or approximately 4.5% of the outstanding shares of Company Common Stock. We currently expect that our directors and executive officers will vote all of their respective shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.
Financing of the Merger (page 68)
In connection with the execution of the Merger Agreement, the Preferred Equity Issuer (as defined herein) and Parent obtained equity financing, preferred equity financing and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with the cash on hand at the

Company and its subsidiaries, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses required to be paid at Closing by the Company, Parent, the Preferred Equity Issuer and Merger Sub (including in connection with the Financing (as defined in the Merger Agreement)). The Merger is not subject to any financing condition.
Long Lake has committed, pursuant to the equity commitment letter, dated May 2, 2026 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the Closing of the Merger, with an aggregate equity contribution in an amount of up to $3,139,000,000 (the “Equity Commitment”) on the terms and subject to the conditions set forth in the Equity Commitment Letter. Additionally, Long Lake has provided a limited guarantee in favor of the Company to guarantee the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement, in each case subject to certain limitations set forth in the limited guarantee. In addition, Koch Equity Development LLC (“KED”) has committed, pursuant to a preferred equity commitment letter, dated as of May 2, 2026 (the “KED Commitment Letter”), to purchase from Gaia Purchaser Parent LLC (the “Preferred Equity Issuer”), a direct or indirect parent of Parent, preferred equity, common equity and warrants in an aggregate amount of up to $1.25 billion (collectively, the “Preferred Equity Financing”), on the terms and subject to the conditions set forth in the KED Commitment Letter.
In connection with the execution of the Merger Agreement, certain lenders, arrangers and other debt financing sources party to the Debt Commitment Letter (as defined herein) (the “Lenders”) committed to provide the Debt Financing (as defined in the Merger Agreement) in connection with the Merger consisting of: (a) a first lien secured term loan facility in an aggregate principal amount of up to $1,500,000,000; (b) a first lien secured cash flow-based revolving credit facility in an aggregate principal amount of up to $250,000,000; and (c) a first lien senior secured bridge loan facility (which is expected to be replaced by the issuance of senior secured notes prior to the Closing) in an aggregate principal amount of up to $1,000,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of May 2, 2026 (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the KED Commitment Letter and the related fee letters, the “Financing Letters”), as described in the section of this proxy statement titled “The Merger Agreement — Financing of the Merger — Debt Financing/Debt Cooperation.” The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity (including in a financing of the proceeds of the issuances by the Preferred Equity Issuer).
Rollover Arrangements (page 78)
As authorized by the Special Committee, QIA and Expedia have had discussions with Parent with respect to a potential rollover and/or new investment in the Parent and/or Gaia Purchaser Parent, LLC (“Holdco”) following the Closing. Following the transaction announcement, Long Lake engaged with QIA in discussions about a potential partial rollover, which would provide QIA with a no more than 9.9% common equity ownership interest in Holdco, with commensurate protections of its economic investment, but no special consent rights, board representation (except for a non-voting board observer) or other instruments of control. Entry into a definitive agreement with respect to such limited rollover by QIA (the “QIA Rollover Agreement”), was subject to Special Committee approval, which the Special Committee provided on June 27, 2026. Pursuant to the QIA Rollover Agreement, QIA will roll approximately 39% of its existing Company Common Stock valued at the same price per share as paid to Company shareholders in the Merger and with an aggregate value of up to $325 million into Holdco in exchange for no more than 9.9% of Topco’s common equity securities on a fully diluted basis. With respect to all other shares of Company Common Stock owned by QIA, QIA has the right to receive the Merger Consideration of $9.50 per share in cash. In addition, QIA will have the right to appoint a single observer to the board of Holdco and its subsidiaries and QIA’s Holdco common equity will be subject to customary transfer restrictions and “drag-along” obligations, “tag-along” rights, preemptive rights, information rights, registration rights, and prohibition on certain discriminatory amendments to the equity documents of Holdco, which are customary minority protection rights and not indicia of control.
As of the date of this proxy statement, Long Lake has not engaged in discussions regarding a potential rollover with Expedia to the same extent as with QIA and the Special Committee does not plan to approve a rollover by Expedia (if any) pursuant to which Expedia would acquire an equity stake or minority economic protections greater than those afforded to QIA in connection with its rollover of Company Common Stock (the “QIA Rollover”). There can be no certainty that the potential rollovers and/or investments by Expedia will occur, that the parties will reach an agreement, or when any such agreement may occur.

Regulatory Approvals Required for the Merger (page 79)
U.S. Antitrust
Under the HSR Act, and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) and all statutory waiting periods have expired or early termination has been granted by the applicable agencies. The Merger is subject to these notifications and the waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On May 22, 2026, the parties submitted to the DOJ and FTC the notifications required under the HSR Act, and on June 22, 2026 the waiting period under the HSR Act expired.
Foreign Antitrust; Foreign Investment
Completion of the Merger is conditioned upon the receipt of antitrust approvals from relevant governmental authorities, and approval by the European Commission under Regulation (EU) 2022/2560 of the European Parliament and of the Council on foreign subsidies distorting the internal market and any implementing or delegated regulations thereunder (“FSR Laws”).
Completion of the Merger is also conditioned upon the receipt of the requisite clearances, approvals, consents, non-action or expiration of any applicable waiting period (as applicable) from relevant foreign investment authorities.
As of the date of this proxy statement, the initial filings in the relevant jurisdictions have been submitted by the parties.
As of the date of this proxy statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement.
Notifications Related to Security Clearances
The Closing is conditioned upon obtaining all clearances, consents, approvals, waivers, actions, non-actions and non-responses, and other authorizations to each applicable Cognizant Security Agency (“CSA”) pursuant to any notification of the Merger (“CSA Notification”) and any proposed plan or commitment letter necessary to mitigate foreign ownership, control, or influence, in form and substance reasonably satisfactory to Parent, the Company, and the CSA (“FOCI Mitigation Plan”) applicable to the Merger Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) business days prior to the Termination Date, as defined herein (collectively, “CSA Approval”). The Company and Parent submitted the CSA Notification on May 20, 2026.
Other Approvals
Completion of the Merger is also conditioned upon the notification to, and consent of, the U.S. Department of Defense (“DoD”), DOJ, the U.S. Department of State (“DoS”), the U.S. Department of Homeland Security (“DHS”), and the U.S. Department of the Treasury (“Treasury,” and together with DoD, DOJ, DoS, and DHS, the “CMAs”). The Company and Parent submitted the notification of the Merger to the CMAs on May 21, 2026.
No Solicitation of Other Offers (page 94)
Between May 2, 2026, and the earlier to occur of the termination of the Merger Agreement and the Effective Time (the “Interim Period”), the Company and its subsidiaries are generally prohibited from, among other things, soliciting Acquisition Proposals (as defined herein) from, providing non-public information to (other than under certain circumstances), or engaging in discussions or negotiations with, third parties regarding Acquisition Proposals. Notwithstanding the foregoing, the Company may, under certain circumstances and in compliance with the obligations set forth in the Merger Agreement, engage in discussions with, and provide information to third parties and their representatives that have made bona fide unsolicited written Acquisition Proposals that constitute, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), and the Company Board, or the Special Committee, determines in good faith failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.
Conditions to Consummation of the Merger (page 99)
The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the Requisite Stockholder Approval (as defined herein) shall have been obtained;
•
the waiting periods applicable to the transactions contemplated by the Merger Agreement under the HSR Act, shall have expired or otherwise been terminated, and the approvals, clearances or expirations of waiting periods under certain other antitrust laws, foreign investment laws and other applicable laws shall have occurred or been obtained (as applicable);

•
no law, order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any governmental authority of competent jurisdiction shall have been enacted, entered or promulgated and be continuing in effect, in each case that prohibits, enjoins or otherwise makes illegal the consummation of the Merger; and

•	the CSA Approval shall have been obtained in accordance with the Merger Agreement.
Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:
•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;
•	the other party having complied in all material respects with the covenants and agreements required to be performed and complied by such party under the Merger Agreement at or prior to the Closing;
•	the receipt of a customary closing certificate executed on behalf of the respective party by an authorized officer of such party certifying certain conditions have been satisfied; and
•	in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (as defined herein).
Before the Closing, each of the Company and Parent may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.
Termination of the Merger Agreement (page 100)
The Merger Agreement contains certain customary termination rights for the Company and Parent, including:
•	by mutual written agreement of the Company and Parent;
•	if any order or judgment prohibiting the Merger has become final and non-appealable, or any law prohibiting the Merger has been enacted, entered or enforced;
•
if the Effective Time has not occurred by 11:59 p.m. (Eastern Time) on November 2, 2026, subject to extension to February 2, 2027, if the requisite regulatory approvals are not previously obtained (as extended, if applicable, the “Termination Date”);

•
if the Requisite Stockholder Approval (as defined herein) is not obtained at a meeting of the Company stockholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger (i.e., through the approval of the Merger Proposal at the Special Meeting); and

•
if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Transactions to not be satisfied and fails to cure such breach within the applicable cure period.

In addition, subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated (a) by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal; (b) by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board (or a committee thereof, including the Special Committee) has effected a Company Board Recommendation Change (as defined herein); and (c) by the Company if Parent fails to consummate the Merger for two (2) business days after all conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or waived (subject to customary exceptions) and the Company has irrevocably notified Parent in writing three (3) business days prior to such termination that (i) it is ready, willing and able to consummate the Merger and (ii) it intends to terminate the Merger Agreement if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to the Merger Agreement.

Termination Fees (page 102)
If (a) the Merger Agreement is validly terminated due to (i) a failure to obtain the Requisite Stockholder Approval at a meeting of Company stockholders or (ii) the Company breaching or failing to perform its representations, warranties or covenants in a manner that causes certain conditions to the closing of the Transactions to not be satisfied; (b) following the execution and delivery of the Merger Agreement and prior to such termination of the Merger Agreement, an Acquisition Proposal (as defined herein) is publicly announced or becomes known to the Company Board (or a committee thereof, including the Special Committee), and (i) in the case of a termination as a result of the failure to obtain the Requisite Stockholder Approval, such Acquisition Proposal is not withdrawn or otherwise abandoned at least five (5) business days prior to the time of the Special Meeting or (ii) in the case of a termination as a result of the foregoing clause (a)(ii) above, the breach giving rise to such termination occurs after the time that such Acquisition Proposal has become known to the Company Board (or a committee thereof) and prior to the time that such Acquisition Proposal is withdrawn or otherwise abandoned; and (c) within twelve (12) months following such termination, the Company enters into a definitive agreement providing for or consummates an alternative transaction, the Company will be required to pay Parent the Company Termination Fee. The Company is also required to pay the Company Termination Fee to Parent if, prior to receipt of the Requisite Stockholder Approval, (a) Parent terminates the Merger Agreement following a Company Board Recommendation Change or (b) the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.
Parent will be required to pay the Parent Termination Fee if the Company terminates the Merger Agreement (a) due to Parent or Merger Sub breaching its representations, warranties or failing to perform its covenants in a manner that causes certain conditions to the closing of the Transactions to not be satisfied or (b) because Parent and Merger Sub fail to consummate the Merger when otherwise required, subject to the terms and conditions set forth in the Merger Agreement.
A more detailed description of the termination fees is provided in the section of this proxy statement titled “The Merger Agreement — Termination Fees.”
Superior Proposal and Change of Recommendation; Entry into Alternative Acquisition Agreement (page 103)
As described above, acting upon the recommendation of the Special Committee, the Company Board has made the recommendation that the Company stockholders vote “FOR” the Merger Proposal. Under the Merger Agreement, under certain circumstances and subject to compliance with the obligations set forth in the Merger Agreement, prior to the earlier of the termination of the Merger Agreement and the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof, including the Special Committee) is permitted to effect a Company Board Recommendation Change (as defined herein) if (a) there has been an Intervening Event (as defined in the Merger Agreement) that is continuing if the Company Board (or a committee thereof, including the Special Committee) determines in good faith that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (b) the Company Board (or a committee thereof, including the Special Committee) determines in good faith (after consultation with its financial advisors and outside legal counsel) that an Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal.
A more detailed description of the Superior Proposal and Company Board Recommendation Change is provided in the section of this proxy statement titled “The Merger Agreement — Superior Proposal and Change of Recommendation; Entry into Alternative Acquisition Agreement.”
Legal Proceedings Regarding the Merger (page 80)
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay the Closing and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the Closing is the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Delisting and Deregistration of Company Common Stock (page 81)
If the Merger is completed, all shares of Company Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.
Appraisal Rights (page 112)
Pursuant to Section 262 of the DGCL, the Company stockholders that are holders of record of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially owns shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their shares, who have neither failed to perfect, nor withdrawn their demands or lost rights to appraisal under the DGCL, and otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock if certain conditions set forth in Section 262(g) of the DGCL are satisfied. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL and the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that record stockholders or beneficial owners would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the surviving corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (a) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (b) interest theretofore accrued, unless paid at that time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
The right to seek appraisal will be lost with respect to shares that holders of record of Company Common Stock vote “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, the Company stockholders (or beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person) who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal to the Company prior to the taking of the vote on the Merger Proposal at the Special Meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. Any demand for appraisal made by a holder of record of shares of Company Common Stock must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. Any demand for appraisal made by a beneficial owner of shares of Company Common Stock with respect to shares held of record in the name of a voting trust or nominee, such as a bank, broker or other nominee, on behalf of such person must (a) reasonably identify the holder of record of the shares for which the demand is made; (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be; and (c) provide an address at which such beneficial owner consents to receive notices given by the Company and the office of the Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL.
After an appraisal petition has been filed under Section 262 of the DGCL, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss any appraisal proceedings as to all Company stockholders that are holders of record and beneficial owners who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided by the Merger Consideration for such total number of shares of Company Common Stock entitled to appraisal exceeds $1 million.

In view of the complexity of Section 262 of the DGCL, the Company stockholders who are either holders of record or beneficial owners of Company Common Stock that may wish to pursue appraisal rights are urged to consult their legal and financial advisors. For more information, see the section of this proxy statement titled “Appraisal Rights.”
U.S. Federal Income Tax Considerations (page 76)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined herein in the section of this proxy statement titled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for such U.S. Holder’s shares of Company Common Stock in the Merger will generally result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in the Merger.
A Non-U.S. Holder (as defined herein in the section of this proxy statement titled “The Merger — U.S. Federal Income Tax Considerations”) will generally not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or we are, or were during the relevant period, a “United States real property holding corporation” for U.S. federal income tax purposes.
For more information, see the section of this proxy statement titled “The Merger — U.S. Federal Income Tax Considerations.” Stockholders should consult their tax advisors concerning the U.S. federal income tax considerations relating to the Merger in light of their particular circumstances and any considerations regarding any non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdictions.
Market Information and Dividends (page 106)
The Company Common Stock is listed and traded on the NYSE under the trading symbol “GBTG.” On May 1, 2026, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the closing price for the shares of Company Common Stock was $5.93 per share. On July 6, 2026, the most recent practicable date as of the filing of this proxy statement, the closing price for the shares of Company Common Stock was $9.40 per share.
The Company has not declared or paid any dividends on Company Common Stock in its past three (3) fiscal years and does not currently intend to pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of the Company Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions contained in current or future financing instruments and other factors that the Company Board may deem relevant.
Additional Information (page 121)
You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Company Common Stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to and incorporated by reference in this proxy statement.
Why am I receiving this proxy statement?
On May 2, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.
You are receiving this proxy statement in connection with the solicitation of proxies by the Company Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement. This proxy statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting on the matters presented at the Special Meeting.
As a Company stockholder, what will I receive in the Merger?
Each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is issued and outstanding as of immediately following the Effective Time (other than (a) shares of Company Common Stock, Class A-1 Preferred Stock (if any) and Class B-1 Preferred Stock (if any) that are (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub as of immediately prior to the Effective Time or (iii) considered issued and outstanding but unvested and in order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter (as defined in the Merger Agreement), (b) any shares of Company Common Stock that are held immediately prior to the Effective Time by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company, or (c) any shares of Company Common Stock as to which holders have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration.
The exchange of shares of Company Common Stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences of the Merger, see the section of this proxy statement titled “The Merger — U.S. Federal Income Tax Considerations.” You are urged to consult your own tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.
How does the Merger Consideration compare to the recent trading price of Company Common Stock?
The Merger Consideration of $9.50 per share of Company Common Stock in cash represents a premium of approximately 60.2% to the Company’s unaffected closing share price of $5.93 on May 1, 2026, the last trading day prior to media reports regarding a potential transaction involving the Company. On July 6, 2026, the most recent practicable date as of the filing of this proxy statement, the closing price of Company Common Stock was $9.40 per share. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.
What will happen to outstanding Company equity awards in the Merger?
At the Effective Time, each In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option.
At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.

At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.
The Company’s ESPP will be afforded the treatment described under the section of this proxy statement titled “The Merger — Treatment of the Company’s Equity Awards.”
For more information on the treatment of Company equity awards, please see the section of this proxy statement titled “The Merger — Certain Effects of the Merger” and “The Merger — Treatment of the Company’s Equity Awards.”
When and where is the Special Meeting of our stockholders?
The special meeting will be held virtually on August 3, 2026 at 10:00 a.m., Eastern Time (unless adjourned or postponed to a different date and time). The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and by using the 16-digit control number included in their proxy materials.
Who is entitled to vote at the Special Meeting?
Only Company stockholders that are holders of record of Company Common Stock as of the close of business on July 6, 2026, the record date for the Special Meeting, are entitled to vote the shares of Company Common Stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were 522,373,443 shares of Company Common Stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date.
May I attend the Special Meeting and vote in person?
The Company is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and by using the 16-digit control number included in their proxy materials.
Stockholders of record: If your shares of Company Common Stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy card previously distributed to you. If you are a holder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/GBTG2026SM.
Stockholders holding shares in “street” name: If your shares of Company Common Stock are beneficially held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.
Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/GBTG2026SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
What proposals will be considered at the Special Meeting?
At the Special Meeting, Company stockholders will be asked to consider and vote on the following proposals:
•	the Merger Proposal;
•
a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

What constitutes a quorum for purposes of the Special Meeting?
The representation in person (virtually) or by proxy of Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.
The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine.
What vote of our Company stockholders is required to approve each of the proposals?
The following table summarizes the voting requirements and the effects of broker non-votes or abstentions on each of the proposals to be voted on at the Special Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Abstentions
1.	Merger Proposal	Majority vote of the outstanding shares of Company Common Stock entitled to vote	Against	Against
2.	Advisory Compensation Proposal	Majority of votes cast	None	None
3.	Adjournment Proposal	Majority of votes cast	None	None

What is a “broker non-vote”?
Under NYSE rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote.” If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (a) the Merger Proposal; (b) the Advisory Compensation Proposal; and (c) the Adjournment Proposal.
The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company Common Stock at the

Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.
How does the Company Board recommend that I vote?
After considering the unanimous recommendation of the Special Committee and various factors described in the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Company Board,” the Company Board (a) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements (including the Voting Agreements) by the Company, the performance by the Company of the covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (c) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement (collectively, the “Company Board Recommendation”).
The Company Board recommends a vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.
Do any of the Company’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a Company stockholder?
Yes, in considering the recommendations of the Special Committee and the Company Board with respect to the Merger Agreement, you should be aware that, aside from their interests as holders of Company Common Stock, certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. In addition, the Special Committee and the Company Board were aware of and considered these interests, among other matters, in evaluating the Merger and making such recommendations. See the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with the Merger?
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.
What will happen if the Company stockholders do not approve the Advisory Compensation Proposal?
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The approval of the Advisory Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on the Company, the Company Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the Company stockholders and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.
What happens if I sell my shares of Company Common Stock before the Special Meeting?
The record date for the Special Meeting is earlier than the date of the Special Meeting and the expected Effective Time of the Merger. If you sell or transfer your shares of Company Common Stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration with respect to such shares, if the Merger is completed, will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Company Common Stock through the Effective Time. In addition, if you demand appraisal for any of your shares of Company Common Stock, you will lose your right to appraisal with respect to any such shares that you thereafter sell or transfer prior to the Effective Time.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”
If a Company stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to vote, the individuals named on the accompanying proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Can I change my vote after I have delivered my proxy or my voting instructions?
If you are a holder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Special Meeting, as applicable, by (a) delivering a written notice of revocation to the attention of the Corporate Secretary, Global Business Travel Group, Inc., at our principal executive office at 666 3rd Avenue, 4th Floor, New York, NY 10017; (b) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone; or (c) attending the virtual Special Meeting and voting during the meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy. If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.
How do I cast my vote if I am a Company stockholder that is a holder of record?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “holder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.
If you are a holder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of Company Common Stock will be voted in accordance with your instructions. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your previous vote by proxy will not be counted. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”
If you are a holder of record of shares of Company Common Stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal, the Advisory Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.
How do I cast my vote if my shares of Company Common Stock are beneficially held in “street name” by my bank, broker or other nominee?
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock (i.e., you hold in “street name”). In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the holder of record.

If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.
What will happen if I abstain from voting or fail to vote on any of the proposals?
If you abstain from voting with respect to any proposal, it will have the same effect as a vote “AGAINST” each of the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.
If you fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your bank, broker or other nominee, any such failure will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a holder of Company Common Stock of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card.
Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Company Common Stock are voted.
Where can I find the voting results of the Special Meeting?
If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, see the section of this proxy statement titled “Where You Can Find Additional Information.”
Am I entitled to rights of appraisal under the DGCL?
If the Merger is completed, and certain conditions set forth in Section 262(g) of the DGCL are satisfied, the Company stockholders that are holders of record and beneficial owners of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially owns shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their applicable shares and do not withdraw their demands or otherwise lose their rights to appraisal, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means such holders of record and beneficial owners of shares of Company Common Stock will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of record and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”

When is the Merger expected to be completed?
We are working toward completing the Merger as promptly as possible, and currently expect the transaction to close in the second half of 2026, pending the receipt of applicable regulatory approvals and a stockholder vote in favor of the adoption of the Merger Agreement. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent’s, Merger Sub’s and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control. For more information, see the section of this proxy statement titled “The Merger Agreement — Conditions to Consummation of the Merger.”
What effect will the Merger have on the Company?
If the Merger is consummated, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the Merger, all shares of Company Common Stock will be delisted from the NYSE, and the registration of shares of Company Common Stock under the Exchange Act will be terminated. Thereafter, the Company would no longer be a publicly traded company, and the Company will no longer file periodic reports with the SEC on account of Company Common Stock.
What happens if the Merger is not completed?
If the Merger Proposal is not approved by the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company Common Stock. Company Common Stock will continue to be registered under the Exchange Act and listed and traded on the NYSE, and we will continue to file periodic reports with the SEC on account of Company Common Stock. In addition, if the Merger is not completed, the Company stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Under certain circumstances, if the Merger is not completed, the Company may be obligated to pay to Parent the Company Termination Fee or Parent may be obligated to pay to the Company the Parent Termination Fee, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees.”
What is householding and how does it affect me?
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are beneficially held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

FORWARD-LOOKING STATEMENTS
This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, but not limited to, statements regarding the Merger, stockholder approvals, the expected timetable for completing the Merger, the expected benefits of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements may give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, all statements we make relating to our expectations relating to the Merger and the transactions contemplated by the Merger Agreement, our estimated and projected costs, expenditures, cash flows, growth rates, and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to:
•
uncertainties associated with the proposed Merger, including the failure to receive the Requisite Stockholder Approval (including through the Special Meeting) or consummate the Merger in a timely manner or at all;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring us to pay a termination fee pursuant to the Merger Agreement;

•
failure to satisfy the conditions precedent to consummate the Merger, including the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the Company stockholders holding a majority of the outstanding shares of Company Common Stock (the “Requisite Stockholder Approval”) and obtaining required regulatory approvals;

•
the risk that restrictions on the operation of our business during the pendency of the Merger may impact our ability to pursue certain business opportunities or strategic transactions or undertake certain actions we might otherwise have taken;

•	changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities;
•	our ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors;
•	various conflicts of interest that could arise among us, affiliates and investors;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•	factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;
•
the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
•	the effect of a prolonged or substantial decrease in global travel on the global travel industry;
•
political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services);

•	the effect of legal, tax and regulatory changes;
•	the impact of any future acquisitions including the integration of any acquisition;
•	the decisions of market data providers, indices and individual investors;
•	costs related to, or the inability to recognize the anticipated benefits of our merger with CWT Holdings, LLC (“CWT”);
•
risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into our business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT;

•	the outcome of any legal proceedings that may be instituted against the Company in connection with our merger with CWT or the proposed Merger;
•
the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger;

•
the risk that disruptions from the proposed Merger (such as the ability of certain customers of the Company to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm the Company’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger;

•	the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger;
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger;
•
contractual provisions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger;

•
the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring the Company to pay a termination fee to Parent;

•	our ability to service our debt obligations and to fund our operations and capital expenditures;
•	the impact of our substantial indebtedness;
•	the difficulty, cost, and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom fully or at all;
•	regulations, consumer concerns and other challenges regarding privacy, digital services, data protection, cybersecurity, and the use of artificial intelligence;
•	a breach of our information security measures;
•	legislative or regulatory requirements;
•	the impact of strategic transactions that we have pursued in the past and may, if we do not consummate the Merger, pursue in the future;
•	third-party claims or actions against us or our suppliers;
•	volatility of our stock price;
•
the impacts on our stock price as a result of future sales of Company Common Stock if we remain a public company, or the perception thereof, and dilution resulting from additional capital raised through the sale of Company Common Stock or other equity-linked instruments;

•	our ability to continue to comply with the applicable listing standards of the NYSE if the Merger is not consummated and we remain a public company;
•	the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business;

•	the effect of credit ratings downgrades;
•	continued scrutiny and changing expectations from government regulators, municipalities, investors, lenders, customers, activists, and other stakeholders; and
•	other factors set forth in our SEC filings.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in any subsequent Quarterly Reports on Form 10-Q. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this proxy statement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

THE PARTIES
Global Business Travel Group, Inc.
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
(646) 344-1290
The Company is a leading technology and services company for travel, expense, and meetings & events. We are committed to offering companies and their travelers access to the most valuable marketplace in business travel for one simple reason: when people come together, great ideas come to life. We believe business travel is a fundamental driver of progress and innovation that can be both transactional and transformational. Our comprehensive and competitive marketplace, industry-leading software, artificial intelligence-powered efficiencies and 24/7 global support team offer solutions, savings, and flexibility for companies of every size. We believe this is why the Company is one of the most trusted brands in the industry, dedicated to enabling better business travel.
The Company is a corporation organized in the State of Delaware. The Company Common Stock is currently listed on the NYSE under the symbol “GBTG.” Our principal executive offices are located at 666 3rd Avenue, 4th Floor, New York, NY 10017. Our telephone number is (646) 344-1290. Our website address is https://www.amexglobalbusinesstravel.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about the Company is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Gaia Purchaser, Inc.
Gaia Purchaser, Inc.
32 Avenue of the Americas
New York, NY 10013
(352) 234-4837
Parent is a privately held Delaware corporation affiliated with Long Lake. Parent was formed solely for the purposes of engaging in the Merger. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Parent’s principal executive offices are located at 32 Avenue of the Americas, New York, NY 10013, telephone number (352) 234-4837.
Gaia Merger Sub, Inc.
Gaia Merger Sub, Inc.
32 Avenue of the Americas
New York, NY 10013
(352) 234-4837
Merger Sub is a privately held Delaware corporation and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 32 Avenue of the Americas, New York, NY 10013, telephone number (352) 234-4837.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting and at any adjournments or postponements thereof.
Date, Time and Place
The Special Meeting will be held virtually on August 3, 2026, at 10:00 a.m., Eastern Time (unless adjourned or postponed to a different date and time). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and by using the 16-digit control number included in your proxy materials. The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools.
Purpose of the Special Meeting
At the Special Meeting, Company stockholders will be asked to consider and vote on the following proposals:
•	the Merger Proposal;
•	the Advisory Compensation Proposal; and
•	the Adjournment Proposal.
A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Recommendation of the Special Committee and the Company Board
In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee, comprised solely of independent and disinterested directors, consulted with members of Company management, Kirkland and Rothschild & Co. After careful and thorough consideration, at a meeting held on May 1, 2026, the Special Committee unanimously determined that the Merger Agreement, the Voting Agreements and the other agreements and documents contemplated by the Transaction Documents and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, are fair to, advisable and in the best interests of the Company and the Company stockholders, and recommended that the Company Board (a) approve and declare advisable the Merger Agreement, the Transaction Documents and the transactions contemplated thereby and (b) recommend adoption of the Merger Agreement to the Company stockholders.
In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with members of Company management, Skadden, Kirkland and Rothschild & Co, and considered the recommendations of the Special Committee. After careful and thorough consideration, at a meeting held on May 1, 2026, the Company Board, acting upon the unanimous recommendation of the Special Committee, (a) determined that it is in the best interests of the Company and the Company stockholders, and declares it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (b) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (c) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement. Accordingly, the Company Board recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.
For a discussion of the material factors that the Special Committee and Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Company Board.”
Record Date and Company Stockholders Entitled to Vote
Only Company stockholders of record as of the close of business on July 6, 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date, 522,373,443 shares of Company Common Stock were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date. Assuming a quorum is present, the adoption of the Merger Proposal by the Company stockholders requires the affirmative vote of Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote thereon as of the close of business on the record date.
A list of Company stockholders of record entitled to vote at the Special Meeting will be accessible on the virtual meeting website during the Special Meeting for those attending the Special Meeting and, additionally, for ten days prior to the Special Meeting, at our corporate offices at 666 3rd Avenue, 4th Floor, New York, NY 10017.
Quorum
Company stockholders holding a majority of the outstanding shares of Company Common Stock issued and outstanding and entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum. If there fails to be a quorum at the Special Meeting, the chair of the meeting or the Company stockholders holding a majority of the voting power of the shares of Company Common Stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another time and/or place. The inspector of election appointed for the Special Meeting will determine whether a quorum is present.
If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
Vote Required
Adoption of the Merger Proposal
Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Merger Agreement, approval of the Merger Proposal by the Company stockholders is a condition to the consummation of the Merger. As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements.
Approval of the Advisory Compensation Proposal
Assuming a quorum is present, the approval of the Advisory Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Advisory Compensation Proposal.
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The approval of the Advisory Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on the Company, the Company Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the Merger Proposal is adopted by the Company stockholders and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.
Approval of the Adjournment Proposal
Assuming a quorum is present, the approval of the Adjournment Proposal (as defined herein), requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Pursuant to our Bylaws, if a quorum is not present at the

Special Meeting, the chair of the Special Meeting may also adjourn the Special Meeting from time to time without the approval of the Company stockholders, subject to the terms of the Merger Agreement. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Proposal. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
Tabulation of Votes; Results
The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.
Voting Procedures
Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of Company Common Stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.
If you are a registered owner of shares of Company Common Stock, to ensure that your shares of Company Common Stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:
•
By Internet. If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m., Eastern Time, on August 2, 2026.

•
By Telephone. If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Time, on August 2, 2026.

•
By Mail. You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the proxy card where indicated on the proxy card and by mailing or otherwise returning the proxy card in the envelope that will be provided to you therewith. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity.

The Internet and telephone procedures for submitting proxies are designed to authenticate your identity and to allow you to cause your shares of Company Common Stock to be voted for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.
If you submit your proxy via the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of Company Common Stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares “FOR” each of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
If a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Proposal.
If you are a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the Special Meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the Special Meeting, your shares will not be deemed to be in attendance at the meeting.
Revocation of Proxies
If you are a holder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Special Meeting, as applicable, by (a) delivering a written notice of revocation to the attention of the Corporate Secretary, Global Business Travel Group, Inc., at our principal executive office at 666 3rd Avenue, 4th Floor, New York, NY 10017; (b) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone; or (c) attending the virtual Special Meeting and voting during the meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy. If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies for the Merger Proposal, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Voting at the Special Meeting
The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/GBTG2026SM. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/GBTG2026SM and using the 16-digit control number included in your proxy materials.
•
Stockholders of record: If your shares of Company Common Stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy card previously distributed to you. If you are a holder of record, you may vote electronically during the Special Meeting by following the instructions available on www.virtualshareholdermeeting.com/GBTG2026SM.

•
Stockholders holding shares in “street” name: If your shares of Company Common Stock are beneficially held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/GBTG2026SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

For beneficial owners of shares of Company Common Stock held in “street name,” in addition to providing identification as outlined for holders of record above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares beneficially held in “street name” virtually at the Special Meeting. Please note that even if you plan to attend the Special Meeting, we recommend that you submit a proxy by Internet, telephone or by mail, using the accompanying proxy card in advance, to ensure that your shares will be represented.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Company Common Stock registered in their names and may, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NYSE regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. No additional compensation will be paid to our directors, officers or other employees for such services.
Adjournments
Assuming a quorum is present, the approval of the Adjournment Proposal (as defined herein), requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Pursuant to our Bylaws, if a quorum is not present at the Special Meeting, the chair of the Special Meeting may also adjourn the Special Meeting from time to time without the approval of the Company stockholders, subject to the terms of the Merger Agreement. Under our Bylaws, notice need not be given of any such adjournment of less than 60 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each holder of record entitled to receive notice of the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.
The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies for the Merger Proposal. The Company retains full authority to the extent set forth in its Bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the vote or consent of any of the Company stockholders.
Voting by the Company’s Directors and Executive Officers
As of the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate approximately 23,479,138 shares of Company Common Stock, or approximately 4.5% of the outstanding shares of Company Common Stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Company Common Stock (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal and (3) “FOR” the Adjournment Proposal.
Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company stockholders generally. For more information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Voting Agreements
On May 2, 2026, in connection with the execution of the Merger Agreement, each of Parent, Merger Sub and the Company entered into voting and support agreements with each of (i) American Express International, Inc., (ii) EG Corporate Travel Holdings LLC, (iii) QIA Retail Holding LLC and (iv) BR Investors Juweel, L.P. Under the Voting Agreements, the stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any acquisition proposal, subject to certain terms and conditions contained therein. As of July 6,

2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements. For more information, see the section of this proxy statement titled “Voting Agreements.”

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, at the Special Meeting, Company stockholders will consider and vote on a proposal to adopt the Merger Agreement. The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of the Company stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements.
The Company Board unanimously recommends a vote “FOR”
the approval of the Merger Proposal.

PROPOSAL 2: APPROVAL OF THE ADVISORY COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act, the Company is required to submit a proposal to the Company stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by the Company to its named executive officers in connection with the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives the Company stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by the Company to its named executive officers in connection with the Merger.
The “golden parachute” compensation that the Company’s named executive officers will or may be entitled to receive from the Company in connection with the Merger is summarized in the table that appears in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger —Quantification of Payments and Benefits.” Such summary, in tabular form, includes the compensation and benefits that will or may be paid by the Company to its named executive officers in connection with the Merger.
The Company Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The Company Board unanimously recommends that the Company stockholders approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Quantification of Payments and Benefits table and the related narrative disclosures.”
Assuming a quorum is present, the approval of the Advisory Compensation Proposal requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares of Company Common Stock deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Advisory Compensation Proposal.
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. The approval of the Advisory Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger. Since the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either Parent or the Company. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the Company stockholders on the Advisory Compensation Proposal.
The Company Board unanimously recommends a vote “FOR”
the approval of the Advisory Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. As of the date of this proxy statement, the Company Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.
The Company is asking Company stockholders to authorize the holder of any proxy solicited by the Company Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies for the Merger Proposal if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Assuming a quorum is present, the approval of the Adjournment Proposal (as defined herein), requires the affirmative vote of the majority of the votes cast by the Company stockholders present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Pursuant to our Bylaws, if a quorum is not present at the Special Meeting, the chair of the Special Meeting may also adjourn the Special Meeting from time to time without the approval of the Company stockholders, subject to the terms of the Merger Agreement. Accordingly, assuming a quorum is present, shares of Company Common Stock deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
The Company Board unanimously recommends a vote “FOR”
the approval of the Adjournment Proposal.

THE MERGER
General Description of the Merger
The Company, Parent and Merger Sub entered into the Merger Agreement on May 2, 2026. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is issued and outstanding as of immediately prior to the Effective Time (other than (a) any shares of Company Common Stock, Class A-1 Preferred Stock (if any) and Class B-1 Preferred Stock (if any) that are (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub as of immediately prior to the Effective Time or (iii) considered issued and outstanding but unvested and in order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter, (b) any shares of Company Common Stock that are held immediately prior to the Effective Time by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company, or (c) any shares of Company Common Stock as to which holders have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration.
Background of the Merger
The following chronology summarizes key meetings and events that led to the execution of the Merger Agreement. This summary does not purport to describe every meeting, discussion or communication among members of the Company Board, the Special Committee, the Company’s management, the Company’s and the Special Committee’s respective financial advisors, legal advisors or other representatives, Long Lake or their respective financial advisors, legal advisors, affiliates or other representatives or any other person.
On May 27, 2022, the Company, with the assistance of its advisors, including Skadden, completed its business combination to become a publicly traded company. Since that time, the Company Board and the Company’s management team regularly met and considered the Company’s long-term strategy, competitive position, opportunities and prospects in light of current business, regulatory and economic conditions, and developments in the industries in which the Company operates. As part of their regular review, the Company Board and the Company’s management team continually assess opportunities to maximize stockholder value, including prospective strategic opportunities, including (i) executing on the Company’s existing strategy as a standalone public company, (ii) opportunistically acquiring other companies on attractive terms, including the acquisition of CWT and (iii) simplifying its organizational structure by eliminating the Company’s umbrella partnership-C corporation structure.
Despite management’s execution of the Company’s long-term strategic plan, the Company Board remained aware, and discussed from time to time at its regularly scheduled meetings, certain challenges affecting the Company including, among other things, (i) the fact that there was limited liquidity in the market for the Company Common Stock as a result of the highly concentrated stockholder base, including several large stockholders who owned shares of the Company prior to the completion of the above mentioned business combination, (ii) that other potential transactions to help improve such low liquidity, including one or more secondary offerings, even if acceptable to such large stockholders, would have required significant resources of the Company and were not guaranteed to improve the limited liquidity and (iii) the trading price of the Company Common Stock did not appreciate notwithstanding the Company’s execution of the long-term strategic plan.
In light of those challenges, starting in fall 2024, the Company Board discussed the possibility of conducting a strategic transaction process that would include exploring a potential sale of the Company (the “Potential Transaction”). The Company Board discussed various risks and other factors with respect to a potential strategic transaction process and the timing thereof, the Company’s prospects on a standalone basis and the universe of potential buyers, including the fact that one or more existing stockholders, including those with representation on the Company Board (such stockholders with board representation, the “Significant Stockholders”), could be a potential bidder in connection with a Potential Transaction or could have other interests or conflicts in connection with a Potential Transaction, including through commercial arrangements with the Company, the ownership of unvested equity in the Company that only vests upon the stock price reaching a certain threshold level, or the potential for one or more of such

Significant Stockholders to be interested in a potential rollover investment in connection with a Potential Transaction. The Company Board discussed the potential formation of a special committee of disinterested directors in light of those potential conflicts of interest.
On September 24, 2025, at a meeting of the Company Board, with members of the Company’s management in attendance, the Company Board discussed, among other things, Company management’s recommendation to form the Special Committee consisting of disinterested (as a result of no affiliation with the Significant Stockholders or other conflict of interest) and independent directors to consider and evaluate potential strategic transactions outside of the ordinary course of business to maximize value for the Company’s stockholders. Following the discussion, the Company Board noted its approval to form the Special Committee comprised of James Bush, Susan F. Ward and Kathleen Winters as the members of the Special Committee, subject to confirmation of their independence and disinterestedness (consisting of no affiliation with the Significant Stockholders and no other conflict of interest) and subsequent approval and appointment of the Company Board by unanimous written consent.
On October 3, 2025, the Company Board unanimously adopted resolutions forming the Special Committee, with membership consisting of James Bush, Susan F. Ward and Kathleen Winters (who were found to be both independent and disinterested (as a result of no affiliation with the Significant Stockholders, no affiliation with a party potentially interested in participating in the Potential Transaction and no person with material commercial relationships with the Company and its subsidiaries or other conflict of interest)) for the purpose of negotiating, overseeing the negotiation of and/or rejecting any potential strategic transactions outside the ordinary course of the business (including a potential sale of the Company) (the “Special Committee Matters”). The Company Board delegated to the Special Committee the power and authority of the Company Board, to the fullest extent permitted by applicable law and the Company’s Bylaws, with respect to, or arising from, any Special Committee Matters, including, without limitation, that the Special Committee was authorized and empowered to (a) negotiate (or oversee the negotiation of) and to reject any Special Committee Matter, (b) take such actions as it may deem necessary or desirable to consider, negotiate (or oversee the negotiation of) and evaluate the terms, conditions and advisability of any Special Committee Matter, including recommending in favor of or against any Special Committee Matter to the Company Board and/or stockholders of the Company, (c) determine whether any Special Committee Matter is in the best interests of the Company and its stockholders and to report its recommendation to the Company Board and/or the stockholders of the Company, (d) assist in the preparation and filing of any documents as may be required with respect to matters relating to, or arising from, any such Special Committee Matter, and (e) take all other actions that are, in the opinion of the Special Committee, necessary or desirable in connection with the foregoing. The Company Board further resolved that the Special Committee could retain any advisors and consultants (including legal and investment banking advisors) that the Special Committee determined appropriate, and that the Company Board would not approve any Special Committee Matter without the prior approval or recommendation of the Special Committee.
During the week of October 6, 2025, the Special Committee held four meetings to meet with three potential legal advisors, including Kirkland, to assist the Special Committee in evaluating Special Committee Matters. The potential legal advisors each provided disclosures regarding their respective relationships with certain parties that could be involved in a potential strategic transaction.
On October 15, 2025, representatives of Kirkland sent the Special Committee draft communication guidelines (the “Special Committee Communications Guidelines”), which (among other things) provided guidelines with respect to interactions among the Special Committee and its advisors, members of Company management, and directors of the Company Board that were not on the Special Committee.
On October 16, 2025, the Special Committee held a meeting with representatives of management and Kirkland to discuss the potential engagement of Kirkland as its independent legal advisor in connection with the Special Committee’s consideration of Special Committee Matters, which engagement the Special Committee, in executive session, agreed upon. Representatives of Kirkland discussed certain process considerations with respect to a potential strategic transaction process led by a special committee, including the Special Committee Communication Guidelines previously distributed to the Special Committee on October 15, 2025. Representatives of Kirkland also provided disclosures regarding Kirkland’s relationships with the Significant Stockholders, the Company, and certain other parties, that could be involved in a potential strategic transaction. The Special Committee directed representatives of Kirkland to engage in individual discussions with each director on the Company Board that was not on the Special Committee, as well as representatives of Company’s management, in order to provide an overview of the Special Committee Communications Guidelines. The Special Committee also requested that Kirkland speak with representatives of each of the Significant Stockholders to understand any interests that such Significant Stockholder may have in connection with a potential strategic transaction, including as a potential bidder or by rolling over equity with a bidder. Thereafter representatives of Kirkland and the Special Committee discussed certain potential financial advisors to assist the Special Committee, and the Special Committee instructed Kirkland to reach out to potential advisors to request they prepare relationship disclosures and pitch materials, including fee proposals.
Following the October 16 meeting of the Special Committee, at the request of the Special Committee, representatives of Kirkland held separate conversations with representatives of each of the Significant Stockholders to assess their support for and/or potential interest in participating in a strategic transaction involving the Company and requested that the Significant Stockholders provide an update to representatives of Kirkland in the event of any changes to their views.
During the week of October 20, 2025, at the direction of the Special Committee, representatives of Kirkland held introductory calls with each of the directors on the Company Board that were not members of the Special Committee as well as with members of Company management, during which they walked through the Special Committee Communication Guidelines.
Prior to October 31, 2025, the Special Committee received relationship disclosures and pitch materials, including fee proposals, from five potential financial advisors (including Rothschild & Co).
From October 31, 2025, through November 3, 2025, the Special Committee held five meetings, together with representatives of management and Kirkland, to meet with five potential financial advisors to assist the Special Committee in evaluating Special Committee Matters. The potential financial advisors each provided disclosures regarding their respective relationships with certain parties that could be involved in a potential strategic transaction.
On November 3, 2025, at a meeting of the Special Committee, together with representatives of management and Kirkland, the Special Committee discussed the financial advisors they previously met with (including their fee proposals and other key terms) and determined to engage Rothschild & Co as financial advisor to the Special Committee, subject to reaching agreement on the terms of an engagement letter, which determination was made after considering the relative merits of each of the potential financial advisors and Rothschild & Co’s qualifications and experience as a financial advisor, including in connection with public company sale transactions and in the travel technology and technology enabled services industry.
From November 3, 2025, through November 11, 2025, at the request of the Special Committee, representatives of Rothschild & Co held separate conversations with each of the Significant Stockholders to assess their support for and/or potential interest in participating in a strategic transaction involving the Company. The Special Committee authorized Greg O’Hara, Chairman of the Company Board, to assist with introductions for Rothschild & Co to potentially interested parties given his extensive relationships with such parties.
On November 11, 2025, at a meeting of the Special Committee, together with representatives of management, Rothschild & Co and Kirkland, representatives of Rothschild & Co provided an update on the conversations that took place with Significant Stockholders from November 3, 2025, through November 11, 2025. Representatives of Rothschild & Co also provided an overview of a potential strategic transaction process, including a discussion of potential strategic transactions that could be pursued by the Company (including, among others, a potential sale, leveraged recapitalization or share buyback program), and further discussed a potential timeline and overview of potential counterparties that may be interested in pursuing a strategic transaction with the Company. Representatives of Kirkland discussed the conflicts that could arise if one or more of the Significant Stockholders was interested in participating as a potential bidder or rollover investor in connection with a potential sale transaction, or, to the extent applicable, a renegotiation of the terms of certain commercial arrangements with the Company.
On November 24, 2025, at a meeting of the Special Committee, together with representatives of management, Rothschild & Co and Kirkland, representatives of Rothschild & Co provided an update on additional conversations that took place with Significant Stockholders since November 11, 2025, and the impact of the views of the Significant Stockholders on the potential strategic transaction process. Representatives of Rothschild & Co also provided an updated overview of a potential strategic transaction process, including a discussion of potential strategic transactions that could be pursued by the Company, and a potential timeline. The Special Committee requested that management prepare financial projections to be presented to the Special Committee and the Company Board for assistance in the financial analysis of any strategic transaction.

In late November 2025, Bloomberg published an article stating that the Company was exploring a potential sale. In the weeks following the article, the Company received inbound outreach regarding a potential sale from three parties, each of whom was subsequently contacted as part of the strategic review process, further described below.
Prior to the December 3, 2025 meeting of the Company Board, representatives of management provided to the Special Committee initial drafts of certain risk-adjusted financial projections for fiscal years 2026 through 2030. The first set of financial projections were built on a baseline growth case developed in connection with the Company’s ordinary course internal planning process in June 2025 and updated to account for the passage of time, synergies resulting from the CWT acquisition, and certain identified Company initiatives, and an execution risk contingency (the “Management Projections”) (as further discussed and set forth in the section of this proxy statement titled “The Merger — Certain Unaudited Prospective Financial Information”). Management also prepared a second set of projections inclusive of an incremental contingency accounting for potential external risk factors, including risks observed during the process such as AI disintermediation and geopolitical conflict impacts on travel (the “Further Adjusted Projections”) (as further discussed and set forth in the section of this proxy statement titled “The Merger — Certain Unaudited Prospective Financial Information”). The Special Committee recommended that the Management Projections be presented to the full Company Board at the next meeting of the Company Board.
On December 3, 2025, the Company Board held a meeting, together with representatives of management. At the meeting, representatives of management presented the Management Projections. The Company Board discussed the Management Projections and requested that management prepare a separate set of financial projections for the fiscal years 2026 through 2030 without any discount for risk contingencies to be shared with potential bidders and allow potential bidders to apply risk-adjustments independently.
On December 4, 2025, the Special Committee reviewed the final terms of, and then authorized the execution of, an engagement letter with Rothschild & Co, providing for Rothschild & Co’s engagement as the Special Committee’s independent financial advisor. In connection with its engagement by the Special Committee, Rothschild & Co provided the Special Committee with a customary memorandum disclosing certain relationships of Rothschild & Co with relevant parties to the potential transaction, including the Company, certain Significant Stockholders and other relevant parties.
On December 18, 2025, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. At the meeting, representatives of management presented the Management Projections and the Further Adjusted Projections and discussed the preparation of a separate set of financial projections for the fiscal years 2026 through 2030 that would not have any discount for risk contingencies (as prepared and presented on January 28, 2026, the “Bidder Projections” and, together with the Management Projections and Further Adjusted Projections, the “Projections”) (as further discussed and set forth in the section of this proxy statement titled “The Merger — Certain Prospective Unaudited Financial Information”). At the direction of the Special Committee, the Management Projections were later used by Rothschild & Co in connection with its financial analyses and opinion (as further discussed in the section of this proxy statement titled “The Merger — Opinion of Rothschild & Co US Inc.”) and the Bidder Projections were later provided to potential bidders as further described below. Representatives of Rothschild & Co also reviewed with the Special Committee certain preliminary financial analyses based on the Projections. Thereafter, representatives of Rothschild & Co reviewed with the Special Committee a detailed outreach plan to potentially interested counterparties in connection with a potential strategic transaction and the Special Committee directed representatives of Rothschild & Co to proceed with outreach to potential counterparties based on their judgment and experience, taking into consideration views with respect to financial capacity, likely interest, strategic fit and other factors.
From December 18, 2025, through mid-February 2026, representatives of Rothschild & Co commenced outreach and contacted 64 potential counterparties, including financial sponsors (including Long Lake), strategic parties and Minority Strategic Parties (described below), with respect to a potential strategic transaction. Following the outreach, 46 parties declined to proceed and did not enter into confidentiality agreements with the Company, including all of the strategic parties included in the outreach. Reasons cited by declining parties included but were not limited to, risk of artificial intelligence disintermediation and disruption, historical and/or projected organic growth, macroeconomic factors, current disruptions in the travel market, and pricing and margin durability and opportunity.

On January 16, 2026, representatives of management and Kirkland, in furtherance of the Special Committee Communications Guidelines, provided additional guidance to the Special Committee for interactions with members of the Company Board who were not on the Special Committee, including with respect to updates about the strategic transaction process.
On January 22, 2026, representatives of Rothschild & Co had a telephone call with representatives of a financial sponsor (“Party A”) to share an initial teaser and gauge interest in a potential transaction.
On January 23, 2026, representatives of Rothschild & Co had a telephone call with representatives of Long Lake to share an initial teaser and gauge interest in a potential transaction.
On January 27, 2026, representatives of Rothschild & Co had a telephone call with representatives of a financial sponsor (“Party B”) to share an initial teaser and gauge interest in a potential transaction.
On January 28, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. Representatives of Rothschild & Co provided an update on the initial outreach performed, including feedback from parties that had declined to participate in a potential strategic transaction process. The Special Committee then authorized and instructed representatives of Rothschild & Co to maintain regular contact with the Significant Stockholders to assess their support for and/or potential interest in participating in a strategic transaction involving the Company (without providing details about the strategic transaction process, including the identity of any parties involved, that could provide a competitive advantage to any Significant Stockholder relative to other participants in the strategic transaction process). Representatives of management then presented the Bidder Projections and an initial draft of an additional set of financial projections that management intended to regularly update in preparation for the Company’s investor day later in the year if a strategic transaction was not announced (the “Draft Investor Day Projections”). The Special Committee then discussed the different assumptions and risk adjustments among the Management Projections, the Bidder Projections and the Draft Investor Day Projections. Following the discussion, the Special Committee convened an executive session before adjourning.
On January 31, 2026, representatives of Rothschild & Co had a telephone call with representatives of a financial sponsor (“Party C”) to share an initial teaser and gauge interest in a potential transaction.
Between January 2026, and March 2026, the Company, at the direction of the Special Committee, executed customary confidentiality agreements with Long Lake and 11 other financial sponsors. Each confidentiality agreement entered into by the Company contains a customary standstill provision that permits the counterparty to make acquisition proposals at any time following the announcement of a definitive agreement with a third party. At the direction of the Special Committee, the Company also executed customary confidentiality agreements on the same form (and containing a customary standstill provision that permits the counterparty to make acquisition proposals at any time following the announcement of a definitive agreement with a third party) with three strategic parties (each a “Minority Strategic Party”) and one financial sponsor (the “Minority Sponsor”) that expressed potential interest in participating as a minority partner in an acquisition of the Company. The Special Committee intended for these Minority Strategic Parties to be available for potential introduction to remaining bidders at a later stage in the strategic transaction process if any bidders expressed a need or desire for additional capital to finance their bid and/or expertise that could be provided by such parties, which could potentially be utilized to increase the value that a bidder was able to offer in a transaction. Representatives of Rothschild & Co and the Special Committee considered timing and structure for a potential partnership on an ongoing basis, recognizing that any potential execution of a partnered transaction would require additional time compared to a transaction with a single counterparty. Representatives of Rothschild & Co maintained regular contact with each Minority Strategic Party throughout the strategic transaction process and provided the Minority Strategic Parties with access to select diligence materials. Except for the one instance described below, none of the potential bidders expressed a need or desire for such additional capital or expertise and therefore none were introduced to any of the Minority Strategic Parties during the strategic transaction process.
On February 2, 2026, the Company executed a customary confidentiality agreement with Long Lake in the form described above.
On February 3, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. Representatives of management then presented an updated draft of the Draft Investor Day Projections, which was followed by a discussion of the assumptions included therein and reminded the Special Committee that the Draft Investor Day Projections were a working draft that would continue to be revised and updated. The Special Committee then discussed with management the inherent uncertainty in each of the projections, including due to the distant time horizon of the projections and potential external factors outside the Company’s control. Representatives of Kirkland then provided an overview as to how the Management Projections that had been requested by the Special Committee would be used in the strategic transaction process. Following the discussion, the Special Committee convened an executive session before adjourning.
On February 5, 2026, the Special Committee held a meeting, together with representatives of Rothschild & Co and Kirkland. Representatives of Rothschild & Co provided an update on the strategic transaction process, including the interest of parties in the process and the timeline for upcoming engagement with potentially interested parties. Thereafter the Special Committee discussed how the Company stock price was impacted by general market circumstances, including the disruption caused by artificial intelligence. Representatives of Rothschild & Co then presented on valuation methods typically used by potential acquirors and provided an overview on potential stock price values for which financial bidders would have a likely ability to pay. The Special Committee then discussed the Management Projections, the Bidder Projections, and the Draft Investor Day Projections, and determined that the Bidder Projections should be provided to bidders at the appropriate time. The Special Committee determined that the Management Projections remained appropriate for the Special Committee’s evaluation of a potential strategic transaction and the financial analysis of Rothschild & Co and, as a result, the Draft Investor Day Projections were never used or relied on as part of the strategic transaction process (and were never finalized).
On February 10, 2026, the Company executed a joinder to the Long Lake confidentiality agreement with General Catalyst, a potential co-bidder with Long Lake, pursuant to which General Catalyst became a representative of Long Lake and therefore bound by the Long Lake confidentiality agreement. On the same day, the Company executed a customary confidentiality agreement with Party C, which contains a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party.
On February 11, 2026, members of management and representatives of Rothschild & Co participated in two fireside chats with (i) representatives of Long Lake and General Catalyst and (ii) representatives of Party C. The materials provided the same day to both parties following the fireside chats included the Bidder Projections.
Also on February 11, 2026, the Special Committee held a meeting, together with representatives of Rothschild & Co. Representatives of Rothschild & Co and the Special Committee discussed the Company’s upcoming increase in its share repurchase program and how that could affect interested parties in a potential strategic transaction.
On February 12, 2026, the Company executed a customary confidentiality agreement with Party A, which contains a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party.
On February 17, 2026, members of management and representatives of Rothschild & Co participated in a fireside chat with representatives of Party A. The materials provided the same day to Party A following the fireside chat included the Bidder Projections.
On February 18, 2026, the Company executed a customary confidentiality agreement with Party B, which contains a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party.
On February 19, 2026, members of management and representatives of Rothschild & Co participated in a fireside chat with representatives of Party B. The materials provided the same day to Party B following the fireside chat included the Bidder Projections.
From January 2026, through April 2026, at the direction of the Special Committee, representatives of Rothschild & Co maintained regular contact with the Significant Stockholders to assess their support for and/or potential interest in participating in a strategic transaction involving the Company (without providing details about the strategic transaction process, including the identity of any parties involved, that could provide a competitive advantage to any Significant Stockholder relative to other participants in the strategic transaction process), and further maintained regular contact with potentially interested parties in order to gauge ongoing interest and discuss process matters.
On February 19, 2026, the Special Committee held a meeting, together with representatives of Kirkland. Representatives of Kirkland and the Special Committee discussed the guidelines and parameters previously put in place for providing updates on the strategic transaction process to the full Board and for communications with other members of the Company Board.

Also on February 19, 2026, at the request of representatives of a stockholder of the Company with representation on the Company Board (“Party D”), representatives of Rothschild & Co had a telephone call with representatives of Party D (including a current director of the Company Board) to share an initial teaser and gauge interest in a potential transaction.
On February 20, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. Representatives of Rothschild & Co provided an update on engagement with potentially interested parties, including feedback from parties regarding their interest in the Company and potential concerns about the Company’s business and prospects. As part of the discussion, representatives of Rothschild & Co informed the Special Committee of the potential interest by Party D and the Special Committee then discussed the guidelines and parameters previously put in place to address potential interest by a Significant Stockholder in participating in a transaction.
On February 25, 2026, representatives of Kirkland sent an update to the Company Board to inform them that Party D had expressed interest in participating in the strategic transaction process. As a result, the previously shared Special Committee Communications Guidelines were being updated and the director affiliated with Party D would no longer receive updates about the strategic transaction process from the Special Committee. Other directors on the Company Board were informed that they should not discuss the strategic transaction process with the director affiliated with Party D.
Between January 2026 and March 2026, following the execution of customary confidentiality agreements with Long Lake and 11 other financial sponsors, at the direction of the Special Committee, representatives of Rothschild & Co provided each of the potential bidders subject to a confidentiality agreement, as well as the Minority Strategic Parties, each of which had signed a confidentiality agreement, with certain targeted financial and business due diligence materials, including the Bidder Projections.
Between February 2026 and early March 2026, representatives of management and Rothschild & Co participated in a number of meetings to discuss due diligence matters with various potential bidders, including representatives from Long Lake and General Catalyst, Party A, and Party C. These meetings included discussions of, among other things, finance, artificial intelligence, technology, supplier, customer, and commercial matters. Between February 2026 and early March 2026, three of the 12 potential bidders that signed confidentiality agreements determined not to proceed in the strategic transaction process. Reasons cited by declining parties included but were not limited to, risk of artificial intelligence disintermediation and disruption, and internal prioritization.
On March 5, 2026, the Company executed a customary confidentiality agreement with Minority Sponsor, which contains a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party. Later that day, members of management and representatives of Rothschild & Co participated in a fireside chat with representatives of Minority Sponsor. The materials provided the same day to Minority Sponsor following the fireside chat included the Bidder Projections.
From March 9, 2026, through March 12, 2026, representatives of Rothschild & Co delivered a phase 1 process letter (the “Phase 1 Letter”) to Long Lake, Party A, Party B, Party C, Party D and four other potentially interested parties (each of which were financial sponsors and part of the 12 potential bidders that signed confidentiality agreements with the Company) in a strategic transaction with the Company. The Phase 1 Letter set a bid date for first round bids of March 24, 2026, which bids were to include a description of anticipated financing, any anticipated regulatory approvals, and other customary information for an initial indication of interest. The four other potentially interested parties (i.e., those that received the Phase 1 Letter other than Party A, Party B, Party C and Party D) communicated to representatives of Rothschild & Co prior to or during the week of March 23, 2026, that they would not proceed with the strategic transaction process or submit an indication of interest. Reasons cited by declining parties included but were not limited to, risk of artificial intelligence disintermediation and disruption, potential challenges with an exit of the investment, and an operating model with high reliance on human support.
On March 10, 2026, the Company executed separate customary confidentiality agreements with Party D, Minority Strategic Party Y and Minority Strategic Party Z, which each contain a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party. Following the execution of the applicable confidentiality agreements, members of management and representatives of Rothschild & Co participated in separate fireside chats with representatives of Party D and Minority Strategic Party Z. The materials provided the same day to Party D and Minority Strategic Party Z following the fireside chat included the Bidder Projections.

As a result of the regular contact between representatives of Rothschild & Co and the Significant Stockholders over the course of the strategic transaction process, whereby representatives of Rothschild & Co assessed the Significant Stockholders’ support for and/or potential interest in participating in a strategic transaction involving the Company, representatives of Rothschild & Co became aware that one of the Significant Stockholders (other than Party D) (“Stockholder A”) was interested in obtaining access to due diligence information in order to better formulate a position on whether it was interested in acting as a bidder in the strategic transaction process or participating in a rollover of its equity stake in the Company in connection with a potential acquisition by another bidder. At the direction of the Special Committee, representatives of Kirkland shared a draft confidentiality agreement with Stockholder A on March 17, 2026.
From March 17, 2026, through March 25, 2026, representatives of Kirkland and Stockholder A exchanged drafts of a confidentiality agreement, but were unable to finalize an agreement based on customary restrictions in the confidentiality agreement that were required by the Special Committee but unacceptable to Stockholder A. From such time until April 8, 2026, representatives of Kirkland, Rothschild & Co, and management held several telephone conversations with representatives of Stockholder A to better understand Stockholder A’s potential interest in a strategic transaction.
On March 18, 2026, the Company executed a customary confidentiality agreement with Minority Strategic Party X, which contains a customary standstill provision that permits acquisition proposals at any time following the announcement of a definitive agreement with a third party.
On March 19, 2026, Minority Strategic Party Y informed representatives of Rothschild & Co that it was no longer interested in participating in the strategic transaction process for a potential strategic transaction due to its board’s shift in investment priorities.
Also on March 19, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co, and Kirkland. Representatives of Rothschild & Co provided an update on engagement with potentially interested parties, including feedback from parties regarding their interest in the Company and potential concerns about the Company’s business and prospects. The Special Committee then discussed financing considerations relevant to the strategic transaction process and potential financing sources. Representatives of Rothschild & Co then provided an overview of the broader market backdrop, including the current market environment, investor focus on artificial intelligence, the ongoing conflict in the Middle East and the related surge in jet fuel pricing (which has a direct impact on travel expenses), and the continued downward pressure on the Company’s stock price.
On March 22, 2026, the Special Committee held a meeting, together with representatives of Rothschild & Co and Kirkland. The Special Committee discussed views on the strategic transaction process and discussed how to evaluate offers for the Company, including in light of the current market environment that had been discussed at the March 19, 2026 meeting of the Special Committee. The Special Committee then discussed the strategic transaction process and plans to maximize the Company’s optionality and value for stockholders.
On March 24, 2026, Long Lake, Party A, Party B, and Party C each submitted to representatives of Rothschild & Co a non-binding indication of interest to acquire the Company. Long Lake’s non-binding indication of interest (the “March 24 Long Lake IOI”) included a preliminary price for a potential strategic transaction in the range of $7.75-8.25 per share on an all-cash basis, subject to due diligence. After discussion with representatives of Rothschild & Co, representatives of Long Lake indicated that they expected to be able to increase Long Lake’s non-binding indication of interest above the high end of the range provided in the March 24 Long Lake IOI, subject to due diligence. Party A’s non-binding indication of interest (the “March 24 Party A IOI”) included a preliminary price for a potential strategic transaction in the range of $7.00-7.50 per share on an all-cash basis, subject to due diligence. Party B’s non-binding indication of interest (the “March 24 Party B IOI”) included a preliminary price for a potential strategic transaction at $10.00 per share on an all-cash basis, subject to due diligence. Party C’s non-binding indication of interest (the “March 24 Party C IOI”) included a preliminary price for a potential strategic transaction in the range of $7.00-8.00 per share on an all-cash basis, subject to due diligence.
On March 26, Party D submitted to representatives of Rothschild & Co a non-binding indication of interest (the “March 26 Party D IOI”) that included a preliminary price for a potential strategic transaction at $8.00 per share on an all-cash basis, subject to due diligence.
On March 26, 2026, at the direction of the Special Committee, representatives of Kirkland provided an update to the Company Board on the strategic transaction process, noting that indications of interest had been received (without providing any details of the parties, terms or conditions), that Party D remained a participant, and reminding the other members of the Company Board of the updated communications guidelines that were distributed to the Company Board on February 25, 2026, including the direction not to discuss a potential strategic transaction or the process with Party D or the director affiliated with Party D.
On March 26, 2026, Paul Abbott, Chief Executive Officer of the Company, in coordination with the Special Committee’s advisors, reached out to Amex, as the largest stockholder of the Company, to discuss the status of the strategic transaction process (without identifying any details of the process) in order to assess whether Amex was likely to be supportive, given that representatives of Amex had previously indicated to representatives of Rothschild & Co in early November of 2025 that they would be a seller in a potential transaction and would not be interested as a potential buyer or equity rollover participant.
On March 27, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. At the meeting, representatives of Rothschild & Co reviewed the status of the strategic transaction process and then presented the March 24 Long Lake IOI, the March 24 Party A IOI, the March 24 Party B IOI, the March 24 Party C IOI, and the March 26 Party D IOI, as well as the oral indication by Long Lake that it expected that it could increase its non-binding indication of interest above the range provided in the March 24 Long Lake IOI, subject to due diligence. The Special Committee and representatives of management, Rothschild & Co, and Kirkland then discussed each of the indications of interest received, potential responses for each bidder that had submitted an indication of interest, and next steps in the strategic transaction process, including an overall potential targeted timeline for entering into a potential definitive agreement. The Special Committee determined that each of the parties that submitted bids should proceed to the next phase in the strategic transaction process other than Party A given the competitive process and the proposed value in their March 24 Party A IOI compared to other bids.
The same day, at the direction of the Special Committee, representatives of Rothschild & Co reached out to each of the parties (other than Party A) that had submitted indications of interest to provide feedback and next steps. Long Lake was informed that there was a bid materially higher than the March 24 Long Lake IOI. Party B was informed that its price was competitive but that it needed to accelerate its due diligence work given the lack of significant due diligence work completed by it prior to the March 24 Party B IOI as compared to the work done prior to such date by other parties. Party C was informed that based on the competitive nature of the process they would need to exceed $8.00 per share in a future bid in order to continue progressing in the strategic transaction process. Party D was informed that their offer was lower than other bidders and that they would need to increase their offer in order to continue progressing in the strategic transaction process.
Also on March 27, 2026, members of management, with representatives of Rothschild & Co in attendance, held a management meeting with representatives of Minority Sponsor. The same day, representatives of Rothschild & Co had a telephone conversation with representatives of Minority Strategic Party X to discuss a value creation thesis.
On March 28, 2026, at the direction of the Special Committee, representatives of Rothschild & Co reached out to Party A to inform them that they had not been advanced to the next round based on the competitive process and the proposed value in their March 24 Party A IOI compared to other bids.
On March 30, 2026, as part of the second phase in the strategic transaction process, the Company granted Long Lake and General Catalyst, Party B, Party C, and Party D access to a data room (the “Data Room”) containing, among other materials, customary full business, financial and legal information about the Company. The Data Room was updated with additional due diligence information and information responsive to diligence requests from the bidders throughout the remainder of the strategic transaction process.
Also on March 30, 2026, representatives of Minority Strategic Party X shared a value creation thesis with representatives of Rothschild & Co.
On March 31, 2026, Party A submitted an unsolicited revised non-binding indication of interest to representatives of Rothschild & Co, which included a preliminary price of $8.50 per share on an all-cash basis, subject to due diligence (the “March 31 Party A IOI”).
On the same day, members of management and representatives of Rothschild & Co participated in a fireside chat with representatives of one of the three remaining Minority Strategic Parties. The materials provided in connection with the fireside chat included the Bidder Projections.

Also on March 31, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co, and Kirkland. At the meeting, representatives of Rothschild & Co provided an update on the strategic transaction process, including the status of each active bidder and the proposed timeline for the strategic transaction process going forward. The Special Committee discussed the unsolicited March 31 Party A IOI and determined to grant Party A access to due diligence in the next phase of the strategic transaction process based on the increase in price per share in the March 31 Party A IOI. Representatives of Kirkland then reviewed with the Special Committee a detailed summary of the auction draft of a definitive merger agreement to be sent to the remaining parties later in the strategic transaction process, and the Special Committee thereafter approved the auction draft. The Special Committee then discussed the process for sharing information about the strategic transaction and bids received with the remainder of the Company Board, including in light of Party D’s interest in a potential transaction.
On April 2, 2026, based on the increased price per share in the March 31 Party A IOI, Party A was granted access to the Data Room.
Between April 2, 2026, and April 23, 2026, representatives of management and Rothschild & Co participated in numerous meetings to discuss due diligence matters with representatives from Long Lake and General Catalyst, Party A, Party C, and Party D, which meetings covered, among other things, legal, HR, finance, technology, supplier, customer and commercial matters. During the same period, Long Lake and General Catalyst, Party A, Party C, and Party D submitted numerous due diligence requests and received responsive materials in the form of written responses and materials provided in the Data Room. While each of the foregoing parties actively participated in the due diligence process, Long Lake and General Catalyst were involved in the most diligence sessions, spent the most time reviewing materials in the Data Room, and submitted the most diligence requests to management. During this period, Party B participated in three sessions with representatives of management and Rothschild & Co, which covered commercial, technology and finance matters, but otherwise were largely inactive in the due diligence process. Representatives of management also participated in a session on finance and M&A with one of the three remaining Minority Strategic Parties.
During the same period in April, the Special Committee held weekly meetings, attended by members of management, representatives of Rothschild & Co and Kirkland, where the Special Committee received regular updates on the activities of each of the active bidders in the strategic transaction process, and discussed timing and next steps.
On April 6, 2026, representatives of Minority Strategic Party X had a telephone conversation with representatives of Rothschild & Co and management to discuss the value creation thesis that had been prepared by Minority Strategic Party X and previously shared on March 30, 2026.
On April 7, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co, and Kirkland. Representatives of Rothschild & Co provided an update on the strategic transaction process, including due diligence progression, the level of engagement by interested parties, and a timeline for the strategic transaction process going forward. Representatives of Kirkland then led the Special Committee in a discussion of the process for which the Special Committee would, if desired, recommend a potential transaction to the Company Board.
On the same date, at the direction of the Special Committee, representatives of Rothschild & Co delivered a phase 2 process update (the “Phase 2 Update”) to Long Lake, Party A, Party C, and Party D. The Phase 2 Update set a bid date for revised bids of April 29, 2026, which bids were to include customary information for a phase 2 indication of interest. Given the minimal resources committed by Party B to date, and the amount of time and resources it would take Party B to submit a phase 2 bid, representatives of Rothschild & Co, at the direction of the Special Committee, did not send a Phase 2 Update to Party B in order to ensure Party B had adequate additional time before being asked to make a second round bid.
Also on April 7, 2026, the Company granted Minority Sponsor access to the Data Room.
On April 8, 2026, representatives of Stockholder A informed representatives of Rothschild & Co that Stockholder A was not interested in participating as a potential bidder in the strategic transaction process, but that it would be interested in a potential rollover with another bidder.
On April 14, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co and Kirkland. Representatives of Rothschild & Co provided an update on the strategic transaction process, including due diligence progression, the level of engagement by interested parties, and a timeline for strategic transaction process going forward.

On April 20, 2026, members of management, with representatives of Rothschild & Co in attendance, presented a management presentation to Party A.
On April 21, 2026, members of management, with representatives of Rothschild & Co in attendance, presented a management presentation to Party D and separately presented a management presentation to Long Lake.
On April 22, 2026, members of management, with representatives of Rothschild & Co in attendance, presented a management presentation to Party C.
On April 22, 2026, in advance of the anticipated bid date of April 29, 2026, that had been previously communicated to bidders on April 7, 2026, Long Lake submitted a revised, non-binding indication of interest (the “April 22 Long Lake IOI”) that included a preliminary price for a potential strategic transaction at $9.00 per share on an all-cash basis. The April 22 Long Lake IOI indicated that Long Lake had completed their business due diligence (with only confirmatory diligence remaining) and was prepared to move forward efficiently. The April 22 Long Lake IOI requested a draft merger agreement, disclosure schedules, and voting and support agreement to be signed by certain major shareholders in order to facilitate the submission of a fully committed proposal by April 29, 2026. While the April 22 Long Lake IOI contemplated the acquisition of 100% of the outstanding equity of the Company, Long Lake requested the flexibility to discuss potential rollover participation with certain of the Company’s existing shareholders, who were not specified in the proposal.
On the morning of April 23, 2026, representatives of Rothschild & Co spoke informally with each member of the Special Committee regarding the April 22 Long Lake IOI. The Special Committee discussed that Long Lake had substantially completed its due diligence and had indicated that it was prepared to move quickly to enter into a definitive agreement, as compared to other bidders in the strategic transaction process that would need to complete significantly more due diligence before they would be in a position to enter into a definitive agreement. As a result and in response to Long Lake’s request, the Special Committee agreed to release the auction draft merger agreement to Long Lake with the understanding that Long Lake would work to increase the price per share above the price in the April 22 Long Lake IOI. Given the significant additional time required by Party A, Party C and Party D to complete their due diligence work ahead of the April 29 bid date set in the Phase 2 Bid Instruction Letter and to encourage those parties to focus on completing that due diligence ahead of that date, the Special Committee determined not to release the auction draft merger agreement to those bidders. At the same time, the Special Committee determined that it was prudent to share the auction draft merger agreement with Long Lake in order to more fully assess the April 22 Long Lake IOI and mitigate the risk that Long Lake could withdraw the April 22 Long Lake IOI if a transaction was not executed quickly.
On April 23, 2026, at the direction of the Special Committee, representatives of Kirkland provided the auction draft of the merger agreement and related disclosure schedules to representatives of Long Lake’s legal advisor, Latham & Watkins LLP (“Latham”). The auction draft of the merger agreement, among other things, did not specify any dollar values for the company termination fee (payable by the Company upon certain trigger events, including failure to obtain the Requisite Stockholder Approval at a meeting of Company stockholders) or buyer reverse termination fee, included a “hell or high water” regulatory efforts standard and did not contemplate any rollover agreements to be executed in connection with the signing of the merger agreement.
On the same date, representatives of Rothschild & Co delivered a phase 2 bid instruction letter (the “Phase 2 Bid Instruction Letter”) to Party A, Party C and Party D, which reaffirmed the bid date of April 29, 2026, as previously indicated by the Phase 2 Update, and included additional detail on instructions for the bids, which were to include a description of anticipated financing, anticipated regulatory approvals, and other customary information for a phase 2 indication of interest. Given the significant additional time required by Party A, Party C and Party D to complete their due diligence work ahead of the April 29 bid date set in the Phase 2 Bid Instruction Letter and to encourage those parties to complete that due diligence ahead of that date, the Phase 2 Bid Instruction Letter did not require the parties to provide markups of the auction draft merger agreement. On April 24, 2026, representatives of Latham informed representatives of Kirkland that Latham expected to send back limited revisions to the draft merger agreement together with a draft equity commitment letter and limited guarantee over the weekend of April 25-26 with the goal of trying to finalize those documents by April 29, 2026.
On April 26, 2026, following a request by Long Lake that voting and support agreements be obtained from three Significant Stockholders (American Express International, Inc. (“Amex”), EG Corporate Travel Holdings LLC (“Expedia”) and QIA Retail Holding LLC (“QIA”)), representatives of Kirkland circulated to Latham the auction draft form of a proposed voting and support agreement contemplated to be entered into by Amex, Expedia, and QIA in connection with a potential transaction.

On the morning of April 26, 2026, Latham delivered to Kirkland a markup of the draft Merger Agreement reflecting Long Lake’s proposed revisions, which, among other things, proposed to accept the “hell or high water” regulatory efforts standard but limit the remedial obligations to Company assets, proposed that the Company termination fee be 5% of equity value, expanded the triggers for payment of the Company termination fee, proposed that the Long Lake reverse termination fee be 5% of equity value, included a closing condition related to cognizant security agency approvals, and contemplated that rollover agreements with two identified significant stockholders would be executed in connection with the signing of the merger agreement.
From the morning of April 26, 2026, through May 2, 2026, representatives of Kirkland, Skadden and Latham exchanged drafts of, and communicated with respect to open issues in, the merger agreement, the disclosure schedules, the form of voting and support agreement to be entered into by Amex, Expedia and QIA, the debt commitment letter, the equity commitment letter for both preferred and common equity from Koch Equity Development LLC (“Koch”), the equity commitment letter and limited guarantee each being provided by Long Lake, and various other transaction documents.
On April 25, 2026, Party A informed representatives of Rothschild & Co that it would only be interested in continuing in the potential strategic transaction process if it was partnered with a financial partner with an artificial intelligence angle and/or a Minority Strategic Party in connection with evaluating submission of a revised indication of interest as contemplated by the Phase 2 Bid Instruction Letter.
From April 22, 2026, through April 27, 2026, based on the indication from Long Lake that it was contemplating seeking a rollover from two identified Company stockholders and the possibility that other bidders may also find a rollover desirable, representatives of Rothschild & Co, at the direction of the Special Committee, spoke to representatives of QIA and Expedia about their interest and/or willingness to roll over a portion of their equity in the Company in connection with a potential strategic transaction, and each signaled they were open to discussions.
On April 27, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co, and Kirkland. At the meeting, representatives of Rothschild & Co provided an update on the strategic transaction process, including the status of each active bidder and the proposed timeline for the process going forward. Representatives of Rothschild & Co discussed the work that had been done by each party in the strategic transaction process, including the significant additional due diligence and work on definitive transaction documents completed by Long Lake as compared to other bidders. Representatives of Rothschild & Co discussed with the Special Committee the fact that Long Lake had indicated to representatives of Rothschild & Co that, in the interest of expediting reaching definitive agreement on a potential transaction and to provide additional closing certainty, it was willing to provide equity commitments for 100% of the equity funding required, and would be prepared to forgo any discussions about equity rollovers from certain existing stockholders until after signing of definitive agreements. The Special Committee then discussed with representatives of Kirkland certain legal considerations around the request from Long Lake to engage in preliminary discussions about potential equity rollovers by two identified existing stockholders of the Company, including the request by Long Lake for the Special Committee (under power delegated to the Special Committee by the Company Board) to grant a limited waiver of Article XII in the Company’s certificate of incorporation to allow those preliminary discussions to occur. Following the discussion, the Special Committee approved the limited waiver of Article XII of the Company’s certificate of incorporation to allow Long Lake to have discussions and negotiations (but not enter into definitive agreements or final arrangements) with Expedia and QIA about a potential equity rollover. Representatives of Kirkland then updated the Special Committee on certain open issues in the latest draft merger agreement received from Latham and the Special Committee provided input on these remaining issues.
On April 27, 2026, representatives of Latham provided initial drafts of the equity commitment letter and limited guarantee from Long Lake to representatives of Kirkland.
Also on April 27, 2026, the Company executed a letter agreement with Expedia in contemplation of potential rollover discussions between representatives of Expedia and Long Lake, which contained confidentiality obligations and other terms governing the potential rollover discussions (and which did not contain a standstill restriction). Thereafter, Expedia was connected with Long Lake and permitted to engage in discussions regarding a potential rollover, but was expressly not permitted to enter into any agreement or arrangement with respect to a potential rollover until approved by the Special Committee.

On April 27, 2026, Party C indicated to representatives of Rothschild & Co that, while it continued to be interested in a transaction with the Company, due to the size of the Company and Party C’s struggles with underwriting the full equity required for a transaction, Party C only would be interested in proceeding as a minority partner with another bidder.
On April 28, 2026, members of management and representatives of Rothschild & Co participated in a management meeting with representatives of Expedia. The materials provided the same day to Expedia following the management meeting included the Bidder Projections.
On April 28, 2026, representatives of Latham sent revisions to the form of voting and support agreement to representatives of Kirkland and provided an initial draft of the debt commitment letter with the lenders in the potential transaction.
On April 28, 2026, the Company entered into a letter agreement with QIA in contemplation of potential rollover discussions between representatives of QIA and Long Lake, which contained confidentiality obligations and other terms governing the potential rollover discussions (and which did not contain a standstill restriction). Thereafter, QIA was connected with Long Lake and permitted to engage in discussions regarding a potential rollover, but was expressly not permitted to enter into any agreement or arrangement with respect to a potential rollover until approved by the Special Committee.
On April 29, 2026, representatives of Party D indicated that they would not meet the April 29 bid date in the Phase 2 Bid Instruction Letter and requested additional time to submit a revised indication of interest by May 1. Party D indicated that they would need approximately three weeks of further due diligence before being prepared to consider entering into definitive agreements relating to a potential transaction, and that they continued to value the Company consistent with the March 26 Party D IOI.
Also on April 29, 2026, representatives of Long Lake spoke with representatives of Rothschild & Co and, in order to efficiently finalize the terms of a potential transaction, verbally conveyed that Long Lake had determined to increase its offer to $9.25 per share for 100% of the outstanding equity of the Company. Representatives of Long Lake indicated that their proposal was fully-priced, and noted, among other factors, current disruptions in the travel market and surging jet fuel prices as constraining their ability to reach a higher valuation. Later that day, representatives of Long Lake submitted a written revised non-binding indication of interest (the “April 29 Long Lake IOI”) that memorialized the $9.25 per share all-cash offer price conveyed earlier that day, along with fully committed debt and equity financing letters, including preferred equity, and expressed a willingness to execute definitive agreements within 24 to 48 hours. While the April 29 Long Lake IOI continued to mention a potential rollover by certain existing Company stockholders, such a rollover was not required for Long Lake to enter into definitive agreements.
Later that day, representatives of Kirkland delivered a form of voting and support agreement, which had been negotiated between the Company and Long Lake, to representatives of Amex, Expedia, and QIA, the Significant Stockholders from whom Long Lake indicated it would require voting and support agreements in connection with entering into a definitive merger agreement.
On April 29, 2026, representatives of Rothschild & Co provided the Special Committee with an updated disclosure of relationships of Rothschild & Co with relevant parties to the potential transaction, including the Company, certain Significant Stockholders, Long Lake, General Catalyst, and other relevant parties.
On April 30, 2026, the Special Committee held a meeting, together with representatives of management, Rothschild & Co, and Kirkland. At the meeting, representatives of Rothschild & Co provided an update on the strategic transaction process, including the status of each active bidder and the proposed timeline for the strategic transaction process going forward, including Party C’s indication that it would only proceed as a minority partner to another bidder. The Special Committee then discussed the extended timeline that Party D required in order to be prepared to potentially enter into definitive transaction agreements and that a representative of Party D had indicated that, while preliminary and subject to diligence and investor committee approval, any revised offer would likely be consistent with the valuation that it had submitted in the March 26 Party D IOI. The Special Committee also discussed that Party A had not submitted a revised bid by the April 29 bid date and had not provided any indication that it was willing to increase its offer from the March 24 Party A IOI. The Special Committee discussed Long Lake’s preparedness to enter into definitive agreements on a very short timeline, notwithstanding that financial markets were experiencing significant volatility and the potential macroeconomic and industry challenges resulting from the ongoing conflict in the Middle East and the related surge in jet fuel pricing (which has a direct impact on travel expenses). Representatives of Kirkland then provided an update on the status of negotiation of definitive documents with Long Lake and the process and outreach to Amex, Expedia, and QIA to sign voting and support agreements concurrently with the execution of the merger agreement. The Special Committee also discussed a request from Long Lake to obtain another voting and support agreement from BR Investors Juweel, L.P. (“BR Investors Juweel”) and directed representatives of Kirkland to engage with BR Investors Juweel about that request. Representatives of Kirkland then discussed with the Special Committee an updated disclosure on relationships of each of Rothschild & Co and Kirkland (which Rothschild & Co disclosure had previously been provided to the Special Committee on April 29, 2026) with relevant parties to the potential transaction, including the Company, certain Significant Stockholders, Long Lake, General Catalyst, and other relevant parties. Kirkland disclosed that certain such parties (including General Catalyst) were clients of Kirkland, and each such client represented less than 0.33% of Kirkland’s total revenues over the preceding two-year period.
The Special Committee concluded that none of the relationships disclosed would affect Kirkland’s or Rothschild & Co’s ability to serve as advisors to the Special Committee. Representatives of Rothschild & Co then reviewed with the Special Committee its updated preliminary financial analyses of the Company and the Potential Transaction based on the Management Projections and the April 29 Long Lake IOI. Following the discussion, the Special Committee, with input from representatives of management, Kirkland and Rothschild & Co, evaluated the April 29 Long Lake IOI and whether to make a counterproposal. Among the factors considered were: (i) the several weeks that it would take any other remaining bidders to complete due diligence and negotiate definitive agreements with no assurance that they would be prepared to do so, (ii) the fact that no other bidders had submitted a revised indication of interest by the April 29 deadline in the Phase 2 Bid Instruction Letter, (iii) the robust strategic transaction process and significant number of potentially interested parties that had been part of the Company’s outreach, as well as the number of parties that had received due diligence information on the Company, (iv) the risk that Long Lake could withdraw the April 29 Long Lake IOI if a transaction was not executed quickly, including due to the concern that lenders may withdraw or reduce the debt commitments they were willing to provide to fund the transaction, (v) the Special Committee’s assessment of the Company’s intrinsic value, including historical financial performance, growth prospects and long-term strategic objectives, including risks related to geopolitical and macroeconomic conditions and competitive and technological disruption that could adversely impact the Company’s ability to achieve its long-term objectives, (vi) the updated preliminary financial analyses provided by representatives of Rothschild & Co, and (vii) Long Lake’s financing commitments and ability to consummate a potential strategic transaction on an expedited basis. The Special Committee then directed representatives of Rothschild & Co to present a counterproposal (the “Counterproposal”) to representatives of Long Lake consisting of a transaction for (1) $9.50 in cash per share, (2) a Company termination fee of 3.9% of equity value, and (3) a Long Lake reverse termination fee of 5.25% of equity value. The Special Committee instructed representatives of Rothschild & Co to inform Long Lake that if Long Lake was willing to accept the Counterproposal, then the Special Committee would direct its advisors to proceed to finalize the terms of the potential transaction.
On the same date, promptly following the meeting of the Special Committee, representatives of Rothschild & Co delivered the Counterproposal to representatives of Long Lake, who accepted the terms of the Counterproposal. Later that day, representatives of Long Lake delivered a written best and final non-binding indication of interest (the “April 30 Long Lake IOI”) to acquire all of the outstanding shares of Company Common Stock at $9.50 per share in cash, which April 30 Long Lake IOI requested the parties enter into exclusivity. Thereafter, the Company and Long Lake, with the approval of the Special Committee, entered into a written agreement providing Long Lake exclusivity in respect of a potential acquisition of the Company through 11:59 p.m., Eastern Time, on May 3, 2026.
On the same date, representatives of Latham sent representatives of Kirkland a revised debt commitment letter from the lenders in the potential transaction, as well as an equity commitment letter for both preferred and common equity from Koch. Representatives of the Company provided representatives of BR Investors Juweel with the form of voting and support agreement. Representatives of Amex, Expedia, and QIA sent representatives of Kirkland comments on the form of voting and support agreement. Thereafter, representatives of Kirkland, Latham, Amex, Expedia, QIA, and BR Investors Juweel exchanged several drafts of the form of voting and support agreement in anticipation of executing a voting and support agreement with each such stockholder concurrently with the execution of the merger agreement.
That same day, representatives of Long Lake informed representatives of Rothschild & Co that no substantive discussions had occurred between Long Lake and Expedia or QIA regarding a potential rollover, and that any further discussions and potential arrangements relating to an equity rollover with QIA and Expedia would only take place following the announcement of a transaction.

Also on April 30, 2026, representatives of Party B confirmed to representatives of Rothschild & Co that they had deprioritized their work on a potential strategic transaction with the Company and would not be proceeding with a potential strategic transaction.
From April 30, 2026, through the public announcement on May 4, 2026 of the definitive agreement between Long Lake and the Company, Company management and representatives of Long Lake exchanged drafts of expected communications about a potential transaction with stockholders, employees, customers, suppliers, and other relevant parties.
On the morning of May 1, 2026, a representative of Rothschild & Co informed the Company director affiliated with Party D that the Company had entered into exclusivity with another interested party. The director then confirmed that Party D would not be submitting a revised bid. The director also indicated that, given Party D’s involvement as a potential bidder in the strategic transaction process, the director intended to recuse himself from any meeting of the Company Board to approve a definitive agreement with another bidder.
Also on May 1, 2026, the Special Committee held a meeting with representatives of management, Kirkland, and Rothschild & Co in attendance. Representatives of Kirkland then reviewed the fiduciary duties of the directors with respect to the potential transaction under Delaware law. Representatives of management then led the Special Committee in a discussion of potential opportunities and risks related to the Company’s standalone performance and how that could impact the likelihood of achieving the Management Projections. Representatives of Kirkland also reviewed the material terms of the merger agreement, the voting and support agreements, the equity commitment letter and limited guarantee from Long Lake, the debt commitment letter from the lenders to Long Lake, and the equity commitment letter from Koch. Representatives of Rothschild & Co then reviewed with the Special Committee Rothschild & Co’s financial analysis of the Company and the Merger, and delivered to the Special Committee Rothschild & Co’s opinion, which was subsequently confirmed in writing, to the effect that, as of May 1, 2026 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the Merger Consideration payable to the holders of shares of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. After discussion among the Special Committee, including a discussion of the factors described below in the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Company Board,” the Special Committee unanimously (i) determined that the merger agreement and the transactions contemplated thereby, on the terms and subject to the conditions set forth therein, were fair to, advisable and in the best interests of, the Company and its stockholders and (ii) recommended that the Company Board (A) approve and declare advisable the merger agreement, the Voting Agreements with each of Amex, QIA, Expedia and BR Investors Juweel (and grant a waiver under Article XII in the Company’s certificate of incorporation with respect to the Voting Agreements) and the transactions contemplated thereby and (B) recommend adoption of the merger agreement to the Company’s stockholders (this clause (ii), the “Special Committee Recommendation”).
On May 1, 2026, the Company Board held a meeting with representatives of management, Skadden, Kirkland and Rothschild & Co in attendance. Each director of the Company Board attended except for the director affiliated with Party D, who had previously informed representatives of management of his desire to be recused given Party D’s involvement in the strategic transaction process as a potential bidder. Representatives of Skadden then reviewed the fiduciary duties of directors with respect to the potential transaction under Delaware law. Representatives of Skadden and Kirkland then discussed with the Company Board disclosed relationships of each of Skadden and Kirkland with relevant parties to the potential transaction, including the Company, certain Significant Stockholders, Long Lake, General Catalyst and other relevant parties. Representatives of Kirkland also discussed with the Company Board disclosed relationships of Rothschild & Co with each of the same relevant parties. Representatives of Rothschild & Co then provided an overview of the strategic transaction process, including a review of the offers received and the April 30 Long Lake IOI and a review of the potential counterparties that had been contacted in the strategic transaction process and the due diligence and work done by those parties. Representatives of Rothschild & Co then reviewed with the Company Board Rothschild & Co’s financial analyses of the Company and the Merger based on the Management Projections and the April 30 Long Lake IOI. Representatives of Rothschild & Co then informed the Company Board that Rothschild & Co had delivered its opinion to the Special Committee to the effect that, as of May 1, 2026 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the Merger Consideration payable to the holders of shares of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Representatives of Kirkland then reviewed the material terms of the Merger Agreement, the Voting Agreements, the equity commitment letter and limited guarantee from Long Lake, the debt commitment letter from the lenders to Long Lake, and the equity commitment letter from Koch. A representative of the Special Committee then provided an overview of the Special Committee Recommendation. After discussion among the Company Board, acting upon the Special Committee Recommendation, the Company Board (i) determined that it was in the best interests of the Company and the Company’s stockholders, and declared it advisable, to enter into the merger agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement and Voting Agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement. In addition, the Company Board approved the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, for purposes of Article XII of the Company’s certificate of incorporation and any takeover statute that may purport to be applicable with respect to or as a result of the Merger Agreement, the Voting Agreements or the transactions contemplated thereby (including the Merger) and elected not to be subject to such provision of the Company’s certificate of incorporation or any such takeover statute.
Subsequently, in the early hours of May 2, 2026, the Company, Long Lake, Amex, Expedia, BR Investors Juweel, Koch, and the lenders under the debt commitment letter executed and delivered, as applicable, the Merger Agreement, the Voting Agreements with BR Investors Juweel, Expedia and Amex, the debt commitment letter from the lenders, the equity commitment letters, the limited guarantee, and the other transaction documents.
Following QIA’s internal approvals, on May 3, 2026, QIA, Long Lake and the Company executed and delivered a Voting Agreement.
On May 4, 2026, the Company issued a press release announcing the transaction and filed with the SEC a Current Report on Form 8-K, which attached copies of the Merger Agreement, the form of Voting Agreement, and the press release announcing the transaction as exhibits.
Following the announcement of the transaction, Long Lake and QIA initiated substantive discussions with respect to a potential rollover arrangement with QIA. Once Long Lake and QIA finalized acceptable terms with respect to a rollover arrangement, a request was made for the Special Committee to review a draft of the QIA Rollover Agreement. On June 27, 2026, the Special Committee approved Long Lake’s entry into a rollover arrangement with QIA on the terms set forth in the QIA Rollover Agreement. For more information relating to the QIA Rollover Agreement and discussions relating to an equity rollover between Long Lake and Expedia, please see the section of this proxy statement titled “The Merger — Rollover Arrangements.”
Reasons for the Merger; Recommendation of the Special Committee and the Company Board
Recommendation of the Special Committee
On October 3, 2025, the Company Board unanimously adopted resolutions forming the Special Committee for the purpose of negotiating, overseeing the negotiation of and/or rejecting any potential strategic transactions outside the ordinary course of business. The Company Board delegated to the Special Committee the power and authority of the Company Board, to the fullest extent permitted by applicable law and the Company’s Bylaws, with respect to, or arising from, any such potential strategic transaction, including, without limitation, that the Special Committee was authorized and empowered to (a) negotiate (or oversee the negotiation of) and to reject any potential strategic transaction; (b) take such actions as it may deem necessary or desirable to consider, negotiate (or oversee the negotiation of) and evaluate the terms, conditions and advisability of any potential strategic transaction, including recommending in favor of or against any such potential strategic transaction to the Company Board and/or the Company stockholders; (c) determine whether any potential strategic transaction is in the best interests of the Company and the Company stockholders and to report its recommendation to the Company Board and/or the Company stockholders; (d) assist in the preparation and filing of any documents as may be required with respect to matters relating to, or arising from, any such potential strategic transaction; and (e) take all other actions that are, in the opinion of the Special Committee, necessary or desirable in connection with the foregoing. The Company Board further resolved that the Special Committee could retain any advisors and consultants (including legal and investment banking advisors) that the Special Committee determined appropriate, and that the Company Board would not approve any potential strategic transaction without the prior approval or recommendation for approval of the Special Committee.

In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee, comprised solely of independent and disinterested directors, consulted with members of Company management, Kirkland and Rothschild & Co. After careful and thorough consideration, at a meeting held on May 1, 2026, the Special Committee unanimously determined that the Merger Agreement, the Voting Agreements and the other agreements and documents contemplated by the Transaction Documents and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, are fair to, advisable and in the best interests of the Company and the Company stockholders, and recommended that the Company Board (a) approve and declare advisable the Merger Agreement, the Transaction Documents and the transactions contemplated thereby and (b) recommend adoption of the Merger Agreement to the Company stockholders.
In arriving at its determination and in recommending that the Company Board (a) approve and declare advisable the Merger Agreement, the Transaction Documents and the transactions contemplated thereby and (b) recommend adoption of the Merger Agreement to the Company stockholders, the Special Committee considered many factors, including the following non-exhaustive list of factors (not necessarily in order of relative importance), which the Special Committee viewed as weighing in favor of its determination and recommendation:
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The fact that the Merger Consideration is all cash at $9.50 per share, which provides certainty of value and liquidity to the Company stockholders, while eliminating the effect of long-term business, market and execution risk to the Company stockholders as compared to continuing to operate the Company as a standalone public company. In assessing the certainty of value, the Special Committee considered that the Merger Consideration is not subject to market fluctuations or post-closing adjustments.

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The belief of the Special Committee, after a comprehensive review of the Company’s current and historical financial condition, results of operations, prospects, business strategy, competitive position and industry and regulatory considerations, including the potential impact of these factors on the trading price of Company Common Stock, that the Merger Consideration is more favorable to the Company stockholders than the potential value that might have resulted from other alternatives available to the Company, including remaining a standalone public company. In this regard, the Special Committee considered, among other things, the limited liquidity in the market for the Company Common Stock as a result of the highly concentrated stockholder base; that other potential transactions to help improve such limited liquidity, including one or more secondary offerings, even if acceptable to the Company’s largest stockholders, would have required significant resources of the Company and were not guaranteed to improve the limited liquidity; the sensitivity of corporate travel demand to macroeconomic conditions and geopolitical developments, including ongoing instability in the Middle East and elevated oil and jet fuel prices; the compression of software-as-a-service valuations in the public markets; the risk of competitive disruption from emerging technologies and new market entrants, including artificial intelligence; business plan execution risks and investment requirements associated with ongoing transformation initiatives, including the development, integration and deployment of technology and artificial intelligence enabled tools and the Company’s ability to successfully adopt emerging technologies; the Company’s historical and projected financial performance as set out in the Management Projections (as further discussed and set forth in the section of this proxy statement titled “The Merger — Certain Unaudited Prospective Financial Information”), including (a) challenges that may arise as a result of supplier concentration and (b) prospects for organic revenue growth and opportunities arising from the Company’s strategic alliances and potential cost savings from operational transformation and integration of CWT; and the Company’s leverage profile and related refinancing and deleveraging needs.

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The attractive value of the Merger Consideration relative to recent and historical trading prices for Company Common Stock, including that the Merger Consideration represents: (a) a premium of approximately 67.9% to the 3-month volume-weighted average price as of May 1, 2026; (b) a premium of approximately 65.1% to the 1-month volume-weighted average price as of May 1, 2026; (c) a premium of approximately 60.2% to the closing price of Company Common Stock of $5.93 on May 1, 2026, the last full trading day prior to the execution of the Merger Agreement; and (d) a premium of approximately 29.8% to the closing price of Company Common Stock of $7.32 on November 24, 2025, the last full trading day prior to Bloomberg’s publication reporting that the Company was exploring a potential sale (as further described in the section of this proxy statement titled “The Merger — Background of the Merger”). The Special Committee viewed these premiums as meaningful in light of the Company’s recent trading history, the Company’s limited public float and related overhang, the impact of published media reports on the trading price of Company Common Stock, broader valuation headwinds and the macroeconomic backdrop.
•	The costs and burdens associated with being a public company and the demands on management’s attention and resources in the current operating environment.
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The thorough and deliberate process overseen by the Special Committee in evaluating the Merger and potential alternatives. At the direction of the Special Committee, the Company’s financial advisor contacted 64 potential counterparties, including financial sponsors and strategic parties, with respect to a potential strategic transaction. The Company entered into confidentiality agreements with 18 of these parties, including Long Lake, provided targeted financial and business due diligence materials to such parties and provided an opportunity for such parties to make offers and negotiate a transaction with the Company if such third parties desired to do so. Such efforts did not result in a higher actionable proposal. For more information, please see the section of this proxy statement titled “The Merger — Background of the Merger.”

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The price discovery and negotiation dynamic with Parent that resulted in a final price of $9.50 per share, reflecting meaningful price improvement over the course of negotiations. Parent’s initial non-binding indication of interest, submitted on March 24, 2026, proposed a purchase price of $7.75 to $8.25 per share, which was subsequently increased ultimately to a final $9.50 per share in the non-binding indication of interest received by the Special Committee on April 30, 2026. The Special Committee considered that these improvements reflected constructive, arm’s-length negotiation on value and terms, including with respect to termination-related fees, interim operating covenants, regulatory-related provisions and timing considerations associated with Parent’s financing process. The Special Committee believed that the final price of $9.50 per share represented the highest price that Parent was willing to pay and the most favorable terms reasonably obtainable under the circumstances.

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The financing commitments and related features supporting closing certainty, including the fact that the Merger is not subject to a financing condition. Parent has obtained committed equity, preferred equity and debt financing to fund the Merger Consideration and other amounts payable at closing, and the Merger Agreement contains cooperation covenants to facilitate timely closing. The Special Committee further considered that Long Lake provided a limited guarantee in favor of the Company guaranteeing specified Parent payment obligations, including, subject to the terms and conditions set forth therein, the Parent Termination Fee and certain enforcement-related and reimbursement obligations, which the Special Committee viewed as enhancing the likelihood of closing.

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The terms and conditions of the Merger Agreement, which were the product of extensive arm’s-length negotiations between the parties. In particular, the Special Committee considered that the Merger Agreement: (a) permits the Company Board (or the Special Committee) to change its recommendation or terminate the Merger Agreement to enter into a Superior Proposal, in each case subject to compliance with matching rights and other procedures and payment of the applicable termination fee of $200 million, which the Special Committee viewed as reasonable; (b) provides for a limited set of closing conditions that are customary for transactions of this type, including the receipt of the Requisite Stockholder Approval, specified regulatory clearances and security clearances from cognizant security agencies and (c) provides the Company with operating flexibility prior to closing subject to customary interim covenants.

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The financial analysis reviewed by Rothschild & Co with the Special Committee and the opinion of Rothschild & Co rendered to the Special Committee on May 1, 2026 that, as of such date and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the Merger Consideration payable to the holders of shares of Company Common Stock in the Merger pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders. Such opinion is more fully described under the section of this proxy statement titled “The Merger — Opinion of Rothschild & Co US Inc.” below. The full text of Rothschild & Co’s written opinion has been included as Annex B to this proxy statement and is incorporated by reference herein in its entirety.

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The likelihood and expected timing of obtaining required regulatory approvals and clearances in the United States and other jurisdictions, including expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and other specified approvals, non-actions or expirations of waiting periods under applicable foreign investment and security laws, and the parties’ respective efforts covenants to obtain such approvals.

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The Merger Agreement permits the Company, under certain circumstances, to furnish information to and participate or engage in discussions or negotiations with any third party if such third party has made to the Company a bona fide, written Acquisition Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement, and permits the Company Board (or a committee thereof, including the Special Committee) to (a) effect a Company Board Recommendation Change (as defined herein) with respect to a Superior Proposal or (b) cause the Company to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case subject to the applicable termination fee. The Special Committee believed that these provisions would not preclude a Superior Proposal from being made. For more information, please see the section of this proxy statement titled “The Merger Agreement — Superior Proposal and Change of Recommendation; Entry into Alternative Acquisition Agreement.”

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The support for the transaction reflected in voting and support agreements entered into concurrently with signing by significant stockholders of the Company, including American Express International, Inc., BR Investors Juweel, L.P., EG Corporate Travel Holdings LLC and QIA Retail Holding, LLC, which together represented approximately 69% of the outstanding shares of Company Common Stock as of April 30, 2026. Although such agreements are subject to their terms and do not by themselves assure stockholder approval of the Merger, the Special Committee viewed this support by the largest stockholders of the Company as favorable to transaction execution.

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The fact that the Merger is subject to the approval of the Company stockholders and that the Company stockholders who do not vote in favor of the adoption of the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and demand payment of the “fair value” of their Company Common Stock, as and to the extent provided by Section 262 of the DGCL. For more information, please see the section of this proxy statement titled “Appraisal Rights.”

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The expectation that, subject to the satisfaction of the conditions to closing, the Merger could be completed within a timeframe that the Special Committee considered reasonable in light of the regulatory and stockholder approval requirements, including the Merger Agreement’s outside date of November 2, 2026, subject to an automatic extension to February 2, 2027, under specified regulatory conditions.

The Special Committee also considered a number of factors relating to the procedural safeguards present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Company stockholders:
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The Special Committee, since its formation on October 3, 2025, has consisted solely of independent and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential strategic transaction and were otherwise disinterested and independent with respect to a potential strategic transaction, other than as discussed in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

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The Special Committee was delegated the full power and authority of the Company Board to negotiate (or oversee the negotiation of) the Merger Agreement, determine the advisability of the transactions contemplated thereby and to reject the proposed transaction, to recommend to the Company Board what action should be taken with respect to the transactions and to select and engage its own independent legal and financial advisors for such purposes.

•	The Company Board was not permitted to authorize, approve or proceed with a potential strategic transaction without the prior approval, or recommendation for approval, of the Special Committee.
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The numerous meetings held by the Special Committee (with its legal and financial advisors present) to discuss and evaluate, among other things, the process for exploring a potential strategic transaction and the proposals from Parent, and the Special Committee’s active oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to the Company’s management team and its advisors in connection with the evaluation process.
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The Special Committee selected and engaged its own independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of the Merger Agreement.

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The recognition by the Special Committee that it had no obligation to recommend to the Company Board the approval of the Merger or any other transaction and had the authority to reject any proposals made.

The Special Committee considered a number of uncertainties and risks in making its determinations with respect to the Merger, including the following non-exhaustive list (not necessarily in order of relative importance):
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The fact that the Company will no longer exist as an independent, publicly traded company that is listed on the NYSE and that the Company stockholders will not participate in any future earnings or potential growth of the Company and will not benefit from any potential future appreciation in the value of the Company, or any appreciation in the value of Company Common Stock, including any potential appreciation in value that could be realized as a result of continued execution of the Company’s strategy.

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The potential diversion of management focus and resources from operational matters and other strategic opportunities while working to consummate the Merger and the potential negative effect of the pendency of the transaction on the Company’s business relationships, including with employees, customers, suppliers and partners, such as the possible loss of key personnel or counterparties delaying or deferring decisions during the pendency of the transaction.

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The restrictions placed on the conduct of the Company’s business prior to the closing pursuant to the terms of the Merger Agreement, including restrictions that could adversely affect the Company’s ability to take advantage of business opportunities that may arise pending consummation of the Merger and that, absent the Merger Agreement, the Company might have pursued, even though the Merger Agreement permits the Company to operate in the ordinary course and includes certain customary exceptions and consent standards. For more information, please see the section of this proxy statement titled “The Merger Agreement — Conduct of Business by the Company Prior to Consummation of the Merger.”

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The absence of a post-signing “go shop” period under the Merger Agreement and the resulting prohibition on soliciting other acquisition proposals following signing, subject to the ability to respond to unsolicited proposals that could reasonably be expected to lead to a Superior Proposal and, prior to stockholder adoption, to change the recommendation or terminate the Merger Agreement to accept a Superior Proposal upon payment of the applicable termination fee.

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The requirement, under certain circumstances specified in the Merger Agreement, that the Company pay Parent a Company Termination Fee of $200,000,000, including if the Merger Agreement is terminated to enter into a Superior Proposal, or following a recommendation change, or, in certain circumstances, if an alternative transaction is entered into or consummated within a specified period following termination, which fee could discourage competing bids.

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The risk that, if Parent fails to complete the Merger or otherwise breaches the Merger Agreement in certain circumstances, the Company’s monetary remedies may be limited to the $270,000,000 Parent Termination Fee payable by Parent, specified enforcement costs and certain reimbursement and indemnification obligations, which may be inadequate to compensate the Company for the damage caused, and the circumstances in which specific performance or other equitable relief would be available are limited by the terms of the Merger Agreement, including that the Company may not both obtain a grant of specific performance resulting in the Closing and receive the Parent Termination Fee and that the Company’s right to enforce specific performance of Parent’s obligation to consummate the Merger is conditioned upon, among other things, the Debt Financing having been funded or being available to be funded at the Closing.

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The risk that the Financing contemplated by the Equity Commitment Letters and Debt Commitment Letter will not be obtained, resulting in Parent and Merger Sub not having sufficient funds to complete the transactions contemplated by the Merger Agreement.

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The fact that regulatory clearances, approvals and consents are (or may be) required to complete the Merger in the United States and in certain non-U.S. jurisdictions, which presents a risk that the closing may be delayed or that such clearances, approvals and consents may not be obtained at all, as well as the risk that mitigation or other remedies could be required that could adversely affect Parent’s or the Company’s business or delay closing.

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The risk that, even with financing commitments and the limited guarantee, the transactions contemplated by the Merger Agreement could be delayed or fail to close due to financing or market disruptions or failure to satisfy conditions to funding, and that the Parent Termination Fee and related obligations may be the Company’s sole and exclusive monetary remedy in certain circumstances.

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The risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be delayed, even if the requisite approval is obtained from the Company stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied and the potential resulting disruptions to the Company’s business.

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The potential for litigation or regulatory scrutiny in connection with the Merger and the risk that any such litigation or scrutiny could delay, prevent or otherwise adversely affect the consummation of the Merger or result in costs or burdens whether or not the Merger is completed.

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The significant costs involved in connection with entering into the Merger Agreement and completing the Merger, some of which are payable regardless of whether the Merger is completed, including the costs of financing cooperation, regulatory filings and integration planning.

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The other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and, to the extent applicable, any subsequent Quarterly Reports on Form 10-Q.

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The fact that an all-cash transaction would be taxable to the Company stockholders that are U.S. Holders for U.S. federal income tax purposes. For more information, please see the section of this proxy statement titled “The Merger — U.S. Federal Income Tax Considerations.”

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The fact that the Company’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of the Company stockholders generally, as described in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
Recommendation of the Company Board
In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with members of Company management, Skadden, Kirkland and Rothschild & Co, and considered the recommendations of the Special Committee. After careful and thorough consideration, at a meeting held on May 1, 2026, the Company Board, acting upon the unanimous recommendation of the Special Committee, (a) determined that it is in the best interests of the Company and the Company stockholders, and declares it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (b) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (c) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof on the terms and subject to the conditions set forth in the Merger Agreement.
In arriving at its determination and in recommending that the Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal, the Company Board considered many factors, including the following non-exhaustive list of material factors and countervailing factors (not necessarily in order of relative importance):
•	The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous (a) determination that the Merger Agreement, the Transaction Documents and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, are fair to, advisable and in the best interests of the Company and the Company stockholders, and (b) recommendation that the Company Board (i) approve and declare advisable the Merger Agreement, the Transaction Documents and the transactions contemplated thereby and (ii) recommend adoption of the Merger Agreement to the Company stockholders.
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The procedural fairness of the Merger, including that (a) it was negotiated by the Special Committee consisting solely of independent and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential strategic transaction and were otherwise disinterested and independent with respect to a potential strategic transaction, other than as discussed in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”; (b) the Special Committee was delegated the full power and authority of the Company Board to negotiate (or oversee the negotiation of) the Merger Agreement, determine the advisability of the transactions contemplated thereby and to reject the proposed transaction, to recommend to the Company Board what action should be taken with respect to the transactions and to select and engage its own independent legal and financial advisors for such purposes; and (c) the Special Committee had the authority to select and engage its own independent legal and financial advisors and was advised by such advisors throughout its review, evaluation and negotiation of the Merger Agreement.

•	The other material factors and countervailing factors considered by the Special Committee and listed above.
The Company Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
The foregoing discussion of the reasons for the recommendation of the Special Committee and the Company Board is not intended to be exhaustive but addresses the material information and factors considered in connection with their evaluation of the Merger. In view of the wide variety of factors considered and the complexity of these matters, neither the Special Committee nor the Company Board found it practicable to, and neither did, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendation. Rather, in considering the information and factors described above, the members of the Special Committee and the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Special Committee and the Company Board based their recommendations on the totality of the information presented and concluded that the potential benefits of the Merger outweighed the uncertainties, risks and potential negative factors. This explanation of the factors and reasoning contains forward-looking statements that should be read together with the section of this proxy statement titled “Forward-Looking Statements.”
Opinion of Rothschild & Co US Inc.
The Special Committee retained Rothschild & Co as its financial advisor in connection with advising the Special Committee with respect to the potential sale, merger or other strategic alternative involving the Company, including, without limitation, the transactions contemplated by the Merger Agreement. The Special Committee selected Rothschild & Co based on its qualifications, experience, reputation, and independence. As part of its investment banking business, Rothschild & Co regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, capital raises and other transactions.
On May 1, 2026, at a meeting of the Special Committee held to evaluate the proposed Merger and other transactions contemplated by the Merger Agreement, Rothschild & Co delivered to the Special Committee its opinion, which was subsequently confirmed by delivery of a written opinion dated May 1, 2026, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the Merger Consideration payable to the Company stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Rothschild & Co’s written opinion, dated May 1, 2026, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Rothschild & Co’s opinion contained herein is qualified in its entirety by reference to the full text of such opinion.
Rothschild & Co’s opinion was provided for the benefit of the Special Committee in connection with and for the purpose of its evaluation of the Merger. Rothschild & Co’s opinion should not be construed as creating any fiduciary duty on Rothschild & Co’s part to any party. Rothschild & Co’s opinion was limited to the fairness, from a financial point of view, of the Merger Consideration payable to the Company stockholders in the Merger pursuant to the Merger Agreement, and Rothschild & Co was not asked to, nor did it, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth in its opinion, of the Merger, the Merger Agreement or any other agreement entered into in connection with the Merger. Rothschild & Co expressed no opinion as to the price at which the shares of Company Common Stock would trade at any future time. In addition, Rothschild & Co did not express any opinion as to the Company’s, the Company Board’s or the Special Committee’s underlying business decisions to engage in the Merger or the relative merits of the Merger as compared to any alternative transaction. Rothschild & Co’s opinion did not constitute a recommendation to the Special Committee as to whether to approve the Merger or a recommendation as to whether or not any Company stockholder should vote or otherwise act with respect to the Merger or any other matter. In addition, Rothschild & Co was not asked by the Special Committee to address, nor did Rothschild & Co’s opinion address, the fairness to, or any other consideration of, (a) the holders of any class of securities or creditors or other constituencies of the Company or (b) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company, or any class of such persons, whether relative to the Merger Consideration pursuant to the Merger Agreement or otherwise.
In connection with its opinion, Rothschild & Co, among other things:
•	reviewed a draft of the Merger Agreement dated April 30, 2026;
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reviewed certain publicly available business and financial information that Rothschild & Co deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company Common Stock;

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compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies Rothschild & Co deemed generally relevant and the consideration received in such transactions;

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compared the financial and operating performance of the Company with publicly available information concerning certain other public companies Rothschild & Co deemed generally relevant, including data related to public market trading levels and implied trading multiples;

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reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Forecasts”); and

•	performed such other financial studies and analyses and considered such other information as Rothschild & Co deemed appropriate for the purposes of its opinion.
In addition, Rothschild & Co held discussions with certain members of the management of the Company regarding the Merger, the past and current business operations and financial condition and prospects of the Company, the Forecasts and certain other matters Rothschild & Co believed necessary or appropriate to its inquiry.
In arriving at its opinion, Rothschild & Co, with the Special Committee’s consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to Rothschild & Co by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for Rothschild & Co, and Rothschild & Co did not assume any responsibility or liability therefor. Rothschild & Co did not conduct any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor were any such valuations or appraisals provided to Rothschild & Co, and Rothschild & Co did not express any opinion as to the value of such assets or liabilities. Rothschild & Co did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, Rothschild & Co did not assume any obligation to conduct any physical inspection of the properties or the facilities of the Company or Parent. At the direction of the management of the Company, Rothschild & Co used and relied upon the Forecasts for purposes of its opinion. In relying on the Forecasts, Rothschild & Co assumed, at the direction of the Company, that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company’s management as to the expected future results of operations and financial condition of the Company and that the financial results reflected in such Forecasts would be achieved at the times and in the amounts projected. Rothschild & Co expressed no view as to the reasonableness of the Forecasts and the assumptions on which they are based.
Rothschild & Co assumed that the transactions contemplated by the Merger Agreement would be consummated as contemplated in the Merger Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties would comply with all material terms of the Merger Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger, no material delays, limitations, conditions or restrictions would be imposed. For purposes of rendering its opinion, Rothschild & Co assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to Rothschild & Co, and that there was no information or any facts that would make any of the information reviewed by Rothschild & Co incomplete or misleading. Rothschild & Co did not express any opinion as to any tax or other consequences that may result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters. Rothschild & Co relied as to all legal, tax and regulatory matters relevant to rendering its opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at its opinion, Rothschild & Co did not take into account any litigation, regulatory or other proceeding that was pending or may be brought against the Company or any of its affiliates. In addition, Rothschild & Co relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any material respect from the draft of the Merger Agreement reviewed by Rothschild & Co.
Rothschild & Co’s opinion was necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they existed and could be evaluated on, and the information made available to Rothschild & Co as of, the date thereof and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to Rothschild & Co and as they were represented to Rothschild & Co in discussions with the management of the Company. Although subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion.
Summary of Rothschild & Co’s Financial Analyses
The following represents a summary of the material financial analyses performed by Rothschild & Co, each of which is a standard valuation methodology customarily undertaken in transactions of this type, in connection with providing its opinion, dated May 1, 2026, to the Special Committee. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild & Co. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. No one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild & Co. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild & Co was based on all analyses and factors taken as a whole and also on application of Rothschild & Co’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Some of the summaries of financial analyses performed by Rothschild & Co include information presented in tabular format. In order to fully understand the financial analyses performed by Rothschild & Co, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Rothschild & Co. The order of analyses described below does not represent the relative importance or weight given to the analysis by Rothschild & Co.
As used in this section of this proxy statement, (a) all references to “fully diluted” shares and phrases of similar import, when used in relation to the Company, mean the number of fully diluted outstanding shares of Company Common Stock, including all shares subject to outstanding Company RSUs, Company PSUs (assuming for this purpose that all applicable performance goals are achieved at the target level but excluding additional shares issuable pursuant to outstanding performance stock units if all applicable performance goals are achieved at the maximum level), and earnout shares, and excluding (i) certain shares issuable to Apollo Strategic Growth Capital that are outstanding as of

April 30, 2026, but that are expected to be canceled in connection with the Merger and (ii) certain shares not outstanding as of April 30, 2026, but that are expected to be issued by the Company pursuant to an agreement related to the Company’s merger with CWT, each as based on the most recently available information as of April 30, 2026, as provided and approved for Rothschild & Co’s use by the management of the Company; (b) the “EV” of a company as of any given time refers to the enterprise value of such company (calculated as further discussed below) at such time; and (c) the “Adjusted EBITDA” or “Adj. EBITDA” of a company for any given period means the earnings before interest, taxes, depreciation and amortization of such company during such period and excludes the expense of stock-based compensation, other tax-deductible expenses including mergers and acquisitions and integration-related costs, other one-time items, tax, depreciation and amortization.
Selected Public Company Analysis
Rothschild & Co performed a selected public companies analysis in order to derive an implied per share equity value reference range for the Company from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to the Company, based on its professional judgment and experience, that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of the Company. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to the Company. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included the following companies, which Rothschild & Co refers to, collectively, as the “selected public companies”:
•	Airbnb, Inc.
•	Amadeus IT Group, S.A.
•	Booking Holdings Inc.
•	eDreams ODIGEO SA
•	Expedia Group, Inc.
•	Flight Centre Travel Group Limited
•	Navan, Inc.
•	Sabre Corporation
•	Tripadvisor, Inc.
For purposes of its analysis of the selected public companies, Rothschild & Co (a) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies as of April 30, 2026, public filings made by such selected public companies for certain historical financial information and data for such selected public companies that Rothschild & Co obtained from broker research and, where applicable, adjusted to account for certain events such as acquisitions and divestitures; and (b) calculated the EV of each of the selected public companies as a multiple of the estimated EBITDA (less capitalized software expense) for the calendar year ending December 31, 2026, which multiple Rothschild & Co refers to as “EV / Adj. EBITDA (less CapSW).”
“EV” was calculated as fully diluted equity market value based on per share stock prices as of April 30, 2026, (a) with respect to each of the selected public companies, plus such company’s most recently disclosed net debt and debt-like items and other adjustments including pension, minority interest, and investments or (b) with respect to the Company, plus the Company’s debt and debt-like items and other adjustments including pension, minority interest, and equity method investments, less the Company’s cash, each as of March 31, 2026, and as provided and approved for Rothschild & Co’s use by the management of the Company.

The results of Rothschild & Co’s review of the EV / Adj. EBITDA (less CapSW) multiples are summarized in the chart below:
Selected Public Companies Analysis

Financial Metric	EV / CY 2026E Adj. EBITDA (less CapSW)
25th percentile	8.5x
Mean	10.5x
Median	10.4x
75th percentile	12.0x

Based on the 2026 EV / Adj. EBITDA (less CapSW) multiple calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV / Adj. EBITDA multiples of 9.0x to 12.0x to the estimated Adj. EBITDA (less CapSW) of the Company for fiscal year 2026, as provided in the Forecasts, to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt, (b) the Company’s pension liabilities and (c) the Company’s minority interest, and added the Company’s (i) cash and cash equivalents and (ii) equity method investments, each as provided and approved for Rothschild & Co’s use by the management of the Company, and each as of March 31, 2026, and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration.
Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value	Merger Consideration
EV / 2026E Adj. EBITDA (less CapSW)	9.0x – 12.0x	$6.25 – $9.00	$9.50

Selected Precedent Transactions Analysis
Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied per share equity value reference range for the Company from implied transaction EV multiples in merger or acquisition transactions involving other companies that occurred since February 2015 and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Using publicly available information, Rothschild & Co analyzed the EV multiples in the twelve (12) selected transactions listed in the table below involving target companies that in Rothschild & Co’s view, based on its professional judgment and experience, generally reflected similar characteristics to the Company’s business operations. In the table and descriptions below, Rothschild & Co refers to “last twelve months” as “LTM.”

Selected Precedent Transactions Analysis

Date Announced	Target	Acquiror
December 2024	Despegar.com, Corp.	Prosus N.V.
March 2024	CWT Holdings, LLC	Global Business Travel Group, Inc.
December 2021	Helloworld Corporate (Helloworld Travel Limited)	Corporate Travel Management Limited
May 2021	Egencia (Expedia Group, Inc.)	Global Business Travel Group, Inc
September 2020	Travel & Transport, Inc.	Corporate Travel Management Limited
December 2018	Travelport Worldwide Limited	Siris Capital Group, LLC / Evergreen Coast Capital Corp.
August 2018	TravelClick	Amadeus IT Group, S.A.
February 2018	Hogg Robinson Group plc	Global Business Travel Group, Inc.
August 2017	JacTravel Group (Holdings) Ltd.	Webjet Limited
June 2017	Etraveli Holding AB	CVC Capital Partners
April 2016	Hotelbeds Group (TUI AG)	Cinven / Canada Pension Plan Investment Board
February 2015	Orbitz Worldwide, Inc.	Expedia, Inc.

Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to the Company and the Merger. No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company or the Merger was compared.
For purposes of this analysis, Rothschild & Co calculated the EV of each of the target companies in the selected precedent transactions based on the market and financial data of the target companies as well as the implied EV of the target company of the selected transaction as a multiple of (a) the LTM Adj. EBITDA of the target company that was publicly disclosed at the time each such selected transaction was announced; (b) where available, the LTM Adj. EBITDA of the target company during the 12-month period ending closest to the date of announcement of the Merger or acquisition for which such information was publicly available; or (c) for companies for which LTM financial information was not available, the annual Adj. EBITDA of the target company for the period closest to the date of announcement of the Merger or acquisition for which such information was publicly available, which multiples Rothschild & Co refers to as “EV / LTM Adj. EBITDA.”
Based on the EV / LTM Adj. EBITDA multiples calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of 10.0x to 12.0x to the LTM Adj. EBITDA (less CapSW) of the Company for the period ended March 31, 2026 of approximately $440 million (pro forma for the CWT acquisition and inclusive of 2026E CWT synergies), as provided by in the Forecasts prepared by the management of the Company and approved for Rothschild & Co’s use by the Special Committee, to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt, (b) the Company’s pension liabilities and (c) the Company’s minority interest, and added the Company’s (i) cash and cash equivalents and (ii) equity method investments, each as provided and approved for Rothschild & Co’s use by the management of the Company, and each as of March 31, 2026, and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:
Selected Precedent Transactions Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value	Merger Consideration
LTM Adj. EBITDA (less CapSW)	10.0x – 12.0x	$6.00 - $7.50	$9.50

Discounted Cash Flow Analysis
Rothschild & Co performed a discounted cash flow (“DCF”) analysis for the Company in order to derive an implied per share equity value reference range for the Company if it were to remain an independent public company, and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. In this analysis, Rothschild & Co calculated a range of implied EVs for the Company by adding (a) the estimated unlevered, after-tax free cash flows that the Company was forecasted to generate for the last three quarters of fiscal year 2026 through the end of fiscal year 2030 based on the Forecasts provided by the management of the Company, discounted to present value, as of March 31, 2026, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital for the Company; and (b) the present value, as of March 31, 2026, of the implied terminal value of the Company, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital for the Company, and a range of perpetuity growth rates. Utilizing the perpetuity growth rate methodology, Rothschild & Co estimated the terminal value of the Company by applying an illustrative range of perpetuity growth rates of 1.0% to 3.0%, which Rothschild & Co selected using its professional judgment and experience, to the projected unlevered free cash flows included in the Forecasts for the terminal period. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of 11.0% to 13.0%, based on an estimated weighted average cost of capital of the Company.
To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt and (b) the Company’s minority interest, and added the Company’s (i) cash and cash equivalents and (ii) equity method investments, each as provided and approved for Rothschild & Co’s use by the management of the Company, and each as of March 31, 2026, and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:
Discounted Cash Flow Analysis

Financial Metric	Selected Discount Rate Range	Implied Per Share Equity Value	Merger Consideration
Unlevered Free Cash Flows	11.0% - 13.0%	$6.50 - $10.00	$9.50

Other Factors
In rendering its opinion, for illustrative purposes only and not relied upon in reaching its conclusion, Rothschild & Co also reviewed and considered other factors, including:
•
the premia paid in selected precedent transactions, involving public company targets announced between April 2021 and April 2026 with implied EVs between $2 billion and $10 billion, excluding target businesses in financial services, real estate, energy and power, noting that the 25th and 75th percentiles of premia paid in these selected transactions relative to the target company’s (a) closing price one day prior to announcement of the transaction ranged from 18.4% to 40.4%; and (b) closing price 30 days prior to announcement of the transaction ranged from 25.7% to 56.2%. When applied to the closing price of $5.86 per share of Company Common Stock on the last trading day prior to the delivery of Rothschild & Co’s opinion, the resulting range of implied prices, based on the 25th and 75th percentiles of premia paid relative to the closing price 30 days prior to announcement, and rounded to the nearest $0.25, was $7.25 to $9.25 per share, as compared to the Merger Consideration of $9.50 per share;

•
based on information Rothschild & Co obtained from FactSet and from seven (7) Wall Street equity research reports, selected equity analyst per share target prices for Company Common Stock as of April 30, 2026 (excluding equity research reports published prior to the Company’s earnings release on March 9, 2026), noting that the range of these target prices was $6.50 to $11.40; and

•
historical closing prices of Company Common Stock, noting, for reference purposes only, that the closing price of shares ranged from $4.97 to $8.34 per share in the 52-week period preceding April 30, 2026.

The financial analyses set out above are not a comprehensive description of all analyses and examinations actually conducted by Rothschild & Co in connection with its opinion and are qualified in their entirety by reference to the full text of the written opinion of Rothschild & Co attached herein as Annex B to this proxy statement.

Miscellaneous
The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved, and therefore a fairness opinion necessarily is not susceptible to partial analysis or summary description. Rothschild & Co believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all of the described analyses and factors, would create an incomplete view of the process underlying Rothschild & Co’s analyses and opinion. In arriving at its fairness determination, Rothschild & Co considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Rothschild & Co made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above as a comparison is directly comparable to the Company or the Merger.
In performing its analyses, Rothschild & Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Rothschild & Co’s analyses were based in part on the Forecasts and other third-party research analyst estimates, which are not necessarily indicative of actual values or actual future results and which may be significantly more or less favorable than those suggested by Rothschild & Co’s analyses. These analyses were prepared solely as part of the analysis performed by Rothschild & Co with respect to the fairness, from a financial point of view, of the Merger Consideration payable to the Company stockholders in the Merger pursuant to the Merger Agreement, and were provided to the Special Committee in connection with the delivery of Rothschild & Co’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.
As described above, Rothschild & Co’s opinion, together with the financial analyses performed by Rothschild & Co in connection with its opinion and reviewed by the Special Committee, were among the many factors that the Special Committee took into consideration in making the recommendation of the Special Committee. Rothschild & Co was not requested to, and did not, recommend any specific amount of consideration to the Special Committee or that any specific amount of consideration constituted the only appropriate consideration in the Merger. The amount and type of consideration payable in the Merger was determined through arm’s-length negotiations between the Special Committee, on the one hand, and Parent, on the other hand. Consequently, Rothschild & Co’s opinion should not be viewed as determinative of the views of the Special Committee, the Company Board or the management of the Company with respect to the Merger Consideration or the Merger, including whether the Special Committee would have been willing to determine that a different Merger Consideration was fair.
Rothschild & Co is acting as financial advisor to the Special Committee with respect to the Merger and will receive an aggregate fee of up to approximately $46 million from the Company for its services, $250,000 of which was paid as a one-time retainer fee, $4 million of which became payable upon delivery of Rothschild & Co’s opinion and the remainder of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse Rothschild & Co for certain expenses and to indemnify Rothschild & Co against certain liabilities arising out of its engagement.
In the ordinary course of their asset management, merchant banking and other business activities, Rothschild & Co and its affiliates are engaged in a wide range of financial advisory and investment banking activities. During the two (2) year period ending on May 1, 2026, Rothschild & Co did not provide financial advisory services to the Company, Parent, General Catalyst or Long Lake, or any of their respective controlled affiliates known to Rothschild & Co. As the Special Committee was aware, during the two (2) year period ending on May 1, 2026, Rothschild & Co and its affiliates have provided and are currently providing certain financial advisory services to Apollo, a shareholder of the Company, Koch Industries and KED (together with Koch Industries, the “Koch Parties”), a provider of equity financing in the Merger, and/or certain of their respective controlled affiliates and portfolio companies known to Rothschild & Co with respect to mergers and acquisitions, equity and debt advisory, restructuring and other investment banking matters that, to Rothschild & Co’s knowledge, are unrelated to the Merger, for which Rothschild & Co and its affiliates have received aggregate fees for their services in the range of approximately $5 million to $5.5 million with respect to Apollo, and approximately $10 million with respect to the Koch Parties, and expect to receive customary compensation in connection with such services. Rothschild & Co and its affiliates may in the future provide financial services to the Company, Parent, General Catalyst, Long Lake, Apollo, the Koch Parties and/or their respective affiliates in the ordinary course of their businesses from time to time and may receive fees for the rendering of such services. In the ordinary course of their asset management, merchant banking and other business activities, Rothschild & Co’s affiliates in the future may trade in the securities of the Company, Parent and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and in the future may at any time hold a long or short position in such securities. As the Special Committee was aware, to the knowledge of Rothschild & Co, an investment vehicle of a non-investment banking affiliate of Rothschild & Co has an indirect equity interest in the Company through an investment vehicle or fund managed by an independent third-party investment manager, which indirect equity interest constitutes less than 1% of the outstanding shares of the Company and for which the third-party investment manager has sole investment discretion and control.
Rothschild & Co’s opinion was given and speaks only as of its date. Subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, and Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion. Rothschild & Co’s opinion was approved by the Global Advisory Commitment Committee of Rothschild & Co.
Certain Unaudited Prospective Financial Information
While the Company has provided limited full-year financial guidance in its regular earnings press releases, the Company does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, earnings or other results of its operations due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.
In connection with the Special Committee’s review of potential strategic alternatives and its evaluation of a potential sale transaction, the Special Committee instructed management to prepare certain risk-adjusted financial projections for fiscal years 2026 through 2030. The Management Projections were built on a baseline growth case developed in connection with the Company’s ordinary course internal planning process in June 2025 and updated to account for the passage of time, synergies resulting from the CWT acquisition, and certain identified Company initiatives, and an execution risk contingency. Management also prepared the Further Adjusted Projections, which are inclusive of an incremental contingency accounting for potential external risk factors, including risks observed during the process such as AI disintermediation and geopolitical conflict impacts on travel. In December 2025, management presented the Management Projections to the Special Committee and the Company Board, and the Further Adjusted Projections to the Special Committee. Both the Management Projections and the Further Adjusted Projections were also provided to representatives of Rothschild & Co and, at the instruction and with the approval of the Special Committee, the Management Projections were relied upon and used by Rothschild & Co in connection with rendering its opinion to the Special Committee and performing the related financial analyses as described in the section of this proxy statement titled “The Merger — Opinion of Rothschild & Co US Inc.” and were the only financial projections with respect to the Company relied upon by Rothschild & Co in performing such financial analyses. Neither the Management Projections nor the Further Adjusted Projections were provided to Long Lake or any other prospective strategic partner.
The Company Board then requested that the Company’s management develop the Bidder Projections for the fiscal years 2026 through 2030 without any discount for risk contingencies to allow potential bidders in a strategic transaction process to apply risk-adjustments independently. The Bidder Projections were prepared to assist potential buyers participating in the process in valuing the Company. The Special Committee reviewed the Bidder Projections and authorized Company management to provide the Bidder Projections to potential buyers, including Long Lake.
In addition to removing any adjustment for risk contingencies, the Bidder Projections include the following additional assumptions that were not part of the Management Projections or Further Adjusted Projections due to the speculative or uncertain nature of the benefits:
•	Anticipated incremental benefits from the strategic alliance announced with SAP Concur aligned to minimums set forth in the agreement without further risk adjustment; and
•	Implementing projected impact from select M&A pipeline opportunities.
The Projections were prepared based on the Company’s continued operation as a standalone company and do not take into account the Transactions, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement.
The Company is summarizing the Projections in this proxy statement solely to provide Company stockholders with access to certain financial projections that were made available to the Special Committee, the Company Board, representatives of Rothschild & Co and Long Lake for the purposes described above.

Cautionary Note About the Projections
The Projections were prepared by the Company’s senior management based on certain estimates and assumptions with respect to general business, economic, competitive, regulatory, reimbursement and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond the Company’s control. The Projections, while presented with numerical specificity, reflect numerous variables and financial, operating and commercial assumptions, developed solely using the information available to the Company’s senior management at the time, that were inherently uncertain and subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to: (1) changes to projected financial information or the Company’s ability to achieve its anticipated growth rate and execute on industry opportunities; (2) the Company’s ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among the Company, affiliates and investors; (4) the Company’s success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors; (5) factors relating to the Company’s business, operations and financial performance, including market conditions and global and economic factors beyond the Company’s control; (6) the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on the Company’s business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of the Company’s cash, cash equivalents and investments to meet the Company’s liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and the Company’s services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) the decisions of market data providers, indices and individual investors; (13) costs related to, or the inability to recognize the anticipated benefits of the Company’s merger with CWT; (14) risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into the Company’s business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (15) the outcome of any legal proceedings that may be instituted against the Company in connection with the Company’s merger with CWT or the proposed Merger; (16) the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger; (17) the risk that disruptions from the proposed Merger (such as the ability of certain customers of the Company to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm the Company’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger; (18) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger; (19) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (20) contractual provisions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger; (21) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring the Company to pay a termination fee to Parent; and (22) those risks and uncertainties found in the Company’s filings with the SEC, including the risk factors discussed in the Company’s most recent Annual Reports on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. All of these factors are difficult to predict, and many of them are outside of the Company’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections, whether or not the Transactions are consummated. The Projections may differ from publicly available analyst estimates and forecasts.
The Projections reflect estimates and judgments as to certain business decisions that are subject to change and therefore are susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared, including the announcement of the Transactions, and do not give effect to the Transactions or any changes to the Company’s operations or strategy that may be implemented during the pendency of or following the consummation of the Transactions or to any costs incurred in connection with the Transactions. The Projections also do not consider the effect of any failure of the Transactions to be completed. The Projections cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on the Company’s business and its results of operation. The Projections are not, and should not be considered to be, a guarantee of future operating results.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by the Company that the information presented is material. The Projections are included in this proxy statement solely to give Company stockholders access to the information that was provided to the Special Committee, the Company Board, representatives of Rothschild & Co and Long Lake.
The Company does not intend to make publicly available any update or other revision to the Projections reflecting circumstances existing after the date that such information was prepared or future events, except as otherwise required by applicable federal securities law. The Company may report results of operations for periods included in the Projections that were or will be completed following the preparation of the Projections. The Projections should be evaluated in conjunction with the Company’s historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. The Projections may not be consistent with, or comparable to, the Company’s historical results as a result of the assumptions utilized in preparing such information.
Modeling and forecasting is a highly speculative endeavor. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any holders of the Company’s securities or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that the Projections would have been achieved. The Company has made no representation to Long Lake, Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Projections.
The Projections were prepared for internal use only and not prepared with a view toward public disclosure or complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. In addition, neither the Company’s independent registered public accounting firm nor any other independent accountants have (i) reviewed, audited, compiled, examined or performed any procedures with respect to the Projections, (ii) expressed any opinion or other form of assurance on such information or the achievability of the Projections or (iii) assumed any responsibility for the Projections. The Projections include non-GAAP financial measures such as Adjusted EBITDA, EBITDA, EBIT, unlevered free cash flow and levered free cash flow (each as defined below). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. EBIT and unlevered free cash flow should not be considered as an alternative to earnings as a measure of operating performance or cash flow or as a measure of liquidity.
The Projections were prepared on a different basis, for a different purpose, and at a different time than the Company’s public guidance as to its projected financial and operational results and on a different basis, for a different purpose, and at a different time than any other internal financial projections that the Company’s management may prepare or have prepared for its own use. The Projections do not, and were not intended to, correspond to the Company’s public guidance as to its projected financial and operational results for the upcoming fiscal year and do not, and were not intended to, update or revise the Company’s public guidance as to its projected financial and operational results for the upcoming fiscal year.
The financial measures included in the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon or used by the Special Committee, Company Board, representatives of Rothschild & Co or Long Lake.
The Projections were reasonably prepared by the Company’s senior management on bases reflecting the best currently available estimates and judgments of the Company’s senior management as to the matters covered thereby. The Projections were based on assumptions about the Company’s continued operation as a standalone, publicly-traded company, and therefore do not give effect to the Transactions or any changes to the Company’s operations or strategy that may be implemented following the consummation of the Transactions or to any costs incurred in connection with the Transactions, including the potential synergies that may be achieved by the combined company as a result of the Transactions or the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Company’s management believed the assumptions used in the preparation of these Projections to be reasonable at the time they were made. The Projections include assumptions and other relevant factors related to the Company’s long-range operating plan. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Projections.
Management Projections
The following table presents estimates of the Company’s total revenue, Adjusted EBITDA and unlevered free cash flow, in each case for fiscal years 2026 through 2030, as reflected in the Management Projections, as prepared by the Company’s senior management:

		Fiscal Year Ending December 31,
($ in millions)	2026E	2027E	2028E	2029E	2030E
Total Revenue	$3,240	$3,328	$3,422	$3,519	$3,612
Adjusted EBITDA(1)	$630	$749	$886	$984	$1,051
Unlevered Free Cash Flow(2)	$132	$291	$421	$531	$595

(1)
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs, certain corporate costs, fair value movements on earnout derivative liabilities, gain (loss) on remeasurement of previously held equity investment, foreign currency gains (losses) and non-service components of net periodic pension benefit (cost).

(2)
As set forth in these tables, unlevered free cash flow is a non-GAAP financial measure defined as Adjusted EBIT, less taxes after utilization of available net operating losses (“NOLs”), plus depreciation and amortization, less cash used for additions to property and equipment, less pension expense and less changes in net working capital.

Further Adjusted Projections
The following table presents estimates of the Company’s total revenue, Adjusted EBITDA and unlevered free cash flow, in each case, for fiscal years 2026 through 2030, as reflected in the Further Adjusted Projections, as prepared by the Company’s senior management:

		Fiscal Year Ending December 31,
($ in millions)	2026E	2027E	2028E	2029E	2030E
Total Revenue	$3,240	$3,317	$3,372	$3,429	$3,509
Adjusted EBITDA(1)	$630	$738	$835	$894	$948
Unlevered Free Cash Flow(2)	$133	$284	$383	$462	$516

(1)
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs, certain corporate costs, fair value movements on earnout derivative liabilities, gain (loss) on remeasurement of previously held equity investment, foreign currency gains (losses) and non-service components of net periodic pension benefit (cost).

(2)
As set forth in these tables, unlevered free cash flow is a non-GAAP financial measure defined as Adjusted EBIT, less taxes after utilization of available NOLs, plus depreciation and amortization, less cash used for additions to property and equipment, less pension expense and less changes in net working capital.

Bidder Projections
The following table presents estimates of the Company’s total revenue, Adjusted EBITDA and unlevered free cash flow, in each case for fiscal years 2025 through 2030, as reflected in the Bidder Projections, as prepared by the Company’s senior management:

	Fiscal Year Ending December 31,
($ in millions)	2026E	2027E	2028E	2029E	2030E
Total Revenue	$3,293	$3,631	$4,228	$4,598	$4,977
Adjusted EBITDA(1)	$647	$833	$1,176	$1,378	$1,570
Unlevered Free Cash Flow(2)	$204	$410	$638	$809	$983

(1)
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs, certain corporate costs, fair value movements on earnout derivative liabilities, gain (loss) on remeasurement of previously held equity investment, foreign currency gains (losses) and non-service components of net periodic pension benefit (cost).

(2)
As set forth in these tables, unlevered free cash flow is a non-GAAP financial measure defined as Adjusted EBIT, less taxes after utilization of available NOLs, plus depreciation and amortization, less cash used for additions to property and equipment, less pension expense and less changes in net working capital.

In light of the foregoing factors and the uncertainties inherent in the Projections, the Projections constitute forward-looking statements. Company stockholders are cautioned not to place undue reliance on the Projections or any other forward-looking information included in this section of the proxy statement.
Certain Effects of the Merger
If the Merger Proposal is approved and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement and the separate corporate existence of Merger Sub will thereupon cease. As the surviving corporation in the Merger, the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent.
Following the Closing, all shares of Company Common Stock will be beneficially owned by Parent and except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, none of the Company’s current Company stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the Closing.
At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is issued and outstanding as of immediately prior to the Effective Time (other than (a) any shares of Company Common Stock, Class A-1 Preferred Stock (if any) and Class B-1 Preferred Stock (if any) that are (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub as of immediately prior to the Effective Time or (iii) considered issued and outstanding but unvested and in order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter, (b) any shares of Company Common Stock that are held immediately prior to the Effective Time by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company, or (c) any shares of Company Common Stock as to which holders have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration. See the section of this proxy statement titled “The Merger — General Description of the Merger” and “The Merger Agreement — Consideration to Be Received in the Merger.”
Company Options. At the Effective Time, each In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option.

At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.
Company RSUs. At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.
Company PSUs. At the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.
Employee Stock Purchase Plan. The Merger Agreement provides that, with respect to the ESPP, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions or take such other actions as may be required to provide that: (a) participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement, except as may be required under applicable law; (b) participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement; (c) the final exercise date for the purchase period in effect on the date of the Merger Agreement will be the earlier of the regularly scheduled final exercise date for the purchase period and a date that is no later than five (5) calendar days prior to the Effective Time; (d) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (e) no further purchase period will commence pursuant to the ESPP after the date of the Merger Agreement; and (f) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights will be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the per share price of $9.50 in accordance with the terms and conditions of this Agreement.
Company Common Stock is currently registered under the Exchange Act and trades on the NYSE under the ticker symbol “GBTG.” Following the Closing, all shares of Company Common Stock will be delisted from the NYSE. In addition, the registration of shares of Company Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to Company Common Stock. Termination of registration of Company Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.
Effects on the Company if the Merger Is Not Completed
If the Merger Proposal is not approved by the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, Company Common Stock will continue to be listed and traded on the NYSE, Company Common Stock will continue to be registered under the Exchange Act, the Company will continue to file periodic and other reports with the SEC with respect to Company Common Stock and the Company stockholders will continue to own their shares of Company Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company Common Stock.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company Termination Fee. Further, under certain circumstances, Parent may be obligated to pay the Company the Parent Termination Fee. See the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement.”
Financing of the Merger
Equity Financing
In connection with the execution of the Merger Agreement, Long Lake has committed, pursuant to the Equity Commitment Letter, to capitalize Parent, at or immediately prior to the Closing, with an aggregate equity contribution in an amount equal to the Equity Commitment, on the terms and subject to the conditions set forth in the Equity Commitment Letter.
Funding of the Equity Commitment is subject to the terms, conditions and limitations set forth in the Equity Commitment Letter, which include (a) the satisfaction (or waiver by Parent and Merger Sub), at the Closing, of all of the conditions to the Closing for Parent and Merger Sub, as set forth in the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement — Conditions to Consummation of the Merger”; (b) the substantially contemporaneous funding of the Preferred Equity Financing and the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable); and (c) the substantially contemporaneous Closing.
The obligations of Long Lake to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Transactions; (b) the valid termination of the Merger Agreement in accordance with its terms; (c) the termination of the Debt Commitment Letter and the KED Commitment Letter; (d) such time as the Equity Commitment has been funded; and (e) the institution of certain litigation or proceedings (other than permitted litigation or proceedings) relating to the Equity Commitment Letter, the Debt Commitment Letter, the Guarantee, or Merger Agreement or related agreements or transactions.
The Company is an express third-party beneficiary of the Equity Commitment Letter entitled to specifically enforce the obligations of Long Lake in connection with the Company’s exercise of its rights pursuant to and in accordance with the Company’s specific performance rights under the Merger Agreement.
Preferred Equity Financing
In connection with the execution of the Merger Agreement, KED has committed, pursuant to the KED Commitment Letter, to purchase from the Preferred Equity Issuer, a direct or indirect parent of Parent, preferred equity, common equity and warrants in an aggregate amount of up to $1.25 billion, on the terms and subject to the conditions set forth in the KED Commitment Letter.
Funding of the Preferred Equity Financing is subject solely to the satisfaction (or waiver by KED) of a number of limited conditions set forth in the KED Commitment Letter, which include (a) closing of the Merger (subject to customary limitations on amendments, modifications or waivers of the Merger Agreement); (b) consummation of the equity contribution made to Parent pursuant to the Equity Commitment Letter; (c) consummation of the Refinancing (as defined below); (d) delivery of certain documentation with respect to the Preferred Equity Issuer required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; (e) execution and delivery of a customary solvency certificate; (f) payment of all fees and expenses required to be paid on the Closing Date pursuant to the KED Commitment Letter and related fee letter substantially simultaneously with the Closing Date; (g) the accuracy in all material respects of certain specified representations set forth in the Merger Agreement, but only to the extent that breach of such representations would give Parent (or any of its affiliates party to the Merger Agreement) the right to terminate its (or its affiliate’s) obligations pursuant to the terms of the Merger Agreement, and the accuracy in all material respects of certain specified representations with respect to the Preferred Equity Issuer to be set forth in the definitive documents with respect to the Preferred Equity Financing; (h) no Company Material Adverse Effect (as defined herein) having occurred since the date of the Merger Agreement; (i) delivery of certain audited and unaudited financial statements of the Company and its subsidiaries; and (j) execution and delivery of definitive documentation governing the Preferred Equity Financing.
The obligations of KED to fund the Preferred Equity Financing will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Transactions (with or without the funding of the Preferred Equity Financing, as applicable); (b) the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Transactions; and (c) the fifth (5th) business day after the Termination Date (as defined in and as it may be extended in accordance with the Merger Agreement).
Debt Financing/Debt Cooperation
In connection with the execution of Merger Agreement, Parent entered into the Debt Commitment Letter, with the Lenders providing for commitments consisting of (a) a first lien secured term loan facility in an aggregate principal amount of up to $1,500,000,000 (the “First Lien Term Loan Facility”); (b) a first lien secured cash flow-based revolving credit facility in an aggregate principal amount of up to $250,000,000 (the “First Lien Revolving Facility”); and (c) a first lien senior secured bridge loan facility (which is expected to be replaced by the issuance of senior secured notes prior to the Closing) (the “Secured Bridge Loans” and, together with the First Lien Term Loan Facility and First Lien Revolving Facility, the “Facilities”) in an aggregate principal amount of up to $1,000,000,000, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter.
The proceeds of borrowings under the First Lien Term Loan Facility, together with the proceeds of the First Lien Revolving Facility (if applicable), the proceeds of the issuance of the secured notes and/or borrowings of the Secured Bridge Loans and the proceeds of the equity contributions to be made by Long Lake and KED (including the Preferred Equity Financing), together with (if applicable) cash on hand of the Company, will be used to finance the Transactions, including to (a) pay the Merger Consideration; (b) repay, redeem, defease, terminate or otherwise discharge all amounts outstanding under that certain Amended and Restated Credit Agreement, dated as of July 26, 2024, by and among Gaia LLMH Holding Company, Inc. (the “Borrower”), Global Business Travel Group, Inc., the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended, supplemented or otherwise modified from time to time, the “Company Credit Agreement”) (the “Refinancing”); and (c) pay the fees, premiums, expenses and other transaction costs incurred in connection therewith.
The funding (if applicable) and availability of the Facilities, as applicable, on the Closing Date are subject solely to the satisfaction (or waiver by the commitment parties party to the Debt Commitment Letter) of a number of limited conditions set forth in the Debt Commitment Letter, including the following: (a) closing of the Merger substantially concurrently with the initial funding of the Facilities (subject to customary limitations on amendments, modifications or waivers of the Merger Agreement); (b) consummation of the equity contribution made to Parent pursuant to the Equity Commitment Letter and the Preferred Equity Financing made to the Preferred Equity Issuer pursuant to the KED Commitment Letter, with the proceeds of each further contributed as equity to the Borrower; (c) delivery of certain documentation with respect to the Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; (d) execution and delivery of definitive loan documentation and receipt of customary legal opinions and closing documents, notices and certificates; (e) execution and delivery of all documents necessary to perfect certain security interests of the administrative agent in the collateral that are required to be perfected on the Closing Date pursuant to the Debt Commitment Letter; (f) payment of all fees and expenses required to be paid on the Closing Date pursuant to the Debt Commitment Letter and related fee letters substantially simultaneously with the Closing Date; (g) the accuracy in all material respects of certain specified representations set forth in the Merger Agreement, but only to the extent that breach of such representations would give Parent (or any of its affiliates party to the Merger Agreement) the right to terminate its (or its affiliate’s) obligations pursuant to the terms of the Merger Agreement, and the accuracy in all material respects of certain specified representations with respect to the Borrower and certain guarantors subsidiaries thereof set forth in the Debt Commitment Letter; (h) no Company Material Adverse Effect having occurred since the date of the Merger Agreement; and (i) delivery of certain audited and unaudited financial statements.
The commitments of the Lenders under the Debt Commitment Letter will terminate on the earliest of (a) the date that is five (5) business days after the Termination Date (as defined herein, after giving effect to any extensions thereof pursuant to the terms of the Merger Agreement); (b) the date of the valid and legally binding termination of the Merger Agreement prior to the Closing; (c) the consummation of the Merger (whether or not the Facilities have been funded); and (d) the date Borrower delivers notice of the termination of all of the commitments in respect of the Facilities.

Guarantee
In connection with the execution of the Merger Agreement, subject to the terms and conditions set forth in the limited guarantee, dated as of May 2, 2026 (the “Guarantee”), Long Lake guaranteed to the Company, if and when due and payable in accordance with the terms of the Merger Agreement, the due and punctual payment by Parent to the Company the sum of (a) the Parent Termination Fee to the extent owed by Parent pursuant to the Merger Agreement; (b) the reimbursement obligations to the extent owed by Parent pursuant to the Merger Agreement; and (c) any Enforcement Costs (as defined in the Merger Agreement) to the extent owed by Parent pursuant to the Merger Agreement (the sum of the amounts set forth in clauses (a), (b) and (c), the “Guaranteed Obligations”), up to a maximum aggregate liability not to exceed the Cap (as defined in the Guarantee).
The Guarantee is irrevocable and unconditional, and will terminate upon the earliest to occur of (a) the consummation of the Closing; (b) payment in full of the obligations under the Guarantee (subject to the Cap (as defined in the Guarantee)); (c) the valid termination of the Merger Agreement in accordance with its terms by mutual consent of Parent and the Company; (d) 90 days following the valid termination of the Merger Agreement under any other circumstance (subject to certain exceptions); and (e) the termination of the Guarantee by mutual written agreement of Long Lake and the Company.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the Company Board with respect to the Merger, Company stockholders should be aware that the Company’s directors and executive officers have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Company stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Company stockholders adopt the Merger Agreement. See the section of this proxy statement titled “The Merger — Background of the Merger” and the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Company Board.” These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.
As of June 29, 2026, the Company’s executive officers for purposes of the discussion are as follows:

Name**	Position
Paul Abbott*	Chief Executive Officer
Karen Williams*	Chief Financial Officer
Andrew Crawley*	President
Eric J. Bock*	Chief Legal Officer, Global Head of Mergers & Acquisitions and Compliance and Corporate Secretary
Patricia Anne Huska	Chief People Officer
Evan Konwiser	Chief Product and Strategy Officer
John Pelant	EVP, Traveler Experience and US Defense & Government

*	These individuals were each a “named executive officer” for purposes of the definitive proxy statement for the 2026 annual meeting of the Company’s stockholders, filed by the Company on April 2, 2026.
**
This table excludes John David Thompson, one of the Company’s named executive officers, who previously served as EVP, Chief Technology Officer and whose employment with the Company was terminated on May 31, 2026.

Treatment of the Company’s Equity Awards
Treatment of Outstanding Company Stock Option Awards
At the Effective Time, each In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option.

At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.
Treatment of Outstanding Company Restricted Stock Unit Awards
At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.
Treatment of Outstanding Company Performance Stock Unit Awards
At the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.
Treatment of the Company Employee Stock Purchase Plan
The Merger Agreement provides that, with respect to the ESPP, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions or take such other actions as may be required to provide that: (a) participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement, except as may be required under applicable law; (b) participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement; (c) the final exercise date for the purchase period in effect on the date of the Merger Agreement will be the earlier of the regularly scheduled final exercise date for the purchase period and a date that is no later than five (5) calendar days prior to the Effective Time; (d) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (e) no further purchase period will commence pursuant to the ESPP after the date of the Merger Agreement; and (f) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights will be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the per share price of $9.50 in accordance with the terms and conditions of this Agreement. The following executive officers are enrolled in the ESPP for the purchase period in effect as of June 29, 2026: Messrs. Bock and Crawley and Mses. Huska and Williams.
Assumptions
The potential payments and benefits to directors and executive officers in the narrative and tables below are, unless otherwise noted, based on the following facts and assumptions:
•	the relevant price per share of Company Common Stock is $9.50 per share, which is the Merger Consideration;
•	the Effective Time is June 29, 2026, which is the assumed date of the effectiveness of the Merger solely for purposes of this disclosure;
•	the executive officers are terminated without “cause” or resign for “good reason,” in either case, immediately following the assumed Effective Time of June 29, 2026;
•	the directors’ service on the Company Board will be terminated immediately following the assumed Effective Time of June 29, 2026;

•	the executive officer’s base salary rate and annual target bonus are those in effect as of June 29, 2026;
•
outstanding Company PSUs, Company RSUs, and Company Option awards held by the Company’s executive officers and non-employee directors are as of June 29, 2026. Depending on when the Merger is completed, certain Company equity awards that are unvested as of June 29, 2026, and included in the tables below may vest or be forfeited pursuant to their terms, independent of the Merger;

•	the number of Company PSUs included in each applicable table is based on the assumption that the applicable performance-based vesting requirements are achieved at target payout levels;
•	each executive officer has properly executed any required releases and complied with all requirements necessary in order to receive the payments and benefits; and
•
amounts for Messrs. Abbott and Crawley and Ms. Williams that are payable in British pound sterling have been converted for purposes of this disclosure at an annual average exchange rate equal to $1.35 per £1.00 (the average exchange rate for 2026) (rounded to the nearest cent).

Accordingly, the amounts set forth in the narrative and tables below are estimates based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on events which may not occur or other contingencies and, as a result, the actual amounts received by a director or executive officer may differ materially from the amounts shown below. Certain of the amounts shown have also been rounded to the nearest whole number.
Summary of Outstanding Company Equity Awards
The aggregate value of the Company RSUs, Company PSUs and vested Company Options held by the Company’s named executive officers, and the Company’s other executive officers (as a group) and non-employee directors (as a group) is set forth below. The Company’s directors and executive officers also beneficially own Company Common Stock, as described in the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

	Company RSUs		Company PSUs		Vested Company Options(4)
Name	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Named Executive Officers
Paul Abbott	1,652,585	15,699,558	695,758	6,609,701	—	—
Karen Williams	510,959	4,854,111	198,787	1,888,477	—	—
Andrew Crawley	699,176	6,642,172	298,182	2,832,729	—	—
Eric J. Bock	699,176	6,642,172	298,182	2,832,729	—	—
John David Thompson(1)	402,862	3,827,189	173,939	1,652,421	964,248	2,564,900
3 Other Executive Officers(2)	829,393	7,879,235	368,525	3,500,988	—	—
8 Non-Employee Directors(3)	187,432	1,780,604	—	—	—	—

(1)
John David Thompson’s employment with the Company was terminated on May 31, 2026. His Company RSUs, Company PSUs and Company Options will remain outstanding and be treated in accordance with the terms of his Executive Release of Claims. See the section of this proxy statement titled “Thompson Severance Protection Agreement and Release of Claims” below.

(2)	Includes Ms. Huska and Messrs. Konwiser and Pelant.
(3)
Includes M. Gregory O’Hara, Faisal Bin Saoud Al-Thani, Ugo Arzani, James Bush, Alexander Drummond, Raymond Donald Joabar, Susan Ward, and Kathleen Winters. Messrs. Eric Hart and Itai Wallach and former director Mohammed Saif S.S. Al-Sowaidi, who stepped down and was replaced by Mr. Ugo Arzani, effective February 27, 2025, do not have any Company equity awards outstanding.

(4)
For any Company Option with an exercise price equal to or exceeding the Merger Consideration that is being canceled without any cash payment or other consideration, the number of shares underlying such Company Option is not reflected in the table above and the value of such Company Option reflected in the table above is $0. There are no unvested Company Options held by executive officers or directors.

Employment Agreements; Severance Protection Agreements
GBT Travel Services UK Limited (“GBT UK”) has previously entered into addenda to the employment agreements with Messrs. Abbott and Crawley (the “Severance Amendments”) and GBT US LLC (“GBT US”) has entered into a severance protection agreement with Ms. Huska and each of Messrs. Bock, Thompson and Konwiser (the

“Severance Protection Agreement”). Ms. Williams’ employment contract with GBT Travel Services UK Limited (the “Williams Contract”) contains the same severance protection provisions as are contained in the Severance Amendments.
The Severance Amendments, the Severance Protection Agreement and the Williams Contract each provide that upon a termination of the executive’s employment by GBT UK or GBT US, as applicable, without “cause,” a resignation by the executive for “good reason” or due to “disability” (each, as defined in the applicable agreement), each of the executive officers (other than Mr. Thompson and Mr. Pelant) is eligible to receive the following benefits: (a) continued base salary for one year; (b) an amount equal to the target annual bonus for the year of termination; (c) pro-rated annual bonus for the year of termination based on actual performance for Mr. Abbott and Bock and based on target performance for Mr. Crawley and Ms. Williams; and (d) health benefits for up to 12 months after termination (the “Non-CIC Severance Benefits”).
Upon a termination of employment without cause or a resignation by the executive for good reason, in each case, occurring during the period beginning 60 days prior to and ending 18 months after a change in control of the Company (or in the case of, Mr. Bock, during the 18 months after the date of the change in control), in addition to the applicable Non-CIC Severance Benefits above, then the executive would receive an additional amount equal to the sum of one times’ base salary plus the target annual bonus, payable in a lump sum, and health benefits for an additional six (6) months (twelve (12) months for Mr. Abbott) (the “CIC Severance Benefits”).
Severance benefits under the Severance Amendments, the Severance Protection Agreement, and the Williams Contract are subject to execution and effectiveness of a separation agreement, including a release of claims.
Pursuant to the terms of his employment agreement with the Company, upon a termination of employment by the Company without “cause” or by the executive for “good reason” (as defined in his employment agreement), Mr. Pelant is entitled to one year of base salary continuation.
Pursuant to the terms of his Executive Release of Claims (as defined herein), Mr. Thompson is eligible to receive the Non-CIC Severance Benefits (including a pro-rated annual bonus based on actual performance), but is not eligible for the additional CIC Severance Benefits, as described below.
Thompson Severance Protection Agreement and Release of Claims
Mr. Thompson formerly served as the Company’s EVP, Chief Technology Officer, and his employment was terminated on May 31, 2026 (the “Departure Date”). In connection with Mr. Thompson’s departure, the Company entered into on May 7, 2026, a separation and release agreement that includes a general release of claims (the “Executive Release of Claims”). Subject to Mr. Thompson’s timely re-execution and non-revocation of the Executive Release of Claims following the Departure Date and his ongoing compliance with his existing non-competition, non-solicitation, confidentiality, and related restrictive covenants, (a) Mr. Thompson is eligible to receive the Non-CIC Severance Benefits; (b) his outstanding Company RSUs and Company PSUs will remain outstanding and be treated as if he remained employed through and terminated effective as of November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson); and (c) his Company Options will be treated in accordance with the terms of such plans, except that the Company Options granted to Mr. Thompson on or prior to December 2, 2021, will remain outstanding and exercisable through the later of (i) the last day of the post-termination exercise period applicable to such Company Option in connection with a termination without cause (as set forth in such plans) or (ii) November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson), unless earlier settled or forfeited in accordance with their terms.
The table below sets forth the estimated value of the severance payments and benefits that the Company’s named executive officers and the Company’s other executive officers (as a group) would be eligible to receive in connection with the Merger. The estimated amounts below do not include any amounts in respect of Company RSUs, Company PSUs or Company Options held by the Company’s executive officers. For additional information about the value of the equity awards held by the Company’s executive officers, see the section of this proxy statement titled “Summary of Outstanding Company Equity Awards” above.

Name	Base Salary Severance ($)	Bonus Severance ($)(2)	Health Benefits ($)	Total ($)
Named Executive Officers
Paul Abbott	2,700,000	6,398,630	84,072	9,182,702
Karen Williams	1,328,400	1,574,064	19,836	2,922,300
Andrew Crawley	1,755,000	2,079,555	19,836	3,854,391
Eric J. Bock	1,300,000	1,540,411	43,647	2,884,058
John David Thompson(1)	—	—	—	—
3 Other Executive Officers(3)	3,124,000	2,251,370	87,294	5,462,664

(1)
Mr. Thompson’s severance has been omitted from the table because his employment with the Company terminated on May 31, 2026, prior to the closing of the Merger, and he is not eligible for CIC Severance Benefits. Under the terms of his Executive Release of Claims, Mr. Thompson is eligible to receive the following Non-CIC Severance Benefits: cash severance payments of $1,448,219 (assuming his pro rata annual bonus is pro-rated through his termination date of May 31, 2026) and health benefits with a value of $20,223.

(2)	Represents an amount equal to the target annual bonus plus a pro rata annual bonus (assuming target performance).
(3)	Includes Ms. Huska and Messrs. Konwiser and Pelant.
Retention Awards with the Company
At the Effective Time, in order to retain their continued services, the Company will grant restricted cash retention awards to Mr. Bock and Mr. Konwiser equal to $3,800,000 and $1,350,000, respectively.
The awards will vest in two installments, with 50% vesting on the first anniversary of the Effective Time, and the remaining 50% vesting on the second anniversary of the Effective Time, subject to continued service through each vesting date, and will fully vest upon an earlier termination of the individual’s employment by the surviving corporation or any of its subsidiaries without “Cause” or by the individual for “Good Reason” (each term is defined in the individual’s employment agreement or severance protection agreement). Upon vesting, the awards will be paid on the next regularly occurring payroll date following the applicable vesting date.
Under the terms of the Merger Agreement, the Company is permitted to grant cash retention awards with customary vesting schedules to the Company’s executive officers and other employees of the Company on such terms and in such amounts as it may determine in its sole discretion from a retention pool with an aggregate amount payable of up to $1.5 million. As of the date of this proxy statement, no determinations have been made as to what actions will be taken in this regard.
Arrangements with Parent
As of the date of this proxy statement, none of the Company’s executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the Closing. Prior to or following the Closing, however, certain executive officers may have discussions, or may enter into agreements with, Parent, the Company, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.
Other Compensation Actions
In addition to the payments and benefits above, under the terms of the Merger Agreement, the Company may take certain compensation actions prior to the completion of the Merger that will affect the Company’s directors and executive officers, although determinations related to such actions have not been made as of the date of this proxy statement and the impact of such actions is not reflected in the amounts estimated above. Under the Merger Agreement, the Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code (as defined herein)), including for the executive officers. As of the date of this proxy statement, the Company has not approved any specific actions to mitigate any impact of Section 280G of the Code on the Company or any disqualified individuals.
Indemnification and Insurance
The Merger Agreement provides for certain indemnification arrangements for the Company’s current officers and directors and the continuation of certain insurance arrangements for the Company’s current officers and directors for six (6) years after the completion of the transactions. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”
Quantification of Payments and Benefits
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers, that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a qualifying termination of employment upon or following the date of the Closing. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Merger-related compensation payable to the Company’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of the Company stockholders. The “named executive officers” presented in this disclosure are the Company’s named executive officers as disclosed in the Company’s 2026 proxy statement for the fiscal year ended December 31, 2025.
For each of the named executive officers, the table below sets forth estimates of the amounts of compensation that are based on or otherwise relate to the Merger. Certain amounts will or may become payable on a qualifying termination of employment following the Merger (i.e., on a “double-trigger” basis). Certain other benefits will become payable upon the occurrence of the Closing (i.e., on a “single-trigger” basis).
The amounts shown are, unless otherwise noted, calculated based on the assumptions described under “Assumptions” above and noted in the footnotes below, which may or may not actually occur. Some of the assumptions used in the table below are based upon information not currently available. Accordingly, the actual amounts received by each named executive officer may differ materially from the amounts shown in the following table.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ benefits ($)(3)	Total ($)
Paul Abbott	9,098,630	22,309,259	84,072	31,491,961
Karen Williams	2,902,464	6,742,588	19,836	9,664,888
Andrew Crawley	3,834,555	9,474,901	19,836	13,329,292
Eric J. Bock	6,640,411	9,474,901	43,647	16,158,959
John David Thompson	—	8,044,510	—	8,044,510

(1)
The amounts shown for each named executive officer in this column are “double-trigger” payments (i.e., they are conditioned upon both the consummation of the merger and the involuntary termination of the executive’s employment by the Company following a change in control of the Company). The amount shown for each named executive officer consists of: (a) continued base salary for one year; (b) an amount equal to the target annual bonus for the year of termination; (c) (i) a pro-rated annual bonus for the year of termination based on actual performance for Messrs. Abbott and Bock and Ms. Williams (which is assumed to be payable at target) and (ii) based on target performance for Mr. Crawley; and (d) an additional amount equal to the sum of one times’ base salary plus the target annual bonus, payable in a lump sum. Mr. Thompson’s cash severance has been omitted from the table because his employment with the Company terminated on May 31, 2026, prior to the closing of the Merger and is not eligible for CIC Severance Benefits. Under the terms of his Executive Release of Claims, Mr. Thompson is eligible to receive cash severance payments of $1,448,219 (assuming his pro-rata annual bonus is pro rated through his termination date of May 31, 2026).

Name	Base Salary Severance ($)	Bonus Severance ($)	Retention Award ($)	Total ($)
Paul Abbott	2,700,000	6,398,630	—	9,098,630
Karen Williams	1,328,400	1,574,064	—	2,902,464
Andrew Crawley	1,755,000	2,079,555	—	3,834,555
Eric J. Bock	1,300,000	1,540,411	3,800,000	6,640,411
John David Thompson	—	—	—	—

(2)
The amounts shown for each named executive officer in this column are “single -trigger” payments (i.e., they will be paid automatically upon the consummation of a change in control of the Company). As described in the section of this proxy statement titled “The Merger Agreement — Treatment of Company Equity Awards in the Merger,” all In-the-Money Company Options that are outstanding will be converted into the right to receive in cash the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option; Company RSUs will be converted into the right to receive payment in cash equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time and Company PSUs will be converted into the right to receive payment in cash equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time. The number of Company PSUs shown in this column is based on the assumption that the applicable performance-based vesting requirements are achieved at target payout levels. Pursuant to Mr. Thompson’s Executive Release of Claims, Mr. Thompson’s outstanding Company RSUs and Company PSUs will remain outstanding and be treated as if he remained employed through and terminated his employment effective as of November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson), and his Company Options will be treated in accordance with the terms of such plans, except that the Company Options granted to Mr. Thompson on or prior to December 2, 2021, will remain outstanding and exercisable through the later of (a) the last day of the post-termination exercise period applicable to such Company Option in connection with a termination without cause (as set forth in such plans) or (b) November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson), unless earlier settled or forfeited in accordance with their terms. Amounts shown in this column for Mr. Thompson assume that the closing of the Merger will occur on or prior to November 30, 2026, and, accordingly, he will receive payment for all of his outstanding In-the-Money Company Options, Company RSUs and Company PSUs at the closing of the Merger. For any Company Option with an exercise price equal to or exceeding the Merger Consideration that are being canceled without any cash payment or other consideration, the number of shares underlying such Company Option is not reflected in the table above and the value of such Company Option reflected in the table above is $0.

Name	Company Options (#)	Company Options ($)	Company RSUs (#)	Company RSUs ($)	Company PSUs (#)	Company PSUs ($)	Total ($)
Paul Abbott	—	—	1,652,585	15,699,558	695,758	6,609,701	22,309,259
Karen Williams	—	—	510,959	4,854,111	198,787	1,888,477	6,742,588
Andrew Crawley	—	—	699,176	6,642,172	298,182	2,832,729	9,474,901
Eric J. Bock	—	—	699,176	6,642,172	298,182	2,832,729	9,474,901
John David Thompson	964,248	2,564,900	402,862	3,827,189	173,939	1,652,421	8,044,510

(3)
The amounts shown for each named executive officer in this column are “double-trigger” payments. The amounts shown in this column represent the monthly health care premium in effect as of the date of this proxy statement for the level of coverage in which the applicable named executive officer participates as of such date multiplied by the following number of months: 24 months for Mr. Abbott and 18 months for the other named executive officers. The amount of Mr. Thompson’s health benefits has been omitted from the table because his employment with the Company terminated on May 31, 2026, prior to the closing of the Merger and he is not eligible for CIC Severance Benefits. Under the terms of his Executive Release of Claims, Mr. Thompson is eligible to receive health benefits with a value of $20,223.

Participation in Debt Financing
Bona fide debt fund affiliates of Apollo have agreed to purchase a portion of the term loans and bonds as market participants in connection with the broadly syndicated Debt Financing, as defined in, and contemplated by, the Merger Agreement. Itai Wallach is a director of the Company and a partner in the Private Equity Group of Apollo, but has no direct involvement or influence over investment decisions made by such bona fide debt fund affiliates.
U.S. Federal Income Tax Considerations
The following is a summary of the U.S. federal income tax considerations of the Merger generally applicable to U.S. Holders and Non-U.S. Holders (each as defined herein) who receive cash in exchange for their shares of Company Common Stock pursuant to the Merger. This discussion is limited to holders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as described in this proxy statement. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS.
This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their specific circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, such as:
•	banks, insurance companies and other financial institutions;
•	brokers or dealers in securities;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	regulated investment companies, real estate investment trusts and mutual funds;
•	tax-exempt entities or governmental organizations;

•	holders who hold their shares of Company Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” any other pass-through entities for U.S. federal income tax purposes (or investors in such entities), passive foreign investment companies and controlled foreign corporations;

•	persons subject to any alternative minimum tax;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Company Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of Company Common Stock (by vote or value); and
•	holders that received their shares of Company Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation.
This discussion does not address other U.S. federal tax consequences (such as estate, gift or other non-income tax consequences, any minimum tax, or the Medicare tax on net investment income) or any state, local or non-U.S. tax consequences.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of Company Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger to their particular circumstances.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSIDERATIONS REGARDING ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (a) is subject to the primary supervision of a court within the United States and one or more “United States persons” (as defined in Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received pursuant to the Merger and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis in a share of Company Common Stock will generally equal the amount that such U.S. Holder paid for such share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such Company Common Stock exceeds one year as of the effective date of the Merger. Long-term capital gain recognized by certain non-corporate U.S. Holders is generally subject to

U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Company Common Stock at different times or at different prices, such U.S. Holder must determine its tax basis and holding period separately for each block of Company Common Stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Company Common Stock who is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. Holder pursuant to the Merger will generally not be subject to U.S. federal income tax unless:
(i)
The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax at rates generally applicable to a United States person, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty).

(ii)
Such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of the Merger, and certain other conditions are met, in which case gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty), net of certain U.S. source losses from sales or exchanges of other capital assets, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

(iii)
Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions for taxation under FIRPTA are satisfied. We do not believe that the Company is or has been a “United States real property holding corporation.”

Non-U.S. Holders should consult their tax advisors regarding the application of any income tax treaties that may provide for different rules.
Rollover Arrangements
As authorized by the Special Committee, QIA and Expedia have had discussions with Parent with respect to a potential rollover and/or new investment in Holdco following the Closing. Following the transaction announcement, Long Lake engaged with QIA in discussions about a potential partial rollover, which would provide QIA with a no more than 9.9% common equity ownership interest in Holdco, with commensurate protections of its economic investment, but no special consent rights, board representation (except for a non-voting board observer) or other instruments of control. Entry into a definitive agreement with respect to such limited rollover by QIA was subject to Special Committee approval, which the Special Committee provided on June 27, 2026. Pursuant to the QIA Rollover Agreement, QIA will roll approximately 39% of its existing Company Common Stock valued at the same price per share as paid to Company shareholders in the Merger and with an aggregate value of up to $325 million into Holdco in exchange for no more than 9.9% of Topco’s common equity securities on a fully diluted basis. With respect to all other shares of Company Common Stock owned by QIA, QIA has the right to receive the Merger Consideration of $9.50 per share in cash. In addition, QIA will have the right to appoint a single observer to the board of Holdco and its subsidiaries and QIA’s Holdco common equity will be subject to customary transfer restrictions and “drag-along” obligations, “tag-along” rights, preemptive rights, information rights, registration rights, and prohibition on certain discriminatory amendments to the equity documents of Holdco, which are customary minority protection rights and not indicia of control.
As of the date of this proxy statement, Long Lake has not engaged in discussions regarding a potential rollover with Expedia to the same extent as with QIA and the Special Committee does not plan to approve a rollover by Expedia (if any) pursuant to which Expedia would acquire an equity stake or minority economic protections greater than those afforded to QIA in connection with the QIA Rollover. There can be no certainty that the potential rollovers and/or investments by Expedia will occur, that the parties will reach an agreement, or when any such agreement may occur.

Regulatory Approvals Required for the Merger
Antitrust
Each party to the Merger Agreement will (and will cause its affiliates to, if applicable) use its reasonable best efforts to (a) take (or cause to be taken) all actions; (b) do (or cause to be done) all things; and (c) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including by (i) causing the conditions to the Merger to be satisfied; and (ii)(A) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (B) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.
Each party will (a) within 20 business days of entering into the Merger Agreement, file with the FTC and the DOJ a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; and (b) as promptly as reasonably practicable after entering into the Merger Agreement submit all other notifications (in final form or, where applicable, draft form) filings, forms or registrations under the applicable antitrust, foreign investment and FSR Laws. In relation to this, each party will supply (or cause to be supplied), any additional information that may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made. Both the Company and Parent filed their respective notification and report forms under the HSR Act with the DOJ and the FTC on May 22, 2026. The expiration of the HSR Act waiting period is required to satisfy certain conditions to the closing of the Merger. The Merger remains subject to other closing conditions, including receipt of other required regulatory clearances.
If and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions and non-responses or other authorizations pursuant to the HSR Act, any other antitrust laws, any foreign investment laws, and FSR Laws, or any CSA Notifications or CSA Approval applicable to the Merger, and to avoid or eliminate each and every impediment under any antitrust laws, foreign investment laws, FSR Laws and any other laws applicable to the Merger as promptly as practicable and in any event at least five (5) business days prior to the Termination Date, each of Parent and Merger Sub shall (and shall cause their respective affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, foreign investment law, FSR Law and any other laws and CSA Approval including (a) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective affiliates and the Company and its subsidiaries; (b) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries; (c) the modification of any course of conduct regarding future operations of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries; and (d) any other restrictions on the activities of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries, including the freedom of action of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable.
Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement will require Parent, Merger Sub or any of Parent’s affiliates to, and the Company will not, without the prior written consent of Parent, agree or otherwise be required to take any action, with respect to the assets, properties, business or operations of any affiliates of Parent or Guarantors (as defined in the Merger Agreement), any investment funds or investment vehicles affiliated with, or managed or advised by such persons, or any portfolio company (as such term is commonly understood in the private equity industry) or direct or indirect investment of Guarantors or of any investment fund or investment vehicle, or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in the Merger Agreement will require the Company or any of its subsidiaries to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.

Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order of any governmental authority that could restrain, prevent or delay any required clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, it being understood that Parent will bear the costs and expenses of all such actions.
Foreign Antitrust; Foreign Investment
Completion of the Merger is conditioned upon the receipt of antitrust approvals from relevant governmental authorities and approval under FSR Laws from the European Commission.
Completion of the Merger is also conditioned upon the receipt of the requisite clearances, approvals, consents, non-action or expiration of any applicable waiting period (as applicable) from relevant foreign investment authorities. As of the date of this proxy statement, the initial filings in the relevant jurisdictions have been submitted by the parties.
As of the date of this proxy statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement.
Notifications Related to Security Clearances
The Closing is conditioned upon obtaining CSA Approval in relation to a subsidiary of the Company’s facility security clearances (each, an “FCL”). Under the Merger Agreement, as soon as reasonably practicable after the date of the Merger Agreement, the Company shall submit to each applicable CSA the CSA Notification. Subsequent to the CSA Notification and to the extent requested by the CSA, each of Parent and the Company shall (a) cooperate and coordinate (and cause its respective affiliates to cooperate and coordinate) with the other in the preparation of any required FOCI Mitigation Plan, in form and substance reasonably satisfactory to Parent, the Company, and the CSA; (b) supply the other (or cause the other to be supplied) with any information that may be required in order to make such submissions; (c) supply (or cause to be supplied) any additional information that may be required or requested by the CSA; and (d) take (and cause their affiliates to take) all actions necessary, proper or advisable to obtain CSA Approval. CSA Approval will, with respect to any given CSA, be satisfied if, after sixty (60) days from such time that the applicable CSA Notification was submitted, such CSA has neither (i) informed any party that it intends to invalidate any FCL of the Company or its subsidiaries if the Closing occurs in the absence of a CSA approved FOCI Mitigation Plan nor (ii) proposed or requested submission of a FOCI Mitigation Plan.
The Company and Parent submitted the CSA Notification on May 20, 2026. As of the date of this proxy statement, the parties are awaiting further communication from the CSAs.
Other Approvals
The Closing is also conditioned upon notification to, and consent of, the CMAs. Under the Merger Agreement, the parties have agreed to, as promptly as practicable following the signing of the Merger Agreement, submit the notification to the CMAs, and to (a) cooperate and coordinate (and cause their respective affiliates to cooperate and coordinate) with the other in the making of such notification; (b) supply the other (or cause the other to be supplied) with any information that may be required in order to make such notification; (c) supply (or cause to be supplied) any additional information that may be required or requested by the relevant governmental authorities; and (d) take (and cause their affiliates to take) all actions necessary, proper or advisable to obtain consent of the CMAs as promptly as practicable and in any event at least five (5) business days prior to the Termination Date. The parties have also agreed to promptly inform the other of any communication from any governmental authority regarding the Merger in connection with such notification. The Company and Parent submitted the notification regarding the Merger to the CMAs on May 21, 2026. As of the date of this proxy statement, the parties are awaiting further communication from the CMAs.
Legal Proceedings Regarding the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay the Closing and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the Closing is the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, all shares of Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement.
This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section of this proxy statement titled “Where You Can Find Additional Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made by the parties thereto only for the purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Structure of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, the Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent, Merger Sub and the Company agree in writing and specify in the certificate of merger (i.e., the Effective Time). The Closing will take place at 9:00 a.m., New York City time, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fifth (5th) business day after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of such conditions at the Closing) or such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The Company agreed to use reasonable best efforts to notify Parent five (5) business days prior to the date that all the conditions to the Merger are expected to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing). Notwithstanding the foregoing, Parent, Merger Sub and the Company have agreed that the Closing will not take place prior to July 1, 2026.
Consideration to Be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the Owned Company Shares, the Unvested Shares or the Converting Shares (each, as defined below), (a) each share of common stock of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one share of common stock of the surviving corporation; (b) each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, the Converting Shares, the Unvested Shares and the Dissenting Company Shares (each as defined herein)) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration; (c) each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is held by the Company as treasury stock, owned by Parent or Merger Sub, in each case, as of immediately prior to the Effective Time (such shares, collectively, the “Owned Company Shares”) or considered issued and outstanding but unvested and in order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter (collectively, the “Unvested Shares”) will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor; and (d) each share of Company Common Stock that is held immediately prior to the Effective Time by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company (collectively, the “Converting Shares”) will be converted into such number of shares of stock of the surviving corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the surviving corporation immediately following the Effective Time as such subsidiary owned in the Company immediately prior to the Effective Time, without any consideration delivered in exchange therefor.
Procedures for Receiving Merger Consideration
Prior to the Closing, Parent will select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the payment of the aggregate consideration to which Company stockholders are entitled pursuant to the Merger Agreement, and at or immediately following the Effective Time, Parent will deposit or cause to be deposited with the payment agent an amount in cash necessary to pay the holders of Company Common Stock (other than (a) holders of Owned Company Shares; (b) holders of Converting Shares; (c) holders of Unvested Shares; and (d) holders of Company Common Stock who have properly exercised statutory appraisal rights in accordance with, and who have complied with, Section 262 of the DGCL with respect to such shares of Company Common Stock (the “Dissenting Company Shares”)) the aggregate Merger Consideration to which such holders are entitled to receive under the Merger Agreement.
Promptly following the Effective Time (and in any event within three (3) business days), subject to the terms and conditions of the Merger Agreement, Parent and the surviving corporation will cause the payment agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares, Converting Shares and Dissenting Company Shares, as applicable) one or more certificates (“Certificates”) (if any) (a) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the payment agent) and (b) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Company Common Stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the payment agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the payment agent, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock represented by such Certificates by (b) the Merger Consideration, and the Certificates so surrendered will be canceled. With respect to holders of record of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”), upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (b) the Merger Consideration, and the transferred Uncertificated Shares will be canceled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and transfer of Uncertificated Shares.
At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate equity award consideration owed to all holders of Company Options, Company RSUs and Company PSUs (collectively, the “Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than five (5) business days after the Closing Date (or any later date required for such payments made in respect of such Company RSUs or Company PSUs to remain compliant with Code

Section 409A), the Equity Award Holders will be paid by the Company or the surviving corporation, through its payroll system or payroll provider (or in the case of amounts that are not considered wages subject to withholding for applicable tax purposes, its standard accounts payable procedures), all amounts required to be paid to such holders in respect of the Company Options, Company RSUs and Company PSUs that are canceled and converted, less any required tax withholding.
Each of the payment agent, Parent, the Company, the surviving corporation and each of their respective affiliates and agents will be entitled to deduct and withhold from any cash amounts otherwise payable pursuant to the Merger Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company PSUs, such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Treatment of Company Equity Awards in the Merger
Treatment of Outstanding Company Performance Stock Unit Awards
At the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.
Treatment of Outstanding Company Restricted Stock Unit Awards
At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the per share price of $9.50 and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.
Treatment of Outstanding Company Stock Option Awards
At the Effective Time, each In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the per share price of $9.50 over the exercise price per share of such In-the-Money Company Option.
At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.
Treatment of the Company Employee Stock Purchase Plan
The Merger Agreement provides that, with respect to the ESPP, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions or take such other actions as may be required to provide that: (a) participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement, except as may be required under applicable law; (b) participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement; (c) the final exercise date for the purchase period in effect on the date of the Merger Agreement will be the earlier of the regularly scheduled final exercise date for the purchase period and a date that is no later than five (5) calendar days prior to the Effective Time; (d) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (e) no further purchase period will commence pursuant to the ESPP after the date of the Merger Agreement; and (f) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights will be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the per share price of $9.50 in accordance with the terms and conditions of this Agreement.
Dissenting Company Shares
If and to the extent required by the DGCL, the Dissenting Company Shares will not be converted into the right to receive the Merger Consideration, but instead holders of such Dissenting Company Shares will be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws, validly waives or otherwise loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such holder to receive those rights under, and to be paid such consideration as is determined pursuant to, Section 262 of the DGCL, will cease and such Dissenting Company Shares shall thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, and the surviving corporation shall remain liable for payment of the Merger Consideration for such Dissenting Company Shares in accordance with the Merger Agreement. The Company will provide reasonably prompt (and, in any event, within three (3) business days) notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent will have the opportunity to direct all negotiations and proceedings with respect to such demands. Prior to the Closing, except with the prior written consent of Parent, the Company will not make any payment with respect to demands for appraisal or settle or offer to settle. Parent will not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, from and after the Effective Time, all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the surviving corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the surviving corporation. If the Merger is consummated, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of capital stock of the surviving corporation.
At the Effective Time, (a) the Company’s Certificate of Incorporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the surviving corporation, except that all references to Merger Sub will be automatically amended and will become references to the surviving corporation.
In addition, from and after the Effective Time until successors are duly elected or appointed and qualified in accordance with applicable law and the Company’s organizational documents, the (a) board of directors of Merger Sub at the Effective Time will be the board of directors of the surviving corporation and (b) officers of the Company at the Effective Time will be the officers of the surviving corporation.
Representations and Warranties
The Company, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by the disclosure letter delivered by the Company to Parent in connection with the Merger Agreement (the “Company Disclosure Letter”). Certain of the representations and warranties made by the Company are also subject to, and qualified by, certain information in the Company’s filings made with the SEC on or after January 1, 2024, and at least two (2) business days before the date of the Merger Agreement.

The Company’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and each of its subsidiaries;
•	the Company’s corporate power and authority to enter into and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement;
•
the necessary approval of the Company Board upon recommendation of the Special Committee, receipt of a fairness opinion from Rothschild & Co and the inapplicability of certain anti-takeover statutes or regulations to the transactions;

•	the requisite approval of the Company stockholders to adopt the Merger Agreement;
•	the absence of conflicts with laws, organizational documents and material contracts of the Company and its subsidiaries;
•	required consents, approvals and regulatory filings to be made in connection with the Merger Agreement and performance of the Company’s obligations thereunder;
•	the capital structure and rights of securityholders of each of the Company and its subsidiaries;
•	the Company’s filings made with the SEC;
•	compliance with SEC rules regarding filings and financial statements;
•	disclosure controls and procedures;
•	internal accounting controls and procedures;
•	the absence of specified undisclosed liabilities;
•
the conduct of the Company and its subsidiaries of their business in the ordinary course of business since December 31, 2025, and the absence of a Company Material Adverse Effect (as defined herein) since such date;

•
the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts, any notices with respect to termination, and the performance by the Company and its subsidiaries in all material respects of their respective obligations under such material contracts;

•	real property owned or leased by the Company and its subsidiaries;
•	international trade matters;
•	environmental matters;
•	intellectual property matters;
•	data protection and cybersecurity matters;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	compliance with laws;
•	the absence of pending and threatened litigation and orders;
•	insurance matters;
•	anti-corruption compliance;
•	government contracts matters;

•
the absence of any investment banker, broker, finder or other financial intermediary, other than Rothschild & Co, that has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who will be entitled to any fee or commission from the Company or any of its subsidiaries in connection with the transactions;

•	accuracy of information provided in this proxy statement; and
•	the exclusivity and terms of the representations and warranties made by the Company, Parent and Merger Sub.
In addition, the Merger Agreement contains representations and warranties of Parent and Merger Sub relating to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
•	Parent’s and Merger Sub’s corporate power and authority to enter into and perform their respective obligations under the Merger Agreement and the enforceability of the Merger Agreement;
•	the necessary approval of the board of directors or similar governing body of each of Parent and Merger Sub;
•	the absence of conflicts with laws, organizational documents and material contracts of Parent and Merger Sub;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and the performance by Parent and Merger Sub of their respective obligations thereunder;
•
(a) the absence of any foreign person affiliated with Parent as of the date of the Merger Agreement that would obtain (a) “control” (as defined in the Defense Production Act (“DPA”)) of the Company; (b) the absence of certain membership and governance rights with respect to the Company or the surviving corporation; and (c) other DPA matters;

•	the absence of pending and threatened litigation and orders;
•	no ownership of Company Common Stock;
•	the absence of certain arrangements between Parent and its subsidiaries, on the one hand, and the Company stockholders (other than the persons executing the Voting Agreements), on the other hand;
•
the absence of any investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries who will be entitled to any fee or commission from the Company in connection with the transactions contemplated by the Merger Agreement;

•	operations of Parent and Merger Sub;
•	the absence of a requirement for a vote or approval of the stockholders of Parent;
•	delivery and enforceability of the Guarantee;
•	delivery and enforceability of each of the Equity Commitment Letter, KED Commitment Letter and Debt Commitment Letter (as well as any ancillary agreements related thereto);
•	solvency of the surviving corporation and its subsidiaries;
•	accuracy of information provided in this proxy statement; and
•	the exclusivity and terms of the representations and warranties made by the Company, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, effect or development that, individually or in the aggregate, has had or would be reasonably expected to have, a material adverse effect on the business, financial condition, assets and liabilities, operations or results of operations of the Company and its subsidiaries, taken as a whole; provided that no change, events, effects or developments to the extent arising out of, relating to or resulting from the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(i)	any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;
(ii)
any conditions in the equity, credit, debt, financial, currency or capital markets, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)
any conditions in the industries in which the Company or its subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or its subsidiaries conduct business, or changes therein;

(iv)
any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, data breaches, terrorism or military actions, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority or any cybersecurity measure adopted, in each case, in response to, the foregoing or any threats thereof, whether in the United States or any other country or region in the world;

(v)
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any governmental authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;

(vi)
the negotiation, execution or delivery of the Merger Agreement or the permitted announcement of the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, governmental authorities or any other third person (other than for purposes of specified representations and warranties contained in the Merger Agreement, to the extent that such representation or warranty expressly addresses consequences resulting from the negotiation, execution or delivery of the Merger Agreement or the permitted announcement of the Merger Agreement and the related conditions to Closing), or the identity of, Guarantors, Parent, Merger Sub or the respective affiliates of the foregoing, with respect to the Company or its business;

(vii)
the compliance by any party with the terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the Merger Agreement (other than compliance with the actions or omissions required to be taken by the Company and its subsidiaries pursuant to the Merger Agreement);

(viii)	any action which is taken or not taken at the written request of Parent after May 2, 2026;
(ix)
any changes or proposed changes in GAAP or other accounting standards, or in any applicable laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal or modification of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

(x)
any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any governmental authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

(xi)	any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;
(xii)
any changes in the price or trading volume of the Company Common Stock or other equity securities to the Company’s credit ratings (it being understood that the underlying cause of such change may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiii)
any failure by the Company and its subsidiaries to meet (a) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiv)	the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective affiliates; and
(xv)	any transaction litigation or any demand or legal proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x) and (xi), solely to the extent that such changes, events, effects or developments have had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company or its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
Certain of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement are qualified by a “Parent Material Adverse Effect” standard (that is, they will not be deemed to be untrue and incorrect unless their failure to be true and correct would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect). For purposes of the Merger Agreement, a Parent Material Adverse Effect means a failure of any such representations and warranties of Parent and Merger Sub to be true and correct that would, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the transactions.
Conduct of Business by the Company Prior to Consummation of the Merger
Pursuant to the Merger Agreement, during the Interim Period, except (a) as set forth in the Merger Agreement; (b) as set forth in the Company Disclosure Letter; (c) as required by applicable law; (d) as necessary or advisable in response to any cybersecurity measures, or to protect the health and safety of the Company’s and its subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its subsidiaries, in each case, to the extent practicable under the circumstances, after written notice to and prior consultation with Parent; or (e) as approved by Parent in writing (which approval cannot be unreasonably withheld, conditioned or delayed), the Company agreed to, and to cause each of its subsidiaries to, use its commercially reasonable efforts to (i) preserve intact in all material respects its assets, properties and material contracts; (ii) conduct its business in all material respects in the ordinary course of business; and (iii) preserve intact in all material respects its significant commercial relationships with third parties. The Company also agreed to consult with Parent in good faith prior to implementation of any material change to its information technology systems, digital infrastructure or artificial intelligence strategy or use, including adoption of new technologies or entry into or expansion or renewal of any material technology-related contracts, and to collaborate with Parent in good faith on the evolution of the Company’s artificial intelligence and technology roadmap.

In addition, the Company has agreed that, during the Interim Period, subject to the same exceptions described above, the Company will not, and will not permit any of its subsidiaries to, among other things:
•
amend or otherwise modify the organizational documents of the Company or any of its subsidiaries (except, in the case of the Company’s subsidiary organizational documents, amendments that would not reasonably be expected to adversely affect Parent);

•
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization (other than any recapitalization, conversion, or other restructuring of intercompany indebtedness in the ordinary course of business consistent with past practice);

•
issue, sell, deliver or agree or commit to issue, sell or deliver any Company securities, except (a) in accordance with the terms of any employment agreements or any award agreements under the Company Stock Plans (as defined in the Merger Agreement) or otherwise, with respect to, and upon the vesting, exercise or settlement of, Company Options, Company RSUs or Company PSUs, in each case, outstanding on the date of the Merger Agreement or (b) as contemplated by the Merger Agreement;

•
(a) agree to any matter with any trustee of either UK DB Plan (as defined in the Merger Agreement) in relation to the transactions contemplated by the Merger Agreement or which is otherwise material to the funding of either UK DB Plan; (b) materially amend the governing terms of either UK DB Plan; (c) materially increase the rate of employer contributions payable to either UK DB Plan or otherwise put in place any additional material cash funding or other financial support (including any guarantee or other security) for either UK DB Plan; (d) reduce, terminate or withdraw any existing guarantee, security or other financial support which is in place for either UK DB Plan as at the date of the Merger Agreement; or (e) trigger or consent to the triggering of any debt under section 75 or section 75A of the UK Pensions Act 1995 to either UK DB Plan; provided that nothing will prevent the Company or any of its subsidiaries from initiating, conducting or progressing discussions or negotiations with any trustee of either UK DB Plan in connection with any triennial actuarial valuation of such UK DB Plan, or any other matter regarding either UK DB Plan (so long as such other matter is not material to the funding of, or the financial support for, either UK DB Plan); provided that the Company will not agree, finalize or otherwise commit to the terms of any triennial actuarial valuation (including any schedule of contributions and/or recovery plan) without the prior written approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed) and Company shall also provide reasonable updates and reasonable information to Parent at the time of (or promptly following) any material developments or matters which occur in respect of any such discussions or negotiations with the trustees of any UK DB Plan;

•
except for transactions solely among the Company and its wholly owned subsidiaries or solely among the wholly owned subsidiaries of the Company, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (a) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options; (b) the withholding of shares of Company Common Stock to satisfy tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs; (c) the acquisition by the Company of Company Options, Company RSUs or Company PSUs (and the shares underlying such awards) in connection with the forfeiture of such awards, in each case, in accordance with their respective terms; or (d) repurchases pursuant to the Company’s publicly disclosed share repurchase program in amounts not exceeding (i) the amounts authorized by the Company Board as of the date of the Merger Agreement or (ii) the Merger Consideration;

•
(a) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends or other distributions made by any direct or indirect subsidiary of the Company to the Company or one of its other subsidiaries in the ordinary course of business consistent with past practice; (b) pledge or encumber any shares of its capital stock or other equity or voting interests or securities (other than liens pursuant to any Company indebtedness); or (c) modify the terms of any shares of its capital stock or other equity or voting interests;

•
incur, assume, endorse, modify the terms of, refinance, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (a) borrowings in the ordinary course of business under the Company Credit Agreement as in effect on the date hereof; (b) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries to the extent such indebtedness is in existence on the date of the Merger Agreement or incurred in compliance with the Merger Agreement; (c) letters, of credit, guarantees, performance bonds, surety bonds and similar items entered into in the ordinary course of business; (d) any indebtedness among the Company and its subsidiaries or among the Company’s subsidiaries; or (e) other indebtedness for borrowed money up to $10,000,000 in the aggregate;

•	mortgage, pledge or otherwise encumber any material assets, tangible or intangible, or create any lien thereon, except for permitted liens;
•
(a) hire, promote, or terminate (other than for cause or death) any employee or individual independent consultant who is or would be at the compensation grade level of E3 or above; provided that with respect to any employee or individual independent consultant who is or would be receiving annual base salary or annualized wages in excess of $250,000, such hire, promotion or termination (other than for cause or death) shall be made in consultation with Parent; (b) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any material employee plan; or (c) materially increase the compensation of any director, officer, employee or individual independent consultant, except, in the case of each of clauses (b) and (c), (i) to the extent required by applicable law or pursuant to any employee plan in effect on the date of the Merger Agreement (or as amended in accordance with the Merger Agreement) or (ii) in conjunction with annual renewals or plan design changes for the employee plans that are made in the ordinary course of business, where such annual renewals or plan design changes will not result in a material increase to costs or liabilities of the Company or Parent;

•
settle any legal proceeding for an amount in excess of $5,000,000 individually or $15,000,000 in the aggregate other than (a) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries in excess of the amounts set forth above is covered entirely by insurance coverage maintained by the Company or any of its subsidiaries or (b) any settlement of transaction litigation in compliance with the Merger Agreement; provided that any such settlements do not impose material restrictions on the business activities of the Company or any of its subsidiaries;

•
change the Company’s or its subsidiaries’ methods, principles or practices of financial accounting, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

•
except as required by law, (a) make, change or revoke any material tax election; (b) adopt, change or revoke any material accounting period or method with respect to taxes; (c) file any amended material tax return; (d) enter into any closing agreement with respect to a material amount of taxes; or (e) settle or compromise any proceeding with respect to any material tax claim or assessment in an amount greater than $1,000,000;

•
(a) voluntarily recognize any labor union, works council, or similar employee representative body as the bargaining unit representative of any employees of the Company or any subsidiary or (b) enter into or make any material amendments to any Collective Bargaining Agreement (as defined in the Merger Agreement) or other contract with a labor union, works council, or other similar employee representative body that would (i) materially increase aggregate costs to the Company or any subsidiary; (ii) materially increase the scope or duration of the Company’s or any subsidiary’s obligations; or (iii) impose any material restrictions or other limitations on the conduct or operation of the business;

•
incur or commit to incur any capital expenditures (which, for the avoidance of doubt, shall not include any capitalized expenses for internal use software) other than in amounts not to exceed 110% of the Company’s capital budget;

•	take certain actions with respect to certain contracts with certain of the Company’s customers, suppliers and vendors;

•
sell, dispose of or acquire any division, assets, properties, businesses or equity securities in any person (including by merger, consolidation or acquisition of stock or assets), other than (a) such transactions solely between or among the Company and its wholly owned subsidiaries; (b) assets in the ordinary course of business; or (c) that do not exceed $25,000,000 in aggregate consideration;

•
sell, assign, consensually encumber (other than with respect to permitted liens), transfer, license, abandon, place in the public domain, permit to lapse or otherwise dispose of any intellectual property owned by the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except for (a) non-exclusive licenses granted in the ordinary course of business or the lapse or expiration of the registered intellectual property owned by the Company or its subsidiaries at the end of its statutory term or (b) liens pursuant to the Company Credit Agreement; or

•	agree, resolve or commit to take any of the foregoing prohibited actions.
Regulatory Filings; Efforts
General
Upon the terms and subject to the conditions set forth in the Merger Agreement, each party to the Merger Agreement will (and will cause its affiliates to, if applicable) use their respective reasonable best efforts to (a) take (or cause to be taken) all actions; (b) do (or cause to be done) all things; and (c) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the Transactions, including by (i) causing the conditions to the Merger set forth in the Merger Agreement to be satisfied and (ii) (A) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities and (B) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Transactions.
If and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions and non-responses or other authorizations pursuant to the HSR Act, any other antitrust laws, any foreign investment laws, and FSR Laws, or any CSA Notifications or CSA Approval applicable to the Merger, and to avoid or eliminate each and every impediment under any antitrust laws, foreign investment laws, FSR Laws and any other laws applicable to the Merger as promptly as practicable and in any event at least five (5) business days prior to the Termination Date, each of Parent and Merger Sub will (and will cause their respective affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, foreign investment law, FSR Law and any other laws and CSA Approval including (a) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective affiliates and the Company and its subsidiaries; (b) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries; (c) the modification of any course of conduct regarding future operations of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries; and (d) any other restrictions on the activities of Parent, Merger Sub and their respective affiliates and the Company and its subsidiaries, including the freedom of action of Parent, Merger Sub and their respective affiliates and of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable.
The Company, Parent, and Merger Sub will (and will cause their respective affiliates to), subject to any restrictions under applicable laws, (a) promptly notify the other parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such person from a governmental authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filings (except for filings made under the HSR Act), submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a governmental authority; (b) keep the other parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any governmental authority in connection with the Merger and any developments, meetings or discussions with any governmental authority in respect thereof, including with respect to (i) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations; (ii) the expiration or termination of any waiting period; (iii) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws, including any proceeding initiated by a private party; and (iv) the nature and status of any objections raised or proposed or threatened to be raised by any governmental authority with respect to the Merger; and (c) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any governmental authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any governmental authority as restricted to “outside counsel only” and any such information will not be shared with employees, officers or directors or their equivalents of the other without approval of the party providing the commercially sensitive information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any governmental authority with another party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub will not in any event be required to share information that benefits from legal privilege with the other parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege.
Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement will require Parent, Merger Sub or any of Parent’s affiliates to, and the Company will not, without the prior written consent of Parent, agree or otherwise be required to take any action, with respect to the assets, properties, business or operations of any affiliates of Parent or Guarantors, any investment funds or investment vehicles affiliated with, or managed or advised by such persons, or any portfolio company (as such term is commonly understood in the private equity industry) or direct or indirect investment of Guarantors or of any investment fund or investment vehicle, or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in the Merger Agreement will require the Company or any of its subsidiaries to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.
Antitrust
Each party will (and will cause their respective affiliates to, if applicable) (a) within 20 business days of entering into the Merger Agreement, file with the FTC and the DOJ a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act and (b) as promptly as reasonably practicable after entering into the Merger Agreement submit all other notifications (in final form or, where applicable, draft form) filings, forms or registrations under the applicable antitrust, foreign investment and FSR laws. In relation to this, each party will supply (or cause to be supplied), any additional information that may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made.
Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order of any governmental authority that could restrain, prevent or delay any required clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, it being understood that Parent will bear the costs and expenses of all such actions.
Other Approvals
Each party agreed to, as promptly as practicable after entering into the Merger Agreement, submit the required notification to the CMAs. Each of Parent and the Company will, as promptly as practicable following the signing of the Merger Agreement, submit the notification to the CMAs, and (a) cooperate and coordinate (and cause their respective affiliates to cooperate and coordinate) with the other in the making of such notification; (b) supply the other (or cause the other to be supplied) with any information that may be required in order to make such notification; (c) supply (or cause to be supplied) any additional information that may be required or requested by the relevant governmental authorities; and (d) take (and cause their affiliates to take) all actions necessary, proper or advisable to obtain consent of the CMAs as promptly as practicable and in any event at least five (5) business days prior to the Termination Date. The parties have also agreed to promptly inform the other of any communication from any governmental authority regarding the Merger in connection with such notification.

Each party also agreed to, as promptly as reasonably practicable after entering into the Merger Agreement, submit the required CSA Notifications. Each of Parent and the Company also agreed to (a) cooperate and coordinate (and to cause its respective affiliates to cooperate and coordinate) with the other in the preparation of any required FOCI Mitigation Plan, in form and substance reasonably satisfactory to Parent, the Company, and the CSA; (b) supply the other (or cause the other to be supplied) with any information that may be required in order to make such submissions; (c) supply (or cause to be supplied) any additional information that may be required or requested by the CSA; and (d) take (and cause their affiliates to take) all actions necessary, proper or advisable to obtain CSA Approval, which CSA Approval will, with respect to any given CSA, be satisfied if, after sixty (60) days from such time that the applicable CSA Notification was submitted, such CSA has neither (i) informed any party that it intends to invalidate any FCL of the Company or its subsidiaries if the Closing occurs in the absence of a CSA approved FOCI Mitigation Plan nor (ii) proposed or requested submission of a FOCI Mitigation Plan.
No Solicitation of Other Offers
During the Interim Period, the Company and its subsidiaries will not, and will not authorize or knowingly permit any of their respective representatives (in their capacities as such) to directly or indirectly:
•
solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or is reasonably expected to lead to, an Acquisition Proposal;

•
furnish to any third party any non-public information relating to the Company or any of its subsidiaries or afford to any third-party access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries, in any such case to the extent related to the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition Proposal;

•
participate or engage in any discussions or negotiations with any third party with respect to an Acquisition Proposal, in each case, other than informing such third party of the existence of the terms of the Merger Agreement;

•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined herein), other than an acceptable confidentiality agreement (or “clean-team” agreement in connection therewith) (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or

•	resolve or agree to do any of the foregoing.
Notwithstanding these restrictions, at any time after the date of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement and the receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof, including the Special Committee) may, directly or indirectly through one or more of their representatives, (a) participate or engage in discussions or negotiations with; (b) furnish non-public information relating to the Company to; or (c) afford access to the business, properties, assets, books, records or personnel of the Company pursuant to an acceptable confidentiality agreement to any third party if (and only if) such third party has made, renewed or delivered to the Company a bona fide, written Acquisition Proposal after May 2, 2026, that did not result from a breach of the non-solicitation provisions of the Merger Agreement that the Company Board (or a committee thereof, including the Special Committee), determines in good faith, after consultation with its outside counsel and its financial advisors, based on information then available, both that (i) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) the failure to take such actions would be inconsistent with its fiduciary duties under applicable law.
For purposes of the Merger Agreement:
•	“Acquisition Proposal” means any offer or proposal or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction (as defined herein).
•
“Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving: (a) any direct or indirect purchase or other acquisition by any person or group, whether from the Company or any other person(s), of shares of Company Common Stock or securities of the Company representing more than 20% of the Company Common Stock or aggregate voting power of equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 20% of the Company Common Stock or aggregate voting power of equity securities of the Company after giving effect to the consummation of such tender or exchange offer; (b) any direct or indirect purchase or other acquisition by any person or group of more than 20% of the consolidated assets, businesses, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof), including the capital stock or other equity or voting interest in any of the Company’s subsidiaries; (c) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or group, or stockholders of any such person or group, would hold, directly or indirectly, more than 20% of the Company Common Stock or aggregate voting power of the equity securities of the Company or more than 20% of the equity securities or aggregate voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or (d) any combination of the foregoing types of transactions if the sum of the percentage of the consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction) involved is more than 20%.
•
“Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Parent, Merger Sub or their respective affiliates) for an Acquisition Transaction on terms that the Company Board (or a committee thereof, including the Special Committee) has determined in good faith (after consultation with its financial advisors and outside legal counsel), (a) is reasonably capable of being consummated in accordance with its terms and (b) if consummated, would result in a transaction more favorable to the Company stockholders (solely in their capacities as such) from a financial point of view than the Merger (taking into account any aspects of such proposal that the Company Board (or a committee thereof, including the Special Committee) considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%” which, in each case, for the avoidance of doubt shall include any shares of Company Common Stock to be retained, rolled over or contributed (directly or indirectly) by any Company stockholder.

Financing Cooperation
The Company has agreed to use its commercially reasonable efforts to, and to cause its subsidiaries and their respective representatives to provide Parent with such customary cooperation as reasonably requested by Parent to arrange, syndicate and obtain any debt financing to be obtained to fund the transactions contemplated by the Debt Commitment Letter including using commercially reasonable efforts to: (a) cause appropriate members of senior management of the Company (and using commercially reasonable efforts to cause advisors) to participate in a reasonable and customary number of meetings (including customary one-on-one meetings and calls), presentations, road shows, due diligence sessions, drafting sessions, conference calls, sessions with rating agencies or other customary financing activities, in each case which shall be telephonic or held by videoconference (unless otherwise reasonably agreed) and at reasonable times to be mutually agreed and with reasonable advance notice; (b) provide reasonable and customary assistance to Parent and the Financing Sources (as defined in the Merger Agreement) in the preparation of customary offering documents, syndication memoranda, rating agency presentations and other marketing material for the Debt Financing or any Capital Markets Issuance (as defined in the Merger Agreement), including the execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and customary financial officer and similar certificates with respect to certain financial information of the Company in the offering documents not otherwise covered by a “comfort” letter, in each case to the extent reasonably requested by Parent or the underwriters or initial purchasers of such offering; (c) request customary cooperation and assistance of the Company’s independent auditors (including by delivering customary representation letters to the auditors) to (i) provide customary “comfort” letters (including “negative assurance” and change period comfort) in connection with the offering of debt securities pursuant to the Debt Financing or any Capital Markets Issuance, (ii) deliver customary consents to the inclusion of the Company’s auditor reports in any offering documents in connection with a Capital Markets Issuance and (iii) attend accounting diligence sessions; (d) assist in the preparation and negotiation, and in the execution and delivery at Closing, of the Debt Financing documents (including any pledge and security documents and other definitive financing documents), including assistance with the preparation of schedules and exhibits thereto or other customary informational requirements relating to the Company and its subsidiaries as are reasonably requested by Parent or the Financing Sources, and otherwise assisting in facilitating the creation and perfection of the security interests in the collateral contemplated by the Debt Financing; provided that no such document or certificate, and no creation or perfection of any security interest in any of the equity of or assets owned by the Company and its subsidiaries, shall be effective prior to the Effective Time; (e) as promptly as reasonably practicable, furnish Parent with the Required Financing Information (as defined in the Merger Agreement); it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements or pro forma adjustments thereto; (f) cooperate with Parent, and take all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent as reasonably necessary to authorize the consummation of the Debt Financing or any Capital Markets Issuance and the Preferred Equity Financing; provided that no such corporate or other action shall be effective prior to the Effective Time; (g) at least four (4) business days prior to the Closing Date, furnish Parent and the Financing Sources promptly with all customary documentation and other information with respect to the Company that any Financing Source has reasonably requested at least nine (9) business days prior to the Closing Date and that such Financing Source has determined is required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations; and (h) cooperate with Parent and the Financing Sources to obtain customary corporate, facility and securities credit ratings from any rating agency in connection with the Debt Financing or any Capital Markets Issuance.
No such requested cooperation from the Company or any of its subsidiaries will require it to (a) waive or amend any terms of the Merger Agreement or take any action or refrain from taking any action, if doing so would conflict with the Merger Agreement or cause any condition to the Merger Agreement not to be satisfied; (b) agree to pay any fees or reimburse any expenses prior to the Effective Time (other than fees, expenses, liabilities and obligations that are subject to reimbursement and/or indemnification pursuant to the Merger Agreement); (c) enter into any definitive agreement, certificate, document or instrument, the effectiveness of which is not conditioned upon the Closing (other than customary authorization and representation letters); (d) give any indemnities or incur any fees that are effective prior to the Effective Time; (e) cause any director, manager, officer or employee of the Company or any of its subsidiaries to incur any actual personal liability; (f) deliver any legal opinions; or (g) take any action that would unreasonably or materially interfere or disrupt with the conduct of the business or the operations of the Company and its subsidiaries, breach any confidentiality obligations, cause competitive harm to the business or the Company and its subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its subsidiaries.
Cooperation with Respect to Existing Indebtedness
Pursuant to the Merger Agreement, at least two (2) business days prior to the Effective Time, following Parent’s written request, with respect to the Company Indebtedness (as defined in the Merger Agreement) to be repaid at the Effective Time, the Company shall use commercially reasonable efforts to deliver to Parent draft payoff letters (with final executed payoff letters delivered one (1) business day prior to the Effective Time) in customary form from the lenders (or their applicable representative) with respect to the Company Credit Agreement, stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the release of any related guarantees, liens or other security interests (subject to the finalization of such amounts prior to the Effective Time).
At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and, upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness. At Parent’s written request, the Company shall use its commercially reasonable efforts to facilitate any back-stop, “rollover” or termination of any existing letters of credit under the Company Credit Agreement.
Indemnification of Directors and Officers and Insurance
The surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six (6) years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to the Indemnified Persons as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company and its subsidiaries that are in effect as of the date of the Merger Agreement. During such six (6) year period, such provisions of such organizational documents and the provisions of each indemnification agreement with respect to indemnification, exculpation and advancement of expenses may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
Without limiting the foregoing, for a period of six (6) years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Indemnified Person from and against any costs, fees and expenses, including attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (a) the fact that an Indemnified Person is or was a director, officer or employee of the Company or such subsidiary or affiliate; (b) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer or employee of the Company or any of its subsidiaries or other affiliates, or taken at the request of the Company or such subsidiary or affiliate (including in connection with serving at the request of the Company or such subsidiary or affiliate as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (c) the Merger or the other transactions contemplated hereby, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).
If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement terms described in the paragraph directly above, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding upon receipt of an undertaking by such Indemnified Person (which will not require any security) to repay such amount if it will ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence. None of Parent, the surviving corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by such Indemnified Person (which counsel will be reasonably acceptable to Parent), the fees and expenses of which will be paid by the surviving corporation.
For a period of six (6) years following the Effective Time, Parent and the surviving corporation will maintain in effect directors’ and officers’ liability, fiduciary liability and employment practices liability insurance (“D&O Insurance”) from an insurance carrier(s) with the same or better credit rating as the Company’s current directors’ and officers’ liability, fiduciary liability and employment practices liability insurance carriers in respect of acts and omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions and limits) that are not less favorable to the insureds thereunder than the D&O Insurance in effect as of immediately prior to the Effective Time; provided that the surviving corporation will not be obligated to pay an aggregate annual cost in excess of 300% of the aggregate premium paid by the Company for such insurance in effect as of immediately prior to the Closing, which amount is referred to as the maximum amount. If the aggregate annual cost of such insurance exceeds the maximum amount, then the surviving corporation will obtain such insurance with the greatest coverage available for a cost not exceeding the maximum amount. In satisfaction of the foregoing obligations, prior to the Effective Time, the Company may purchase (and, if the Company does not purchase prior to the Effective Time, then Parent may purchase) prepaid directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance from an insurance carrier(s) with the same or better credit rating as the Company’s current directors’ and officers’ liability, fiduciary liability and employment practices liability insurance carrier(s) in respect of acts and omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions and limits) that are not less favorable to the insureds thereunder than the insurance in effect as of immediately prior to the Effective Time so long as the aggregate cost for such “tail” insurance does not exceed the maximum amount. If the aggregate cost of such “tail” insurance exceeds the maximum amount, then the Company, or Parent, as the case may be, will obtain “tail” insurance with the greatest coverage available for a cost not exceeding the maximum amount. If the Company (or Parent) elects to purchase such a “tail” insurance prior to the Effective Time, the surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail” insurance in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations under such “tail” policy.
Continuing Employee Matters
Pursuant to the Merger Agreement, from and after the Effective Time, the surviving corporation has agreed to (and Parent shall cause the surviving corporation to) assume and honor all of the Company’s employee benefit plans in accordance with their terms as in effect immediately prior to the Effective Time and, in good faith, interpret its provisions consistent with past practice.
For a period of twelve (12) months following the Effective Time, Parent has agreed to provide (and to cause the surviving corporation and its subsidiaries to provide) each individual who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and who continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the Effective Time (each, a “Continuing Employee”) (a) a base salary or wage rate, as applicable, and short-term cash incentive opportunities, that are, in each case, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; (b) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time; and (c) all other benefit or compensation plans, programs, policies, agreements or arrangements of the surviving corporation or any of its subsidiaries (including nonqualified deferred compensation but excluding defined benefit pension, long-term, change in control, transaction-related, retention, and equity and equity-based compensation) at levels that are substantially comparable in the aggregate to those in effect for (or available to) such Continuing Employee under the employee plans as of immediately prior to the Effective Time. At the Effective Time, certain cash retention awards will be granted to certain of the Company’s executive officers, as described in more detail in the section of this proxy statement captioned “The Merger — Treatment of the Company’s Equity Awards — Retention Awards with the Company.”
With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), Parent has agreed to provide credit to each Continuing Employee for all service with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, entitlement to benefits and level of benefits where length of service is relevant (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service. In addition, Parent and its subsidiaries (including the surviving corporation) must take reasonable best efforts to (a) ensure each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding employee benefit plan of the Company and its subsidiaries (such plans, the “Old Plans”); (b) waive all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements under each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits; (c) provide full credit under each New Plan providing medical, dental, pharmaceutical, or vision benefits for any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (d) credit the accounts of the Continuing Employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture.
Pursuant to the Merger Agreement, Parent has agreed to (and to cause the surviving corporation or its subsidiaries to) pay to each Continuing Employee who participates in the annual or other short-term cash incentive plans of the Company and its subsidiaries for the 2026 fiscal year or other applicable 2026 performance period and who remains employed with Parent through the date required by the applicable plan, a bonus or other short-term incentive based on the actual level of achievement of the applicable performance criteria (as determined consistent with the Company’s past practice and after giving appropriate effect to the Transactions) for such 2026 fiscal year or other applicable 2026 performance period at the same time or times that such bonuses are typically paid.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including a covenant in which each of Parent and the Company covenant or agree to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger, and will not issue any such press release or make any such public statement without consulting with the other party, except as otherwise provided in the Merger Agreement.
In addition, the Company agreed to:
•
provide Parent with prompt notice of all transaction litigation and keep Parent reasonably informed with respect to the status thereof. The Company also agreed to provide Parent with the opportunity to participate in (but not control) the defense, settlement or prosecution of any transaction litigation; and to consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. The Company agreed to not make any commitments with respect to, or otherwise compromise or settle or agree to compromise or settle any transaction litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed) and to consult with Parent in good faith with respect to any comments that Parent provides related to any supplemental disclosure in connection with transaction litigation;

•
cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable laws and the rules and regulations of the NYSE to cause the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting;

•
take all such actions as may be reasonably necessary or advisable to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•
as promptly as reasonably practicable after the date of the Merger Agreement, prepare and file with the SEC a preliminary proxy statement and to use its reasonable best efforts to disseminate the preliminary proxy statement to the Company stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the preliminary proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., Eastern Time, on the tenth calendar day following such filing with the SEC that the SEC will be reviewing the preliminary proxy statement.

Conditions to Consummation of the Merger
The respective obligations of each of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company, if permissible under applicable law) at or prior to the Effective Time of each of the following conditions:
•	the Requisite Stockholder Approval shall have been obtained;
•
the waiting periods applicable to the transactions contemplated by the Merger Agreement under the HSR Act shall have expired or otherwise been terminated, and the approvals, clearances or expirations of waiting periods under certain other antitrust laws, foreign investment laws and other applicable laws shall have occurred or been obtained (as applicable);

•
no law, order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any governmental authority of competent jurisdiction shall have been enacted, entered or promulgated and be continuing in effect, in each case that prohibits, enjoins or otherwise makes illegal the consummation of the Merger; and

•	the CSA Approval shall have been obtained.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent, if permissible under applicable law) at or prior to the Effective Time of each of the following further conditions:
•
certain fundamental representations and warranties of the Company (relating to organization, good standing, approval of the Special Committee and the Company Board, certain matters related to the securities of the Company’s subsidiaries and brokers) being true and correct in all material respects as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty being true and correct in all material respects only as of such specified date);

•
the representations and warranties of the Company relating to the capitalization of the Company being true and correct in all respects, except for de minimis inaccuracies, as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty being true and correct in all material respects only as of such specified date);

•	the representations and warranties of the Company relating to the absence of a Company Material Adverse Effect being true and correct in all respects as of the Closing Date;
•
the other representations and warranties of the Company being true and correct (disregarding materiality and Company Material Adverse Effect qualifications) as of the Closing Date, except where the failure to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

•
the Company having performed or complied in all material respects with all covenants and agreements that the Company is required to perform or comply with under the Merger Agreement at or prior to the Closing;

•	the absence of any Company Material Adverse Effect having occurred since the date of the Merger Agreement; and
•
the receipt by Parent and Merger Sub of a certificate executed for and on behalf of the Company by an authorized executive officer certifying that the conditions described in the foregoing six bullets have been satisfied.

In addition, the obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, if permissible under applicable law) at or prior to the Effective Time of each of the following further conditions:
•
the representations and warranties of Parent and Merger Sub being true and correct (disregarding materiality and Parent Material Adverse Effect qualifications) as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty being true and correct in all material respects only as of such specified date), except where the failure to be so true and correct would not have a Parent Material Adverse Effect;

•
Parent and Merger Sub having each performed or complied in all material respects with all covenants and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the Closing; and

•
the receipt by the Company of a certificate executed for and on behalf of Parent and Merger Sub by an authorized officer certifying that the conditions described in the foregoing two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be validly terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned only as follows:
•	Mutual Consent. At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of the Company and Parent.
•
Order. By either the Company or Parent, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (a) any permanent order issued by any court of competent jurisdiction preventing the consummation of the Merger is in effect that prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (b) any statute, rule or regulation has been enacted, entered or enforced by a governmental authority in a jurisdiction in which the Company has material business operations, which statute, rule or regulation prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate the Merger Agreement pursuant to this provision is not available to a party if the issuance of such permanent injunction or other final and non-appealable order, or statute, rule or regulation was primarily due to the failure of such party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under the Merger Agreement.
•
Termination Date. By either the Company or Parent, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Effective Time has not occurred by the Termination Date; provided that if as of the Termination Date, any regulatory conditions (including conditions related to antitrust, foreign investment or FSR Laws) have not been satisfied or waived, the Termination Date will be automatically extended to 11:59 p.m., New York City time, February 2, 2027; provided, further, that the right to terminate the Merger Agreement pursuant to this provision is not available to a party if the failure of the Merger to be consummated prior to the Termination Date was primarily due to the failure of such party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under the Merger Agreement.

•
Requisite Stockholder Approval. By either the Company or Parent, at any time prior to the Effective Time, if the Company fails to obtain the Requisite Stockholder Approval at a meeting of the Company stockholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger.

•
Company Breach. By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement related to the Company’s representations, warranties or covenants, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating Parent’s intention to terminate the Merger Agreement pursuant to this provision and the basis for such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured on or prior to the last day of such forty-five (45) day period; provided that Parent will not have the right to terminate the Merger Agreement pursuant to this provision if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition related to Parent’s and Merger Sub’s respective representations, warranties or covenants set forth in the Merger Agreement.

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Company Board Recommendation Change. By Parent, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, if the Company Board (or a committee thereof, including the Special Committee) has effected a Company Board Recommendation Change.

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Parent or Merger Sub Breach. By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement related to Parent or Merger Sub’s representations, warranties or covenants, except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate the Merger Agreement prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate the Merger Agreement pursuant to this provision and the basis for such termination, it being understood that the Company will not be entitled to terminate the Merger Agreement if such breach has been cured on or prior to the last day of such forty-five- (45-) day period; provided that the Company will not have the right to terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement pursuant to this provision that would result in a failure of a condition related to their respective representations, warranties or covenants set forth in the Merger Agreement.

•
Superior Proposal. By the Company, at any time prior to the receipt of the Requisite Stockholder Approval, if (a) the Company has received a Superior Proposal; (b) the Company Board has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with the applicable provisions of the Merger Agreement; and (c) the Company pays to Parent the Company Termination Fee prior to or substantially concurrently with such termination; provided that (i)

the Company has performed and complied with all of its non-solicitation obligations and requirements with respect to a Company Board Recommendation Change in all material respects and (ii) the Superior Proposal did not result from a material breach of the Company’s non-solicitation obligations.
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Parent Failure to Close. By the Company, if (a) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if there were a Closing on such termination date); (b) the Company has irrevocably notified Parent in writing three (3) business days prior to such termination that (i) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to the Merger Agreement through any such termination and (ii) it intends to terminate the Merger Agreement pursuant to this provision if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to the Merger Agreement; and (c) Parent and Merger Sub fail to consummate the Merger within two (2) business days of the date by which the Closing is required to have occurred pursuant to the Merger Agreement.

In the event that the Merger Agreement is terminated, the Merger Agreement will become void and have no further force or effect, without any liability of any party thereto to the other parties thereto, except that certain provisions will survive termination, including provisions relating to financing cooperation reimbursement and indemnification, termination fees and certain general provisions. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for fraud or willful and material breach of the Merger Agreement.
Termination Fees
Company Termination Fee. The Company will be required to pay the Company Termination Fee to Parent in the following circumstances:
•
Tail-Fee Scenario. If (a) the Merger Agreement is validly terminated by (i) the Company or Parent for failure to obtain the Requisite Stockholder Approval or (ii) Parent for the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements which breach or failure to perform results in the failure of a condition related to such representations, warranties, covenants or agreements (as described in the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement — Company Breach”); (b) following the execution and delivery of the Merger Agreement and prior to such termination of the Merger Agreement, an Acquisition Proposal is publicly announced, or an Acquisition Proposal becomes known to the Company Board (or a committee thereof, including the Special Committee), and (i) in the case of a termination as a result of the failure to obtain the Requisite Stockholder Approval, such Acquisition Proposal is not withdrawn or otherwise abandoned at least five (5) business days prior to the Company stockholders meeting to adopt the Merger Agreement or (ii) in the case of a termination by Parent as a result of a Company breach of the kind noted in clause (a)(ii) above, the breach giving rise to such termination occurs after the time that such Acquisition Proposal has become known to the Company Board (or a committee thereof) and prior to the time that such Acquisition Proposal is withdrawn or otherwise abandoned; and (c) within twelve (12) months following such termination, the Company or any subsidiary thereof enters into a definitive agreement with respect to, or consummates, an Acquisition Transaction, then the Company will promptly (and in any event within two (2) business days upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction) pay, or cause to be paid, to Parent an amount in cash equal to the Company Termination Fee, which payment will be made within two (2) business days of the earliest to occur of (i) entry by the Company into any definitive agreement with respect to any such Acquisition Transaction or (ii) the consummation of any such Acquisition Transaction, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this bullet, all references to “20%” in the definition of “Acquisition Transaction” (as defined in the Merger Agreement) will be deemed to be references to “50%.”

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Company Board Recommendation Change. If the Merger Agreement is validly terminated by Parent following a Company Board Recommendation Change, then the Company will promptly (and in any event within three (3) business days) pay, or cause to be paid, to Parent the Company Termination Fee within three (3) business days following such termination.

•
Superior Proposal. If the Merger Agreement is validly terminated by the Company to enter into a Superior Proposal, then the Company will pay, or cause to be paid, to Parent the Company Termination Fee prior to or substantially concurrently with such termination, and as a condition to effect such termination.

Parent Termination Fee. Parent will be required to pay the Parent Termination Fee of $270,000,000 to the Company within three (3) business days following the termination of the Merger Agreement if the Merger Agreement is terminated:
•
by the Company for Parent’s or Merger Sub’s breach or failure to perform any of their respective representations, warranties, covenants or agreements, which breach or failure to perform results in the failure of a condition related to such representations, warranties, covenants or agreements; or

•	by the Company if Parent and Merger Sub fail to consummate the Merger when otherwise required, subject to the conditions described above.
In no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion.
Superior Proposal and Change of Recommendation; Entry into Alternative Acquisition Agreement
Superior Proposal
At any time prior to the earlier of the termination of the Merger Agreement and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof, including the Special Committee) may, directly or indirectly through one or more of their representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement (or “clean-team” agreement in connection therewith) to any third party if (and only if) such third party has made to the Company a bona fide, written Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the Merger Agreement that the Company Board (or any committee thereof, including the Special Committee) determines in good faith, after consultation with its outside counsel and its financial advisors that (a) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (b) the failure to take such actions would be inconsistent with its fiduciary duties under applicable law. The Company will provide to Parent and Merger Sub any non-public information that is provided to any third-party given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such third party.
Change of Recommendation; Entry into Alternative Acquisition Agreement
Except for the exceptions set forth below, the Company Board will not (and the Special Committee will not) (a) withhold, withdraw, change, amend or modify or qualify, or publicly propose to withhold, withdraw, change, amend or modify or qualify, the Company Board Recommendation or the Special Committee Recommendation; (b) adopt, approve, authorize, declare advisable, endorse or recommend, or publicly propose to adopt, approve, authorize, declare advisable, endorse or recommend or submit to the Company stockholders an Acquisition Proposal; (c) fail to include the Company Board Recommendation or the Special Committee Recommendation in the proxy statement; (d) adopt, approve, authorize or recommend any Alternative Acquisition Agreement; (e) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after the public disclosure of such Acquisition Proposal and reaffirm the Company Board Recommendation and the Special Committee Recommendation within such ten (10) business day period (or, if earlier, by the second (2nd) business day prior to the Company Stockholder Meeting (as defined in the Merger Agreement)); or (f) resolve or agree to do any of the foregoing (any action described in clauses (a) through (f), a “Company Board Recommendation Change”).
Notwithstanding the restrictions described above, at any time prior to the earlier of the termination of the Merger Agreement and the Company’s receipt of the Requisite Stockholder Approval, under certain circumstances, the Company Board (or a committee thereof, including the Special Committee) may effect a Company Board Recommendation Change if (a) there has been an Intervening Event or (b) the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) that an Acquisition Proposal constitutes a Superior Proposal.
The Company Board (or Special Committee) may only effect a Company Board Recommendation Change for an Intervening Event that has occurred and is continuing if the following conditions are met:
•
the Company has provided prior written notice to Parent at least five (5) business days in advance of such Company Board Recommendation Change to the effect that the Company Board (or a committee thereof, including the Special Committee) intends to effect a Company Board Recommendation Change, which notice shall specify, and provide a reasonably detailed summary of, the basis for such Company Board Recommendation Change;

•
if requested by Parent, the Company and its representatives, during such five (5) business day period, shall negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make modifications to the terms and conditions of the Merger Agreement and the Financing Letters in such a manner that would obviate the need to effect such Company Board Recommendation Change (with any material change to the facts and circumstances related to such Intervening Event requiring the Company to deliver a new written notice to Parent and comply with the foregoing requirements, but with such five (5) business day period being deemed to be three (3) business days); and

•
at the end of the applicable notice period and prior to taking such action, the Company Board (or a committee thereof, including the Special Committee) has considered in good faith any such proposals by Parent to make modifications to the terms of the Merger Agreement and the Financing Letters that may have been offered before 11:59 p.m. New York City time on the last day of such applicable notice period, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect such Company Board Recommendation Change would be reasonably likely to be inconsistent with the Company Board’s (or a committee thereof, including the Special Committee’s) fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

In addition, the Company Board (or a committee thereof, including the Special Committee) is permitted to (a) effect a Company Board Recommendation Change with respect to a Superior Proposal or (b) cause the Company to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and pay the Company Termination Fee substantially concurrently if the following conditions are met:
•
the Company has received a bona fide written Acquisition Proposal (which is not withdrawn) that the Company Board (or a committee thereof, including the Special Committee) has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal;

•
the Company has provided at least five (5) business days’ advance written notice to Parent of its intention to take such action, which notice shall specify the identity of the person or group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal

•
if requested by Parent, the Company and its representatives, during such five (5) business day period, shall negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make modifications to the terms and conditions of the Merger Agreement and the Financing Letters in such a manner that would obviate the need to effect such Company Board Recommendation Change or terminate the Merger Agreement (with any material change to such Acquisition Proposal (including any change to the financial terms of such proposal) requiring the Company to deliver a new written notice to Parent and comply with the foregoing requirements, but with such five (5) business day period being deemed to be three (3) business days); and

•
at the end of the applicable notice period and prior to taking any such action, the Company Board (or a committee thereof, including the Special Committee) has considered in good faith any such proposals by Parent to make modifications to the terms of the Merger Agreement and the Financing Letters that may have been offered before 11:59 p.m. New York City time on the last day of such applicable notice period, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal continues to constitute a Superior Proposal and (ii) the failure to take such action would be inconsistent with the Company Board’s (or a committee thereof, including the Special Committee’s) fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.

Amendment and Waiver
The parties to the Merger Agreement may amend the Merger Agreement by their written and signed agreement, subject to applicable law and the terms of the Merger Agreement. However, after receipt of the Requisite Stockholder Approval no amendment may be made to the Merger Agreement that requires the approval of the Company stockholders pursuant to the DGCL without such approval.
At any time prior to the Effective Time, Parent and the Company may, subject to the terms of the Merger Agreement and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto; and (c) subject to the requirements of applicable law, waive compliance by the other party with any of the Merger Agreement’s conditions contained therein applicable to such party.
Governing Law; Jurisdiction and Waiver of Jury Trial
The Merger Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement of the Merger Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the Merger Agreement or as an inducement to enter into the Merger Agreement), will be governed by, and construed in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
Each party to the Merger Agreement has agreed to irrevocably and unconditionally consent and submit to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware), in the event that any dispute or controversy arises out of the Merger Agreement, the Guarantee, the Financing Letters or the transactions thereby and has agreed that all claims with respect to such proceeding shall be brought, tried and determined only in such court. The parties to the Merger Agreement have agreed that a final judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Each party further irrevocably and unconditionally waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.
Specific Performance
In the Merger Agreement, Parent, Merger Sub and the Company agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties acknowledged and agreed that: (a) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; (b) neither the ability of either party to recover damages for fraud or any willful and material breach of the Merger Agreement are intended to and do not adequately compensate the parties for the harm that would result from a breach, and will not be construed to diminish or otherwise impair any party’s right to an injunction, specific performance and other equitable relief; (c) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into the Merger Agreement; and (d) the parties agree not to raise any objections to the granting of specific performance or other equitable relief.
Notwithstanding the foregoing, the Company will be entitled to enforce specifically Parent and Merger Sub’s obligation to consummate the Transactions and Guarantors’ obligation to provide the Equity Commitment if, and only if, (a) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Closing have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (b) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger if specific performance is granted and the Debt Financing is funded; (c) the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions thereof) (for the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the Closing for any reason, the Company shall not be entitled to enforce the Parent and Merger Sub’s obligation to consummate the Transactions and Guarantors’ obligation to provide the Equity Commitment pursuant to the terms of the Merger Agreement); and (d) the Merger has not been consummated in accordance with the terms of the Merger Agreement.

MARKET INFORMATION AND DIVIDENDS
The Company Common Stock is listed and traded on the NYSE under the trading symbol “GBTG.” On May 1, 2026, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the closing price for the shares of Company Common Stock was $5.93 per share. On July 6, 2026, the most recent practicable date as of the filing of this proxy statement, the closing price for the shares of Company Common Stock was $9.40 per share.
As of July 6, 2026, 522,373,443 shares of Company Common Stock were issued and outstanding, held by 49 Company stockholders that are holders of record as determined in accordance with Rule 12g5-1 of the Exchange Act.
The Company has not declared or paid any dividends on Company Common Stock in its past three (3) fiscal years and does not currently intend to pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of the Company Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions contained in current or future financing instruments and other factors that the Company Board may deem relevant.

VOTING AGREEMENTS
The following is a summary of the material terms and conditions of the Voting Agreements entered into in connection with the Merger. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. This summary is qualified in its entirety by reference to the complete text of the form of Voting Agreement, a copy of which is attached to this proxy statement as Annex C and which is incorporated by reference into this proxy statement. You are encouraged to read the form of Voting Agreement carefully and in its entirety before making any decisions regarding the Merger. The Voting Agreements contain representations and warranties by each party thereto. These representations and warranties have been made solely for the benefit of the parties to the applicable Voting Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.
The Voting Agreements
On May 2, 2026, concurrently with the execution and delivery of the Merger Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Company, Parent and Merger Sub entered into separate Voting Agreements with each of the following Stockholders of the Company: (a) American Express International, Inc., the record and beneficial owner of 157,786,199 shares of Company Common Stock; (b) EG Corporate Travel Holdings LLC, the record and beneficial owner of 74,849,607 shares of Company Common Stock; and (c) BR Investors Juweel, L.P., the record and beneficial owner of 38,973,092 shares of Company Common Stock. On May 3, 2026, the Company, Parent and Merger Sub entered into a Voting and Support Agreement with QIA Retail Holding LLC, the record and beneficial owner of 87,659,000 shares of Company Common Stock.
As of July 6, 2026, the record date for the Special Meeting, the shares of Company Common Stock covered by the Voting Agreements collectively constitute approximately 69% of the outstanding shares of Company Common Stock, subject to the terms, limitations, and termination provisions, set forth in the Voting Agreements. Each Voting Agreement covers the shares of Company Common Stock owned by the applicable Stockholder as of the date of such agreement, together with any shares of Company Common Stock and any other voting securities of the Company that such Stockholder or its controlled affiliates may acquire or otherwise come to beneficially own during the term of such Voting Agreement.
Agreement to Vote and Support
Pursuant to each Voting Agreement and prior to the termination of such Voting Agreement, each Stockholder party thereto has irrevocably and unconditionally agreed to appear (in person or by proxy) at every annual, special or other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or otherwise cause all of its shares of Company Common Stock and any other voting securities of the Company beneficially owned by such Stockholder or its controlled affiliates (the “Stockholder Securities”) entitled to vote to be counted as present for purposes of calculating a quorum, and to vote (or cause to be voted) (and not to withdraw any such vote), or deliver (or cause to be delivered) a written consent (and not withdraw any such consent) with respect to, all of its Stockholder Securities entitled to vote (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, (ii) any proposal to adjourn or postpone the Company Stockholder Meeting in accordance with the Merger Agreement, (iii) the adoption or execution of any amended and restated Merger Agreement or amendment to the Merger Agreement that does not (A) decrease the per share price of $9.50 (other than any such decrease contemplated by the Merger Agreement), (B) change the form of the Per Share Price or (C) result in a change that is materially adverse to the Stockholder (any amendment that results in clauses (A) through (C), an “Adverse Amendment”), and (iv) any other proposal necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (b) against any (i) Acquisition Proposal and Alternative Acquisition Agreement, (ii) action or agreement that would be reasonably likely to result in a breach of the Merger Agreement by the Company or of the applicable Voting Agreement by such Stockholder, or the failure of any condition to the Merger set forth in the Merger Agreement to be satisfied, and (iii) any other action or agreement that is intended to, or which would reasonably be expected to, delay, impede, interfere with, postpone, prevent or otherwise adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, in the event of a Company Board Recommendation Change made in respect of an Intervening Event in accordance with the Merger Agreement, each Stockholder is only required to vote, on a pro rata basis, such number of Stockholder Securities (rounded to the nearest whole) as would represent, together with the shares bound by other Voting Agreements, 35% of the total voting power of the outstanding equity interests of the Company.

Transfer Restrictions
Each Stockholder has agreed to certain restrictions on its ability to transfer Stockholder Securities. Prior to the termination of the applicable Voting Agreement, among other things, each Stockholder has agreed not to, and to cause each of its controlled affiliates not to, directly or indirectly, (a) transfer, assign, sell, gift-over, hedge, swap, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to, or create or permit to exist any material lien or encumbrance on, or enter into any agreement with respect to the foregoing with respect to, any Stockholder Securities or other equity interests in the Company, (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any such transfer, (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any Stockholder Securities, (d) deposit any Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities, or (e) take or cause the taking of, or seek to do or solicit, any other action that would reasonably be expected to restrict, prevent, materially impede or delay the performance of such Stockholder’s obligations under the applicable Voting Agreement.
Notwithstanding the foregoing, the Voting Agreements generally permit a transfer of a Stockholder’s equity interests in the Company, including any Stockholder Securities, (a) to Parent, Merger Sub or one or more of their respective affiliates, (b) pursuant to a transfer of publicly traded securities of the parent company of the Stockholder, or (c) to a controlled affiliate of the Stockholder (a “Permitted Transfer”), in the case of clause (c), so long as, prior to any such transfer, the transferee agrees in writing to be bound by the terms of, and to assume all obligations under, the applicable Voting Agreement by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent.
Each Stockholder has also agreed not to, and to cause each of its controlled affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.
Non-Solicit
Under each Voting Agreement, each Stockholder has agreed not to, and to cause each of its controlled affiliates not to, and not to authorize its and their representatives to, directly or indirectly, take any action that the Company or its subsidiaries or their representatives would be prohibited from taking under the non-solicitation provisions of the Merger Agreement (described in the section of this proxy statement titled “The Merger Agreement — No Solicitation of Other Offers”); provided that, subject to the terms and conditions of the Merger Agreement, each Stockholder may engage in discussions with a third party with the consent of the Company Board or the Special Committee in connection with a bona fide, written Acquisition Proposal that the Company Board determines constitutes or could reasonably lead to a Superior Proposal, and only for so long as the Company Board engages with such third party with respect to such proposal.
Waiver of Certain Rights and Other Provisions
Each Stockholder has irrevocably waived, and agreed not to exercise or assert, any appraisal rights or dissenter’s rights available to such Stockholder under Section 262 of the DGCL with respect to the Merger with respect to all or any portion of the Stockholder Securities. Each Stockholder has also agreed not to commence or participate in any legal proceeding, whether derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective affiliates, successors or assigns, or their respective boards of directors (or similar governing bodies) and officers, relating to the negotiation, execution or delivery of the applicable Voting Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the applicable Voting Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board (or a committee thereof, including the Special Committee) in connection with the Merger Agreement or the transactions contemplated thereby. Each Stockholder has also agreed to take all actions necessary to opt out of any class in any class action relating to the foregoing.
The foregoing waivers do not apply to (and do not restrict claims arising from) any breach of the applicable Voting Agreement by Parent, the Company or any of their respective affiliates, claims that cannot be waived as a matter of law, or claims for actual fraud.

Termination
Each Voting Agreement will terminate automatically upon the earliest to occur of:
•	the valid termination of the Merger Agreement in accordance with its terms;
•	the Effective Time;
•	any Adverse Amendment;
•	the written consent of each of the parties thereto; or
•	in November of 2026.
If the Termination Date under the Merger Agreement is extended to the Extended Outside Date (as defined in the Voting Agreements) pursuant to the Merger Agreement, the Outside Date (as defined in the Voting Agreements) under each Voting Agreement will be correspondingly extended to February of 2027.
Upon termination of a Voting Agreement, all obligations of the parties thereunder will terminate, without any liability or other obligation on the part of any party thereto to any other party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of the Company Common Stock as of June 29, 2026, for:
•	each person or group of affiliated persons, known by us to beneficially own more than 5% of the Company Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.
Each stockholder’s percentage ownership is based on 522,285,480 shares of Company Common Stock outstanding as of June 29, 2026, which for purposes of the table below include any shares of unvested restricted stock units that are held by such individual or entity over which such individual or entity has voting rights.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after June 29, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Company Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Shares	Percent
Five Percent Holders
American Express Company(2)	157,786,199	30.2%
Qatar Investment Authority(3)	87,659,000	16.8%
Expedia Group, Inc.(4)	74,849,607	14.3%
BlackRock Portfolio Management LLC(5)	39,188,066	7.5%
Directors, Director Nominees and Named Executive Officers
Paul Abbott	930,326	*
Eric J. Bock(6)	1,069,288	*
Andrew Crawley	682,662	*
John David Thompson(7)	2,147,167	*
Karen Williams(8)	144,559	*
Faisal Bin Saoud Al-Thani	30,816	*
Ugo Arzani	36,488	*
James Bush	97,097	*
Alexander Drummond	55,855	*
Eric Hart	66,281	*
Raymond Donald Joabar	97,097	*
Michael Gregory O’Hara(9)	20,061,367	3.8%
Itai Wallach	—	—
Susan Ward	97,097	*
Kathleen Winters	97,097	*
Directors and Executive Officers as a Group (17 Individuals)(10)	24,843,345	4.7%

*	Represents beneficial ownership of less than 1%.
(1)	The business address of each director and executive officer of the Company is c/o Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, NY 10017.

(2)
Based solely upon the Schedule 13D/A filed by American Express Company with the SEC on May 4, 2026. The Schedule 13D/A was filed in connection with American Express International, Inc.’s entry into the Voting Agreement on May 2, 2026. Such Voting Agreement does not grant a voting proxy to Long Lake. Consists of securities held of record by American Express International, Inc. The principal business address of this entity is 200 Vesey Street, New York, NY 10285.

(3)
Based solely upon the Schedule 13D/A filed by Qatar Investment Authority with the SEC on June 29, 2026. The Schedule 13D/A was filed in connection with QIA Retail Holding LLC’s entry into the QIA Rollover Agreement on June 27, 2026. Neither the QIA Rollover Agreement nor the Voting Agreement with Long Lake grants a voting proxy to Long Lake. Consists of securities held of record by QIA Retail Holding LLC. The principal business address of this entity is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), PO Box 23224, Doha, State of Qatar.

(4)
Based solely upon the Schedule 13D/A filed by Expedia Group, Inc.with the SEC on May 5, 2026. The Schedule 13D/A was filed in connection with EG Corporate Travel Holdings LLC’s entry into the Voting Agreement on May 2, 2026. Such Voting Agreement does not grant a voting proxy to Long Lake. Consists of securities held of record by Expedia HoldCo. The business address of such parties is 1111 Expedia Group Way W., Seattle, WA 98119.

(5)
Based solely upon the Schedule 13D filed by BlackRock Portfolio Management LLC with the SEC on May 5, 2026. The Schedule 13D was filed in connection with BR Investors Juweel, L.P.’s entry into the Voting Agreement on May 2, 2026. Such Voting Agreement does not grant a voting proxy to Long Lake. The principal business address of this entity is 50 Hudson Yards, New York, New York 10001.

(6)	Includes 994,508 stock options that are exercisable within 60 days of June 29, 2026.
(7)
Includes 1,923,236 stock options that are exercisable within 60 days of June 29, 2026. John David Thompson ceased to serve as the Company’s Chief Technology Officer effective May 31, 2026. Mr. Thompson is not currently an employee or executive officer of the Company.

(8)	Includes 59,361 restricted stock units scheduled to vest on July 1, 2026.
(9)
Includes 97,097 shares held directly by Michael Gregory O’Hara. Additionally, based solely upon the Form 4 filed by Mr. Michael Gregory O’Hara with the SEC on June 13, 2025, Mr. Michael Gregory O’Hara may be deemed to beneficially own securities held of record by PecosCo Limited Partnership, HMC Juweel Holdings, LP, Certares Sponsor Investor (Delaware) LLC and Clementine Holdings Ltd., totaling 19,964,270 shares. Certares Sponsor Investor (Delaware) LLC is controlled by its largest common shareholder, Certares Travel Holdings, LP. Certares Management Limited is the General Partner of each of PecosCo Limited Partnership, HMC Juweel Holdings, LP and Certares Travel Holdings, LP. Messrs. Michael Gregory O’Hara, Henry Briance and Spencer Marsden are the directors of Certares Management Limited and as such may be deemed to have voting and dispositive control of the securities held of record by PecosCo Limited Partnership, HMC Juweel Holdings, LP and Certares Sponsor Investor (Delaware) LLC. Clementine Holdings Ltd. is ultimately owned by Mr. Michael Gregory O’Hara.

(10)
Includes (a) 1,336,307 stock options that are exercisable within 60 days of June 29, 2026 and (b) 59,361 restricted stock units scheduled to vest on July 1, 2026 held by directors, nominees and current executive officers. This total excludes 2,147,167 shares beneficially owned by John David Thompson, who ceased to serve as the Company’s Chief Technology Officer effective May 31, 2026. Mr. Thompson is not currently an employee or executive officer of the Company.

APPRAISAL RIGHTS
General
If the Merger is consummated, Company stockholders that are holders of record and beneficial owners who do not vote (whether in person or by proxy) in favor of the Merger Proposal, and who are entitled to have their shares appraised by the Delaware Court of Chancery, may receive payment in cash for the “fair value” of their shares of Company Common Stock, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the consideration that the record or beneficial owners of Company Common Stock would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law, including the DGCL provisions pertaining to appraisal rights. The following discussion, however, is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL and in this summary to “stockholder” (and all references in this summary to “holder”) are to the holder of record of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Company stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL. In view of the complexity of the provisions of Section 262 of the DGCL, stockholders and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders and beneficial owners of shares of Company Common Stock who: (a) submit a proper written demand for appraisal of such shares to the Company prior to the vote on the adoption of the Merger Agreement; (b) do not vote such shares (and ensure that such shares are not voted) in favor of the adoption of the Merger Agreement or otherwise consent to the Merger in writing or otherwise withdraw, lose or waive appraisal rights; (c) continuously are the holders of record or beneficial owners, as the case may be, of such shares through the Effective Time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Company stockholder or beneficial owner awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration the stockholders will receive pursuant to the Merger Agreement.
Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. A copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.
This proxy statement constitutes our notice to the Company stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Stockholders or beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Company stockholders and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Company stockholder who loses, waives or otherwise fails to properly exercise his, her, their or its appraisal rights will be entitled to receive the Merger Consideration.
How to Exercise and Perfect Your Appraisal Rights
If you are a Company stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Company Common Stock, you must satisfy all of the following conditions:
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You must deliver to the Company a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from, voting against or otherwise failing to vote for the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the holder of record holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in case of a demand made by a beneficial owner, must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal before the vote with respect to the adoption of the Merger Agreement is taken will constitute a waiver of appraisal rights;

•
In the case of a stockholder, you must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement with respect to such shares. A vote in favor of the adoption of the Merger Agreement, whether by proxy submitted by mail, over the Internet or by telephone or at the Special Meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must effectively revoke that proxy pursuant to one of the means described in this proxy statement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your shares in favor of the adoption of the Merger Agreement;

•
You must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding appraisal) your shares of Company Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a holder of record and transfer the shares, or if you are a beneficial owner and cease to beneficially own such shares, before the Effective Time;

•
Any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

•	You must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.
If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.
In addition, because the Company Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the Closing, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Company Common Stock who are otherwise entitled to appraisal rights, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for the Company stockholders to be entitled to seek appraisal with respect to such shares of Company Common Stock.
Voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, in order to exercise your appraisal rights with respect to your shares, you must not vote such shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement.
Who May Exercise Appraisal Rights
Only a holder of record or beneficial owner of shares of Company Common Stock may assert appraisal rights for the shares of Company Common Stock held of record or beneficially owned in such person’s name. A demand for appraisal must be executed by or on behalf of the holder of record or beneficial owner of the shares. The demand should set forth, fully and correctly, the name of the stockholder holding the shares in record name as it appears on the stock certificates (or in the stock ledger).
A holder of record of shares of Company Common Stock is entitled to demand appraisal of the shares registered in such holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
In addition, a beneficial owner may, in such person’s name, demand in writing appraisal of such beneficial owner’s Company Common Stock. A demand for appraisal in respect of such shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (a) reasonably identify the holder of record of the shares for which the demand is made; (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be; and (c) provide an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity.
Stockholders who hold their shares in brokerage or bank accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers, banks and other nominees, as applicable, to determine the appropriate procedure for the broker, bank or other nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the holder of record to follow properly and in a timely manner the steps necessary to perfect appraisal rights.
A holder of record, such as a bank, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record or beneficially owned by the beneficial owner.
If you own shares of Company Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.

If you elect to exercise appraisal rights under Section 262 of the DGCL, all written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Attention: Corporate Secretary
Surviving Corporation’s Actions After Completion of the Merger
If the Merger is consummated, the surviving corporation will give written notice of the Effective Time within ten days after the Effective Time to the Company stockholders and beneficial owners who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL and otherwise complied with Section 262 of the DGCL. At any time within 60 days after the Effective Time or thereafter with the written approval of the surviving corporation, any person entitled to appraisal who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Company Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Company stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time or thereafter with the written approval of the surviving corporation. Within 120 days after the Effective Time, either a holder of record or a beneficial owner of Company Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Company Common Stock held by all persons who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided in Section 262 of the DGCL, all rights to appraisal will cease and any person who previously demanded appraisal will become entitled only to the Merger Consideration, in accordance with and pursuant to the terms of the Merger Agreement. Any failure to file such a petition within the period specified in Section 262 of the DGCL could nullify a previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the holder of record of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The surviving corporation must give this statement to you within the later of (a) ten (10) days after receipt by the surviving corporation of the request therefor or (b) ten (10) days after expiration of the period for delivery of demands for appraisal.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Company Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed, by registered or certified mail, to the surviving corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the surviving corporation. After notice has been sent to persons who demanded appraisal of their shares of Company Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Company stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Company Common Stock for which the applicable stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Company Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the surviving corporation makes a voluntary cash payment at any time before the entry of judgment in the appraisal proceeding pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.
After the Delaware Court of Chancery determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery shall determine the fair value of the shares of Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of any investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither the Company nor Parent anticipates offering more than the Merger Consideration to any Company stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If any stockholder who demands appraisal of his, her, or its shares of Company Common Stock under Section 262 of the DGCL fails to perfect, loses or successfully withdraws such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration less applicable withholding taxes. If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all of the Company stockholders and beneficial owners will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the surviving corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Company Common Stock as of a record date prior to the Effective Time.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration to the surviving corporation within 60 days after the Effective Time or thereafter with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which may be conditioned on the terms the Delaware Court of Chancery deems just (including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Company stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time or thereafter with the written approval of the surviving corporation. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Company Common Stock will be converted into the right to receive the Merger Consideration, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of

Company Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
Holders and beneficial owners of Company Common Stock considering seeking to exercise their appraisal rights should be aware that the fair value of their shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration if they did not seek appraisal of their shares of Company Common Stock. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in a loss of statutory appraisal rights. The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, if you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some banks and brokers may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to you upon written or oral request to Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, New York 10017, Attention: Corporate Secretary, telephone: (646) 344-1290. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. However, if the Merger is not consummated, you will continue to be entitled to attend and participate in stockholder meetings, including our annual meetings of stockholders, and we will provide notice of or otherwise publicly disclose the date on which our 2027 annual meeting of stockholders will be held (to the extent so held).
As described in our proxy statement for the Company’s 2026 annual meeting of stockholders filed on April 2, 2026, and held on May 13, 2026, stockholders interested in submitting a proposal for inclusion in our proxy materials for an annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In general, to be eligible for inclusion, stockholder proposals must be received by the Company by December 3, 2026. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 666 3rd Avenue, 4th Floor, New York, NY 10017. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2027 any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
A stockholder who wishes to submit a proposal outside the processes of Rule 14a-8 under the Exchange Act or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2027 must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in Sections 2.12(a)(i) and 2.12(a)(ii) of the Company’s Bylaws. To be timely, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 666 3rd Avenue, 4th Floor, New York, NY 10017, not earlier than the close of business on January 13, 2027, nor later than the close of business on February 12, 2027. In the event that the annual meeting of stockholders to be held in 2027 is scheduled for more than 30 days before, or more than 70 days following, May 13, 2027 (the anniversary of the annual meeting), the written notice by the stockholder must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting for 2027 is first made.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company Board’s nominees must also provide timely written notice to the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 14, 2027.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our investor relations website at investors.amexglobalbusinesstravel.com. Our website is not part of this proxy statement and is not incorporated by reference into this proxy statement.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Company filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 9, 2026;
•	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;
•	the Company’s Definitive Proxy Statement on Schedule 14A for the May 13, 2026 Annual Meeting of Stockholders, filed with the SEC on April 2, 2026; and
•	the Company’s Current Reports on Form 8-K, filed with the SEC on May 4, 2026, May 12, 2026 and May 18, 2026.
Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement, unless expressly stated otherwise therein. In addition, we incorporate by reference any future filings made by the Company with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed).
We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates).
You may request copies of these filings at no cost to you by writing or telephoning the Company as follows:
666 3rd Avenue, 4th Floor
New York, NY 10017
Attn: Investor Relations Department
Telephone No. (646) 344-1290

MISCELLANEOUS
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and Merger Sub contained in the sections titled “Summary — The Parties,” “The Parties” and “The Merger — Financing of the Merger.”
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Company Common Stock registered in their names and may, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NYSE regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. No additional compensation will be paid to our directors, officers or other employees for such services.
You should not send in your Company stock certificates until you receive transmittal materials after the Merger is consummated.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than those dates, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
GAIA PURCHASER, INC.,
GAIA MERGER SUB, INC.
and
GLOBAL BUSINESS TRAVEL GROUP, INC.
Dated as of May 2, 2026

EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Certificate of Incorporation of the Company

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 2, 2026, by and among Gaia Purchaser, Inc., a Delaware corporation (“Parent”), Gaia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Global Business Travel Group, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A. The Company Board established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, (i) review, consider, evaluate and negotiate this Agreement and the transactions contemplated hereby, including the Merger, (ii) provide to the Company Board recommendations with respect to the transactions contemplated hereby and (iii) take such other actions relating to or arising in connection with this Agreement and the Transactions as the Special Committee deems necessary, appropriate or advisable.
B. The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of, the Company and its stockholders and (ii) recommended that the Company Board (A) approve and declare advisable this Agreement and the transactions contemplated hereby and (B) recommend adoption of this Agreement to the Company’s stockholders (this clause (ii), the “Special Committee Recommendation”).
C. The Company Board, acting upon the Special Committee Recommendation, has (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in this Agreement; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof on the terms and subject to the conditions set forth in this Agreement.
D. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
E. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from Long Lake Management Holdings Inc., a Delaware corporation (the “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain payment obligations of Parent and Merger Sub contained in this Agreement.
F. As a condition and inducement to Parent and Merger Sub to enter into this Agreement, the Company and each of American Express International, Inc., BR Investors Juweel, L.P. and EG Corporate Travel Holdings LLC, in their capacity as stockholders of the Company, have simultaneously herewith entered into a Voting Agreement with the Company, Parent and Merger Sub, in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).
G. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case, containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided that, the provisions contained therein are no less favorable in the aggregate, to the Company than the terms of the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of, or amendment to, any Acquisition Proposal; provided that, an “Acceptable Confidentiality Agreement” shall not include any provision (A) granting any exclusive right to negotiate with such counterparty, (B) prohibiting the Company from satisfying its obligations hereunder or (C) requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.
(b) “Acquisition Proposal” means any offer or proposal or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock or securities of the Company representing more than 20% of the Company Common stock or aggregate voting power of equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common stock or aggregate voting power of equity securities of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase or other acquisition by any Person or Group of more than 20% of the consolidated assets, businesses, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof), including the capital stock or other equity or voting interest in any of the Company’s Subsidiaries;
(iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the Company Common Stock or aggregate voting power of the equity securities of the Company or more than 20% of the equity securities or aggregate voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or
(iv) any combination of the foregoing types of transactions if the sum of the percentage of the consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction) involved is more than 20%.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided that none of the Principal Stockholders or any investment funds or investment vehicles affiliated with or under common management with the Principal Stockholders, any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Principal Stockholders or any other Person that, in each case, would otherwise be an Affiliate of the Principal Stockholders pursuant to this definition, shall be an “Affiliate” of the Company or any of its Subsidiaries.
(e) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f) “Business Day” means any day other than Saturday or Sunday or a day on which (i) commercial banks are authorized or required by Law to be closed in New York, New York, or (ii) solely for purposes of determining the Closing Date, the Department of State of the State of Delaware is required or authorized by Law to close.
(g) “Bylaws” means the Bylaws of the Company.
(h) “Capital Markets Issuance” means any of the following, the use of proceeds of which are for the satisfaction of all of Parent’s payment obligations under this Agreement due at the Closing: one or more issuances of non-convertible and non-exchangeable debt securities in an offering, which may consist of multiple tranches, registered under the Securities Act or in a private placement pursuant to an exemption from the registration requirements of the Securities Act.
(i) “Charter” means the Certificate of Incorporation of the Company.
(j) “Code” means the Internal Revenue Code of 1986.
(k) “Collective Bargaining Agreement” means any collective bargaining agreement with a labor union, works council, or similar employee representative body.
(l) “Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2025 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 9, 2026.
(m) “Company Board” means the Board of Directors of the Company.
(n) “Company Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
(o) “Company Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 26, 2024 (as amended, restated, supplemented or otherwise modified from time to time), by and among, inter alios, Global Business Travel Group, Inc., a Delaware corporation, the lenders and letter of credit issuers party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.
(p) “Company Indebtedness” means all debt outstanding under the Company Credit Agreement.
(q) “Company IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased or licensed by the Company or any of its Subsidiaries.
(r) “Company Material Adverse Effect” means any change, event, effect or development that, individually or in the aggregate, has had, or would be reasonably expected to have, a material adverse effect on the business, financial condition, assets and liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no changes, events, effects or developments to the extent arising out of, relating to or resulting from the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(i) any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

(ii) any conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii) any conditions in the industries in which the Company or its Subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or its Subsidiaries conduct business, or changes therein;
(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, data breaches, terrorism or military actions, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority or any Cybersecurity Measure adopted, in each case, in response to, the foregoing or any threats thereof, whether in the United States or any other country or region in the world;
(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any Governmental Authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;
(vi) the negotiation, execution or delivery of this Agreement or the permitted announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities or any other third Person (other than for purposes of the representations and warranties contained in Section 3.5 and Section 3.6, to the extent that such representation or warranty expressly addresses consequences resulting from the negotiation, execution or delivery of this Agreement or the permitted announcement of this Agreement and the related conditions to Closing), or the identity of, Guarantors, Parent, Merger Sub or the respective Affiliates of the foregoing, with respect to the Company or its business;
(vii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement (other than compliance with the actions or omissions required to be taken by the Company and its Subsidiaries pursuant to Section 5.1);
(viii) any action which is taken or not taken at the written request of Parent following the date of this Agreement;
(ix) any changes or proposed changes in GAAP or other accounting standards, or in any applicable Laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal or modification, of any Law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;
(x) any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(xi) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;

(xii) any changes in the price or trading volume of the Company Common Stock or other equity securities or to the Company’s credit ratings (it being understood that the underlying cause of such change may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xiii) any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective Affiliates;
(xv) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; and
except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x) and (xi), solely to the extent that such changes, events, effects or developments have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company or its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
(s) “Company Material Customers” means the ten (10) largest customers of the business of the Company and its Subsidiaries (as measured by the revenues earned by the Company and its Subsidiaries on a consolidated basis during the calendar year ended December 31, 2025).
(t) “Company Material Suppliers” means the ten (10) largest suppliers in the aggregate across air, car, hotel and rail supply to the business of the Company and its Subsidiaries (as measured by the revenues earned by the Company and its Subsidiaries on a consolidated basis during the calendar year ended December 31, 2025).
(u) “Company Material Vendors” means the ten (10) largest vendors to the business of the Company and its Subsidiaries (as measured by amount spent by the Company and its Subsidiaries on a consolidated basis during the calendar year ended December 31, 2025).
(v) “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise, other than the purchase rights under the ESPP.
(w) “Company Owned Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.
(x) “Company Preferred Stock” means the preferred stock, par value $0.00001 per share, of the Company.
(y) “Company PSUs” means awards of performance stock units of the Company that are subject to performance-based vesting conditions, whether granted pursuant to any of the Company Stock Plans or otherwise.
(z) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.
(aa) “Company RSUs” means awards of restricted stock units of the Company that are subject solely to time-based vesting conditions, whether granted pursuant to any of the Company Stock Plans or otherwise.
(bb) “Company Shareholders Agreement” means the Amended and Restated Shareholders Agreement by and among the Company and the Company Stockholders party thereto dated as of January 11, 2024, as amended, supplemented or otherwise modified from time to time.
(cc) “Company Stock Plans” means the Company 2022 Equity Incentive Plan and the Company Management Incentive Plan, each, as amended and restated from time to time.
(dd) “Company Stockholders” means the holders of shares of Company Common Stock.
(ee) “Company Termination Fee” means an amount equal to $200,000,000.

(ff) “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.
(gg) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(hh) “Contract” means any legally binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, license or sublicense.
(ii) “CSA” means the Cognizant Security Agency responsible for security administration regarding classified activities and contracts under their purview and includes the Department of War, (as delegated to the Defense Counterintelligence and Security Agency), the Department of Energy, the Nuclear Regulatory Commission, and the Director of National Intelligence (as may be delegated to one (1) or more Cognizant Security Offices).
(jj) “Cybersecurity Measures” means (i) any measures enacted or regulations promulgated by a Governmental Authority relating to cybercrime, cyberterrorism, ransomware, malware, privacy or the protection of personally identifiable information, and (ii) any reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its Subsidiaries in response to a cybersecurity attack, breach or incident, for the protection of its information technology or any stored personally identifiable information.
(kk) “Data Protection Laws” means all applicable Laws in any jurisdiction relating to privacy, data security, or the processing or protection of Personal Information to the extent applicable to the Company or its Subsidiaries, including the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the DOJ DSP Rule, the General Data Protection Regulation (2016/679) (“GDPR”) and any national law supplementing the GDPR, the GDPR as retained in the national laws of the United Kingdom, the UK Data Protection Act, the Privacy and Electronic Communications Directive 2002/58/EC and the Privacy and Electronic Communications Regulations.
(ll) “Debt Financing Documents” means the agreements, documents and certificates executed and delivered by Parent, Merger Sub or any of their respective Affiliates in connection with the Debt Financing or any Capital Markets Issuance, including, in each case, any commitment letters, fee letters, engagement letters, indentures, credit agreements, intercreditor agreements, security and pledge agreements, deposit account control agreements, loan documents, notes, purchase agreements, guarantees, mortgages, deeds of trust, perfection certificates, intellectual property security agreements and any related documents, including all annexes, exhibits and schedules to each of the foregoing.
(mm) “Debt Financing Sources” means the Lenders, together with their Affiliates and Representatives involved in the Debt Financing or Alternate Financing and each of their successors and assigns. Notwithstanding the foregoing and for the avoidance of doubt, none of Parent, Merger Sub, the Preferred Equity Issuer or any of their respective Affiliates shall constitute “Debt Financing Sources”.
(nn) “DOJ” means the United States Department of Justice or any successor thereto.
(oo) “DOJ DSP Rule” means 28 CFR Part 202, “Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” including any amendments thereto.
(pp) “DPA” means Section 721 of the Defense Production Act of 1950.
(qq) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other employment, offer letter, bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, separation, termination, retention, change of control, stay bonus, and other similar material plan, program, agreement or arrangement, whether written or unwritten, that is sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries (or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability) for the benefit of any current or former employee or other individual service provider of the Company or any of its Subsidiaries (or any of their beneficiaries or dependents), other than any Multiemployer Plan or any plan, scheme or arrangement that the Company or any of its Subsidiaries is required by Law to maintain or contribute to or which is maintained by a Governmental Authority.
(rr) “Environmental Law” means any applicable Law relating to (i) pollution (or the cleanup thereof) or the protection of natural resources or the environment, (ii) human health and safety as it relates to exposure to Hazardous Substances, (iii) the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, treatment, generation, transportation, processing, handling, Release or disposal of any Hazardous Substances; or (iv) the reporting of climate-related matters, including but not limited to voluntary carbon markets, carbon offset claims, sustainability-related marketing claims, greenhouse gas emissions metrics, climate or weather-related risks and similar.
(ss) “ERISA” means the Employee Retirement Income Security Act of 1974.
(tt) “ERISA Affiliate” means any entity (other than the Company or any Company Subsidiary) that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code.
(uu) “ESPP” means the Company Employee Stock Purchase Plan.
(vv) “Exchange Act” means the Securities Exchange Act of 1934.
(ww) “Financing Deliverables” means (i) any beneficial ownership certification required to be delivered by the Borrower (as defined in the Debt Commitment Letters) under paragraph 8 of Exhibit D to the Debt Commitment Letters as in effect on the date hereof, (ii) any customary perfection certificate, IP security agreements, or other customary documents required to be delivered by the Borrower in connection with the perfection of security interests in the Collateral (as defined in the Debt Commitment Letters) on the Closing Date required to be delivered by the Borrower pursuant to Exhibit D to the Debt Commitment Letters as in effect on the date hereof, and (iii) any other customary deliverables required to be delivered by the Borrower or its Subsidiaries on or prior to the Closing Date pursuant to Exhibit D to the Debt Commitment Letters as in effect on the date hereof; in each case to the extent reasonably requested by the Financing Sources and customary for financings of the type contemplated by the Debt Commitment Letters as in effect on the date hereof.
(xx) “Financing Related Persons” means (i) the Financing Sources, (ii) any Affiliates of the Financing Sources, (iii) the respective current and future officers, directors, employees, agents, attorneys, advisors, shareholders, representatives, stockholders, general or limited partners, members, controlling persons and other Representatives of each Person identified in the foregoing clauses (i) and (ii) and (iv) the permitted successors and assigns of each of the Persons described in the foregoing clauses (i), (ii) and (iii); provided, however, that none of Parent, Merger Sub, the Preferred Equity Issuer or any of their respective Affiliates shall constitute “Financing Related Persons.”
(yy) “Financing Sources” means, collectively, the Debt Financing Sources and the Preferred Equity Financing Sources, together with their respective successors and permitted assigns.
(zz) “Foreign Investment Law” means any Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.
(aaa) “FSR Laws” means any Law that provides for the review, clearance or notification of transactions on the basis of the granting of foreign subsidies, including clearance by the European Commission under Regulation (EU) 2022/2560 of the European Parliament and of the Council on foreign subsidies distorting the internal market and any implementing or delegated regulations thereunder.
(bbb) “FTC” means the United States Federal Trade Commission or any successor thereto.
(ccc) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
(ddd) “Government Contract” means any Contract between a member of the Company and its Subsidiaries, and any (a) Governmental Authority or Governmental Authority-sponsored entity, (b) prime contractor to a Governmental Authority (in its capacity as such), or (c) subcontractor (of any tier) in connection with or with respect to any Contract described in clauses (a) or (b), and including any modification of any of the foregoing. For purposes of this definition, a task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract but instead shall be part of the Government Contract to which it relates.
(eee) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(fff) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any registrations, qualifications, declarations and designations with, a Governmental Authority.
(ggg) “Group” has the meaning as used in Section 13(d) of the Exchange Act.
(hhh) “Hazardous Substance” means any pollutant, contaminant, or toxic or hazardous material, substance or waste regulated under Environmental Laws due to its hazardous or dangerous properties or characteristics.
(iii) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(jjj) “In-the-Money Company Options” means any Company Options with an exercise price per share of Company Common Stock that is less than the Per Share Price.
(kkk) “Intellectual Property” means all intellectual property rights, in any and all jurisdictions throughout the world, including all (i) patents and patent applications, including reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof (collectively, “Patents”); (ii) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof (collectively, “Copyrights”); (iii) trademarks, service marks, trade dress rights, business names, corporate names, and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (collectively, “Trademarks”); (iv) rights in confidential or proprietary information, including trade secrets, know-how and technical data (collectively, “Know-How”); (v) software, including data, files, source code, object code, databases and other software-related specifications and documentation (collectively, “Software”); (vi) registered domain names and uniform resource locators (“Domain Names”) and (vii) in each case of clauses (i) through (vi) above, including all registrations and applications for registration thereof.
(lll) “Intervening Event” means any change, event, effect, development or circumstance (including any material change in probability or magnitude of a known circumstance) materially affecting the business, assets and liabilities or operations of the Company and its Subsidiaries (taken as a whole) that was not known or reasonably foreseeable to the Company Board (or a committee thereof, including the Special Committee) on the date of this Agreement (or, if known by the Company Board (or a committee thereof, including the Special Committee), the consequences of which were not known or reasonably foreseeable by the Company Board (or a committee thereof, including the Special Committee) as of the date of this Agreement); provided that in no event shall the following be taken into account or deemed to constitute an Intervening Event: (A) the receipt, existence or terms of, or any other change, event effect development or circumstance to the extent related to, an Acquisition Proposal (B) changes in the price or trading volume of the Company Common Stock or changes in the credit rating of the Company (it being understood that the underlying cause of any of the foregoing may be considered and taken into account in determining whether there has been an Intervening Event), or (C) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections, forecasts or estimates or other financial or operating metrics for any period (it being understood that the underlying cause of any of the foregoing in this clause (C) may be considered and taken into account in determining whether there has been an Intervening Event).
(mmm) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer.

(nnn) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, judgment, ordinance, code, Order, rule or regulation, in each case, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by any Governmental Authority.
(ooo) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, arbitration or other similar legal or administrative proceeding brought by or pending before any Governmental Authority.
(ppp) “Lender Protective Provisions” means Sections 8.3(e), 9.6 and 9.14 and each of the defined terms used in such sections.
(qqq) “Lenders” means Persons that have committed to provide or arrange the Debt Financing pursuant to the Debt Commitment Letter and any joinder agreements, indentures, credit agreements or similar agreements or any definitive documentation entered into pursuant thereto or relating thereto, together with each other Person that commits to provide or otherwise provides the Debt Financing in accordance with this Agreement.
(rrr) “Material Contract” means any of the following Contracts (other than Employee Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of Subsidiaries or their respective assets, rights, property or businesses are bound or subject to:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii) (A) any Contract entered into since December 31, 2023, for the acquisition or sale of any of the assets, equity securities or lines of the business of the Company and its Subsidiaries, in each case, which are material to the Company and its Subsidiaries (taken as a whole) or (B) any Contract for the acquisition or sale of the assets, equity securities or lines of business of the Company or Subsidiaries under which the Company or any of its Subsidiaries has any ongoing material obligations or liabilities (including any indemnification, “earn-out” or other payment obligations);
(iii) any Contract with a Company Material Supplier;
(iv) any Contract with a Company Material Customer;
(v) any Contract with a Company Material Vendor;
(vi) any Contract providing for the incurrence or assumption of indebtedness for borrowed money by the Company or any Subsidiary of the Company in excess of $10,000,000 (excluding (x) intercompany loans between the Company and any of its Subsidiaries, on the one hand, and any other Subsidiary of the Company, on the other hand and (y) any surety or performance bond, letter of credit or similar Contract entered into in the ordinary course of business);
(vii) any Contract involving a material joint venture or other partnership, or any Contract involving profit sharing, revenue sharing, loss sharing, or similar agreement (except for franchise, distributorship, network partner, sales agency or other similar Contracts), in each case, from which the Company or any of its Subsidiaries recognized profits, revenues or losses in excess of $10,000,000 during the twelve months ended December 31, 2025;
(viii) any Contract involving any resolution or settlement of any Legal Proceeding, which (A) was entered into since December 31, 2023 and required or requires payment by the Company or any of its Subsidiaries in excess of $5,000,000 or (B) imposes continuing material obligations on the business of the Company and its Subsidiaries (taken as a whole);
(ix) any Contract (x) containing any material non-competition, right of first refusal, right of first offer or similar restriction which limits the rights of the Company or any of its Subsidiaries to compete or operate in any jurisdiction, in any line of business, in any geographic area or with any Person or (y) materially limiting the right of the Company and its Subsidiaries (taken as a whole) pursuant to any “most favored nation”, “exclusivity” or similar provisions or minimum use, supply or display requirements that are binding on the Company or any of its Subsidiaries;
(x) any Material Leases;

(xi) any Contract involving derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) with a notional value in excess of $10,000,000;
(xii) any Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries, any beneficial owner, directly or indirectly, of more than five percent (5%) of the number or voting power of the shares of Company Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), other than (x) indemnification, compensation or other employment arrangements in the ordinary course of business, (y) Contracts entered into in the ordinary course of business involving payments made on an arm’s length basis during the course of any calendar year not in excess of $10,000,000 and (z) Employee Plans and other compensation arrangements with directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business;
(xiii) any Contract that by its terms expressly obligates the Company or any of its Subsidiaries to make any capital investment or capital expenditure (other than in the Company or any of its Subsidiaries) outside the ordinary course of business and in excess of $15,000,000 per fiscal year; and
(xiv) any license or other Contract (x) under which the Company or any of its Subsidiaries is permitted to use any third party Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole (other than Contracts (1) with respect to Off-the-Shelf Software with one-time or annual aggregate fees of $15,000,000 or less, (2) in which the grant of rights to use Intellectual Property is non-exclusive and incidental to the primary commercial purpose of the Contract, (3) for non-disclosure agreements entered into in the ordinary course of business or (4) with employees and contractors including provisions regarding the ownership and development of Intellectual Property entered into on the Company’s standard form of agreement) and (y) under which any third party is permitted to use any Company Owned Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole (other than (1) non-disclosure agreements entered into in the ordinary course of business or (2) non-exclusive licenses granted in the ordinary course of business to service providers to facilitate their provision of goods or services for or on behalf of the Company or its Subsidiaries, or customers of the Company or its Subsidiaries to facilitate their use of products or services sold by the Company or its Subsidiaries).
(sss) “NISPOM” means the National Industrial Security Program Operating Manual as codified at 32 C.F.R part 117.
(ttt) “NYSE” means The New York Stock Exchange.
(uuu) “Off-the-Shelf Software” means generally available commercial, click-wrap, shrink-wrap, non-customized or similar Software or technology obtained from a third party on general commercial terms.
(vvv) “Offering Documents” means any prospectus, preliminary prospectus, prospectus supplement, offering memorandum, preliminary offering memorandum, private placement memorandum, road show or other marketing material customarily prepared in connection with the Debt Financing or any Capital Markets Issuance.
(www) “Open Source Software” means Software that is licensed, distributed, or otherwise made available as “free software” (as defined by the Free Software Foundation), or “open source software,” including any Software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org or under any similar licensing or distribution model, including “free software,” “copyleft,” or “community source” licenses.
(xxx) “Order” means any order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement of, with or by a Governmental Authority of competent jurisdiction, whether civil, criminal or administrative.
(yyy) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.
(zzz) “Out-of-the-Money Company Options” means any Company Options that are not In-the-Money Company Options.

(aaaa) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due or payable or that are being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests with respect to amounts that are not yet due or payable, or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions), in each case in the ordinary course of business; (iv) liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type); (viii) zoning, building, environmental and other similar codes or restrictions, in each case that do not, individually or in the aggregate, adversely affect in any material respect the current use, operation or occupancy of the applicable property or the current operations of the business of the Company and its Subsidiaries; (ix) any non-exclusive license and other non-exclusive grants of rights to any Intellectual Property, in each case in the ordinary course of business; (x) liens (or other encumbrances of any type) pursuant to any Company Indebtedness; (xi) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (xii) matters that would be disclosed by an accurate survey or inspection of the Real Property; (xiii) liens (or other encumbrances of any type) that do not, individually or in the aggregate, materially and adversely affect the use or operation of the property or other assets subject thereto or would not reasonably be expected to have a Company Material Adverse Effect; (xiv) liens (or other encumbrances of any type) to the extent specifically disclosed or reflected on the Company Balance Sheet; or (xv) liens (or other encumbrances of any type) relating to intercompany borrowings among a Person and its Subsidiaries; (xvi) liens (or other encumbrances of any type) to be released at or prior to the Closing or (xvii) liens (or other encumbrances of any type) relating to intercompany borrowings among a Person and its Subsidiaries.
(bbbb) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(cccc) “Personal Information” means any information that identifies or could reasonably be used to identify a natural Person or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law.
(dddd) “Preferred Equity Financing Sources” means the financing sources party to the Preferred Equity Commitment Letter (excluding, for the avoidance of doubt, Parent, Merger Sub, the Preferred Equity Issuer and their respective Affiliates), together with their respective successors and permitted assigns.
(eeee) “Principal Stockholders” means, collectively, American Express International, Inc., BR Investors Juweel, L.P., QIA Retail Holding LLC and EG Corporate Travel Holdings LLC and any Affiliates of the foregoing.
(ffff) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks and applications to register Trademarks (including intent-to-use applications, or other registrations or applications related to Trademarks); (iii) registered Copyrights and applications for Copyright registration; and (iv) Domain Names.
(gggg) “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(e) and Section 6.6(f).
(hhhh) “Release” means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into or through the environment.
(iiii) “Representatives” means, with respect to any Person, such Person’s Affiliates and its and their officers, directors, managers, employees, investment bankers, attorneys, accountants, auditors, consultants and other agents, advisors and representatives.

(jjjj) “Required Financing Information” means (i) the audited consolidated balance sheet of the Company as of the last day of, and the related audited consolidated statements of comprehensive income, shareholders’ equity and cash flows of the Company for, each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date, (ii) the unaudited condensed consolidated balance sheet of the Company as of the last day of each subsequent fiscal quarter, other than the fourth fiscal quarter in any fiscal year, ending after the most recently completed fiscal year for which audited financial statements are included in clause (i), and at least 45 days prior to the Closing Date, and the related unaudited condensed consolidated statements of comprehensive income, shareholders’ equity and cash flows of the Company for the three months then ending and for the portion of the year to date and (iii) all other material financial data and other material information regarding the Company and its Subsidiaries that is reasonably requested by Parent in writing (following a written request for such information from the underwriters or initial purchasers of any offering of debt securities by Parent or Merger Sub) and required for Parent to produce customary Offering Documents for high yield debt securities issued on a “Rule 144A for life” basis, but excluding, in each case under this clause (iv), the Excluded Information; provided that, notwithstanding anything to the contrary in this definition or otherwise, nothing herein shall require the Company or its Subsidiaries to provide (or be deemed to require the Company or its Subsidiaries to prepare) any of the following (collectively, the “Excluded Information”): (1) any “description of notes,” “plan of distribution,” information customarily provided by investment banks or their counsel or advisors in the preparation of Offering Documents for private placements of non-convertible bonds pursuant to Rule 144A under the Securities Act, or risk factors relating to, or any description of, all or any component of the Debt Financing or any Capital Markets Issuance; (2) historical financial statements or other information required by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X under the Securities Act; (3) any compensation discussion and analysis or other information required by Item 10, Item 402 or Item 601 of Regulation S-K under the Securities Act, or XBRL exhibits, or any information regarding executive compensation or related persons; (4) consolidating financial statements, separate subsidiary financial statements, related party disclosures, or any segment information, including any required by FASB Accounting Standards Codification Topic 280; (5) financial information that the Company or its subsidiaries do not maintain in the ordinary course of business; (6) information not reasonably available to the Company or its subsidiaries under their respective current reporting systems; (7) projections; or (8) other information customarily excluded from Offering Documents for private placements of non-convertible high-yield bonds pursuant to Rule 144A under the Securities Act in a “Rule 144A-for-life” offering. For the avoidance of doubt, financial statements referred to in clauses (i) and (ii) will be prepared in accordance with GAAP, and the unaudited financial statements referred to in clause (ii) will be reviewed by the Company’s independent accountants as provided in the applicable procedures specified by the PCAOB (provided that no opinion shall be required with respect to such review). For the avoidance of doubt, no Required Financing Information shall be required to be provided after the date on which the Debt Financing has been consummated (including, for the avoidance of doubt, if the proceeds of the Debt Financing are placed into escrow upon consummation).
(kkkk) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(llll) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(mmmm) “Securities Act” means the Securities Act of 1933.
(nnnn) “Security Incident” means any (i) accidental, unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Company IT Systems that impacts the confidentiality, integrity, or availability of the Company IT Systems or any Personal Information or confidential information stored or otherwise processed therein; or (ii) occurrence that otherwise constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.
(oooo) “Sponsor Side Letter” means the Sponsor Side Letter, dated as of December 2, 2021 (as amended on May 27, 2022), by and among Apollo Strategic Growth Capital, APSG Sponsor, L.P., certain directors and officers of Apollo Strategic Growth Capital and GBT JerseyCo.
(pppp) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.

(qqqq) “Superior Proposal” means any bona fide written Acquisition Proposal made by any Person or Group (other than Parent, Merger Sub or their respective Affiliates) for an Acquisition Transaction on terms that the Company Board (or a committee thereof, including the Special Committee) has determined in good faith (after consultation with its financial advisors and outside legal counsel), (i) is reasonably capable of being consummated in accordance with its terms and (ii) if consummated, would result in a transaction more favorable to the Company Stockholders (solely in their capacities as such) from a financial point of view than the Merger (taking into account any aspects of such proposal that the Company Board (or a committee thereof, including the Special Committee) considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%” which, in each case, for the avoidance of doubt shall include any shares of Company Common Stock to be retained, rolled over or contributed (directly or indirectly) by any stockholder of the Company.
(rrrr) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions, whether disputed or not (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon by such Governmental Authority.
(ssss) “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(tttt) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors, members, managers, partners or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among some or all of the Parties related to this Agreement or the Financing Letters.
(uuuu) “Transactions” means the Merger and the other transactions contemplated by this Agreement.
(vvvv) “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form).
(wwww) “UK DB Plans” means the CWT UK Pension Scheme and the Hogg Robinson (1987) Pension Scheme (or either of them as the context so requires).
(xxxx) “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.
1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Proposal Notice Period	5.3(d)(ii)(1)
Agreement	Preamble
Alternate Financing	6.5(d)
Alternative Acquisition Agreement	5.3
Anticorruption Laws	3.24(a)
Capitalization Date	3.7(a)
Cash Incentive Payment	6.11(e)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.10
Class B Common Stock	3.7(a)
Closing	2.3
Closing Date	2.3
Company	Preamble

Term	Section Reference
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company SEC Documents	Article III
Company Securities	3.7(c)
Company Software	3.17(f)
Company Stockholder Meeting	6.4(a)
Contracting Parties	9.12
Converting Shares	2.7(a)(iv)
Copyrights	1.1(jjj)
CSA Approval	6.2(b)
CSA Notification	6.2(b)
D&O Insurance	6.10(c)
Debt Commitment Letters	4.12(a)
Debt Financing	4.12(a)
DGCL	Recitals
Dissenting Company Shares	2.7(d)
Domain Names	1.1(jjj)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.15
Enforceability Exceptions	3.2
Enforcement Costs	8.3(f)
Equity Award Consideration	2.8(c)
Equity Award Holders	2.8(c)
Equity Commitment Letter	4.12(a)
Equity Financing	4.12(a), 4.12(a)
Excluded Information	1.1(jjjj)
Fee Letter	4.12(a)
Final Exercise Date	2.8(e)
Financing	4.12(a)
Financing Letters	4.12(a)
FOCI	3.25(c)
FOCI Mitigation Plan	6.2(b)
GDPR	1.1(bb)
Guarantees	Recitals
Guarantor	Recitals
Guarantors	Recitals
Incentive Plan	6.11(e)
Indemnification Agreement	6.10(a)
Indemnified Person(s)	6.10(a)
Interim Period	5.1
Intervening Event Notice Period	5.3(d)(i)(1)
In-the-Money Option Consideration	2.8(a)(i)
Know-How	1.1(jjj)
Lease	3.14
Leased Real Property	3.14
Letter of Transmittal	2.9(c)
Material Lease	3.14

Term	Section Reference
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.20(b)
New Commitment Letters	6.5(d)
New Plan	6.11(a)
OFAC	3.15
Old Plans	6.11(a)
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.3(e)(i)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(jjj)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Per Share Price	2.7(a)(ii)
Preferred Equity Commitment Letter	4.12(a)
Preferred Equity Issuer	4.12(a)
Privacy Requirements	3.18(b)
Prohibited Modification	6.5(a)
Proxy Statement	6.3(a)
Real Property	3.14
Required Amount	4.12(c)
Requisite Stockholder Approval	3.4
RSU Consideration	2.8(b)
Schedule 13-3	6.3(g)
Software	1.1(jjj)
Special Committee	Recitals
Special Committee Recommendation	Recitals
Subject Courts	9.14
Surviving Corporation	2.1
Termination Date	8.1(c)
Trade Controls	3.15
Trademarks	1.1(jjj)
Uncertificated Shares	2.9(c)
Voting Agreement	Recitals

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto (except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any applicable Law will be deemed to refer to such Law as it exists as of such date).
(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.
(k) All accounting terms used herein will be interpreted in accordance with GAAP unless expressly stated otherwise.
(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted and made available to Parent or its Affiliates or its or their respective Representatives on the applicable due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis) at any time prior to the execution and delivery of this Agreement; (ii) delivered to or provided to Parent or its Affiliates or its or their Representatives at any time prior to the execution and delivery of this Agreement; (iii) filed or furnished with the SEC prior to the date of this Agreement.
(p) All references to time shall refer to New York City time unless otherwise specified.
(q) any capitalized term used in any Exhibit or schedules annexed to this Agreement, including the Company Disclosure Letter, but not otherwise defined therein shall have the meaning set forth in this Agreement.

(r) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(s) the words “shall” and “will” shall be deemed to have the same meaning and be understood to denote a directive and obligation, and not an option.
(t) the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger (the “Closing”) will take place at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The Company shall use reasonable best efforts to notify Parent five (5) Business Days prior to the date that all the conditions set forth in Article VII are expected to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing). Notwithstanding the foregoing, in no event shall Parent or Merger Sub be obligated to consummate the Closing prior to July 1, 2026. The date on which the Closing occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time and by virtue of the Merger, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).
(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).
2.6 Directors and Officers. Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i) each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;
(ii) each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, the Converting Shares, the Unvested Shares and the Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $9.50, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11);
(iii) each share of Company Common Stock, Class A-1 Preferred Stock (if any) or Class B-1 Preferred Stock (if any) that is (A) held by the Company as treasury stock, (B) owned by Parent or Merger Sub, in each case as of immediately prior to the Effective Time (such shares, collectively, the “Owned Company Shares”) or (C) considered issued and outstanding but unvested and order to be considered as vested, must meet the price thresholds set forth in the Sponsor Side Letter (collectively, the “Unvested Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor; and
(iv) each share of Company Common Stock that is held immediately prior to the Effective Time by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of the Company (collectively, the “Converting Shares”) shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time and no other consideration shall be delivered in exchange therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Dividends Declared Prior to Closing. Parent acknowledges and agrees on its behalf and on behalf of the Surviving Corporation that if prior to the Closing, the Company has declared and set a record date for a dividend permitted by this Agreement, and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, that such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company equity award was entitled to such rights under the terms of a Company equity award as in effect on the date the Company declared the applicable dividend) shall be paid to holders of record as of such record date on the scheduled payment date.
(d) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who has not voted or committed to vote in favor of the adoption of this Agreement and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied in all respects with, Section 262 of the DGCL with respect to any such Company

Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL unless and until such holder fails to perfect, effectively withdraws, validly waives or otherwise loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL. The Company shall give Parent (i) reasonably prompt (and, in any event, within three (3) Business Days) notice of any demands received by the Company for appraisal of Company Common Stock and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
2.8 Treatment of Equity Awards; ESPP.
(a) Company Options.
(i) At the Effective Time, each In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (ii) the excess of the Per Share Price over the exercise price per share of such In-the-Money Company Option (the “In-the-Money Option Consideration”).
(ii) At the Effective Time, each Out-of-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.
(b) Company RSUs. Each Company RSU that is outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, without any action on the part of any Person, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “RSU Consideration”).
(c) Company PSUs. Each Company PSU that is outstanding as of immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, without any action on the part of any Person, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) (i) the greater of (A) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (B) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time (with such performance to be measured without any pro-ration, by the Compensation Committee of the Company Board) (such consideration, together with the In-the-Money Option Consideration and the RSU Consideration, the “Equity Award Consideration”).
(d) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Company Options, Company RSUs and Company PSUs (collectively, the “Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than five Business Days, after the Closing Date (or any later date required for such payments made in respect of such Company RSUs or Company PSUs to remain compliant with Code Section 409A), the Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider (or, in the case of amounts that are not considered wages subject to withholding for applicable Tax purposes, its standard accounts payable procedures), all amounts required to be paid to such holders in respect of the Company Options, Company RSUs and Company PSUs that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.12.
(e) ESPP. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in a purchase period in progress on the date hereof will not be permitted to (A) increase his or her payroll contributions rate pursuant to the ESPP from the rate in effect as of the date hereof or (B) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required under applicable Law, (ii) no individual who is not participating in the ESPP with respect to any current purchase period as of the date hereof shall be allowed to commence participation in the ESPP following the date hereof, (iii) the final exercise date for such purchase period shall be the earlier of the regularly scheduled final exercise date for such purchase period and a date that is no later than five calendar days prior to the Effective Time (the “Final Exercise Date”); (iv) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (v) no further purchase period will commence pursuant to the ESPP after the date hereof; and (vi) the ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter. Each share of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Payment Fund. At or immediately following to the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (and for the avoidance of doubt, other than Owned Company Shares, Converting Shares and the Dissenting Company Shares) pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, cash deposited with the Payment Agent shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”); provided that no such investment of the Payment Fund or loss thereon shall affect the amounts payable to the holders of Company Common Stock pursuant to Section 2.7. To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to solely Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c) Payment Procedures for Certificated Shares. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares, Converting Shares and the Dissenting Company Shares, as applicable) (the

“Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or effective affidavits of loss in lieu thereof as provided in Section 2.11, if applicable) to the Payment Agent and may have such other provisions as Parent and the Company reasonably agree) (the “Letter of Transmittal”), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof as provided in Section 2.11, if applicable) for cancellation to the Payment Agent, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Payment Agent, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, unless required by the Payment Agent, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date (and in any event no later than one (1) Business Day following the Closing Date) an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares, the Converting Shares and the Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.
(e) Transfer of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent and the Surviving Corporation (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(g) No Liability. Subject to applicable Law, and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation and each of their respective Affiliates and agents (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company PSUs such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of applicable Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules, prospectuses, registration statements and other documents filed or furnished by the Company with the SEC on or after January 1, 2024, and at least two (2) Business Day prior to the date of this Agreement (the “Company SEC Documents”) (other than any (i) general cautionary disclosures contained solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) disclosures contained in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments), it being understood that any matter disclosed in such Company SEC Documents shall not be deemed to be disclosed for purposes of Sections 3.1, 3.2, 3.3(c), 3.4 or 3.7(a), 3.7(b), 3.7(c) or 3.26; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True, complete and correct copies of any amendments to the Organizational Documents of the Company not filed prior to the date hereof with the SEC have been made available to

Parent. The Organizational Documents of the Company as so made available are in full force and effect, and the Company is not in violation of any provisions of its Organizational Documents in any respect that would, or would reasonably be likely to, materially impair or prevent the Company from performing its obligations hereunder.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of, the Company and its stockholders and (ii) made the Special Committee Recommendation. The Company Board, acting upon the Special Committee Recommendation, has (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL on the terms and subject to the conditions set forth in this Agreement; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof on the terms and subject to the conditions set forth in this Agreement (collectively, the “Company Board Recommendation”).
(b) Fairness Opinion. The Special Committee has received from Rothschild & Co US Inc. an opinion to the effect that, as of such date and based upon and subject to the various assumptions set forth therein, the Per Share Price to be paid to the holders of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.
(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.7, each of the Company Board and the Special Committee has taken all actions and votes as are necessary to render the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law or similar provision of the Organizational Documents of the Company not applicable to this Agreement or the Transactions (including the transactions contemplated by the Voting Agreements and the Merger) or the transactions contemplated by the Voting Agreement.
3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of the Company; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Privacy Requirements or Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger or the other Transactions.
3.6 Requisite Governmental Approvals. Assuming the truth and completeness of the representations and warranties of Parent and Merger Sub contained in this Agreement, no Governmental Authorization is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, Foreign Investment Laws and FSR Laws; and (v) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger or the other Transactions.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 3,000,000,000 shares of Company Common Stock; (ii) 3,000,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); and (iii) 6,010,000,000 shares of Company Preferred Stock, of which 3,000,000,000 shares are designated for Class A-1 Preferred Stock of the Company and 3,000,000,000 shares are designated for the Class B-1 Preferred Stock of the Company. As of 5:00 p.m., New York City time, on April 30, 2026 (such time and date, the “Capitalization Date”), (A) 521,035,191 shares of Company Common Stock were issued and outstanding (of which 8,077,064 shares of Company Common Stock will be forfeited at the Effective Time); (B) no shares of Class B Common Stock were issued and outstanding, (C) no shares of Company Preferred Stock were issued and outstanding; and (D) 24,661,429 shares of Company Common Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.
(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 101,487,152 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 8,751,370 shares of Company Common Stock, (ii) 17,733,799 shares of Company Common Stock subject to outstanding Company RSUs and (iii) 3,812,574 shares of Company Common Stock subject to outstanding Company PSUs (assuming maximum performance). From the Capitalization Date to the date of this agreement, the Company has not issued or granted any shares of Company Common Stock, Class B Common Stock or Company Preferred Stock, except for the issuance of Company Common Stock pursuant to the vesting, exercise or settlement of Company Options, Company RSUs or Company PSUs. Section 3.7(b) of the Company Disclosure Letter sets forth, as of the date hereof, a list of all holders of outstanding Company Options, Company RSUs, and Company PSUs, and any other equity or equity-based awards issued by the Company pursuant to any of the Company Stock Plans or otherwise, including (A) the number of shares of Company Common Stock underlying the applicable award, (B) the employee identification number of the holder thereof, (C) the grant date, (D) the exercise price, and (E) and vesting schedule for such award, in each case as applicable.
(c) Company Securities. Except as set forth in the Organizational Documents of the Company and its Subsidiaries and except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those which have become outstanding after the Capitalization Date and prior to the date hereof, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity or voting interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests (in each case other than to the Company or a Subsidiary thereof) or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”). As of immediately following the Effective Time, all equity interests of GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, will be held by the Company.
(d) Other Rights. Other than this Agreement, the Voting Agreements, the Company Shareholders Agreement and the Organizational Documents of the Company and its Subsidiaries, there are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.
3.8 Subsidiaries.
(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate power (or equivalent thereof) and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.8(a) of the Company Disclosure Letter sets forth a complete and accurate list of all of the Subsidiaries of the Company as of the date hereof.
(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable (to the extent applicable). The Company or a wholly owned Subsidiary of the Company owns one hundred percent (100%) of the capital stock of, or other equity or voting interest in, each direct or indirect Subsidiary of the Company free and clear of all liens, other than Permitted Liens. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest of, any Person other than (i) the Subsidiaries of the Company and (ii) equity securities held for passive investment or cash management purposes. No Subsidiary of the Company owns any shares of capital stock or other equity or voting interest or other securities of the Company.
3.9 Company SEC Documents. Since December 31, 2023 and through the date of this Agreement, the Company has filed all material forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Document was filed, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents since December 31, 2023 (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off- balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since December 31, 2023, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of any (i) material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the system of internal control over financial reporting utilized by the Company and (ii) any fraud that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.
3.11 No Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet (or notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Transactions or in connection with obligations under existing Contracts or applicable Law; (c) incurred in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, Legal Proceeding or violation of Law); or (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.12 Absence of Certain Changes.
(a) Since the date of the Company Balance Sheet through the date of this Agreement, except in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business.
(b) Since the date of the Company Balance Sheet through the date of this Agreement, there has not been any change, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Since the date of the Company Balance Sheet through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement to the Effective Time, would require Parent’s consent under Sections 5.2(b), 5.2(f), 5.2(k), 5.2(l) and 5.2(p).
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Material Contracts.
(b) Validity. Each Material Contract (other than any Material Contract that has terminated in accordance with its terms) has been made available to Parent, is valid and binding on the Company and the applicable Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the

Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Company Balance Sheet through the date hereof, neither the Company nor any of its Subsidiaries have received any written notice regarding any actual or alleged violation, breach of or default under, intention to cancel or terminate any Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.14 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have good and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of liens, except Permitted Liens; (b) the Company and its Subsidiaries have a good and valid leasehold interest in all of its real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property,” together with the Owned Real Property, the “Real Property”), free and clear of all liens (except for Permitted Liens); (c) each lease, license, sublease and occupancy agreement (each, a “Lease”) of Leased Real Property relating to the ten (10) largest Leases of the Company and its Subsidiaries (taken as a whole) (as measured by annual lease payments by the Company and its Subsidiaries) (each, a “Material Lease”) is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (d) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods, nor is any Real Property (or the Company or its Subsidiaries in relation therewith) in violation of Laws applicable thereto. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all material Owned Real Property and Material Leases.
3.15 International Trade. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, or employees is currently or has been since April 24, 2019, (a) a Person designated on a sanctions list maintained by the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) (including the List of Specially Designated Nationals and Blocked Persons), the U.S. Department of State, the United Nations Security Council, the European Union, any EU Member State, or the United Kingdom; (b) located, organized, or resident in a country or territory subject to a comprehensive embargo by OFAC (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine); or (c) in violation of Laws governing economic or trade sanctions, export and import controls, or anti-boycott requirements administered or enforced by the United States, United Nations, European Union, any EU Member State, or the United Kingdom (collectively, “Trade Controls”). Except as would not have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened enforcement actions or investigations by a Governmental Authority against the Company or any of its Subsidiaries relating to Trade Controls.
3.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and since December 31, 2023 have been, in compliance with all applicable Environmental Laws, (b) no written notice of violation of any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (c) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, (d) to the Knowledge of the Company, there has been no Release of Hazardous Substances by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other Person, in violation of or that requires or would require remediation by the Company under Environmental Laws. The Company has made available to Parent true and correct copies of all material environmental assessments and reports (including Phase I and Phase II reports) relating to the Owned Real Property and Leased Real Property or the operation of the Company’s or any of its Subsidiaries’ business that are in the possession or reasonable control of the Company to the extent such reports identify any liabilities of the Company or any of its Subsidiaries that would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Disclosure Letter lists all material Company Registered Intellectual Property, together with the record owner, the registration, patent or application number and date, and the jurisdiction. The Company and its Subsidiaries exclusively own the material Company Owned Intellectual Property, free and clear of all liens, other than Permitted Liens. The Company Registered Intellectual Property is subsisting, and all issued or registered Company Registered Intellectual Property is valid and enforceable, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable measures to establish and preserve their ownership of, and rights in, the Company Owned Intellectual Property; and (ii) the Company has maintained all Company Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Person who has contributed to the development of any Company Owned Intellectual Property purported to be owned by the Company or its Subsidiaries has assigned to the Company or its relevant Subsidiary ownership of such Company Owned Intellectual Property, except where such ownership vests in the Company or its Subsidiaries by operation of Law.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries is licensed, or otherwise possesses rights to use, all Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.17(c) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.17(e) below.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company as of the date of this Agreement, there are no pending or threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity, scope or enforceability of any Company Owned Intellectual Property.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person, and, since December 31, 2023, has not infringed, misappropriated or otherwise violated any Intellectual Property of any other Person, and (ii) no Person is infringing, misappropriating, or otherwise violating, or since December 31, 2023 has infringed, misappropriated, diluted or otherwise violated, any Company Owned Intellectual Property.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has provided or made available or is required to provide or otherwise make available to any escrow agent or other third party any source code of the material software applications owned by the Company or any of its Subsidiaries (“Company Software”), other than employees and contractors engaged by the Company or its Subsidiaries who are subject to written confidentiality and non-use obligations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Software incorporates, links with, or otherwise uses any Open Source Software in a manner that requires the disclosure, licensing or distribution of any source code of such Company Software or restricts charging fees to licensees or end users of such Company Software.
3.18 Data Privacy and Cybersecurity.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) take commercially reasonable measures designed to protect the security of the Company IT Systems, the confidentiality of the Know-How included in the Company Owned Intellectual Property and the Personal Information processed by or on behalf of the Company and its Subsidiaries and (ii) have in place commercially reasonable data backup and disaster recovery plans and procedures. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) since December 31, 2023, there has been no Security Incident or failure, breakdown, unauthorized access, or other adverse event with respect to any of the Company IT Systems that has caused a disruption to the conduct of the business of the Company and its Subsidiaries or resulted in the unauthorized access, use, disclosure, deletion, destruction, modification or corruption of any material information or data contained therein, and (y) the Company IT Systems are reasonably sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted and, to the Knowledge of the Company, do not contain any bugs, disabling codes, spyware, Trojan horses, adware, worms and other malicious code.
(b) Since December 31, 2023, the Company and its Subsidiaries have complied with (i) Data Protection Laws regarding the collection, use and disclosure of Personal Information stored or processed by the Company or any of its Subsidiaries, and (ii) written policies, notices, and contractual obligations of the Company and its Subsidiaries, in each case, related to privacy, security or the processing of Personal Information (collectively, the “Privacy Requirements”), except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Since April 8, 2025, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is a “covered person,” (ii) to the extent the DOJ DSP Rule is applicable to the Company or its Subsidiaries and except as permitted by the DOJ DSP Rule, has been a party to or has engaged in, or directed any “covered data transaction,” (iii) has engaged in transactions with the purpose of evading or avoiding the prohibitions in the DOJ DSP Rule, or (iv) to the extent the DOJ DSP Rule is applicable to the Company or its Subsidiaries and except as permitted by the DOJ DSP Rule, has granted any “country of concern” or “covered person” “access” to any “government-related data” or “bulk U.S. sensitive personal data,” as all such terms are defined under the DOJ DSP Rule.
3.19 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) each of the Company and its Subsidiaries has timely filed (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects;
(b) each of the Company and its Subsidiaries has paid, or has adequately reserved for the payment of, all material Taxes that are required to be paid by it (whether or not shown as due on any Tax Return) and has withheld all Taxes required to be withheld from payments to employees, creditors, customers, and other third parties;
(c) neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired;
(d) no audits or other examinations with respect to any Taxes of the Company or any of its Subsidiaries are presently in progress or pending;
(e) neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise as a matter of Law;
(f) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) change in method of accounting or use of an improper accounting method in any taxable period (or portion thereof) ending on or before the Closing Date pursuant to Section 481 of the Code (or any analogous or similar provision of U.S. state, or local or non-U.S. Tax Law), (B) intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), (C) installment sale or open transaction disposition made prior to the Closing, or (D) prepaid or deposit amount received, or deferred revenue accrued, outside the ordinary course of business prior to the Closing;
(g) there are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens described in clause (i) of the definition thereof;
(h) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for Tax purposes (other than a group the common parent of which is the Company or a Subsidiary of the Company);

(i) neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2); and
(j) within the past two (2) years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
3.20 Employee Benefits.
(a) Employee Plans. Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans.
(b) Absence of Certain Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates maintains, sponsors, participates in, contributes to, or has any obligation to contribute to (or, within the past six (6) years, has maintained, sponsored, participated in, contributed to, or had any obligation to contribute) or has (or within the past six (6) years, has had) any liability with respect to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” that is subject to Section 4063 or Section 4064 of ERISA, or (iii) any other plan that is subject to Section 412 or 430 of the Code or Title IV of ERISA or Section 302 of ERISA. No Employee Plan is, and neither the Company nor any of its Subsidiaries has any liability with respect to, a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(c) Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan has been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan.
(d) Employee Plan Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement, there are no Legal Proceedings pending or threatened on behalf of or against any Employee Plan, other than routine claims for benefits.
(e) No Welfare Benefit Plan. No Employee Plan provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law. Neither the Company nor any of its Subsidiaries provides or has any obligation to provide welfare benefits to any person who is not a current or former employee of the Company or its Subsidiaries (or a dependent or beneficiary thereof).
(f) Section 280G. None of the execution and delivery of this Agreement or the consummation of the Transactions shall result in any payment or benefit made by the Company or any of its Subsidiaries to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, except as set forth in Section 3.20(f) of the Company Disclosure Letter or as provided in this Agreement and excluding, solely for determining compliance with this Section 3.20(f), any arrangements entered into by, or at the direction of, Parent and/or any of its Affiliates at or prior to the Closing.
(g) Section 409A. Each Employee Plan that is subject to Section 409A of the Code is in documentary and operational compliance with Section 409A of the Code in all material respects. Neither the Company nor any of its Subsidiaries has a contractual obligation to gross up or make any Person whole for any taxes under or relating to Sections 409A, 280G or 4999 of the Code.
(h) Transaction Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (either alone or in combination with another event) will (i) entitle any former or current employee or other individual service provider (or, in each case, any of their dependents or beneficiaries) of the Company or any of its Subsidiaries to payment of any compensation or benefit or (ii) accelerate the time of payment, funding (through a grantor trust or otherwise) or vesting, or materially increase the amount, of any compensation, equity award or any other benefit to any current or former employee or other individual service provider (or, in each case, any of their dependents or beneficiaries) of the Company or any of its Subsidiaries.
(i) UK Pensions. Save in relation to the UK DB Plans, neither the Company nor any of its Subsidiaries is or has ever been an “employer” of any UK defined benefit pension arrangement for the purposes of the UK Pensions Act 2004, and no debt under section 75 or section 75A of the UK Pensions Act 1995 is outstanding to either UK DB Plan. Except as set forth in Section 3.20(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owes (or is reasonably expected to owe) any liabilities or obligations to or in respect of the AMEX Defined Benefit Plan (as defined in the Company Disclosure Letter). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) save in relation to the UK DB Plans, neither the Company nor any of its Subsidiaries is or has in the last six years been an “associate of” or “connected with” an “employer” of any UK defined benefit pension arrangement for the purposes of the UK Pensions Act 2004, (ii) each UK DB Plan has been operated and administered at all times in material compliance with its governing terms and applicable Law, (iii) no debt under section 75 or section 75A of the UK Pensions Act 1995 is reasonably expected to be triggered by the execution and delivery of this Agreement or the consummation of the Transactions, (iv) the UK Pensions Regulator has not issued a contribution notice or financial support direction nor imposed any sanction under section 58C or section 58D of the UK Pensions Act 2004 against the Company or any of its Subsidiaries nor to the Knowledge of the Company are there any existing circumstances which are reasonably expected to result in any such issuance or imposition, and (v) to the Knowledge of the Company, no current or former employee has ever transferred to the Company or any of its Subsidiaries under the UK Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 having been a member of a UK defined benefit pension arrangement with any former employer in circumstances where the Company or any of its Subsidiaries has inherited an obligation to fund or meet the cost of any early-retirement or redundancy benefits which derive from such arrangement. In relation to the UK DB Plans, Company has made available to Parent a copy of the governing trust deed and rules of each UK DB Plan and any guarantee, funding agreement, security or other similar arrangement in place.
(j) Labor Matters. The Company and each of its Subsidiaries, as applicable, is in compliance with all Collective Bargaining Agreements to which it is a party or bound, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company threatened, proceedings or material efforts of any labor union to organize any employees of the Company or any of its Subsidiaries with respect to their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened strike, lockout, work slowdown, or work stoppage against the Company or any of its Subsidiaries pending or threatened in writing directly against the Company or any of its Subsidiaries, except where such strike, lockout, work slowdown or work stoppage would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any obligation to inform or consult any labor union, works council, or similar employee representative body in connection with the execution, delivery, or performance of this Agreement or the consummation of the Transactions.
3.21 Compliance with Laws. The Company and each of its Subsidiaries is, and has been since December 31, 2023, in compliance with all Laws that are applicable to the Company and its Subsidiaries, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2023, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority (a) alleging any conflict with or breach of any Governmental Authorization or (b) that the Company or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such), as applicable, is under investigation by any Governmental Authority for potential non-compliance with any applicable Law, in each case the substance of which has not been resolved or except as otherwise would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger or the other Transactions and there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.

(b) No Orders. As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger or the other Transactions, neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries maintain insurance policies covering the Company and its Subsidiaries and their respective employees, properties or assets in such amounts and against such risks as the Company believes to be commercially reasonable. As of the date of this Agreement, all such insurance policies are in full force and effect, no written notice of cancellation has been received by the Company or its Subsidiaries with respect to any such insurance policy, and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured party thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.24 Anti-Corruption Compliance.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company any other Person acting on behalf of the Company or any of its Subsidiaries has, for the past three (3) years, taken any action that would cause any of the foregoing to be in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other applicable anticorruption Laws (the “Anticorruption Laws”).
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the past three (3) years, to the Knowledge of the Company, none of the Company, any of its Subsidiaries, or any officer, director, employee, or any other Person acting on behalf of the Company or any of its Subsidiaries, has been the subject of (i) any allegations, investigations, litigation, or voluntary or directed disclosures, in each case by or to any Governmental Authority, or (ii) any internal investigations or whistleblower reports, in each case related to a violation of applicable Anticorruption Laws.
3.25 Government Contracts.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Government Contract and any proposals or bids submitted for any Government Contract, during the past three (3) years: (i) neither the Company nor any of its Subsidiaries, nor any of their respective Principals (as that term is defined by 48 C.F.R. § 2.101) or employees, is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsible from holding, performing or bidding on any Government Contract, and no such Legal Proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or threatened in writing; (ii) neither the Company nor any of its Subsidiaries has received any written notice of (A) a termination for default or cause relating to such Government Contract, or (B) any other material claim or other material dispute relating to such Government Contract; (iii) neither the Company nor any of its Subsidiaries has made any voluntary or mandatory disclosure to any Governmental Authority, with respect to any misstatement, significant overpayment or actual, alleged or potential material violation of Law relating to such Government Contract; (iv) neither the Company nor any of its Subsidiaries has received any written civil investigative demand or subpoena relating to such Government Contract; (v) neither the Company nor any of its Subsidiaries has performed any Government Contract subject to cost reimbursement requirements as defined by 48 C.F.R. Subpart 16.3, or otherwise subject to cost reimbursement requirements contained in 48 C.F.R. Parts 30 or 31; (vi) neither the Company nor any of its Subsidiaries has received written notice from a Governmental Authority, prime contractor or subcontractor of (A) any material breach or material violation of any applicable Law relating to such Government Contract; (B) a cure notice or show cause notice relating to such Government Contract that remains outstanding, or (C) any audit (other than ordinary course pre-award or closeout audits) or investigation by any Governmental Authority relating to such Government Contract; and (vii) the Company and its Subsidiaries have complied with all Laws applicable to any Government Contract and any proposals or bids submitted for any Government Contract, and the terms and conditions of (including all representations and certifications relating to) such Government Contract.
(b) Section 3.25(b) of the Company Disclosure Letter, to the extent permissible by Law, sets forth all Facility Security Clearances (“FCLs”) as defined in 32 C.F.R. § 117.3(b), held by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each employee performing on cleared Government Contracts possesses all Personnel

Security Clearances (“PCLs”) required to perform the applicable Government Contracts and the Company and its Subsidiaries possess all FCLs required to perform the applicable Government Contracts or other classified work; (ii) the Company and its Subsidiaries, and, to the Knowledge of the Company, each current employee, who holds a PCL or FCL is, and during the past three (3) years has been, in compliance with the NISPOM in all material respects; and (iii) the Company and its relevant Subsidiaries have resolved any adverse audit or other findings with a CSA concerning its FCLs and have had at least a “satisfactory” rating (or similar rating) from each CSA with respect to its FCLs for the past three (3) years. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no previous FCLs held by the Company or any of its Subsidiaries have been revoked for any reason, other than lack of use.
(c) Except for the CSA Notification, as set forth in Section 6.2(b), the execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions will not require: the (i) novation or (ii) assignment of any Government Contract; or (iii) to the Knowledge of the Company, the consent of a counterparty to any Government Contract; or (iv) any notice, disclosure, or approval of any foreign ownership, control, or influence (“FOCI”), except for any such novations, assignments, consents, notices, disclosures or approvals that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.26 Brokers. Except for Rothschild & Co US Inc., there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.
3.27 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.
3.28 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any of the Company’s Subsidiaries nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any of the Company’s Subsidiaries nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any projections, forecasts, estimates, budgets or prospect information of future revenues, future production, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the Transactions).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in the case of clause (b) where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in the case of clause (ii) where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of its Organizational Documents in any respect that would, or would reasonably be likely to, materially impair or prevent Parent or Merger Sub, as applicable, from performing its obligation hereunder.
4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power (or the equivalent thereof) and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receipt of the written consent contemplated by Section 6.16, consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and subject to receipt of the written consent contemplated by Section 6.16, the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, Foreign Investment Laws and FSR Laws set forth on Section 3.6 of the Company Disclosure Letter; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.5 No Foreign Person. As of the date hereof, as a result of the Merger and the other Transactions contemplated by this Agreement, no foreign person affiliated with Parent, whether affiliated as a limited partner, co-investor, or otherwise, will obtain through Parent or otherwise any of the following: (i) “control” (as defined in the DPA) of the Company, including the power to determine, direct or decide any important matters for the Company; (ii) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company (which will not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture the Company’s products, including processes, techniques, or methods; (iii) membership or observer rights on the Company Board or board of directors of the Surviving Corporation or the right to nominate an individual to a position on the Company Board or board of directors of the Surviving Corporation; or (iv) any involvement (other than through voting of shares) in substantive decision making of the Company regarding the use, development, acquisition or release of any of the Company’s “critical technologies” (as defined in the DPA).
4.6 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub.

(b) No Orders. As of the date of this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor Merger Sub is subject to any Order that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.7 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners, Affiliates or “Affiliates” or “Associates” (as such terms are defined in Article XII of the Charter) (a) has owned any shares of Company Common Stock or other equity securities of the Company or any of its Subsidiaries or (b) is or has been an “interested stockholder” (as defined in Article XII of the Charter), in each case, during the three years prior to the date of this Agreement.
4.8 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission payable by the Company or any of its Subsidiaries prior to the Closing in connection with the Transactions.
4.9 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of one thousand (1,000) shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Transactions and the Merger, respectively, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Financing Letters, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.
4.10 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Merger.
4.11 Guarantee. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company, respectively, a true, correct and complete copy of the Guarantee, duly executed by such Guarantor in favor of the Company. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of the Guarantor under the Guarantee.
4.12 Financing.
(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) a duly executed equity commitment letter, dated as of the date of this Agreement, between Parent and the Guarantor (the “Equity Commitment Letter”) pursuant to which the Guarantor has committed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Equity Financing”); (ii) a duly executed preferred equity commitment letter, dated as of the date of this Agreement (including all exhibits, schedules, term sheets, and annexes thereto, as may be amended or modified solely in accordance with the terms hereof, the “Preferred Equity Commitment Letter”), between a direct or indirect parent of Parent (the “Preferred Equity Issuer”) and the Preferred Equity Financing Sources party thereto, pursuant to which the Preferred Equity Financing Sources party thereto have committed, subject to the terms and conditions therein, to provide the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Preferred Equity Financing”) and (iii) a duly executed debt commitment letter, dated as of the date of this Agreement, among Parent and the Debt Financing Sources party thereto (including all exhibits, schedules, term sheets, and annexes thereto, as may be amended or modified solely in accordance with the terms hereof, collectively the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the Preferred Equity Commitment Letter and the Fee Letters referenced below, the “Financing Letters”), pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions therein, to lend the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (including the repayment, prepayment or discharge of the outstanding Company Indebtedness) (together with any Alternate Financing, the “Debt Financing” and, together with the Equity Financing and the Preferred Equity Financing, the “Financing”). Parent has also delivered to the Company true, correct and complete copies of executed fee letters (which may be redacted solely with respect to the fee amounts, “market flex” provisions, “securities demand” provisions, alternative transaction fees, “successful syndication” concepts, and other customarily redacted economic provisions (including pricing terms and pricing caps)) in connection with the Preferred Equity Commitment Letter and the Debt Commitment Letters (any such letter, a “Fee Letter”); provided that, in each case, such redactions do not redact any term or provision that would constitute or effect a Prohibited Modification and could not be reasonably expected to adversely affect conditionality, enforceability or termination provisions or reduce the aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “market flex” provisions) of the Preferred Equity Financing or the Debt Financing. The Equity Commitment Letter provides that the Company is entitled to enforce the Equity Commitment Letter in accordance with the terms thereof.
(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended, restated, amended and restated, supplemented or otherwise modified or waived, (ii) other than any amendment solely to add additional lenders, agents, arrangers, bookrunners, co-arrangers, co-bookrunners or managers to the Debt Commitment Letters in connection with the Financing, no such amendment, restatement, supplement or modification is contemplated by Parent or, to the knowledge of Parent, by any other party to the Financing Letters and (iii) the respective commitments contained in the Financing Letters have not been withdrawn, terminated, replaced or rescinded in any respect, and no such withdrawal, termination, replacement or rescission is contemplated by Parent or, to the knowledge of Parent, by any other party to the Financing Letters. As of the date of this Agreement, other than the Financing Letters, there are no other Contracts, side letters, agreements or arrangements (written or oral) to which Parent, Merger Sub, the Guarantors or any of their respective Affiliates is a party directly or indirectly relating to the Financing, other than as expressly set forth in the Financing Letters delivered to the Company and any customary engagement letters entered into in connection with the Debt Financing or the Preferred Equity Financing that do not impact the conditionality, availability or amount of the Debt Financing or the Preferred Equity Financing, as applicable.
(c) Sufficiency of Financing. Assuming (x) the satisfaction of the conditions set forth in Section 7.1 and Section 7.2 and (y) the satisfaction of the conditions to funding under the Debt Commitment Letters and the other Financing Letters, the aggregate proceeds from the Financing will be sufficient to (i) consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein, and make all payments contemplated by this Agreement in connection with the consummation of the Closing (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest, fees, premiums or other amounts payable on, and all other indebtedness outstanding pursuant to the Company Indebtedness both (x) as contemplated by this Agreement and (y) to the extent such Company Indebtedness is required to be repaid, prepaid, redeemed or discharged, as applicable, on the Closing Date in connection with the Merger; and (iii) pay all fees and expenses required to be paid at Closing by the Company, Parent, Preferred Equity Issuer or Merger Sub (including fees, expenses, original issue discount and similar premiums and charges in connection with the Financing Letters and after giving effect to the maximum amount of flex (including original issue discount and any other applicable flex)) in connection with the Merger and the Financing (the sum of (i), (ii) and (iii), the “Required Amount”).
(d) Validity. As of the date of this Agreement, each of the Financing Letters (in the forms delivered by Parent to the Company) is in full force and effect with respect to, and constitute the legal, valid and binding obligations of, Parent, the Guarantor, Merger Sub, Preferred Equity Issuer (in each case, to the extent a party thereto) and, to the knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent, the Guarantor, Merger Sub, Preferred Equity Issuer and, to the knowledge of Parent, assuming due and valid execution by each other party thereto, the other parties thereto, as applicable, in accordance with their terms (except as limited by the Enforceability Exceptions). Other than as expressly set forth in the Debt Commitment Letters, the Preferred Equity Commitment Letter and Equity Commitment Letter, there are no conditions precedent (including in the “market flex” provisions) or other contingencies related to the funding of the amount of the Financing required to consummate the transactions contemplated by this Agreement pursuant to any agreement relating to the Financing to which the Guarantor, Parent, Merger Sub, Preferred Equity Issuer or any of their respective Affiliates is a party. As of the date of this Agreement assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, each of Parent, Merger Sub and Preferred Equity Issuer has no reason to believe that (x) it or any other party to the Financing Letters will be unable to satisfy on a timely basis any term or condition therein, (y) the full amount of the Financing required to consummate the transactions contemplated by this Agreement will not be made available to Parent on or prior to the Closing Date or (z) the conditions in the Financing Letters will not otherwise be satisfied. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, could, or could reasonably be expected to constitute, or could constitute, a default, breach or failure to satisfy a condition by Parent, the Guarantor, Merger Sub, the Preferred Equity Issuer or any other party to any of the Financing Letters under the terms and conditions of any of the Financing Letters, or otherwise result in any portion of the Financing to become unavailable or materially delayed. As of the date of this Agreement, none of the representations and warranties of Parent or Merger Sub in the Financing Letters is inaccurate in any material respect. As of the date of this Agreement, Parent, Merger Sub and Preferred Equity Issuer have fully paid, or caused to be fully paid, all commitment or other fees and amounts that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters. As of the date of this Agreement, none of the Financing Sources has notified any of the Parent Related Parties of (1) its intention to terminate its respective Financing Letter or not to provide its respective Financing or (2) any default or breach under its respective Financing Letter or a failure of any term or condition thereunder.
(e) No Exclusive Arrangements. As of the date of this Agreement, none of Guarantors, Parent, Merger Sub or Preferred Equity Issuer or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
4.13 Stockholder and Management Arrangements. As of the date hereof, none of Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other express understandings (whether or not binding) with any stockholder (other than with any limited party or other equity financing source of Guarantors or any of their respective Affiliates or pursuant to the Voting Agreements), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); (ii) any Company Stockholder has agreed to approve this Agreement or vote against any Superior Proposal (other than pursuant to the Voting Agreements); or (iii) any stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.14 Solvency. As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Article VII, (ii) the representations and warranties of the Company contained in Article III are true and correct in all material respects and (iii) immediately after giving effect to the Merger (including the payment of all amounts payable at Closing pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, Preferred Equity Issuer, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, Merger Sub, Preferred Equity Issuer, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, Preferred Equity Issuer, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (a) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub, Preferred Equity Issuer or any of their respective Affiliates, (b) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub, Preferred Equity Issuer or any of their respective Affiliates insolvent or (c) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub, Preferred Equity Issuer or any of their respective Affiliates.
4.15 Non-Reliance. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will, except for the representations and warranties expressly set forth in Article III, have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly made by the Company in Article III, neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).
4.16 Parent and Merger Sub Information. The written information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.17 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly set forth in this Agreement, (b) as set forth in Section 5.1 the Company Disclosure Letter, (c) as required by applicable Law, (d) as necessary or advisable in response to any Cybersecurity Measures, or to protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries, in each case, to the extent practicable under the circumstances, (x) after written notice to and (y) prior consultation with, Parent or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) preserve intact in all material respects its assets, properties and Material Contracts, (ii) conduct its business in all material respects in the ordinary course of business, and (iii) preserve intact in all material respects its significant commercial relationships with third parties; provided that no action or omission by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2).
5.2 Forbearance Covenants. Without limiting Section 5.1, except (a) as expressly set forth in this Agreement, (b) as set forth in Section 5.2 the Company Disclosure Letter, (c) as required by applicable Law, (d) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect as of the date hereof that has been made available to Parent or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not, and shall not permit any of its Subsidiaries, to:
(a) amend or otherwise modify the Organizational Documents of the Company or any of its Subsidiaries (except, in the case of the Company’s Subsidiary Organizational Documents, amendments that would not reasonably be expected to adversely affect Parent);
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization (other than any recapitalization, conversion, or other restructuring of intercompany indebtedness in the ordinary course of business consistent with past practice);
(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) in accordance with the terms of any employment agreements or any award agreements under the Company Stock Plans or otherwise, with respect to, and upon the vesting, exercise or settlement of, Company Options, Company RSUs or Company PSUs, in each case, outstanding on the date of this Agreement; or (ii) as contemplated by Section 5.2(g) or Section 6.11;
(d) (i) agree to any matter with any trustee of either UK DB Plan in relation to the Transactions contemplated hereby or which is otherwise material to the funding of either UK DB Plan; (ii) materially amend the governing terms of either UK DB Plan; (iii) materially increase the rate of employer contributions payable to either UK DB Plan or otherwise put in place any additional material cash funding or other financial support (including any guarantee or other security) for either UK DB Plan; (iv) reduce, terminate or withdraw any existing guarantee, security or other financial support which is in place for either UK DB Plan as at the date of this Agreement; or (v) trigger or consent to the triggering of any debt under section 75 or section 75A of the UK Pensions Act 1995 to either UK DB Plan; provided that, for the avoidance of doubt and subject to Section 6.11(f) of this Agreement, nothing in this Section 5.2(d) shall prevent the Company or any of its Subsidiaries from initiating, conducting or progressing discussions or negotiations with any trustee of either UK DB Plan in connection with any triennial actuarial valuation of such UK DB Plan, or any other matter regarding either UK DB Plan (so long as such other matter is not material to the funding of, or the financial support for, either UK DB Plan); provided that the Company shall not agree, finalize or otherwise commit to the terms of any triennial actuarial valuation (including any schedule of contributions and/or recovery plan) without the prior written approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed) and Company shall also provide reasonable updates and reasonable information to Parent at the time of (or promptly following) any material developments or matters which occur in respect of any such discussions or negotiation with the trustees of any UK DB Plan;
(e) except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the wholly owned Subsidiaries of the Company, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs, (iii) the acquisition by the Company of Company Options, Company RSUs or Company PSUs (and the shares underlying such awards) in connection with the forfeiture of such awards, in each case, in accordance with their respective terms or (iv) repurchases pursuant to the Company’s publicly disclosed share repurchase program in amounts not exceeding (A) the amounts authorized by the Company Board as of the date of this Agreement or (B) the Per Share Price;

(f) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends or other distributions made by any direct or indirect Subsidiary of the Company to the Company or one of its other Subsidiaries in the ordinary course of business consistent with past practice, (ii) pledge or encumber any shares of its capital stock or other equity or voting interests or securities (other than liens pursuant to any Company Indebtedness) or (iii) modify the terms of any shares of its capital stock or other equity or voting interests;
(g) incur, assume, endorse, modify the terms of, refinance, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (i) borrowings in the ordinary course of business under the Company Credit Agreement as in effect on the date hereof, (ii) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(g), (iii) letters, of credit, guarantees, performance bonds, surety bonds and similar items entered into in the ordinary course of business, (iv) any indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries or (v) other indebtedness for borrowed money up to $10,000,000 in the aggregate;
(h) mortgage, pledge or otherwise encumber any material assets, tangible or intangible, or create any lien thereon, except for Permitted Liens;
(i) (i) hire, promote, or terminate (other than for cause or death) any employee or individual independent consultant who is or would be at the compensation grade level of E3 or above; provided, that with respect to any employee or individual independent consultant who is or would be receiving annual base salary or annualized wages in excess of $250,000, such hire, promotion or termination (other than for cause or death) shall be made in consultation with Parent; (ii) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any material Employee Plan; or (iii) materially increase the compensation of any director, officer, employee or individual independent consultant, except, in the case of each of clauses (ii) and (iii), (A) to the extent required by applicable Law or pursuant to any Employee Plan in effect on the date of this Agreement (or as amended in accordance with this Agreement); (B) in conjunction with annual renewals or plan design changes for the Employee Plans that are made in the ordinary course of business, where such annual renewals or plan design changes will not result in a material increase to costs or liabilities of the Company or Parent;
(j) settle any Legal Proceeding for an amount in excess of $5,000,000 individually or $15,000,000 in the aggregate other than (i) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries in excess of the amounts set forth above is covered entirely by insurance coverage maintained by the Company or any of its Subsidiaries or (ii) any settlement of Transaction Litigation in compliance with Section 6.13; provided that, any such settlements do not impose material restrictions on the business activities of the Company or any of its Subsidiaries;
(k) change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;
(l) except as required by law, (i) make, change or revoke any material Tax election, (ii) adopt, change or revoke any material accounting period or method with respect to Taxes, (iii) file any amended material Tax Return, (iv) enter into any closing agreement with respect to a material amount of Taxes, or (v) settle or compromise any proceeding with respect to any material Tax claim or assessment in an amount greater than $1,000,000;
(m) (i) voluntarily recognize any labor union, works council, or similar employee representative body as the bargaining unit representative of any employees of the Company or any Subsidiary or (ii) enter into or make any material amendments to any Collective Bargaining Agreement or other Contract with a labor union, works council, or other similar employee representative body that would (x) materially increase aggregate costs to the Company or any Subsidiary, (y) materially increase the scope or duration of the Company’s or any Subsidiary’s obligations, or (z) impose any material restrictions or other limitations on the conduct or operation of the business;
(n) incur or commit to incur any capital expenditures (which, for the avoidance of doubt, shall not include any capitalized expenses for internal use software) other than in amounts not to exceed 110% of the Company’s capital budget set forth in Section 5.2(n) of the Company Disclosure Letter;
(o) take any of the actions set forth on Section 5.2(o) of the Company Disclosure Letter;

(p) sell, dispose of or acquire any division, assets, properties, businesses or equity securities in any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) such transactions solely between or among the Company and its wholly-owned Subsidiaries, (ii) assets in the ordinary course of business or (iii) that do not exceed $25,000,000 in aggregate consideration;
(q) sell, assign, consensually encumber (other than with respect to Permitted Liens), transfer, license, abandon, place in the public domain, permit to lapse or otherwise dispose of any Company Owned Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, except for (i) non-exclusive licenses granted in the ordinary course of business or the lapse or expiration of Company Registered Intellectual Property at the end of its statutory term or (ii) liens pursuant to the Company Credit Agreement; or
(r) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
The Company shall consult with Parent in good faith prior to implementation of any material change to its information technology systems, digital infrastructure or artificial intelligence strategy or use, including adoption of new technologies or entry into or expansion or renewal of any material technology-related contracts, and shall collaborate with Parent in good faith on the evolution of the Company’s artificial intelligence and technology roadmap.
5.3 No Solicitation.
(a) No Solicitation or Negotiation. Subject to the terms of this Section 5.3, during the Interim Period, the Company and its Subsidiaries shall not, and shall not authorize or knowingly permit any of their respective Representatives (in their capacities as such) to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case to the extent related to the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition Proposal; (iii) participate or engage in any discussions or negotiations with any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal, in each case, other than informing such Persons of the existence of the provisions contained in this Section 5.3; (iv) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (or “clean team” agreement in connection therewith) entered into in accordance with Section 5.3 (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (v) resolve or agree to do any of the foregoing. The Company and its Subsidiaries shall, and shall direct their respective Representatives (in their capacities as such) to, (A) immediately following the execution of this Agreement, cease and cause to be terminated any activities, discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or that would reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case that exists as of the date of this Agreement and (B) promptly following the execution of this Agreement (and in any event within 24 hours), terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to any Acquisition Proposal. During the Interim Period, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof, including the Special Committee) unless the Company Board (or any committee thereof, including the Special Committee) has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. The Company shall promptly (and in any event, within forty-eight (48) hours after the execution of this Agreement) demand that each Person (other than the Parties and their respective Representatives) that has previously executed a confidentiality agreement promptly return to the Company or destroy (and confirm destruction of) all non-public information previously furnished or made available to such Person or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement.
(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the

Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof, including the Special Committee) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement (and joinder thereto or “clean team” or similar agreement) to, any Person or such Person’s Representatives if (and only if) such Person or such Person’s Representatives has made, renewed or delivered to the Company a bona fide, written Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 5.3 that the Company Board (or any committee thereof, including the Special Committee) determines in good faith, after consultation with its outside counsel and its financial advisors, based on information then available, both that (i) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (ii) the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law. The Company shall provide to Parent and Merger Sub any non-public information that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d) or Section 5.3(f), the Company Board shall not (and the Special Committee shall not):
(i) (A) withhold, withdraw, change, amend or modify or qualify, or publicly propose to withhold, withdraw, change, amend or modify or qualify, the Company Board Recommendation or the Special Committee Recommendation; (B) adopt, approve, authorize, declare advisable, endorse or recommend, or publicly propose to adopt, approve, authorize, declare advisable, endorse or recommend or submit to the Company Stockholders an Acquisition Proposal; (C) fail to include the Company Board Recommendation or the Special Committee Recommendation in the Proxy Statement; (D) adopt, approve, authorize or recommend any Alternative Acquisition Agreement; (E) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10)-Business Days after the public disclosure of such Acquisition Proposal and reaffirm the Company Board Recommendation and the Special Committee Recommendation within such ten (10) Business Day period (or, if earlier, by the second (2nd) Business Day prior to the Company Stockholder Meeting); or (F) resolve or agree to do any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) disclosure of the mere fact that the Company received an Acquisition Proposal and a factually accurate description of the terms thereof, (2) the determination by the Company Board (or a committee thereof, including the Special Committee) that an Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; (3) the public disclosure by the Company of such determination; or (4) the delivery by the Company of any notice contemplated by Section 5.3(d), in each case, in and of itself, will constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:
(i) the Company Board (or a committee thereof, including the Special Committee) may effect a Company Board Recommendation Change (within the meaning of clause (A) or clause (C) of the definition of “Company Board Recommendation Change”) in response to an Intervening Event that has occurred and is continuing if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board (or a committee thereof, including the Special Committee) shall not effect such a Company Board Recommendation Change unless:
(1) (A) the Company has provided prior written notice to Parent at least five (5) Business Days in advance of such Company Board Recommendation Change (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(i)(1), the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof, including the Special Committee) intends to effect a Company Board Recommendation Change, which notice shall specify, and provide a reasonably detailed summary of, the basis for such Company Board Recommendation Change; and (B) if requested by Parent, the Company and its Representatives, during the Intervening Event Notice Period, shall negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make modifications to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect such Company Board Recommendation Change; provided that, in the event of any material change to the facts and circumstances relating to an Intervening Event, the Company will be required to deliver a new written notice to Parent and comply with the requirements of this Section 5.3(d)(i)(1) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such material changes to such facts and circumstances will be three (3) Business Days, but no such new written notice shall shorten the original Intervening Event Notice Period; and
(2) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board (or a committee thereof, including the Special Committee) has considered in good faith any such proposals by Parent to make modifications to the terms of this Agreement and the Financing Letters that may have been offered before 11:59 p.m. New York City time on the last day of the Intervening Event Notice Period, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect such Company Board Recommendation Change would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or
(ii) if the Company has received a bona fide written Acquisition Proposal (which is not withdrawn) that the Company Board (or a committee thereof, including the Special Committee) has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof, including the Special Committee) may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and pay the Company Termination Fee substantially concurrently therewith in accordance with Section 8.1(h); provided that the Company Board (or a committee thereof, including the Special Committee) shall not take any action described in the foregoing clauses (A) and (B) unless:
(1) (A) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(ii)(1), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a committee thereof, including the Special Committee) intends to take the actions described in clauses (A) or (B) of Section 5.3(d)(ii), which notice shall specify the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (B) if requested by Parent, the Company and its Representatives, during the Acquisition Proposal Notice Period, shall negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such modifications to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect such Company Board Recommendation Change or termination of this Agreement; provided that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(1) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such materially modified Acquisition Proposal will be three (3) Business Days, but no such new written notice shall shorten the original Acquisition Proposal Notice Period; and
(2) at the end of the applicable Acquisition Proposal Notice Period and prior to taking any such action, the Company Board (or a committee thereof, including the Special Committee) has considered in good faith any such proposals by Parent to make modifications to the terms of this Agreement and the

Financing Letters that may have been offered before 11:59 p.m. New York City time on the last day of the Acquisition Proposal Notice Period, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (A) such Acquisition Proposal continues to constitute a Superior Proposal and (B) the failure to take such action would be inconsistent with the Company Board’s (or a committee thereof, including the Special Committee’s) fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.
(e) Notice. During the Interim Period, the Company shall as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours after the Company’s receipt thereof) notify Parent if any (i) Acquisition Proposal (or inquiry, offer or request for discussions or negotiations that would reasonably be expected to lead to an Acquisition Proposal) or (ii) request for non-public information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal, in each case, is received by the Company or any of its Representatives. Such notice must include (A) the identity of the Person or Group making such Acquisition Proposal, offer or request; (B) if in writing, a copy of such Company Acquisition Proposal, inquiry, offer or request (and, if available, drafts of any Contract to effectuate such Acquisition Proposal) and copies of any financing commitments (but excluding any fee letters that are customarily redacted with respect thereto) received by the Company in connection therewith and (C) if made orally, a reasonably detailed summary of the material terms and conditions of any such Acquisition Proposal. Thereafter, the Company must (I) keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal (including by providing unredacted copies of all amendments and proposed amendments provided to or by such Person) and (II) notify Parent promptly (and, in any event, within twenty four (24) hours) after it first enters into discussions or negotiations concerning such Acquisition Proposal or provides non-public information or data to any Person relating thereto.
(f) Certain Disclosures. Nothing contained in this Agreement shall prohibit the Company or the Company Board (or a duly authorized committee thereof, including the Special Committee) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication) in connection with the making or amendment of a tender offer or exchange offer, making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal, in each case, so long as any such disclosure does not include any statement that constitutes a Company Board Recommendation Change (it being understood that a customary “stop, look and listen” communication by the Company Board or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, by itself, constitute an Company Board Recommendation Change).
(g) Company Breaches. The Company agrees that if any of its or its Subsidiaries’ officers or financial advisors (acting on behalf of the Company or its Subsidiaries) takes any action or omission that if taken or omitted by the Company would constitute a breach of Section 5.3(a), then such action or omission shall be deemed to constitute a breach of Section 5.3(a) by the Company.
5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1(a), Section 5.3(d) and Section 6.2), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (II) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions. This Section 6.1(a) shall not apply to filings under Antitrust Laws, Foreign Investment Laws or any FSR Laws, which shall be governed by the obligations set forth in Section 6.2 below.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement (other than Section 6.2), none of Parent, Merger Sub, the Company or any of their respective Subsidiaries will be required to agree (or, in the case of the Company or its Subsidiaries, will agree without Parent’s consent) to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or (ii) the provision of additional security (including a guaranty) or any other contractual concessions, in each case, in connection with obtaining any consent pursuant to any Contract of the Company or any of its Subsidiaries or Affiliates.
(c) Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.2 Antitrust and Regulatory Matters.
(a) Filing Under Antitrust Laws, Foreign Investment Laws and FSR Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) within twenty (20) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act; and (ii) as promptly as reasonably practicable following the date hereof, submit all other notifications (in final form or, where applicable, draft form), filings, forms or registrations under the foreign Antitrust Laws, Foreign Investment Laws and FSR Laws set forth in Section 3.6 of the Company Disclosure Letter. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take (and cause their Affiliates to take) all actions necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws, Foreign Investment Laws and FSR Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws, Foreign Investment Laws or FSR Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and any other Laws (including Antitrust Laws, Foreign Investment Laws or FSR Laws) as required thereunder in connection with the Merger.
(b) Notifications Related to Security Clearances. As soon as reasonably practicable after the date of this Agreement, the Company shall submit to each applicable CSA a notification of the transaction contemplated hereby (the “CSA Notification”). Subsequent to the CSA Notification and to the extent requested by the CSA, each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the preparation of any proposed plan or commitment letter necessary to mitigate FOCI, in form and substance reasonably satisfactory to Parent, the Company, and the CSA (the “FOCI Mitigation Plan”); (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such submissions; (C) supply (or cause to be supplied) any additional information that may be required or requested by the CSA; and (D) take (and cause their Affiliates to take) all actions necessary, proper or advisable to obtain all clearances, consents, approvals, waivers, actions, non-actions and non-responses, and other authorizations pursuant to any CSA Notifications and FOCI Mitigation Plan applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date (collectively, “CSA Approval”), which CSA Approval shall, for the avoidance of doubt and with respect to any given CSA, be satisfied if, after sixty (60) days from such time that the applicable CSA Notification was submitted, such CSA has neither (1) informed any Party that it intends to invalidate any FCL of the Company or its Subsidiaries if the Closing occurs in the absence of a CSA approved FOCI Mitigation Plan nor (2) proposed or requested submission of a FOCI Mitigation Plan.
(c) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, notwithstanding anything to the contrary contained in this Agreement, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions and non-responses, or other authorizations pursuant to the HSR Act, any other Antitrust Laws, any Foreign Investment Laws, any FSR Laws, or any CSA Notifications or CSA Approval applicable to the Merger, and to avoid or eliminate each and every impediment under any Antitrust Law, Foreign Investment Laws, FSR Laws, and any other Laws applicable to the Merger as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date, each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, Foreign Investment Law, FSR Law and any other Laws and CSA Approval including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries, including the freedom of action of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any Order of any Governmental Authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Authority, it being understood that the costs and expenses of all such actions shall be borne by Parent. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority or take, or agree to take, any other action that is not conditioned on the Closing.
(d) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings (except for filings made under the HSR Act), submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the commercially sensitive information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege.
(e) Strategy. Parent shall, after consulting with the Company and taking its views into consideration in good faith, (i) subject to compliance with Section 6.2(a)control the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, Orders and other confirmations from any Governmental Authority in connection with the Transactions and (ii) coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with any Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or litigation (other than relating to a dispute between the parties) by or before, or any negotiations with, any Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto.
(f) Other Actions. Parent and Merger Sub shall not, and shall cause each of their Affiliates not to (i) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise), or (ii) enter into or agree to enter into, any Contracts or arrangements, including for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or impede the obtaining of any clearances, approvals, waivers, actions, non-actions, authorizations, consents, Orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, or (B) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the Transactions, including the Merger, or (C) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger and the other Transactions.
(g) Notwithstanding anything to the contrary set forth herein, nothing in Section 6.2(c) or any other provision of this Agreement will be deemed to require or obligate Parent, Merger Sub or any of Parent’s Affiliates to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, take any action with respect to the assets, properties, business or operations of any Affiliates of Parent or Guarantors, any investment funds or investment vehicles affiliated with, or managed or advised by such Persons, or any portfolio company (as such term is commonly understood in the private equity industry) or direct or indirect investment of Guarantors or of any investment fund or investment vehicle, or any interest therein. For the avoidance of doubt, this Section 6.2(g) will not be deemed to limit Parent’s or its Affiliates’ respective obligations under Section 6.2(a), Section 6.2(b) or Section 6.2(f).
6.3 Proxy Statement.
(a) Proxy Statement. Subject to Parent’s and Merger Sub’s timely performance of their obligations under Section 6.3(c) and reasonable cooperation, as promptly as reasonably practicable following the date of this

Agreement, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation and the Special Committee Recommendation in the Proxy Statement.
(b) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing (or, in each case, any amendment or supplement thereto) with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing (including any Schedule 13e-3, if applicable). If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing (including any Schedule 13e-3, if applicable), as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall use commercially reasonable efforts to provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing (including any Schedule 13e-3, if applicable), as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing (including any Schedule 13e-3, if applicable), as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing (including any Schedule 13e-3, if applicable), as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above.
(f)  Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement (or any Schedule 13e-3, if applicable) to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (or any Schedule 13e-3, if applicable), which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m. New York City time on the tenth (10th) calendar day following such filing with the SEC that the SEC will be reviewing the Proxy Statement (or any Schedule 13e-3, if applicable).
(g) Schedule 13e-3. In the event that the Company determines, after reasonable consultation with Parent’s Representatives (and after taking into account their views in good faith), that a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13-3”) is required to be filed with the SEC in connection with the Transactions, the Company and Parent shall jointly prepare and file with the SEC the Schedule 13e-3.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. Subject to Section 5.3, following the clearance of the Proxy Statement by the SEC, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the thirtieth (30th) day following the mailing of the Proxy Statement. Subject to Section 5.3, in connection with such meeting, the Company shall not submit any other proposal (other than matters of procedure and matters required by Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement and, if the Company Stockholders Meeting is also the Company’s annual stockholders meeting, proposals customarily brought in connection with the Company’s annual stockholders meeting) to Company Stockholders in connection with the Company Stockholders Meeting without the prior written consent of Parent. The Company shall not change the record date or, except as permitted by Section 6.4(b), adjourn or postpone the Company Stockholders Meeting without Parent’s prior written consent.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (iii) if, after good faith consultation with the Company’s outside legal counsel and Parent, the Company determines that it is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff or (iv) if the Company Board (or any committee thereof, including the Special Committee) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders; provided that, unless agreed to in writing by Parent, (A) any such adjournment or postponement (other than pursuant to clause (iii)) shall be for a period of no more than ten (10) calendar days and (B) the Company shall only be permitted to effect two (2) such adjournment or postponement pursuant to clause (ii); provided further, that, if requested by Parent, the Company shall effect an adjournment or postponement of the Company Stockholders Meeting on one or more occasions under the circumstances contemplated by clause (ii) (not to exceed twenty (20) Business Days in the aggregate).
(c) Parent Voting Obligation. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of Company Common Stock beneficially owned by Parent or Merger Sub or with respect to which any of them has the power to cause to be voted (or to provide a consent), in accordance with the Company Board’s recommendation, from time to time, with respect to all matters related to this Agreement, including the Merger and any other transactions contemplated hereby, at the Company Stockholder Meeting or any other meeting of stockholders of the Company, at which such matters shall be submitted for consideration and at all adjournments, recesses or postponements thereof.
6.5 Financing.
(a) No Amendments to Financing Letters. Prior to the Closing, each of Parent, Merger Sub and Preferred Equity Issuer shall not, without the prior written consent of the Company, (x) permit, consent to or agree to any withdrawal, rescindment, amendment, replacement, supplement or modification to, or any waiver of any provision or remedy under, any of the Equity Commitment Letter, the Preferred Equity Commitment Letter, the Debt Commitment Letters or any of the definitive agreements relating to the Financing if such amendment, replacement, supplement, modification or waiver could reasonably be expected to (i) reduce the aggregate amount of the Financing (or the cash proceeds available therefrom) below the Required Amount; (ii) impose new or additional conditions precedent or otherwise expand, amend or modify any of the existing conditions to the receipt of the Debt Financing or expand the information required to be provided by the Company; (iii) expand, amend, or modify any other terms to the Debt Financing in a manner that could reasonably be expected to (A) materially delay, impede or prevent the Closing or (B) make the timely funding of the Debt Financing or the satisfaction of the conditions to obtaining the Debt Financing less likely to occur in any material respect; or (iv) adversely impact the ability of Parent, Merger Sub, Preferred Equity Issuer or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (including any right to seek or obtain specific performance of the Financing Letters) (clauses (i)–(iv), a “Prohibited Modification”); or (y) terminate any portion of the Financing Letters or any of the definitive agreements relating to the Financing (except, subject to compliance with the other provisions of this Section 6.5(a), Parent and Merger Sub may terminate the Debt Commitment Letters solely if all of the cash proceeds of the Debt Financing are funded into escrow, such escrow arrangement does not constitute or effect any Prohibited Modification and the conditions to release such proceeds therefrom are no more onerous than the conditions to the funding of the Debt Financing set forth in the Debt Commitment Letters as of the date of this Agreement); provided that, subject to compliance with the other provisions of this Section 6.5(a), Parent and Merger Sub may amend the Debt Commitment Letters without the Company’s consent to add additional lenders, arrangers, bookrunners, co-arrangers, co-bookrunners, managers, co-managers or agents that have not executed the Debt Commitment Letter as of the date of this Agreement (it being understood that the aggregate commitments of individual Debt Financing Sources party to the Debt Commitment Letters prior to such amendment, modification or waiver (but not the aggregate commitments thereunder) may be reduced in the amount of such additional party’s commitment) Parent shall provide to the Company drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies promptly (but in any event within two (2) Business Days) of any amendment, replacement, supplement, modification, consent or waiver relating to any Financing Letter or any definitive agreements relating to the Financing. Any reference in this Agreement to (i) “Equity Financing” shall include the financing contemplated by the Equity Commitment Letter as amended or modified in express compliance with this Section 6.5(a), and “Equity Commitment Letter” shall include such document as amended or modified in express compliance with this Section 6.5(a); (ii) “Preferred Equity Financing” shall include the financing contemplated by the Preferred Equity Commitment Letter as amended or modified in express compliance with this Section 6.5(a), and “Preferred Equity Commitment Letter” shall include such document as amended or modified in express compliance with this Section 6.5(a); and (iii) “Debt Financing” (including any Capital Markets Issuance funded in lieu thereof) shall include the financing contemplated by the Debt Commitment Letters as amended or modified in express compliance with this Section 6.5(a), and “Debt Commitment Letters” shall include such documents as amended or modified in express compliance with this Section 6.5(a).
(b) Taking of Necessary Actions. Each of Parent and Merger Sub acknowledges and agrees that, the Company and its Affiliates have no responsibility for any financing Parent or Merger Sub may raise in connection with the transactions contemplated by this Agreement; provided that it is acknowledged that the Company has the obligation to cooperate with Parent’s arrangement of its financing as expressly set forth in Section 6.6. Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and Preferred Equity Issuer shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing (or, in the event any portion or all of the Debt Financing or Preferred Equity Financing becomes unavailable, Alternate Financing) on a timely basis, but in any event no later than the time the Closing is required to occur pursuant to Section 2.3, on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions in any Fee Letter) set forth in the Financing Letters, including, using its commercially reasonable efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions therein; (ii) negotiate, enter into, execute and deliver on or before the Closing Date definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters and Preferred Equity Financing contemplated by the Preferred Equity Commitment Letter and related Fee Letter on a timely basis on the terms and subject only to the conditions (including any “flex” provisions in the related Fee Letter) set forth in the Debt Commitment Letters, Preferred Equity Commitment Letter and related Fee Letters or on other terms that are not materially less favorable from a conditionality and enforceability perspective to Parent than the terms and conditions related to conditionality and enforceability set forth in the Debt Commitment Letter (including, to the extent required by the related “market flex” provisions) or Preferred Equity Commitment Letter, subject to any amendments, modifications or supplements thereto, or replacements or waivers thereof permitted by Section 6.5(a); (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis (or obtain a waiver of) all conditions applicable to Parent, Merger Sub or Preferred Equity Issuer, as applicable, contained in the Preferred Equity Commitment Letter or Debt Commitment Letter, as applicable

(including the payment of fees and expenses to the extent set forth therein), and such definitive agreements related thereto to the fullest extent such conditions are within its control; (iv) in the event that all conditions contained in the Financing Letters and any related definitive agreements have been satisfied (except those that, by their nature, are to be satisfied at the Closing) or waived, consummate the Financing at or prior to the Closing; (v) comply in all material respects with its covenants or other obligations applicable to Parent, Merger Sub and Preferred Equity Issuer pursuant to the Financing Letters and the definitive documents relating to the Financing in accordance with the terms and conditions thereof at or prior to the time the Closing is required to occur pursuant to Section 2.3; and (vi) enforce its rights pursuant to the Financing Letters. Each of Parent, Merger Sub and Preferred Equity Issuer shall, and shall cause their respective Subsidiaries and controlled Affiliates to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Financing Letters to fund the Financing at the Closing.
(c) Information. Parent shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of its commercially reasonable efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent, Merger Sub or Preferred Equity Issuer shall give the Company prompt notice in writing (but in any event within two Business Days after the occurrence or discovery thereof) of (i) any material breach or default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any material breach or default), cancellation, early termination, expiration, recission or repudiation by any party to the Financing Letters or definitive agreements related to the Financing; (ii) the receipt by Parent, Merger Sub or Preferred Equity Issuer of any written notice or communication from any Debt Financing Source or Preferred Equity Financing Source with respect to any actual or threatened breach, default, cancellation, early termination, withdrawal, recission or repudiation (or written notice or written communications from lenders or other sources of Debt Financing or Preferred Equity Financing to Parent, Merger Sub or Preferred Equity Issuer of any such actual or threatened (in writing) breach, default, cancellation, early termination, withdrawal, rescission or repudiation received by Parent, Merger Sub or Preferred Equity Issuer) by any party to the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; (iii) if for any reason Parent, Merger Sub or Preferred Equity Issuer becomes aware of any fact, circumstance, event or other development that would reasonably be expected to result in Parent not being able to timely obtain all or any portion of the Financing in the amount required to consummate the transactions contemplated by this Agreement on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing; (iv) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Financing Letters and (v) any material dispute or disagreement between or among any parties to any of the Financing Letters with respect to the conditionality or amount of the Financing or the obligation to fund the Financing (excluding ordinary course negotiations). Parent, Merger Sub and Preferred Equity Issuer shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as promptly as reasonably practical, but in any event within five (5) Business Days, after the date that the Company delivers a written request therefor to Parent.
(d) Alternate Financing. If any portion of the Debt Financing or Preferred Equity Financing becomes unavailable on the terms and conditions (including any “flex” provisions in any Fee Letter) contemplated in the Debt Commitment Letter or Preferred Equity Commitment Letter, as applicable, and any related Fee Letter for any reason, Parent, Merger Sub or Preferred Equity Issuer shall promptly notify the Company in writing and use their respective commercially reasonable efforts to, as promptly as reasonably practicable following the occurrence of such event (and in any event on or prior to the Closing Date), (i) arrange and obtain the Debt Financing or Preferred Equity Financing, as applicable, or such portion of the Debt Financing or Preferred Equity Financing from the same or alternative sources (the “Alternate Financing”) in an amount sufficient, when taken with the available portion of the Financing, to constitute the Required Amount; provided that, in no event shall Parent be required to, and in no event shall its commercially reasonable efforts be deemed or construed to require it to, obtain alternative financing that would require it to pay any fees or agree to pay any interest rate amounts or original issue discount, in either case, in excess of those contemplated by the Debt Commitment Letter or Preferred Equity Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related Fee Letters) or which include any conditions to the consummation of such alternative financing that would reasonably be expected to make the funding of such alternative financing less likely to occur, than the conditions set forth in the Debt Commitment Letter or Preferred Equity Commitment Letter, as applicable, as of the date hereof; provided, further, that such Alternate Financing shall not, without the prior written consent of the Company (1) contain conditions to funding and conditions to Closing that are more onerous (in a manner adverse to the interest of the Company) than those conditions and terms contained in the Debt Commitment Letter or Preferred Equity Commitment Letter and related Fee Letters or (2) contain terms that would reasonably be expected to materially delay the Closing or make the Closing materially less likely to occur and (ii) obtain one or more new financing commitment letters with respect to such Alternate Financing (the “New Commitment Letters”) which new letters will replace the existing applicable Financing Letters in whole or in part. Parent will promptly provide a copy of any New Commitment Letters (and any fee letter in connection therewith (which may be redacted solely with respect to the fee amounts and other customarily redacted economic provisions (including customary “market flex” terms))) to the Company. In furtherance of and not in limitation of the foregoing, in the event that (1) any portion of the Debt Financing anticipated under the Debt Commitment Letters to be structured as a high yield bond financing is unavailable, regardless of the reason therefor, and such amount is not funded through a securities demand under the Debt Commitment Letters, (2) all conditions contained in Section 7.1 and Section 7.2 have been satisfied or waived (other than (x) any such conditions that by their nature are to be satisfied at the Effective Time, but subject to the satisfaction or waiver of such conditions at the Effective Time, and (y) those conditions the failure of which to be satisfied is attributable to a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements contained in this Agreement) and (3) a bridge facility contemplated by the Debt Commitment Letters (or an alternative bridge facility) or other financing obtained in accordance with this Section 6.5(d) is available on the terms described in the Debt Commitment Letters, then Parent and Merger Sub shall cause the applicable Debt Financing Sources to fund such bridge financing in accordance with the terms of the Debt Commitment Letters and the proceeds shall be used in lieu of the affected portion of the high yield bond financing. Any reference in this Agreement to (x) the “Financing Letters”, the “Preferred Equity Commitment Letter” and the “Debt Commitment Letter”, as applicable, will be deemed to include the Preferred Equity Commitment Letter or Debt Commitment Letter to the extent not superseded by a New Commitment Letter at the time in question and any New Commitment Letters (and any fee letter in connection therewith (which may be redacted solely with respect to the fee amounts and other customarily redacted economic provisions (including customary “market flex” terms))) to the extent then in effect, (y) the “Financing Letters” shall refer to such documents as otherwise amended or modified solely in accordance with the terms of this Agreement, and (z) the “Financing” means the financing contemplated by the Financing Letters as amended or modified in accordance with the terms of this Agreement.
(e) No Financing Condition. Parent and Merger Sub each acknowledge and agree that none of the obtaining of the Financing or any permitted alternative financing, the completion of any issuance of securities contemplated by the Financing or the Company or any of its Subsidiaries having or maintaining any available cash balances is a condition to the Closing or to Parent’s or Merger Sub’s performance of any of their respective obligations under this Agreement, including the obligation to consummate the Transactions. Subject to Section 9.8(b)(ii), if the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Transactions.
6.6 Financing Cooperation.
(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, to use their commercially reasonable efforts, to provide Parent with such cooperation in connection with the arrangement of the Debt Financing and any Capital Markets Issuance as is reasonably requested by Parent and is customarily provided for issuers in financings of the type contemplated by the Debt Commitment Letters or any Capital Markets Issuance. Such cooperation shall include, at Parent’s request with reasonable prior notice and at Parent’s sole cost and expense (other than costs and expenses related to the provision of Required Financing Information in clauses (i) and (ii) of the defined thereof pursuant to Section 6.6(a)(v), which shall be borne by the Company), using commercially reasonable efforts:
(i) causing appropriate members of senior management of the Company (and using commercially reasonable efforts to cause advisors) to participate in a reasonable and customary number of meetings (including customary one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing or any Capital Markets

Issuance, presentations, road shows, due diligence sessions, drafting sessions, conference calls, sessions with rating agencies or other customary financing activities), in each case which shall be telephonic or held by videoconference (unless otherwise reasonably agreed) and at reasonable times to be mutually agreed and with reasonable advance notice;
(ii) providing reasonable and customary assistance to Parent and the Financing Sources in the preparation of customary Offering Documents, syndication memoranda, rating agency presentations and other marketing material for the Debt Financing or any Capital Markets Issuance, including the execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and customary financial officer and similar certificates with respect to certain financial information of the Company in the Offering Documents not otherwise covered by a “comfort” letter, in each case to the extent reasonably requested by Parent or the underwriters or initial purchasers of such offering;
(iii) requesting customary cooperation and assistance of the Company’s independent auditors (including by delivering customary representation letters to the auditors) to (a) provide customary “comfort” letters (including “negative assurance” and change period comfort) in connection with the offering of debt securities pursuant to the Debt Financing or any Capital Markets Issuance, (b) deliver customary consents to the inclusion of the Company’s auditor reports in any Offering Documents and (c) attend accounting diligence sessions;
(iv) assisting in the preparation and negotiation, and in the execution and delivery at Closing, of the Debt Financing Documents (including any pledge and security documents and other definitive financing documents), including assistance with the preparation of schedules and exhibits thereto or other customary informational requirements relating to the Company and its Subsidiaries as are reasonably requested by Parent or the Financing Sources, and otherwise assisting in facilitating the creation and perfection of the security interests in the collateral contemplated by the Debt Financing, in each case to the extent required to facilitate the satisfaction on a timely basis of the conditions to funding set forth in the Debt Commitment Letters that are within the Company’s control; provided that no such document or certificate, and no creation or perfection of any security interest in any of the equity of or assets owned by the Company and its Subsidiaries, shall be effective prior to the Effective Time;
(v) as promptly as reasonably practicable, furnishing Parent with the Required Financing Information;
(vi) solely with respect to financial information and data derived from the Company’s historical books and records, providing reasonable and customary assistance to Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Financing Sources and customary to be included in any marketing materials or Offering Documents or of the type required by the Debt Commitment Letters (it being understood that Parent shall, and the Company shall not, be responsible for the preparation of any pro forma financial statements or pro forma adjustments thereto);
(vii) cooperating with Parent, and taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent (using commercially reasonable efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents of the Company with respect to entering into the Debt Financing Documents and otherwise as reasonably necessary to authorize the consummation of the Debt Financing or any Capital Markets Issuance and the Preferred Equity Financing); provided that no such corporate or other action shall be effective prior to the Effective Time;
(viii) at least four Business Days prior to the Closing Date, furnishing Parent and the Financing Sources promptly with all customary documentation and other information with respect to the Company that any Financing Source has reasonably requested at least nine Business Days prior to the Closing Date and that such Financing Source has determined is required by U.S. regulatory authorities pursuant to applicable KYC Rules (as defined in the Debt Commitment Letters), and that are required by paragraph 8 of Exhibit D of the Debt Commitment Letters as in effect on the date hereof;

(ix) cooperating with Parent and the Financing Sources to obtain customary corporate, facility and securities credit ratings (including any public corporate credit rating, public corporate family rating, public ratings for any senior secured term loan facility under the Debt Financing or any Capital Markets Issuance, and any other ratings reasonably requested by Parent) from any rating agency in connection with the Debt Financing or any Capital Markets Issuance;
(x) cooperating with Parent and the Financing Sources, including in connection with the marketing, structuring and syndication of the Debt Financing and the marketing and consummation of any Capital Markets Issuance (including any Capital Markets Issuance demanded by the Lenders pursuant to the terms of any “securities demand” provision contained in the Debt Commitment Letters or related fee letters), with the Financing Sources’ due diligence, to the extent customary and reasonable; and
(xi) furnishing the Financing Sources with the Financing Deliverables (as and when required in the definition thereof).
(b) Limits on the Company’s Obligations. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives to (i) waive or amend any terms of this Agreement or take any action or refrain from taking any action, if doing so would conflict with this Agreement or cause any condition to this Agreement not to be satisfied; (ii) agree to pay any fees or reimburse any expenses prior to the Effective Time (other than fees, expenses, liabilities and obligations that are subject to reimbursement and/or indemnification pursuant to Section 6.6(e) and Section 6.6(f)); (iii) enter into any definitive agreement, certificate, document, instrument or adopt any resolutions, the effectiveness of which is not conditioned upon the Closing (other than customary authorization and representation letters contemplated in Section 6.6(a) (to the extent included in a customary bank information memorandum)); (iv) give any indemnities or incur any fees that are effective prior to the Effective Time; (v) cause any director, manager, officer or employee of the Company or any of its Subsidiaries to incur any actual personal liability; (vi) deliver any legal opinions; or (vii) take any action that would unreasonably or materially interfere or disrupt with the conduct of the business or the operations of the Company and its Subsidiaries, breach any confidentiality obligations, cause competitive harm to the business or the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, the Company’s obligations under this Section 6.6 shall be subject to the Financing Sources and any other Persons receiving non-public information from the Company or its Subsidiaries pursuant to this Section 6.6 being bound by confidentiality agreements in accordance with customary market practice, and none of the Company or its Subsidiaries shall be required to provide any information to the extent it would (1) violate any applicable Law or the provisions of any material Contract (including any confidentiality agreement or similar agreement or arrangement) to which the Company or any of its Subsidiaries is a party, (2) jeopardize any attorney-client or other legal privilege, or (3) violate any applicable confidentiality obligation of the Company or any of its Subsidiaries in effect as of the date of this Agreement; provided that, in each case, the Company shall provide Parent written notice of any information so withheld and shall use commercially reasonable efforts to disclose such information in a manner that is not reasonably likely to violate applicable Law, breach the applicable Contract, jeopardize the applicable privilege or violate the applicable confidentiality obligation. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board (or a committee thereof, including the Special Committee) to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions shall be delivered by an officer or board member of the Surviving Corporation immediately after the Effective Time). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions or provide any solvency or other similar certificate of its chief financial officer or similar representative or any other certificate prior to the Effective Time. Nothing in this Section 6.6 shall require the Company or its Subsidiaries to (i) provide or prepare any financial statements not contemplated by Section 6.6(a)(iv) (and the Company’s obligation to deliver financial statements (including the timing thereof) shall be governed solely by Section 6.6(a)(iv)), (ii) conflict with the organizational documents of the Company or its Subsidiaries, (iii) to take any action that would result in the contravention of, or that could result in a violation or breach of, or a default (with or without notice, lapse of time or both) under any contract to which the Company or its Subsidiaries is party or by which it is bound, or (iv) provide or prepare any projections or pro forma financial statements. Notwithstanding anything to the contrary in this Agreement, (i) the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements set forth in this Section 6.6 relating to the Financing unless the Financing (if any) has not been obtained, the principal cause of which is a deliberate action or omission taken or omitted to be taken by the Company in material and willful breach of its obligations under this Section 6.6 (excluding, for purposes of this sentence, Section 6.6(c)), which breach has not been cured on or prior to the fifteenth Business Day after Parent has provided written notice specifically identifying such breach to the Company and (ii) Parent and Merger Sub each acknowledges and agrees that obtaining the Financing is not a condition to any of their obligations under this Agreement.
(c) Company Indebtedness.
(i) At least two Business Days prior to the Effective Time, following Parent’s written request, with respect to the Company Indebtedness to be repaid at the Effective Time, the Company shall use commercially reasonable efforts to deliver to Parent draft payoff letters (and with final executed letters delivered one Business Day prior to the Effective Time) in customary form from the lenders (or their applicable representative) with respect to the Company Credit Agreement, stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the release of any related guarantees, liens or other security interests (subject to the finalization of such amounts prior to the Effective Time).
(ii) At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness. At Parent’s written request, the Company shall use its commercially reasonable efforts to facilitate any back-stop, “roll-over” or termination of any existing letters of credit under the Company Credit Agreement.
(d) Use of Logos. The Company hereby consents to the limited use of its and its Subsidiaries’ logos solely in connection with the Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.
(e) Reimbursement. Promptly upon request by the Company following the earlier of the Effective Time or the termination of this Agreement, Parent shall reimburse the Company for any out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company, its Subsidiaries or any of their Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6 (other than (x) costs and expenses incurred in connection with the preparation of historical financial statements in the ordinary course of business, including financial statements referred to in clauses (i) and (ii) of the definition of Required Financing Information, and (y) any other ordinary course amounts that would have been incurred in connection with the transactions contemplated hereby entirely and completely regardless of (A) any Debt Financing established in connection herewith and (B) any requirements or actions under this Section 6.6). This provision shall survive termination of this Agreement.
(f) Indemnification. In the event this Agreement is terminated, the Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical information furnished in writing by or on behalf of the Company, including financial statements (but not, for the avoidance of doubt, including projections or general economic or industry information), or (ii) the fraud, willful misconduct, gross negligence or bad faith of the Company, its Subsidiaries or their respective Representatives, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. This provision shall survive termination of this Agreement.
(g) No Exclusive Arrangements. In no event will Guarantors, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each investor in Parent, Merger Sub, Preferred Equity Issuer and the financing sources or potential financing sources of Parent, Merger Sub, Preferred Equity Issuer and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
(h) Nonpublic Information. At the reasonable request of Parent with the consent of the Company (not to be unreasonably withheld), the Company shall use reasonable best efforts to (i) file a Form 8-K with the SEC or (ii) post on Debtdomain, IntraLinks, SyndTrak Online or similar electronic means, disclosing information identified by Parent relating to the Company for purposes of permitting such information to be included in the financing marketing materials to be provided to potential investors who do not wish to receive material nonpublic information with respect to the Company or its securities.
6.7 Anti-Takeover Laws. The Company, the Company Board and the Special Committee shall (a) not take any action that would cause the Merger to be subject to the requirements of any “anti-takeover” statute or similar statute or regulation; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all actions within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
6.8 Access. At all times during the Interim Period, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company solely for the purpose of consummating the Transactions or to the extent reasonably necessary for integration-planning purposes, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract, in the good faith judgment of the Company, requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would, in the good faith judgment of the Company, be reasonably likely to result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (d) such documents or information are, in the good faith judgment of the Company, reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that in the case of clauses (a)-(c) above the Company will inform Parent of the general nature of the document or information being withheld and reasonably cooperate with Parent to provide such document or information in a manner that would not result in violation of Law or Contract, the loss or waiver of such privilege or the disclosure of any trade secret. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any access or investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any shareholder, customer, technology or other partner, vendor or supplier of the Company, or any other person with whom, to the Parent’s knowledge, the Company has a business relationship, in each case, in connection with the Merger or any of the other Transactions, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact in connection with the Merger or any of the other Transactions with the Company’s prior written consent shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.8 must be directed to the Chief Legal Officer of the Company or other Person designated by the Company.
6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons” and each such agreement, an “Indemnification Agreement”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to the Indemnified Persons as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as of the date of this Agreement. During such six-year period, such provisions of such Organizational Documents and the provisions of each Indemnification Agreement with respect to indemnification, exculpation and the advancement of expenses, may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, or employee of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (iii) the Merger or other transactions contemplated hereby, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding upon receipt of an undertaking by such Indemnified Person (which shall not require any security) to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by such Indemnified Person (which counsel will be reasonably acceptable to Parent), the fees and expenses of which shall be paid by the Surviving Corporation.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect directors’ and officers’ liability, fiduciary liability and employment practices liability insurance (“D&O Insurance”) from an insurance carrier(s) with the same or better credit rating as the Company’s current directors’ and officers’ liability, fiduciary liability and employment practices liability insurance carrier(s) in respect of acts and omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions and limits) that are not less favorable to the insureds thereunder than the D&O Insurance in effect as of immediately prior to the Effective Time. In satisfying its obligations pursuant to the immediately preceding sentence of this Section 6.10(c), the Surviving Corporation will not be obligated to pay an aggregate annual cost in excess of 300% of the aggregate premium paid by the Company for such insurance in effect as of immediately prior to the Closing (such 300% amount, the “Maximum Amount”). If the aggregate annual cost of such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain such insurance with the greatest coverage available for a cost not exceeding the Maximum Amount. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase (and, if the Company does not purchase prior to the Effective Time, then Parent may purchase) prepaid directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance from an insurance carrier(s) with the same or better credit rating as the Company’s current directors’ and officers’ liability, fiduciary liability and employment practices liability insurance carrier(s) in respect of acts and omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions and limits) that are not less favorable to the insureds thereunder than the D&O Insurance in effect as of immediately prior to the Effective Time so long as the aggregate cost for such “tail” insurance does not exceed the Maximum Amount. If the aggregate cost of such “tail” insurance exceeds the Maximum Amount, then the Company, or Parent, as the case may be, shall obtain “tail” insurance with the greatest coverage available for a cost not exceeding the Maximum Amount. If the Company (or Parent) elects to purchase such “tail” insurance prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” insurance in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder.
(d) Successors and Assigns. If Parent, the Surviving Corporation, its Subsidiaries, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each case, proper provisions will be made to the extent such obligations are not otherwise assumed by operation of Law so that the successors and assigns of Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns shall assume all of the obligations of Parent, the Surviving Corporation and its Subsidiaries set forth in this Section 6.10.
(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” insurance referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Organizational Documents of the Company and its Subsidiaries; (ii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iii) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any Indemnified Persons or Other Indemnified Persons, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters.
(a) Acknowledgment. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time and, in good faith, interpret its provisions consistent with past practice.
(c) Employment; Benefits. For a period of twelve (12) months following the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) a base salary or wage rate, as applicable, and short-term cash incentive opportunities, that are, in each case, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; (ii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time; and (iii) all other benefit or compensation plans, programs, policies, agreements or arrangements of the Surviving Corporation or any of its Subsidiaries (including nonqualified deferred compensation but excluding defined benefit pension, long-term, change in control, transaction-related, retention, and equity and equity-based compensation) at levels that are substantially comparable in the aggregate to those in effect for (or available to) such Continuing Employee under the Employee Plans as of immediately prior to the Effective Time. At the Effective Time, the Surviving Corporation shall grant incentive awards to certain Continuing Employees as set forth on Section 6.11(c) of the Company Disclosure Letter.
(d) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), Parent and its Subsidiaries (including the Surviving Corporation) shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, entitlement to benefits and level of benefits where length of service is relevant (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, Parent and its Subsidiaries (including the Surviving Corporation) shall take reasonable best efforts to ensure (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, the Surviving Corporation and its Subsidiaries shall cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the Surviving Corporation and its Subsidiaries shall cause any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the Surviving Corporation and its Subsidiaries shall credit the accounts of the Continuing Employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture.

(e) Annual Bonuses and Short-Term Incentives.
(i) With respect to the annual or other short term cash incentive plans of the Company and its Subsidiaries (each, an “Incentive Plan”) for the 2026 fiscal year or other applicable 2026 performance period, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the date required by the applicable Incentive Plan, at the same time or times that the Company and its Subsidiaries typically paid annual bonuses in respect of such 2026 fiscal year to such Continuing Employees (or at the same time or times that such other short-term cash incentives were typically paid following past performance periods), a bonus or other short-term cash incentive, respectively, for such 2026 fiscal year or other applicable 2026 performance period (the “Cash Incentive Payment”) that is equal to the Cash Incentive Payment that such Continuing Employee is entitled to receive under the applicable Incentive Plan based on actual level of achievement of the applicable performance criteria for such 2026 fiscal year or other applicable 2026 performance period (as determined consistent with the Company’s past practice and after giving appropriate effect to the Transactions).
(f) UK Pensions. Notwithstanding anything to the contrary herein, at any time prior to Closing, Parent may, with the prior written consent of Company (not to be unreasonably withheld, conditioned or delayed), be permitted to speak to any trustee of either UK DB Plan in order to discuss the impact of the Transactions on either UK DB Plan and/or any other matter relevant to either UK DB Plan (including the terms of any financial support in place for the UK DB Plan from time to time), provided that:
(i) no such communication shall take place until the Company has had a reasonable opportunity to assess, in consultation with Parent and each of their respective advisers where required, the likely impact of the Transactions on the relevant UK DB Plan and has confirmed to Parent in writing that it is content for engagement with the relevant trustee(s) to commence;
(ii) prior to any such communication, the Company and Parent shall agree in writing the scope of matters to be discussed and the key messages to be conveyed to the relevant trustee(s) and Parent shall not raise any matters or make any commitments outside of that agreed scope without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed);
(iii) the Company shall:
(1) be given reasonable prior notice of, and the opportunity to attend and participate in (including with its advisers), any meeting or call with the relevant trustee(s); and
(2) be copied on all written communications between Parent (or its advisers) and such trustee(s), and any information to be shared with the relevant trustee(s) (whether orally or in writing) shall be subject to the Company’s prior review and approval (such approval not to be unreasonably withheld, conditioned or delayed).
(iv) Neither Parent nor Company shall make, or give any indication that it is willing to make, any commitment, proposal or offer to the relevant trustee(s) (in respect of financial support or scheme funding or any other matter which Parent and Company have otherwise agreed to discuss with any trustee of either UK DB Plan pursuant to this Section 6.11(f)) without the prior written consent of the other Party (as applicable).
(g) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) constitute the adoption, amendment or modification of any Employee Plan or New Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof) or other Person who is not a Party to this Agreement.
6.12 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided that no party shall be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (ii) in connection with any dispute between the parties regarding this Agreement or the Merger. Notwithstanding the foregoing, Parent, Merger Sub, the Principal Stockholders and their respective Affiliates may provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
6.13 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not make any commitments with respect to, or otherwise compromise or settle or agree to compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed), and shall consult with Parent in good faith with respect to any comments that Parent provides related to any supplemental disclosure in connection with Transaction Litigation. For purposes of this Section 6.13, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority except with respect to the consent rights set forth in the immediately preceding sentence.
6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.15 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.16 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
6.17 Certain Arrangements. Without the prior consent of the Company Board (or a committee thereof, including the Special Committee), neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.13 of this Agreement.
6.18 FIRPTA Certificate. At or prior to the Closing, the Company shall use commercially reasonable efforts to deliver to Parent (i) a certification from the Company meeting the requirements of Treasury Regulations Section 1.1445-2(c)(3), and (ii) a notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Parent, duly signed by a responsible corporate officer of the Company; provided, however, that the sole remedy for failure to deliver such forms or certificate shall be that Payment Agent, Parent, the Company, the Surviving Corporation and each of their respective Affiliates and agents shall deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of the Company such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Law.

ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval shall have been obtained.
(b) Regulatory Clearances. (i) The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations of waiting periods set forth in Section 7.1(b) of the Company Disclosure Letter will have occurred or been obtained (as applicable).
(c) No Prohibitive Laws or Injunctions. No Law or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction shall have been enacted, entered or promulgated and be continuing in effect, in each case that prohibits, enjoins or otherwise makes illegal the consummation of the Merger.
(d)  Security Clearances. The CSA Approval shall have been obtained in accordance with Section 6.2(b).
7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1, Section 3.3, Section 3.7(c) (solely with respect to the Subsidiaries of the Company), and Section 3.26 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a), Section 3.7(b) (other than the last sentence thereof) and Section 3.7(c) (excluding the last sentence thereof and otherwise solely with respect to the Company) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any de minimis inaccuracies, (iii) the representations and warranties of the Company set forth in Section 3.12(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date, and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c) No Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred.
(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have each performed or complied in all material respects with all covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) Mutual Consent. At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b) Order. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent Order issued by any court of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced by a Governmental Authority in a jurisdiction in which the Company has material business operations, which statute, rule or regulation prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable Order, or statute, rule or regulation was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;
(c) Termination Date. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on November 2, 2026 (the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an Order arising under any Antitrust Law, Foreign Investment Law or FSR Law) or Section 7.1(b) shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on February 2, 2027, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;
(d) Requisite Stockholder Approval. By either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e) Company Breach. By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b) if the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 calendar days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this

Agreement if such breach has been cured on or prior to the last day of such 45 calendar day period; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f) Company Board Recommendation Change. By Parent at any time prior to the Company’s receipt of the Requisite Stockholder Approval, if the Company Board (or a committee thereof, including the Special Committee) has effected a Company Board Recommendation Change;
(g) Parent or Merger Sub Breach. By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b) if the Closing were to occur, except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 calendar days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured on or prior to the last day of such 45 calendar day period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);
(h) Superior Proposal. By the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal and (ii) the Company Board has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in compliance with Section 5.3(d)(ii); provided that a termination pursuant to this Section 8.1(h) shall not be effective unless the Company has paid, or has caused to be paid, to Parent the Company Termination Fee prior to or substantially concurrently with such termination in accordance with Section 8.3(b)(iii); provided, further, that the Company shall have the right to terminate this Agreement pursuant to this Section 8.1(h) only if (x) the Company has performed and complied with all of its obligations set forth in Section 5.3(d)(ii) in all material respects and (y) the Superior Proposal referenced in the foregoing clause (i) did not result from a material breach of Section 5.3(a); or
(i) Parent Failure to Close. By the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if there were a Closing on such termination date), (ii) the Company has irrevocably notified Parent in writing three (3) Business Days prior to such termination that (A) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to Section 2.3 through any such termination, (B) it intends to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3; and (iii) Parent and Merger Sub fail to consummate the Merger within two (2) Business Days of the date by which the Closing is required to have occurred pursuant to Section 2.3.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will become void and of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful and Material Breach of this Agreement. In addition to the foregoing, no termination of this

Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, any applicable clean team or similar arrangement, the Guarantee or the Financing Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. Notwithstanding the foregoing, (i) Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent and (ii) except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all transfer, real property transfer, stamp and documentary Taxes, or other similar Taxes, imposed on the Company and its Subsidiaries as a result of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d) (Requisite Stockholder Approval) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced an Acquisition Proposal, or an Acquisition Proposal shall have become known to the Company Board (or a committee thereof, including the Special Committee), and (I) in the case of a termination pursuant to Section 8.1(d), such Acquisition Proposal was not withdrawn or otherwise abandoned at least five (5) Business Days prior to the Company Stockholder Meeting or (II) in the case of a termination pursuant to Section 8.1(e), the breach giving rise to such termination occurred after the time that such Acquisition Proposal shall have become known to the Company Board (or a committee thereof) and prior to the time that such Acquisition Proposal was withdrawn or otherwise abandoned; and (C) within twelve (12) months following such termination of this Agreement, the Company or any Subsidiary thereof enters into a definitive agreement with respect to, or consummates, an Acquisition Transaction, then the Company shall promptly pay, or cause to be paid, to Parent an amount in cash equal to the Company Termination Fee, which payment shall be made within two (2) Business Days of the earliest to occur of (x) the entry by the Company into any definitive agreement with respect to any such Acquisition Transaction or (y) the consummation of any such Acquisition Transaction. The Company shall pay the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must prior to or substantially concurrently with such termination, and as a condition to effect such termination, pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Parent Termination Fee. If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close), then Parent shall promptly (and in any event within three (3) Business Days after such termination) pay the Company a termination fee of $270,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee and the Reimbursement Obligations, in each case, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee and Reimbursement Obligations, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Sole Remedy.
(i) Notwithstanding anything to the contrary set forth in this Agreement (including this Article VIII), the Company’s right to (i) enforce its rights under the Confidentiality Agreement and the Voting Agreements,

(ii) terminate this Agreement and seek payment of the Parent Termination Fee and, if applicable, payment of the Reimbursement Obligations and Enforcement Costs, in each case, solely in accordance with the provisions of, and subject to the limitations set forth in this Agreement and the Guarantee and (iii) the right to seek specific performance in accordance with, and subject to the limitations set forth in, Section 9.8(b) and the Equity Commitment Letter shall constitute the sole and exclusive remedies of the Company and the former, current and future direct or indirect holders of any equity, partnership or limited liability company interests, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than the Company), Representatives, members, managers, general or limited partners, stockholders, trustees or assignees of each of the Company and its respective Affiliates, and any future direct or indirect holders of any equity, partnership or limited liability company interests, controlling persons, Affiliates, Representatives, members, managers, general or limited partners, stockholders, trustees or assigns of any of the foregoing (collectively, the “Company Related Parties”) against (A) Parent and its Affiliates (including Merger Sub) or the Guarantor and its Affiliates; (B) the former, current and future direct or indirect holders of any equity, partnership or limited liability company interests, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Sub or Guarantors), Representatives, members, managers, general or limited partners, stockholders, trustees or assignees of each of Parent, Guarantors and each of their respective Affiliates, and any future direct or indirect holders of any equity, partnership or limited liability company interests, controlling persons, Affiliates, Representatives, members, managers, general or limited partners, stockholders, trustees or assigns of any of the foregoing (collectively, the “Parent Related Parties”); and (C) the Financing Related Persons, in each case of clauses (A) through (C), in respect of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) and the transactions contemplated hereby and thereby, and neither the Company nor the Company Related Parties may seek to recover (or obtain) any damages or otherwise seek (or obtain) any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise. Upon payment of the Parent Termination Fee and, if applicable, the Reimbursement Obligations and Enforcement Costs (subject to the Cap (as defined in the Guarantee)), none of the Parent Related Parties or the Financing Related Persons will have any further liability or obligation to the Company or the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement). The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Parent Termination Fee or the Reimbursement Obligations in accordance with this Section 8.3(e). The Parent Related Parties and the Financing Related Persons are intended third party beneficiaries of this Section 8.3(e)(i). The amount of the Parent Termination Fee, plus any amounts owed by Parent under Section 8.3(f), plus the Reimbursement Obligations, shall be the maximum aggregate liability of Parent and Merger Sub hereunder (and of Guarantor under the Guarantee); provided that, in no event shall such amount exceed the Cap (as defined in the Guarantee).
(ii) Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 8.3(b), and, if applicable, any Enforcement Costs, shall be the sole and exclusive remedy of the Parent Related Parties against the Company and Company Related Parties in any circumstance in which Parent accepts payment of the Company Termination Fee, and none of the Company Related Parties shall have any further liability or obligation relating to, arising out of, or in connection with, this Agreement or the Transactions; provided, however, that (i) nothing in this Section 8.3(e)(ii) shall limit the rights of Parent or Merger Sub in the case of fraud or Willful and Material Breach and (ii) in the event that Parent or any Parent Related Parties previously obtained payment by the Company for, or became entitled to, any damages arising in connection with this Agreement or any agreement executed in connection herewith and thereafter become entitled to a Company Termination Fee pursuant to Section 8.3(b)(i), then the amount of the Company Termination Fee shall decreased by the amount of such damages.
(f) Acknowledgments. The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(b), Parent would not have entered into this Agreement and that, without Section 8.3(c), the Company would not have entered into this Agreement and (ii) the Company

Termination Fee and the Parent Termination Fee, in each case, is not a penalty, but is liquidated damages, in a reasonable amount that will compensation Parent or the Company, as applicable, in the circumstances which such fees are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses actually incurred (including attorneys’ fees, costs and expenses) in connection with collection under and enforcement of this Section 8.3, together with interest on such amount and the Company Termination Fee or the Parent Termination Fee, as applicable, at a rate per annum equal to the “prime rate” at large United States money center banks in effect on the date such payment was required to be made (as published by The Wall Street Journal) through the date such payment was actually received (the “Enforcement Costs”).
8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. Other than Section 3.28 and Section 4.17, the representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms require performance following the Effective Time shall survive the Effective Time in accordance with their respective terms or until fully performed.

9.2 Notices. All notices and other communications hereunder must be in writing and, subject to the first sentence of the following paragraph, will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (in the case of email, to the extent that no “bounce back”, “out of office” or similar message indicating non-delivery is returned with respect to each of the intended recipients), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:
Gaia Purchaser, Inc.
32 Avenue of the Americas
New York, NY 10013
	Attention:	***
	E-mail:	***

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
	Attn:	Tad Freese
Ian Nussbaum
Sean Parish
Seth Gottlieb
	Email:	Tad.Freese@lw.com
Ian.Nussbaum@lw.com
Sean.Parish@lw.com
Seth.Gottlieb@lw.com

(b)	if to the Company (prior to the Effective Time) to:

Global Business Travel Group, Inc.
666 Third Avenue, 4th Floor
New York, NY 10172
	Attn:	***
	Email:	***

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attn:	Daniel Wolf, P.C.
David M. Klein, P.C.
Brian H. Junquera
	Email:	daniel.wolf@kirkland.com
dklein@kirkland.com
brian.junquera@kirkland.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 1000
	Attn:	Peter D. Serating
Thaddeus P. Hartmann
Max A. Troper
	Email:	Peter.Serating@skadden.com
Thaddeus.Hartmann@skadden.com
Max.Troper@skadden.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided that Parent may assign any of its rights, interests or obligations under this Agreement to any of its Affiliates and Parent may assign pursuant to a collateral assignment any of its rights under this Agreement to any of its Financing Sources as collateral security for the Debt Financing. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Long Lake Management Holdings Inc. and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto. Notwithstanding anything to the contrary set forth therein or herein or the Confidentiality Agreement, Parent and Merger Sub will be permitted to disclose, without the prior written consent of the Company or the Company Board (or any committee thereof), any information subject to the Confidentiality Agreement and is of the type that is customarily disclosed to prospective lenders or bondholders in broadly syndicated debt financings of the type contemplated by the Debt Commitment Letter to any Financing Sources or prospective Financing Sources and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and, in each case, to their respective counsel and auditors) so long as such Persons agree to be bound by, or are subject to, confidentiality provisions substantially similar to (and no less restrictive in any material respect than) those in the Confidentiality Agreement, in each case, as if parties thereto; provided that the prior written consent of the Special Committee shall be required prior to any disclosure to any Person that is known by Parent to be a shareholder of the Company (other than any such shareholder for which permission to disclose has already been granted).
9.5 Entire Agreement. This Agreement and the Confidentiality Agreement, the Company Disclosure Letter, the Voting Agreements, the Guarantee and the Financing Letters and such other documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement or the Voting Agreements; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter shall not be deemed a part of this Agreement as provided in Section 268(b) of the DGCL.
9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options, Company RSUs or Company PSUs to receive the Per Share Price and the Equity Award Consideration, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(e), (d) as set forth in Section 9.12, (e) the Financing Related Persons shall be intended third party beneficiaries of, and may enforce, the Lender Protective Provisions and (f) each of the successors, legal representatives, and permitted assigns of the foregoing persons set forth in clauses (a) through (e), but only to the extent provided in the foregoing clauses.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although a Party may pursue both a grant of specific performance and monetary damages, under no circumstances will such Party be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including the Parent Termination Fee and the Reimbursement Obligations or the Company Termination Fee and any monetary damages in lieu of specific performance).
(b) Specific Performance.
(i) Subject to Section 8.3(e) and Section 9.8(b)(ii), the Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. Subject to Section 8.3(e) and Section 9.8(b)(ii), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Subject to Section 8.3(e) and Section 9.8(b)(ii), the Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(ii) Notwithstanding anything in this Agreement to the contrary (including Section 9.8(b)(i)), the Company shall be entitled to enforce specifically Parent and Merger Sub’s obligation to consummate the Transactions and Guarantors’ obligation to provide the Equity Financing if, and only if, (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger if specific performance is granted and the Debt Financing is funded,

(C) the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions thereof) (for the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the Closing for any reason the Company shall not be entitled to enforce the Parent and Merger Sub’s obligation to consummate the Transactions and Guarantors’ obligation to provide the Equity Financing pursuant to this Section 9.8(b)(ii)) and (D) the Merger has not been consummated in accordance with Section 2.3.
9.9 Governing Law. Subject to Section 9.14, this Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
9.10 Consent to Jurisdiction. Subject to Section 9.14, each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee, the Financing Letters or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee, the Financing Letters or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee, the Financing Letters or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE FINANCING LETTERS OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 No Recourse. This Agreement may only be enforced against, and any obligations, liabilities, or Legal Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto in the preamble to this Agreement or, if applicable, their successors and assigns (the “Contracting Parties”), and no Company Related Parties or Parent Related Parties shall have any liability for any such obligations, liabilities or Legal

Proceedings or for any Legal Proceeding (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Each Contracting Party hereby (a) waives and releases all such claims, causes of action, obligations and other liabilities against any Company Related Parties or Parent Related Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to, this Agreement. It is expressly agreed that the Company Related Parties and the Parent Related Parties shall be third party beneficiaries of this Section 9.12. Notwithstanding anything to the contrary in this Section 9.12 or elsewhere in this Agreement, nothing shall limit, restrict or otherwise affect any claim, liability, right, remedy or recovery against a Person specifically names as a party to (or third beneficiary of) any agreement other than this Agreement entered in connection with the Transactions.
9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed under this Agreement, nor shall such information be deemed to establish a standard of materiality. Notwithstanding anything to the contrary in this Agreement, the Company Disclosure Letter and any exhibits and schedules referred to in this Agreement are “facts ascertainable” (as such term is used in Section 251(b) of the DGCL) but, solely for purposes of Sections 147 and 251 of the DGCL, are not a part of, and do not form a part of, this Agreement.
9.14 Financing Sources. Notwithstanding anything in this Agreement to the contrary (but in all cases subject to and without in any way limiting the rights, remedies and claims of Parent and its Affiliates under or pursuant to any commitment letter or any other agreement entered into with respect to the Debt Financing or Preferred Equity Financing), each of the parties to this Agreement on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action involving the Financing Related Persons (whether in law or in equity, whether in contract or in tort or otherwise) arising out of or relating to this Agreement, the Debt Financing, Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be governed by, and construed in accordance with, the Laws of the State of New York and shall be subject to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York located in the City and County of New York or, if that court does not have subject matter jurisdiction, in any New York state court located in the City and County of New York, and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise), against the Financing Related Persons in any way arising out of or relating to this Agreement, the Debt Financing, the Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable legal requirements trial by jury in any legal action brought against the Financing Related Persons in any way arising out of or relating to this Agreement, the Debt Financing, the Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) notwithstanding anything to the contrary herein, agrees that none of the Financing Related Persons will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, the Debt Financing, the Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company or its Affiliates shall bring or support any legal action, including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Related Persons relating to or in any way arising out of this Agreement, the Debt Financing, the Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Financing Related Persons or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, (g) agrees that none of the Financing Related Persons shall have any liability for any indirect, special, punitive, exemplary or consequential damages (including any loss of profits, business or anticipated savings) in connection with this Agreement, the Financing Letters, the Debt Financing Documents, the Debt Financing, the Preferred Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (h) agrees that the Lender Protective Provisions (and, solely as they relate to such Lender Protective Provisions, the definitions of any terms used in such Lender Protective Provisions) may not be amended, waived or otherwise modified in any manner that adversely affects any Financing Related Person without the prior written consent of the Debt Financing Sources and the Preferred Equity Financing Sources, as applicable, that would be adversely affected.
9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

GAIA PURCHASER, INC.

By:	/s/ Kyle Doppelt
	Name:	Kyle Doppelt
	Title:	Secretary and Treasurer

GAIA MERGER SUB, INC.

By:	/s/ Kyle Doppelt
	Name:	Kyle Doppelt
	Title:	Secretary and Treasurer

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer and Global Head of Mergers and Acquisitions

[Signature Page to Agreement and Plan of Merger]

Annex B

May 1, 2026
The Special Committee of
the Board of Directors of
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, New York 10017
Members of the Special Committee:
We understand that Gaia Purchaser, Inc. (“Parent”), Gaia Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Global Business Travel Group, Inc. (the “Company”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Transaction”), and that, in connection with the Transaction, each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Company Shares”), other than Owned Company Shares, Converting Shares and Dissenting Company Shares (each as defined in the Agreement), will be cancelled and converted into the right to receive $9.50 in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
The special committee of the board of directors of the Company (the “Special Committee”) has requested our opinion as to whether the Merger Consideration payable to the holders of Company Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
In arriving at our opinion set forth below, we have, among other things: (i) reviewed a draft of the Agreement dated April 30, 2026; (ii) reviewed certain publicly available business and financial information that we deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company Shares; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other public companies we deemed generally relevant, including data related to public market trading levels and implied trading multiples; (v) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Forecasts”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of the Company regarding the Transaction, the past and current business operations and financial condition and prospects of the Company, the Forecasts and certain other matters we believed necessary or appropriate to our inquiry.
In arriving at our opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Company or Parent. At the direction of the management of the Company, we have used and relied upon the Forecasts for purposes of our opinion. In relying on the Forecasts, we have assumed, at the direction of the Company, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company’s management as to the expected future results of operations and financial condition of the Company and that the financial results reflected in such Forecasts will be achieved at the times and in the amounts projected. We express no view as to the reasonableness of the Forecasts and the assumptions on which they are based.
We have assumed that the transactions contemplated by the Agreement will be consummated as contemplated in the Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at our opinion, we have not taken into account any litigation, regulatory or other proceeding that is pending or may be brought against the Company or any of its affiliates. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us.
Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to us and as they were represented to us in discussions with the management of the Company. We are expressing no opinion herein as to the price at which the Company Shares will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the holders of Company Shares of the Merger Consideration payable to such holders in the Transaction pursuant to the Agreement. We do not express any opinion as to the Company’s underlying business decision to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth herein, of the Transaction, the Agreement or any other agreement entered into in connection with the Transaction.
We and our affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, our affiliates may trade in the securities of the Company, Parent and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. We are acting as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a portion of which became payable at the time of our engagement, a portion of which is payable upon delivery of this opinion and the remaining portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us against certain liabilities that may arise out of our engagement. We and our affiliates may in the future provide financial services to the Company, Parent and/or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services. As you are aware, we and our affiliates have provided and/or are currently providing certain financial advisory services to Apollo Global Management, Inc. (“Apollo”), a shareholder of the Company, Koch Industries and Koch Equity Development (together with Koch Industries, “Koch”), a provider of equity financing in the Transaction, and/or certain of their respective affiliates and portfolio companies from time to time for which we and our affiliates have received and/or may receive fees for our services, including representing Apollo and/or certain of its affiliates and portfolio companies in connection with merger and acquisition transactions, debt advisory, restructuring and equity capital markets matters, and Koch and/or certain of its affiliates and portfolio companies in connection with merger and acquisition matters.
This opinion is provided for the benefit of the Special Committee in connection with and for the purpose of its evaluation of the Transaction. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Special Committee as to whether to approve the Transaction or a recommendation as to whether or not any holder of Company Shares should vote or otherwise act with respect to the Transaction or any other matter. In addition, the Special Committee has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than holders of Company Shares and then only to the extent expressly set forth herein) or creditors or other constituencies of the Company or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company, or any class of such persons, whether relative to the Merger Consideration pursuant to the Agreement or otherwise.
This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Advisory Commitment Committee of Rothschild & Co US Inc.
On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration payable to the holders of Company Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Rothschild & Co US Inc.
ROTHSCHILD & CO US INC.

Annex C
FORM OF VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 2, 2026, is by and among Global Business Travel Group, Inc., a Delaware corporation (the “Company”), Gaia Purchaser, Inc., a Delaware corporation (“Parent”), Gaia Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder,” together with the Company, Parent and Merger Sub, the “Parties,” and each individually, a “Party”).
WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), in each case, as set forth below the Stockholder’s name on Exhibit A hereto (together with any shares of the Company Common Stock and any other voting securities of the Company which such Stockholder or its controlled Affiliates may acquire or otherwise come to beneficially own during the term of this Agreement, the “Stockholder Securities”);
WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time other than in connection with an Adverse Amendment, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and
WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:
Section 1. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Company, Parent and Merger Sub as follows:
(a)
As of the time of execution of this Agreement, (i) such Stockholder is the record and beneficial owner of the Stockholder Securities set forth on Exhibit A hereto, (ii) except for the Stockholder Securities set forth on Exhibit A hereto, such Stockholder does not hold nor have any beneficial ownership interest in any other shares of the Company Common Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, including any option, warrant, call, proxy or commitment, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”) and (iii) other than pursuant to this Agreement, such Stockholder has not entered into any agreement to transfer, sell, convey or assign any Stockholder Securities or Equity Interests and no Person has a right to acquire any of the Stockholder Securities or Equity Interests.

(b)
The Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)
This Agreement has been, duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. No other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement.

(d)
Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby or the performance of the Stockholder’s obligations hereunder will (i) cause a violation, or a default, by the Stockholder of any applicable Law or Order applicable to the Stockholder or the Stockholder Securities, or to which the Stockholder or the Stockholder Securities are subject, (ii) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any Contract to which the Stockholder is a party or by which the Stockholder or its assets or the Stockholder Securities are bound, other than as required under the Exchange Act, (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s Organizational Documents, (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except for compliance with applicable securities Laws and the rules and regulations promulgated thereunder or (v) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien on any of the Stockholder Securities (other than any liens created by this Agreement); except in the case of the foregoing clauses (i), (ii), (iv) or (v), as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the performance by such Stockholder of its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement.

(e)
The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by the Stockholder are now, and at all times during the term hereof will be, held by the Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens or encumbrances (other than any such liens or encumbrances arising hereunder).

(f)
Other than as provided in this Agreement, the Stockholder has full and unencumbered voting power with respect to the Stockholder Securities and full and unencumbered power of disposition, full and unencumbered power to issue instructions with respect to the matters set forth herein, and full and unencumbered power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. Except for this Agreement and the Company Shareholders Agreement, the Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities. The Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

(g)
As of the time of execution of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its assets (including the Stockholder Securities) at law or equity before or by any Governmental Authority that would reasonably be expected to impair, prevent or delay the performance by the Stockholder of its obligations under this Agreement or otherwise impact the Stockholder’s ability to perform its obligations hereunder in a timely manner.

(h)
The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.

(i)
No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement payable by any Person other than the Stockholder based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of Parent, Merger Sub, and the Stockholder, as follows:
(a)
The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)
This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c)
The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder, will not: (i) violate or conflict with any Law or Order to which the Company is subject; (ii) require any consent by any Person under, constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries; (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except for compliance with applicable securities Laws and the rules and regulations promulgated thereunder; or (iv) violate any provision of the Company’s Organizational Documents, except, in the case of the foregoing clause (ii) or (iii), as would not, individually or in the aggregate, prevent or delay the performance by the Company of any of its obligations under this Agreement.

Section 3. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to each of the Company and the Stockholder as follows:
(a)
Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and each of Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)
This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, is enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(c)
The execution and delivery of this Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the performance of each of their obligations hereunder, will not: (i) violate or conflict with any Law or Order to which Parent or Merger Sub is subject; (ii) require any consent by any Person under, constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon Parent or Merger Sub; (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except for compliance with applicable securities Laws and the rules and regulations promulgated thereunder; or (iv) violate any provision of the Organizational Documents of Parent or Merger Sub, except, in the case of the foregoing clause (ii) or (iii), as would not, individually or in the aggregate, prevent or delay the performance by Parent or Merger Sub of any of its obligations under this Agreement.

(d)
As of the date of this Agreement, except as would not, individually or in the aggregate, prevent or delay the performance by Parent or Merger Sub of any of its obligations under this Agreement, (i) there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub; and (ii) neither Parent nor Merger Sub is subject to any Order that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(e)
Each of Parent and Merger Sub has not given or agreed to give and shall not give or agree to give to any person, either directly or indirectly, any placement fee, introductory fee, arrangement fee, finder’s fee or any other fee, compensation, monetary benefit or any other benefit, gift, commission, gratuity, bribe or kickback, whether described as a consultation fee or otherwise (“Fees”), with the object of obtaining or inducing the procurement of this Agreement or any contract, right, interest, privilege or other obligation or benefit related to this Agreement. For the avoidance of doubt, the following shall not be deemed to be Fees within the meaning of this paragraph: (i) any payments that are legitimate in the normal course of business between each Party hereto pursuant to this Agreement, and (ii) items, including refreshments, of an inconsequential or immaterial cost or value.
Section 4. Transfer of the Shares; Other Actions.
(a)
Prior to the Termination Date, the Stockholder shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly: (i) transfer, assign, sell, gift-over, hedge or swap (or such other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) transfer the economic or voting consequences of ownership of any Equity Interests), pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution, merger, tendering into any tender or exchange offer, testamentary disposition, by operation of Law or otherwise), enter into any derivative arrangement with respect to, or create or permit to exist any material lien or encumbrance on, or enter into any agreement with respect to the foregoing with respect to, any Stockholder Securities or other Equity Interests in the Company (“Transfer”); (ii) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities; (v) take or cause the taking of any other action that would reasonably be expected to restrict, prevent, materially impede or delay the performance of the Stockholder’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause any other Person to take any of the foregoing actions, excluding any bankruptcy filing; or (vi) otherwise approve or consent to any of the foregoing; provided, that, notwithstanding the foregoing, nothing herein shall prohibit a Transfer of the Stockholder’s Equity Interests in the Company, including any Stockholder Securities, (x) to Parent, Merger Sub or one or more of their respective Affiliates, (y) pursuant to a Transfer of publicly traded securities of the parent company of the Stockholder or (z) to a controlled Affiliate of the Stockholder (a “Permitted Transfer”), in the case of clause (z), so long as, prior to any such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to such Stockholder Securities by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent (on the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder). Any action (including any purported Transfer) taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

(b)
At all times from the date hereof until the earlier of (i) the Company’s receipt of the Requisite Stockholder Approval and (ii) the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Stockholder Securities (and that this Agreement places limits on the voting and transfer of the Stockholder Securities), subject to the provisions hereof and provided that any such stop transfer order and notice shall immediately be withdrawn and terminated by the Company promptly following the earlier of (x) the Company’s receipt of the Requisite Stockholder Approval and (y) the Termination Date.

(c)
The Stockholder waives and agrees not to exercise or assert any appraisal rights or dissenter’s rights available to the Stockholder with respect to the Merger with respect to all or any portion of the Stockholder Securities pursuant to Section 262 of the DGCL.

(d)
The Stockholder agrees that it will not commence or participate in any Legal Proceeding, whether derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates, successors or assigns, or their respective boards of directors (or similar governing bodies) and officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such Legal Proceeding (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (B) alleging a breach of any fiduciary duty of the Company Board (or a committee thereof, including the Special Committee) in connection with the Merger Agreement or the Transactions, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that this Section 4(d) shall not be deemed (i) a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates; (ii) a waiver or release of claims that cannot be released as a matter of law; or (iii) a waiver or release of claims for actual fraud; provided, further, that the foregoing shall not limit, restrict or prohibit the Stockholder from claiming or asserting any defenses or counterclaims in connection with any claim or other Legal Proceeding arising out of or in connection with this Agreement, or the transactions contemplated hereby.

Section 5. Agreement to Vote and Support.
(a)
Prior to the Termination Date, the Stockholder hereby irrevocably and unconditionally agrees that at every annual, special or other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company Stockholders, the Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, in each case to the fullest extent that the Stockholder Securities held by or on behalf of such Stockholder are entitled to vote thereon: (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) unconditionally and irrevocably affirmatively vote (or cause to be voted if another Person is the holder of record of any Stockholder Securities beneficially owned by the Stockholder), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Stockholder Securities entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4 of the Merger Agreement, (3) the adoption or execution of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Per Share Price (other than any such decrease as a result of any adjustment pursuant to Section 2.7(b) of the Merger Agreement), (y) change the form of the Per Share Price, or (z) result in a change that is materially adverse to the Stockholder (any amendment that results in clauses (x) through (z), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by the Company stockholders at any meeting of the stockholders of the Company necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and Alternative Acquisition Agreement, (2) action or agreement that would be reasonably likely to result in (I) a breach of any covenant or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement or (II) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied and (3) other action or agreement that is intended to, or which would reasonably be expected to, delay, impede, interfere with, postpone, prevent or otherwise adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided that, in the event of a Company Board Recommendation Change made pursuant to, and in accordance with, Section 5.3(d)(i) of the Merger Agreement in respect of an Intervening Event, the obligation of the Stockholder to vote the Stockholder Securities in the manner set forth in this Section 5(a) shall be modified such that the Stockholder shall only be required by this Agreement to vote such number of Stockholder Securities as is equal to the number of Stockholder Securities (rounded to the nearest whole share) that would represent, on a pro rata basis calculated based on the number of Stockholder Securities set forth on Exhibit A relative to the Equity Interests held by any other Company Stockholders entering into voting agreements with Parent, Merger Sub and the Company, 35.00% of the total voting power of the outstanding Equity Interests of the Company.
(b)
Notwithstanding anything to the contrary herein, the Stockholder shall retain at all times the right to vote the Stockholder Securities in its sole discretion and without any other limitation on those matters that are at any time or from time to time presented for consideration to the Company Stockholders (other than those set forth in Section 5(a)).

(c)
The Stockholder is entering into this Agreement solely in its capacity as the beneficial owner of the Stockholder Securities. Parent and Merger Sub acknowledge that the Stockholder may have nominated individuals to serve on the Company Board, and, notwithstanding anything to the contrary in this Agreement, that the taking of any actions or omissions by any such individual (solely in such individual’s capacity as a director of Company) shall in no instance be subject to the terms and provisions, or deemed to constitute a breach, of this Agreement, nor shall this Agreement otherwise limit any action or decision by such individual in his capacity as a director of the Company.

Section 6. Stockholder Covenants.
(a)
In the event that such Stockholder is a party to the Company Shareholders Agreement, subject to and effective upon the Closing, each of the Company and the Stockholder shall cause the Company Shareholders Agreement as among the Company, GBT JerseyCo Limited and the Stockholder (or an Affiliate thereof) to be terminated and of no further force or effect in all respects, and for none of the Company, GBT JerseyCo Limited or the Stockholder (or an Affiliate thereof) to have any further rights or obligations thereunder, in each case, in accordance with Section 10.1 of the Company Shareholders Agreement (such that the rights and obligations of the Stockholder and its Affiliates, the Company and GBT JerseyCo Limited, as applicable under Section 8.1.4, Section 8.2, Section 10.3, Section 10.8 and Section 10.16 of the Company Shareholders Agreement shall survive such termination); provided, that the termination of the Company Shareholders Agreement shall not prevent any Party hereto from seeking any remedies (at law or in equity) against any other Party hereto for that Party’s breach that may have occurred at or before such termination.

(b)
[The Stockholder agrees and acknowledges neither the execution and delivery of this Agreement or the Merger Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor the performance of the Company’s obligations contemplated hereby or thereby, in each case, constitute or will constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination (or payment of any termination or similar fee), cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which the Company is entitled under any Contract or other commercial arrangement between the Stockholder (or any Affiliate thereof) and the Company (or any Affiliate thereof), it being acknowledged and agreed that the foregoing shall not constitute a waiver of, or otherwise affect any, other rights of the Stockholder (or any Affiliate thereof) under, or any prior, current or future breach or default of or under, any such Contract or other commercial arrangement.]

(c)	The Stockholder shall not, and shall cause its controlled Affiliates not to, participate in or otherwise support any tender offer for equity securities of the Company.
Section 7. Further Assurances. From time to time and without additional consideration, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.
Section 8. Termination.
(a)
This Agreement, and all rights and obligations of the Parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) the valid termination of the Merger Agreement in accordance with its terms;
(ii) the Effective Time;

(iii) any Adverse Amendment;
(iv) the written consent of each of the Parties; or
(v) November 2, 2026 (the “Outside Date”); provided, that if the Termination Date is extended to February 2, 2027 (the “Extended Outside Date”) pursuant to the first proviso to Section 8.1(c) of the Merger Agreement, then the Termination Date shall be extended to the Extended Outside Date.
(b)
Upon termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party hereto to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any Party from liability for fraud or any material breach of this Agreement prior to such termination. For the avoidance of doubt, in no event will the Stockholder be liable for any claims, losses, damages, expenses or other liabilities or obligations resulting from or related to any breach of the Merger Agreement by any party thereto.

(c)	Section 8(b), Section 9, Section 10 and Section 13 hereof shall survive the termination of this Agreement.
Section 9. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.
Section 10. Public Announcements. The Stockholder (a) consents to and authorizes the publication and disclosure by the Company, Parent and its Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any press release or other disclosure document that Parent reasonably determines to be necessary in connection with the Merger and any transactions contemplated thereby and any disclosure required by the SEC or other Governmental Authority, provided that the Company and Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon and shall give reasonable consideration to any such comments prior to any such disclosures being made public, (b) authorizes the Company and Parent to include this Agreement as an exhibit to any filing required to be made by the Company or Parent with the SEC in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (c) agrees promptly to give to Parent and the Company, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents (including furnishing all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and reasonably assisting and cooperating with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC) and (d) notify Parent and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Parent and the Company consent to and authorize the publication and disclosure by the Stockholder of this Agreement and the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by the Stockholder in connection with the Merger, provided that the Stockholder shall provide Parent and the Company and their respective counsel reasonable opportunity to review and comment thereon and shall give reasonable consideration to such comments prior to any such disclosures being made public. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall (i) provide a reasonable opportunity to the Company, Parent and Merger Sub to review and comment on any such draft and (ii) give reasonable consideration to comments thereto proposed by the Company, Parent or Merger Sub prior to such filing.
Section 11. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the Company Common Stock on, of or affecting the Stockholder Securities or (b) that the Stockholder shall directly or indirectly acquire or become the beneficial owner of any additional shares of the Company Common Stock or other Equity Interests (including pursuant to a stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), then the terms of this Agreement shall apply to the shares of the Company Common Stock or other Equity Interests held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5(a)(ii) hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.
Section 12. No Solicitation. Prior to the Termination Date, the Stockholder shall not, and shall cause each of its controlled Affiliates not to, and shall not authorize or knowingly permit its and their Representatives to, directly or indirectly, take any action that the Company or its Subsidiaries or its or their Representatives would then be prohibited from taking under the first sentence of Section 5.3(a) of the Merger Agreement as if such section of the Merger Agreement applied, mutatis mutandis, to the Stockholder or that would otherwise cause the Company, its Subsidiaries or any of their respective Representatives to violate Section 5.3 of the Merger Agreement; provided that the Stockholder shall be permitted to engage in discussions with a third party with the consent of the Company Board or the Special Committee in connection with a bona fide, written Acquisition Proposal if (and only if) the Company Board determines that the proposal constitutes or could reasonably lead to a Superior Proposal in accordance with Section 5.3 of the Merger Agreement and, in such case, for only so long as the Company Board engages with such third party with respect to such proposal. The Stockholder shall, and shall cause its controlled Affiliates, and shall direct its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal. Notwithstanding anything to the contrary herein, (i) nothing in this Section 12 shall restrict actions, discussions or negotiations with, or otherwise apply with respect to, the Company, Parent, Merger Sub and their respective Affiliates and (ii) the Stockholder and controlled Affiliates shall not enter into any Contract with any Person that prohibits or otherwise limits the Stockholder from complying with its obligations in this Section 12.
Section 13. Miscellaneous.
(a)
Notices. All notices and other communications given or made hereunder shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by a nationally recognized overnight courier service, (ii) delivered by registered or certified mail, return receipt requested or (iii) sent by email (to the extent that no “bounce back”, “out-of-office” replies or similar automatically generated response indicating non-delivery is received with respect thereto). Such communications must be sent to the Stockholder, Parent or Merger Sub at the address set forth below, or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 13(a) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).

(i) If to the Stockholder:
[Stockholder]
[Address]
[City, State ZIP]
Attn:	[•]
Email:	[•]
with a copy (which shall not constitute notice) to:
[Name]
[Address]
[City, State ZIP]
Attn:	[•]
Email:	[•]

(ii) If to Parent or Merger Sub:
Gaia Purchaser, Inc.
32 Avenue of the Americas
New York, NY 10013
Attn:	***
Email:	***
with a copy (which will not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:	Tad Freese
Ian Nussbaum
Sean Parish
Seth Gottlieb
Email:	Tad.Freese@lw.com
Ian.Nussbaum@lw.com
Sean.Parish@lw.com
Seth.Gottlieb@lw.com
(iii) If to the Company:
Global Business Travel Group, Inc.
666 Third Avenue, 4th Floor
New York, NY 10172
Attn:	***
Email:	***
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Daniel Wolf, P.C.
David M. Klein, P.C.
Brian H. Junquera
Email:	daniel.wolf@kirkland.com
dklein@kirkland.com
brian.junquera@kirkland.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attn:	Peter D. Serating
Thaddeus P. Hartmann
Email:	Peter.Serating@skadden.com
Thaddeus.Hartmann@skadden.com
(b)
Headings; Interpretations. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 1.3 of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Agreement. An “Affiliate” of the Stockholder will only be deemed to be an Affiliate under this Agreement for so long as it continues to the meet the definition of such term.

(c)
Counterparts. This Agreement (i) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (ii) shall become effective when each Party hereto shall have received one or more counterparts hereof signed by each of the other Parties hereto. A copy of this Agreement executed or delivered by electronic means shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
(d)
Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters and (ii) is not intended to confer, nor shall it confer, upon any Person other than the Parties any rights or remedies or benefits of any nature whatsoever.

(e)
Governing Law, Jurisdiction. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 13(a) or in such other manner as may be permitted by applicable Law, and nothing in this Section 13(e) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises in connection with this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(f)
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF any LEGAL Proceeding (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT or OTHERWISE) directly or indirectly arising out of or relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13(F).
(g)
Assignment. Other than in connection with any Transfer permitted by Section 4, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any Affiliate thereof to whom they have assigned the Merger Agreement; provided, however, that, following the Effective Time, Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, further, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

(h)
Severability of Provisions. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is held by a court of competent jurisdiction or other Governmental Authority as illegal, invalid or unenforceable, (i) a suitable and equitable provision to be negotiated by the Parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such illegal, invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(i)
Specific Performance. Each of the Parties hereto acknowledges and agrees that the rights of each Party hereto to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereto agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Legal Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereto hereby waives the defense, that there is an adequate remedy at Law.

(j)
Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the Parties and, with respect to the Company, approved by the Special Committee, and no waiver or consent hereunder shall be effective against any Party unless it shall be in writing and signed by such Party and, with respect to the Company, approved by the Special Committee. Notwithstanding anything herein to the contrary, this Agreement may not be amended, waived or modified in any manner without the prior written consent of the Company and the approval of the Special Committee.

(k)
No Presumption. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(l)	No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the Parties.

(m)
No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company and none of Parent nor Merger Sub shall exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

(n)
[Controlled Affiliates. Notwithstanding anything to the contrary in this Agreement, any reference herein to “Affiliates”, rather than “controlled Affiliates”, of the Stockholder shall nonetheless be deemed only to refer to Affiliates that are majority owned and controlled, directly or indirectly, by the Stockholder.]

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GAIA PURCHASER, INC., a Delaware corporation

By:
Name:
Title:

GAIA MERGER SUB, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Voting and Support Agreement

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:
Name:
Title:

Signature Page to Voting and Support Agreement

[STOCKHOLDER]

By:
Name:
Title:

Signature Page to Voting and Support Agreement

EXHIBIT A
Stockholder Securities
[Stockholder]:
Shares of the Company Common Stock: [•]

GLOBAL BUSINESS TRAVEL

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the special meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GBTG2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the special meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00987-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL BUSINESS TRAVEL GROUP, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Special Meeting of Stockholders of Global Business Travel Group, Inc. will be held on August 3, 2026, at 10:00 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/GBTG2026SM.

To access the virtual special meeting, you must have the information that is printed in the box marked by the arrow located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting of Stockholders:
The Notice and Proxy Statement is available at www.proxyvote.com.

T00988-TBD

GLOBAL BUSINESS TRAVEL GROUP, INC.
Special Meeting of Stockholders
August 3, 2026, at 10:00 a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Paul Abbott and Eric J. Bock, and each of them independently, as proxy holders with full power to act without the other and with power of substitution and revocation, and hereby authorizes each of them to represent the undersigned and to vote all of the shares of the Class A common stock, par value $0.0001, of Global Business Travel Group, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on August 3, 2026, at 10:00 a.m., Eastern Time (the "Special Meeting"), and at any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or at any adjournment or postponement thereof. You may participate in the Special Meeting virtually via the Internet by visiting www.virtualshareholdermeeting.com/GBTG2026SM. The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement, the terms of which are incorporated by reference.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFIC DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IMMEDIATELY.

Continued and to be signed and dated on the other side